REGISTRATION NO. 333 - [O]

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 2006


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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      -------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                      -------------------------------------

                        PERMANENT FUNDING (NO. 2) LIMITED
             (Exact name of Registrant as specified in its charter)

                                ENGLAND AND WALES
                         (State or other jurisdiction of
                         incorporation or organization)

      35 GREAT ST. HELEN'S                           CT CORPORATION SYSTEM
         LONDON EC3A 6AP                               111 EIGHTH AVENUE
         UNITED KINGDOM                             NEW YORK, NEW YORK 10011
      +44 (0)20 7398-6300                                (212) 894-8600
 (Address and telephone number of                  (Name, address and telephone
     Registrant's principal                              number of agent for
       executive offices)                                     service)

--------------------------------------------------------------------------------
                                   Copies to:

David Balai                            Christopher Bernard, Esq.             Michael Durrer, Esq.
HBOS Treasury Services plc             Allen & Overy LLP                     Sidley Austin LLP
33 Old Broad Street                    40 Bank Street, 32nd Floor            Woolgate Exchange, 25 Basinghall Street
London EC2N 1HZ, United Kingdom        Canary Wharf                          London EC2V 5HA, United Kingdom
                                       London E14 5NR, United Kingdom



      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this Registation Statement, as determined by market conditions.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

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--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED         PROPOSED
                                                                    MAXIMUM          MAXIMUM            AMOUNT OF
                                                AMOUNT TO BE        OFFERING PRICE   AGGREGATE          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED            REGISTERED(1)((2)   PER UNIT(3)      OFFERING PRICE(3)  FEE (4)
------------------------------------            ------------------  ---------------  -----------------  --------------
Callable asset- backed notes                    $6,000,000,000      100%             $6,000,000,000     $642,000
Global intercompany loan (5)
Funding 2 interest in the mortgages trust (5)


--------------

(1) With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(2) With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(3) Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(4) A registration fee of $642,000 is being paid concurrently with this registration statement.
(5) These items are not being offered directly to investors. Permanent Mortgages Trustee Limited is holding the Funding 2 interest in the mortgages trust on behalf of Permanent Funding (No. 2) Limited. The Funding 2 interest in the mortgages trust will be the primary source of payment on the global intercompany loan listed. The global intercompany loan will be the primary source of payments on the notes being registered hereby. Permanent Funding (No. 2) Limited is the registrant for the notes. Permanent Master Issuer plc will be the issuing entity for the notes.

                      -------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                                EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus and (ii) an illustrative form of prospectus supplement for use in the offering of each series of notes. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of notes, the specific classes of notes to be offered thereby and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

The information contained herein is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT DATED [*], 2006
(TO PROSPECTUS DATED [*], 2006)

                       $[*] ISSUE [2006/2007]-[*] NOTES

                          PERMANENT MASTER ISSUER PLC
                                ISSUING ENTITY

PERMANENT FUNDING (NO. 2) LIMITED                        HALIFAX PLC
DEPOSITOR                                        SPONSOR, SELLER, SERVICER AND
                                                           CASH MANAGER

     The offering in respect of the issue [2006/2007]-[*] notes comprises the following series and classes of notes:

SERIES   CLASS   INITIAL      INTEREST    PRICE      NET        UNDERWRITERS'     UNDERWRITERS'      SCHEDULED      FINAL
                 PRINCIPAL    RATE        TO         PROCEEDS   MANAGEMENT        SELLING            REDEMPTION     MATURITY
                 AMOUNT                   PUBLIC     TO         AND               COMMISSION         DATES          DATE
                                          PER        ISSUING    UNDERWRITING
                                          NOTE       ENTITY     FEE
                                                     PER
                                                     CLASS OF
                                                     NOTES

[*]      [*]     $[*]         [*]         [*] per    $[*]       [*]               [*] per cent.      [*]            [*]
                                          cent.
[*]      [*]     $[*]         [*]         [*] per    $[*]       [*]               [*] per cent.      [*]            [*]
                                          cent.
[*]      [*]     $[*]         [*]         [*] per    $[*]       [*]               [*] per cent.      [*]            [*]
                                          cent.
[*]      [*]     $[*]         [*]         [*] per    $[*]       [*]               [*] per cent.      [*]            [*]
                                          cent.
[*]      [*]     $[*]         [*]         [*] per    $[*]       [*]               [*] per cent.      [*]            [*]
                                          cent.
[*]      [*]     $[*]         [*]         [*] per    $[*]       [*]               [*] per cent.      [*]            [*]
                                          cent.
[*]      [*]     $[*]         [*]         [*] per    $[*]       [*]               [*] per cent.      [*]            [*]
                                          cent.
[*]      [*]     $[*]         [*]         [*] per    $[*]       [*]               [*] per cent.      [*]            [*]
                                          cent.

The above series and class of [2006/2007]-[*] notes (the OFFERED NOTES) are part of the [2006/2007]-[*] issue notes of Permanent Master Issuer plc.

Interest on, and principal of, the offered notes will be paid on [the l5th day of each of January, April, July and October (in the case of the series [*] class [*] notes [INSERT SERIES AND CLASSES OF NOTES] and)] [the 15th day of each calendar month (in the case of the series [*] class [*] notes [INSERT SERIES AND CLASSES OF MONEY MARKET NOTES])], beginning in [*] 2006.

YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE S-[*] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [*] OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

Application will be made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the offered notes during the period of twelve months from the date of this prospectus supplement to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

The offered notes are not insured or guaranteed by any United States, United Kingdom or any other governmental agency or instrumentality. The offered notes are obligations of Permanent Master Issuer plc only and are not obligations of the sponsor, the depositor, any of their affiliates or any other person or entity. The primary asset securing the offered notes is a loan made by Permanent Master Issuer plc to Permanent Funding (No. 2) Limited, which in turn is secured by a beneficial interest in a portfolio of residential mortgage loans secured by properties located in England, Wales and Scotland.

The offered notes will have the benefit of certain internal credit support, such as the availability of reserve funds and subordination of certain note classes to other note classes as described in the summary of this prospectus supplement and under "CREDIT STRUCTURE" and "RISK FACTORS" in the prospectus. The offered notes will also have the benefit of the following derivative instruments: (i) an interest rate swap agreement entered into between Halifax, as interest rate swap provider, and Permanent Funding (No. 2) Limited and (ii) [*] currency swap agreements to be entered into between Permanent Master Issuer plc and [*], as the issuing entity swap provider in respect of the offered notes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The underwriters or affiliates of certain underwriters will pay and subscribe for the offered notes at the price per note stated in the table above. The net proceeds to the issuing entity from the sale of the offered notes is expected to be approximately $[*].

                                   ARRANGER

                            HBOS PLC [Insert logo]

                                 UNDERWRITERS
           [*]                        [*]                       [*]

           [*]                        [*]                       [*]

                               TABLE OF CONTENTS

      * IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      *      FORWARD-LOOKING STATEMENTS

      *      SUMMARY

                *      ISSUING ENTITY

                *      OFFERED SECURITIES

                *      SPONSOR

                * SELLER, ORIGINATOR, SERVICER, CASH MANAGER AND FUNDING 2 SWAP PROVIDER

                *      DEPOSITOR

                * FUNDING 2 SECURITY TRUSTEE, ISSUING ENTITY SECURITY TRUSTEE AND NOTE TRUSTEE

                *      ISSUING ENTITY SWAP PROVIDERS

                *      CLOSING DATE

                *      INTEREST PAYMENT DATES

                *      INITIAL INTEREST PAYMENT DATE

                *      INTEREST

                *      PRINCIPAL

                *      SCHEDULED REDEMPTION DATES

                *      PASS-THROUGH NOTES

                *      ISSUANCE OF FUTURE SERIES AND CLASSES OF NOTES

                *      SUBORDINATION AND CREDIT ENHANCEMENT

                *      FUNDING 2 RESERVE REQUIRED AMOUNT

                *      LOSSES

                *      OPTIONAL REDEMPTION BY THE ISSUING ENTITY

                *      SECURITY FOR THE NOTES

                *      THE SERIES [*] LOAN TRANCHES

                *      NOTE EVENTS OF DEFAULT

                *      LIMITED RECOURSE

                *      THE MORTGAGES TRUST

                *      ISSUING ENTITY ACCOUNTS

                *      OTHER ISSUING ENTITY NOTES

                *      USE OF PROCEEDS

                *      STOCK EXCHANGE LISTING

                *      RATINGS

                *      FUNDING 2 SWAP

                *      ISSUING ENTITY SWAPS

                *      START-UP LOAN

                *      DENOMINATIONS

                *      MATERIAL UNITED STATES TAX CONSEQUENCES

                *      ERISA CONSIDERATIONS FOR INVESTORS

                *      UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

                *      PAYMENT AND DELIVERY

                *      CLEARING AND SETTLEMENT

                *      REPORTS TO NOTEHOLDERS

                *      PRODUCT SWITCHES

      *      RISK FACTORS

      *      US DOLLAR PRESENTATION

      *      SCHEDULED REDEMPTION DATES

      *      MATURITY AND REPAYMENT CONSIDERATIONS

      *      FUNDING 2 SWAP PROVIDER

      *      ISSUING ENTITY SWAP PROVIDERS

      *      UNDERWRITING

      *      LEGAL MATTERS

      *     ANNEX A-1:  STATISTICAL INFORMATION ON THE PORTFOLIO

      *     ANNEX A-2:  CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL
                        MORTGAGE MARKET

      *     ANNEX B:    NOTES ISSUED BY ISSUING ENTITY AND LOAN TRANCHES
                        ADVANCED BY ISSUING ENTITY TO FUNDING 2 IN CONNECTION
                        THEREWITH

      *     ANNEX C:    NOTES ISSUED BY FUNDING 1 ISSUING ENTITIES AND TERM
                        ADVANCES BY FUNDING 1 ISSUING ENTITIES TO FUNDING 1 IN
                        CONNECTION THEREWITH

      *     ANNEX D:    SERIES START-UP LOAN AND PREVIOUS START-UP LOANS TO
                        FUNDING 2

      *     ANNEX E:    PREVIOUS START-UP LOANS TO FUNDING 1

      *     ANNEX F:    STATIC POOL DATA

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT ANDTHE ACCOMPANYING PROSPECTUS

We provide information to you about the offered notes in two separate documents that progressively provide more detail: this prospectus supplement and the accompanying prospectus. This prospectus supplement provides the specific terms of the offered notes. The accompanying prospectus provides general information about each series and class of notes issued by Permanent Master Issuer plc, including information on the mortgages trust and the master intercompany loan which is essential to understanding how principal of and interest on the offered notes is expected to be paid. Most of the information provided in the accompanying prospectus does not appear in this prospectus supplement.

The prospectus supplement contains information about the series and classes of notes offered hereby that supplements the information contained in the accompanying prospectus, and you should rely on that supplementary information contained in this prospectus supplement for the particular terms of the offered notes. Consequently, you should carefully read both the accompanying prospectus and this prospectus supplement before you purchase any of the offered notes.

In deciding whether to purchase any offered notes you should rely solely on the information contained in this prospectus supplement and the accompanying prospectus, including information incorporated by reference. We have not authorised anyone to give you different information about the offered notes. The information in this prospectus supplement and the accompanying prospectus is only accurate as of the dates on their respective covers.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

Neither this prospectus supplement nor the accompanying prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various material agreements and other documents referred to in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents for review. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "WHERE INVESTORS CAN FIND MORE INFORMATION" in the accompanying prospectus.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these documents where you can find further related information. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

To facilitate your review of this prospectus supplement and the accompanying prospectus we have included definitions of certain defined terms used in this prospectus supplement and the accompanying prospectus under the caption "GLOSSARY" in the accompanying prospectus, beginning on page [*]. We have also included an index of principal terms on page [*] in the accompanying prospectus. The index of principal terms lists the pages where terms used in this prospectus supplement or the accompanying prospectus are first defined.

References in this prospectus supplement to WE, US or the ISSUING ENTITY mean Permanent Master Issuer plc and references to YOU mean each potential investor in the offered notes.

                          FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consists of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may", "will", "should", "expects", "believes", "anticipates", "estimates", "assumed characteristics", "structuring assumptions", "prepayment assumption" or other comparable words.

Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.

Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                    SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information you may need to make an informed investment decision. To understand all of the terms of an offering of the offered notes, you should read this entire prospectus supplement and the accompanying prospectus before you purchase any offered notes.

ISSUING ENTITY                 Permanent Master Issuer plc, also referred to in
                               this prospectus supplement as the ISSUING ENTITY
                               .

OFFERED SECURITIES             The issuing entity will issue [*] [insert series
                               and classes of notes] (referred to collectively in this prospectus supplement as the OFFERED
                               NOTES).

                               The offered notes are part of our issue
                               [2006/2007]-[*] notes. The offered notes are issued by us, are solely our obligations and are not obligations of the sponsor, the depositor, any of their affiliates or any other person or entity.

                               The issue [2006/2007]-[*] notes also include other series and classes of notes, which are not being offered hereby. The series and classes of the issue [2006/2007]-[*] notes not offered hereby are described below under "-OTHER ISSUING ENTITY NOTES." Only the offered notes are being offered pursuant to the prospectus and this prospectus supplement. Any information contained in this prospectus supplement with respect to the notes other than the offered notes is provided only to permit a better understanding of the offered notes.

                               We expect to issue other series of notes in the future of various classes. These notes may have interest rates, interest payment dates, repayment terms and other characteristics that differ from the offered notes. You will not receive prior notice of any future issuance of notes and will not be asked for your consent to such issuance. However, any future issuance of notes, as well as material changes to the solicitation, credit-granting, underwriting, origination or pool selection criteria used to originate or select new mortgage loans to be sold to the mortgages trust, will be reported in our periodic reports on Form 10-D. You may access such reports as described under "WHERE INVESTORS CAN FIND MORE INFORMATION " in the accompanying prospectus.

SPONSOR                        Halifax

SELLER, ORIGINATOR,            Halifax
SERVICER, CASH
MANAGER AND FUNDING
2 SWAP PROVIDER

DEPOSITOR                      Permanent Funding (No. 2) Limited, also referred
                               to in this prospectus supplement as FUNDING 2.

FUNDING 2 SECURITY             The Bank of New York.
TRUSTEE, ISSUING
ENTITY SECURITY
TRUSTEE AND NOTE
TRUSTEE

ISSUING ENTITY SWAP            See "ISSUING ENTITY SWAP PROVIDERS" in this
PROVIDERS                      prospectus supplement for information.

CLOSING DATE                   On or about [*] [2006/2007].

INTEREST PAYMENT               Interest on, and principal of, the offered notes
                               will be paid [quarterly on DATES the 15th day of each of January, April, July and October (in the case of the series [*] class [*] notes [insert series and class of notes other than money market notes] in each year up to and including the Final Maturity Date) and] [monthly on the 15th day of each calendar month (in the case of the series [*] class [*] notes) [insert series and class of money market notes] in each year up to and including the Final Maturity Date] or, following the occurrence of a pass-through trigger event, 15th day of each of January, April, July and October in each year up to and including the final maturity date (or, in each case, if such day is not a business day, the next succeeding business day)(each, an INTEREST
                               PAYMENT DATE).

INITIAL INTEREST               The interest payment date falling in [*]
PAYMENT DATE                   [2006/2007].

INTEREST Interest on the offered notes will be paid [quarterly/monthly] on each interest payment date up to and including the final maturity date.

                               All offered notes [(other than the series [*] class [*] notes) [insert series and class of money market notes]] will accrue interest at the annual rate specified on the cover of this prospectus supplement up to (but excluding) the interest payment date falling in [*] (the STEP-UP DATE). From and including the step-up date, the offered notes [(other than the series [*] class [*] notes) [Insert series and class of money market notes]] will accrue interest at an annual rate as follows: [*]. [add disclosure for zero coupon notes if applicable ]

                               Interest will accrue on the offered notes from the closing date and will be calculated on the basis of a day count fraction of [actual/360] [30/360] [actual/actual].

                               On the second London business day prior to the start of each Interest Period (an INTEREST DETERMINATION DATE), the rate of interest payable in respect of each class of offered notes will be determined by the agent bank as follows: [*].

PRINCIPAL                      We expect to repay the principal amount
                               outstanding of the series [*] class [*] notes
                               [insert series and classes of notes]) on the scheduled redemption dates for each such series and class of offered notes in an amount up to the scheduled amortisation instalments as set forth in this prospectus supplement under "SCHEDULED REDEMPTION DATES." We expect to repay the principal amount outstanding of the series
                               [*] class [*] notes [insert series and classes of notes] on the final maturity date for such classes of offered notes. We are obliged to make such payments if we have funds available for that purpose. If the principal amount outstanding of any of the series [*] class [*] notes [insert series and classes of notes]) is not repaid in full on the final scheduled redemption date for such series and classes of the offered notes, noteholders generally will not have any remedies against us until the final maturity date of such classes of the offered notes. In that case, any such series and class of the offered notes, subject to the principal payment rules described under
                               "CASHFLOWS-DISTRIBUTION OF FUNDING 2 AVAILABLE
                               PRINCIPAL RECEIPTS-REPAYMENT OF LOAN TRANCHES
                               BEFORE A TRIGGER EVENT AND BEFORE MASTER
                               INTERCOMPANY LOAN ACCELERATION OR ACCELERATION
                               OF ALL NOTES" in the accompanying prospectus, will receive payments of the principal to the extent of the shortfall on each interest payment date thereafter in the amounts, and to the extent available, until repaid in full.

                               Principal of the offered notes may be repaid earlier than expected if a trigger event or a note event of default occurs in respect of these notes. See "MATURITY AND REPAYMENT CONSIDERATIONS" in this prospectus supplement "THE MORTGAGES TRUST - ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT" and "THE MORTGAGES TRUST - ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT" in the accompanying prospectus.

SCHEDULED                      In respect of each series and class of offered
REDEMPTION DATES               notes (other than the series [*] class [*] notes
                               [insert series and classes of notes]), the interest payment dates on which principal repayments are scheduled to be made are as set forth under "SCHEDULED REDEMPTION DATES" in this prospectus supplement.

PASS-THROUGH NOTES             In respect of the series [*] class [*]offered
                               notes [insert series and classes of notes], principal will be repaid on the final maturity date specified for such classes of offered notes on the cover of this prospectus supplement.

ISSUANCE OF FUTURE             The offered notes (and any future series and
SERIES AND CLASSES OF          class of notes) issued by us are (and will be)
NOTES                          subject to the satisfaction of certain
                               conditions precedent, which are described under "SUMMARY OF THE NOTES- ISSUANCE" in the accompanying prospectus.

SUBORDINATION AND              Payments of principal of, and interest on, the
CREDIT ENHANCEMENT             junior classes of the offered notes are
                               subordinated to payments of principal of, and interest on, the more senior classes of notes.
                               In addition, amounts of principal otherwise available to pay principal of the junior classes of the offered notes may be used to pay interest on more senior classes of notes. See "SUMMARY OF
                               PROSPECTUS-SUMMARY OF THE NOTES-PAYMENT AND
                               RANKING OF THE NOTES" and "CREDIT STRUCTURE- USE
                               OF FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING
                               2 INCOME DEFICIENCY" in the accompanying prospectus.

FUNDING 2 RESERVE              [POUND][*].

LOSSES                         Losses on the loans may reduce the amount of
REQUIRED AMOUNT                principal available to repay principal of the
                               offered notes. Losses on the loans will be allocated to the loan tranches in inverse order of seniority, beginning with the loan tranches corresponding to the class [*] notes. No losses will be allocated to the loan tranches corresponding to the class A notes until the aggregate amount of losses exceeds the principal amount outstanding of each loan tranche which is junior to the loan tranches corresponding to the class
                               A notes. See "THE MORTGAGES TRUST-LOSSES" and
                               "CREDIT STRUCTURE-FUNDING 2 PRINCIPAL DEFICIENCY
                               LEDGER" in the accompanying prospectus.

OPTIONAL REDEMPTION            We have the right (subject to certain
BY THE ISSUING ENTITY          conditions) to redeem the offered notes at their
                               aggregate principal amount outstanding, together with any accrued interest in respect thereof on the following dates:

                               [*] on any interest payment date on which the aggregate principal amount outstanding of the offered notes and all other series and classes of the issue [2006/2007]-[*] notes is less than 10 per cent. of the initial outstanding principal amount of the offered notes and all such other series and classes of the issue [2006/2007]-[*] notes; or [*] on the interest payment date falling on the step-up date and on any interest payment date thereafter.

                               Further, we may redeem the offered notes for tax and other reasons and in certain other circumstances as more fully described under "TERMS AND CONDITIONS OF THE US NOTES-5. REDEMPTION, PURCHASE AND CANCELLATION" in the accompanying prospectus.

SECURITY FOR THE               The offered notes are secured primarily by our
NOTES                          rights under the master intercompany loan
                               agreement. In addition, we have granted security for the benefit of noteholders over (among other things) our bank accounts. See "SECURITY FOR THE
                               ISSUING ENTITY'S OBLIGATIONS" in the
                               accompanying prospectus.

THE ISSUE [2006/2007]-[*]      We have entered into a master intercompany loan
                               agreement with Funding 2. The proceeds of the offered notes will fund the relevant issue
                               [2006/2007]-[*] loan tranches. The principal terms of such issue [2006/2007]-[*] loan tranches are set out in Annex B to this prospectus supplement. A description of the master intercompany loan is set forth in the accompanying prospectus under "THE MASTER
                               INTERCOMPANY LOAN AGREEMENT".

NOTE EVENTS OF                 The offered notes are subject to certain events
DEFAULT                        of default described under "TERMS AND CONDITIONS
                               OF THE US NOTES-9. EVENTS OF DEFAULT" in the accompanying prospectus.

LIMITED RECOURSE               The primary sources of payment for principal of
                               or, interest on, the offered notes are:

                               [*] repayments of principal of the relevant issue [2006/2007]-[*] loan tranches of the master intercompany loan; and

                               [*] funds in the issuer transaction account that are allocable to the offered notes.

THE MORTGAGES TRUST            Each issue [2006/2007]-[*] loan tranche is a
                               tranche of the master intercompany loan and made by us to Funding 2. Funding 2 will secure its obligation to repay the master intercompany loan by granting security over its beneficial interest in the mortgages trust. The assets of the mortgages trust consist primarily of loans originated by the seller secured over residential property located in England, Wales and Scotland. The loans included in the trust property were randomly selected from the seller's portfolio of loans that meet the seller's selection criteria for inclusion in the mortgages trust. These criteria are discussed under "THE LOANS - INTRODUCTION" in the accompanying prospectus. The seller has given representations and warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the loans have been originated in accordance with the seller's lending criteria in effect at the time of origination. If a loan or its related security does not materially comply on the date of its assignment with the representations and warranties given by the seller under the mortgage sale agreement and the seller does not remedy such breach within 20 London business days of becoming aware of the breach, then the mortgages trustee (as directed by Funding 1 or Funding 2 in accordance with the controlling beneficiary deed and with the consent of the Funding 1 security trustee and the Funding 2 security trustee in accordance with the controlling beneficiary deed) will require the seller to repurchase (i) the relevant loan and its related security and (ii) any other loans of the relevant borrower and their related security that are included in the portfolio.

                               The seller may assign new loans and their related security to the mortgages trustee in order to increase or maintain the trust property. The seller may also increase the size of the trust property from time to time in connection with an issue of new notes by us, the proceeds of which are applied ultimately to fund the acquisition (by assignment in the case of English and Welsh loans and Scottish declaration of trust in the case of Scottish loans) of the new loans and their related security by the mortgages trustee, or to comply with the seller's obligations under the mortgage sale agreement as described under "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES" in the accompanying prospectus.

                               When new loans are assigned to the mortgages trustee, the trust property will increase accordingly. Depending on the circumstances, the increase in the trust property may result in an increase in the seller share of the trust property, the Funding 1 share of the trust property and/or the Funding 2 share of the trust property. For a description of how adjustments are made to the seller share of the trust property, the Funding 1 share of the trust property and the Funding 2 share of the trust property, see "THE MORTGAGES TRUST" in the accompanying prospectus.

                               As at the closing date for the offered notes, the minimum seller share will be approximately [POUND][*].

                               For the purposes of paragraph (d) of the definition of NON-ASSET TRIGGER EVENT, the aggregate outstanding principal balance of loans comprising the trust property must be at least [POUND][*]. See "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 2 " in the accompanying prospectus.

ISSUING ENTITY                 The issuing entity transaction account.
ACCOUNTS

OTHER ISSUING ENTITY           The offered notes are part of the issue
NOTES                          [2006/2007]-[*] notes issued by us. Only the
                               offered notes are being offered by this
                               prospectus supplement and the accompanying prospectus. On or about the closing date, the issuing entity will also issue the series [*] class [*] notes [INSERT OTHER SERIES AND CLASSES
                               OF NOTES] of the issue [2006/2007]-[*] notes which are not being offered hereby. Any information contained in this prospectus supplement with respect to the notes other than the offered notes is provided only to permit a better understanding of the offered notes.

                               As of the closing date, the aggregate principal amount outstanding of notes issued by us (converted, where applicable, into sterling at the applicable specified currency exchange rate), including the offered notes, will be:

                               class [*]        [POUND][*]
                               class [*]        [POUND][*]
                               class [*]        [POUND][*]
                               class [*]        [POUND][*]
                               class [*]        [POUND][*]

                               As used herein, SPECIFIED CURRENCY EXCHANGE RATE means, in relation to a series and class of notes, the exchange rate specified in the issuing entity swap agreement relating to such series and class of notes or, if the related issuing entity swap agreement has been terminated, the applicable spot rate.

                               As of the date of this prospectus supplement, the aggregate principal amount outstanding of notes issued by each Funding 1 issuing entity identified below (converted, where applicable, into sterling at the applicable currency exchange rate) is:

                               (1)      Permanent Financing (No. 1) plc,
                                        [POUND][*];
                               (2)      Permanent Financing (No. 2) plc,
                                        [POUND][*];
                               (3)      Permanent Financing (No. 3) plc,
                                        [POUND][*];
                               (4)      Permanent Financing (No. 4) plc,
                                        [POUND][*];
                               (5)      Permanent Financing (No. 5) plc,
                                        [POUND][*];
                               (6)      Permanent Financing (No. 6) plc,
                                        [POUND][*];
                               (7)      Permanent Financing (No. 7) plc,
                                        [POUND][*];
                               (8)      Permanent Financing (No. 8) plc,
                                        [POUND][*]; and
                               (9)      Permanent Financing (No. 9) plc,
                                        [POUND][*].

                               We are not a Funding 1 issuing entity. For a description of the Funding 1 issuing entities, see "FUNDING 1 ISSUING ENTITIES" in the accompanying prospectus.

USE OF PROCEEDS                The gross proceeds from the issue of the issue
                               [2006/2007]-[*] notes will equal approximately
                               $[*] and (after exchanging, where applicable, the proceeds of the notes for sterling, calculated by reference to the applicable specified currency exchange rate) will be used by the issuing entity to make available loan tranches to Funding 2 pursuant to the terms of the master intercompany loan agreement. Funding
                               2 will use the gross proceeds of each loan tranche to [pay the purchase price to the seller for the sale of the new portfolio to the mortgages trustee on the closing date][pay the purchase price to the seller for the sale of part of its share in the trust property to Funding 2 on the closing date][pay the purchase price to Funding 1 for the sale of part of its share in the trust property to Funding 2 on the closing date][fund or replenish the Funding 2 general reserve fund] [make a payment to the issuing entity to refinance an existing loan tranche].

STOCK EXCHANGE                 Application will be made to the Financial
LISTING                        Services Authority in its capacity as competent
                               authority for the purposes of Part VI of FSMA for the offered notes issued during the period of twelve months from the date of this prospectus supplement to be admitted to the official list maintained by the UK Listing
                               Authority. Application will also be made to the London Stock Exchange for such notes to be admitted to trading on the London Stock
                               Exchange's Gilt Edged and Fixed Interest Market.

RATINGS It is a condition of the issuance of the offered notes that they be assigned on the closing date the following ratings by S&P, Moody's and Fitch, respectively:

                               Class                        Ratings

                               [Insert classes of offered notes]

                               See "SUMMARY OF PROSPECTUS - SUMMARY OF THE
                               NOTES - ISSUANCE" and "RISK FACTORS - RATINGS ASSIGNED TO THE NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE NOTES" in the accompanying prospectus.

FUNDING 2 SWAP                 The loans in the portfolio pay interest at a
                               variety of rates, for example at rates linked either to the seller's standard variable rate or linked to an interest rate other than the seller's standard variable rate as specified in the accompanying prospectus. The amount of mortgages trust available revenue receipts that Funding 2 receives on the portfolio will fluctuate according to (among other things) the interest rates applicable to the loans in the mortgages trust. The amount of interest payable by Funding 2 to us under the loan tranches advanced pursuant to the master intercompany loan agreement, from which amount we will fund, among other things, our payment obligations under the issuing entity swap agreements and the notes, will generally be calculated by reference to an interest rate based upon three-month sterling LIBOR.

                               To hedge its exposure against the possible variance between the foregoing interest rates, Funding 2 will enter into an interest rate swap agreement with the Funding 2 swap provider on the programme date. See "THE

                               SWAP AGREEMENTS - THE FUNDING 2 SWAP " in the accompanying prospectus.

ISSUING ENTITY SWAPS           In respect of each series and class of offered
                               notes, we will enter into a currency swap transaction (the ISSUING ENTITY SWAPS) with an issuing entity swap provider in order to hedge against any variance between the interest received by us under the master intercompany loan agreement, which will be calculated by reference to three-month sterling LIBOR, and the interest which is payable on the offered notes, which will be calculated by reference to [three-month USD-LIBOR (in the cases of the series [*] class [*] notes [insert series and classes of notes] and)] [one-month USD-LIBOR (in the case of the series [*] class [*] notes
                               [insert series and classes of money market notes]) or, following the occurrence of a pass through trigger event, three-month USD-LIBOR] and to hedge against fluctuations in the exchange rate in respect of principal received under the master intercompany loan agreement, which will be paid in sterling, and principal which we are obliged to repay in dollars on the offered notes which will be payable in dollars.
                               See "THE ISSUING ENTITY SWAP PROVIDERS" in this prospectus supplement and "THE SWAP AGREEMENTS -
                               THE ISSUING ENTITY CURRENCY SWAPS" in the accompanying prospectus.

START-UP LOAN                  Pursuant to the start-up loan agreement, Halifax
                               (in its capacity as the start-up loan provider) has agreed to make available to us a start-up loan on the closing date. At any time after the programme date additional start-up loans may be made available to us by the start-up loan provider or other entities. Each start-up loan will be used to fund (in whole or in part) the Funding 2 general reserve fund and to meet the costs and expenses incurred by Funding 2 and us as more fully described under "CREDIT STRUCTURE
                               - START-UP LOAN AGREEMENTS " in the accompanying prospectus. On the closing date, the start-up loan provider will make available to us the start-up loan, the principal terms of which are set out in Annex D to this prospectus supplement. [The principal terms of the previous start-up loans made available to us by the start-up loan provider are also set out in Annex
                               D to this prospectus supplement.]

DENOMINATIONS                  The offered notes will be issued in minimum
                               denominations of $100,000 and integral multiples of $1,000 in excess thereof.

MATERIAL UNITED                As more fully discussed in the accompanying
STATES TAX                     prospectus, in the opinion of Allen & Overy LLP,
CONSEQUENCES                   our US federal income tax counsel, although
                               there is no authority on the treatment of instruments substantially similar to the US notes, the series [*] class [*] notes [insert series and classes of notes] will be treated as debt for US federal income tax purposes and the series [*] class [*] notes [insert series and classes of notes] should be treated as debt for US federal income tax purposes. Further, in the opinion of Allen & Overy LLP, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding 2 and the issuing entity will not be subject to US federal income tax. See "UNITED STATES FEDERAL
                               INCOME TAXATION " in the accompanying
                               prospectus.

                               [Additional US tax disclosure to be provided in the event (i) any offered notes are denominated in a currency other than US dollars and (ii) any money market notes are issued ]

ERISA CONSIDERATIONS           The offered notes will be eligible for purchase
FOR INVESTORS                  by employee benefit and other plans subject to
                               Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to
                               Section 406 of ERISA or Section 4975 of the
                               Code, subject to consideration of the issues described in the accompanying prospectus under "ERISA CONSIDERATIONS".

[UNITED STATES LEGAL           None of the offered notes is a "mortgage
INVESTMENT                     related security" under the United States
CONSIDERATIONS                 Secondary Mortgage Market Enhancement Act of
                               1984, as amended. See " UNITED STATES LEGAL
                               INVESTMENT CONSIDERATIONS" in the accompanying prospectus.]

PAYMENT AND DELIVERY           No later than [*] on the closing date, we will
                               (a) cause the global note for each of the offered notes to be registered in the name of Cede & Co., as nominee for DTC, for credit on the closing date to the account of the lead underwriters with DTC or to such other account with DTC as the lead underwriters may direct and
                               (b) deliver the global note for each of the offered notes duly executed on our behalf and authenticated in accordance with the paying agent and agent bank agreement to Citibank, N.A., as custodian for DTC.

                               Against delivery of the offered notes (i) the underwriters will pay to the lead underwriters the gross underwriting proceeds for the offered notes and (ii) the lead underwriters will pay to us or to a third party, as directed by us, the gross underwriting proceeds for the offered notes.

CLEARING AND                   It is expected that on the closing date the
                               offered notes will be accepted for clearance through DTC, Clearstream, Luxembourg and
                               Euroclear under the following CUSIP numbers, common codes and ISINs:

                               CLASS OF NOTES    CUSIP  ISIN    COMMON CODE

                               series [*] class    [*]   [*]            [*]
                               [*] notes

                               [insert series and classes of notes]

REPORTS TO                     The cash manager will prepare annual and monthly
NOTEHOLDERS                    reports that will contain information about the
                               offered notes as more fully described under "REPORTS TO NOTEHOLDERS " in the accompanying prospectus.

                               Funding 2 will file with the SEC annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K about the mortgages trust. See "WHERE INVESTORS CAN FIND MORE INFORMATION" in the accompanying prospectus.

PRODUCT SWITCHES               For the purposes of paragraph (c) of the
                               definition of product switch, (see "SALE OF
                               LOANS AND THEIR RELATED SECURITY - PRODUCT
                               SWITCHES" in the accompanying prospectus) any variation to the maturity date of a loan must not extend beyond [*] while any loan tranche under the master intercompany loan is outstanding.

                                 RISK FACTORS

The principal risks associated with an investment in the offered notes are set out in the "RISK FACTORS" section of the accompanying prospectus. These risks are material to an investment in the offered notes and in the issuing entity. This section sets out certain additional risk factors associated with an investment in the offered notes. If you are considering purchasing any of the offered notes, you should carefully read and think about all the information contained in this prospectus supplement (including the additional risk factors set out below) and the accompanying prospectus (including the "Risk factors" section) prior to making any investment decision.

RESTRICTIONS ON TRANSFERS OF THE OFFERED NOTES; LACK OF LIQUIDITY

The offered notes are a new issue of securities for which there is currently no market. Neither the issuing entity nor the underwriters intend to create a market for the offered notes. Accordingly, no assurance can be given as to the development or liquidity of any market for the offered notes. Because of the restrictions on transfers of the offered notes, investors must be able to bear the risks of their investment in the offered notes for an indefinite period of time.

YOU MAY NOT BE ABLE TO SELL THE OFFERED NOTES

There currently is no secondary market for the offered notes. If no secondary market develops, you may not be able to sell the offered notes prior to their maturity. The issuing entity cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue to exist.

                          [Insert any if applicable]

                            US DOLLAR PRESENTATION

Unless otherwise stated in this prospectus supplement, any translations of sterling into US dollars have been made at the rate of [POUND][*] = US$1.00, which was the [closing] buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank of New York on [*]. Use of this rate does not mean that sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

References throughout this prospectus supplement to [POUND], POUNDS or STERLING are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

References throughout this prospectus supplement to $, US$, USD, US DOLLARS or DOLLARS are to the lawful currency of the United States of America.

                   STERLING/US DOLLAR EXCHANGE RATE HISTORY

                                         YEARS ENDED 31 DECEMBER
                 PERIOD      --------------------------------------------------
                  ENDED
                [*] 2006        2005       2004       2003       2002      2001
                 --------    -------    -------    -------    -------   -------
Last (1)                      1.7230     1.9181     1.7858     1.6100    1.4546
Average (2)                   1.8196     1.8334     1.6359     1.5038    1.4407
High                          1.9291     1.9467     1.7858     1.6100    1.5038
Low                           1.7142     1.7559     1.5541     1.4082    1.3727

Notes:

(1) The closing exchange rate on the last operating business day of each of the periods indicated, years commencing from 1 January or the next operating business day.

(2)   Average daily exchange rate during the period.

Source: Bloomberg - Close of Business Mid Price

                          SCHEDULED REDEMPTION DATES

The SCHEDULED AMORTISATION INSTALMENT for each class of the offered notes set out below for the interest payment dates set out below (each such date a SCHEDULED REDEMPTION DATE) is equal to the corresponding stated amount below.

                         SCHEDULED                SCHEDULED               SCHEDULED               SCHEDULED
     SCHEDULED        AMORTISATION FOR        AMORTISATION FOR        AMORTISATION FOR       AMORTISATION FOR
  REDEMPTION DATE     SERIES [*] CLASS [*]    SERIES [*] CLASS [*]    SERIES [*] CLASS [*]   SERIES [*] CLASS [*]
   OCCURRING IN:           NOTES                    NOTES                   NOTES                   NOTES
-----------------     --------------------    --------------------    --------------------   --------------------
                         ([POUND])     ($)     ([POUND])       ($)     ([POUND])       ($)    ([POUND])       ($)
                      ------------   -----    ----------     -----    ----------     -----   ----------     -----
[*]                           [*]      [*]          [*]        [*]          [*]        [*]         [*]        [*]

[*]                           [*]      [*]          [*]        [*]          [*]        [*]         [*]        [*]

[*]                           [*]      [*]          [*]        [*]          [*]        [*]         [*]        [*]

[*]                           [*]      [*]          [*]        [*]          [*]        [*]         [*]        [*]

[*]                           [*]      [*]          [*]        [*]          [*]        [*]         [*]        [*]

[*]                           [*]      [*]          [*]        [*]          [*]        [*]         [*]        [*]
-----------------

                     MATURITY AND REPAYMENT CONSIDERATIONS

The average lives of the each class of the offered notes cannot be stated, as the actual rate of repayment of the loans and redemption of the mortgages and a number of other relevant factors are unknown. However, calculations of the possible average lives of each class of the offered notes can be made based on certain assumptions. For example, based on the assumptions that: [assumptions to be confirmed in the context of the programme]

(1) neither the issuing entity security nor the Funding 2 security has been enforced;

(2)   the seller is not in breach of the terms of the mortgage sale agreement;

(3) the seller sells no new loans to the mortgages trustee after the closing date and the loans are assumed to amortise in accordance with the assumed constant payment rate indicated in the table below (subject to assumption
      (4) below);

(4) [the seller sells to the mortgages trustee sufficient new loans and their related security (i) in the period up to (but excluding) the interest payment date in [*], such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than [POUND][*] and
      (ii) during the period from (and including) the interest payment date in [*] to (but excluding) the interest payment date in [*], such that the aggregate principal amount outstanding of the loans in the portfolio at any time is not less than [POUND][*] or (in each case) such higher amount as may be required to be maintained as a result of any new Funding 1 issuing entities providing new term advances to Funding 1 and/or the issuing entity advancing new loan tranches to Funding 2 which Funding 1 and/or Funding 2, as the case may be, uses to pay to the seller and/or Funding 1 or Funding 2, as the case may be, for an increase in its share of the trust property and/or to pay the seller for the sale of new loans to the mortgages trustee]/[the aggregate principal amount outstanding of loans in the portfolio will not fall below an amount equal to the product of [*] and the principal amount outstanding of all notes of the issuing entity and any other Funding 2 issuing entities at any time after giving effect to principal distributions];

(5)   neither an asset trigger event nor a non-asset trigger event occurs;

(6) no event occurs that would cause payments on scheduled amortisation loan tranches or pass-through loan tranches to be deferred (unless such advances are deferred in accordance with Rule (1)(C) or Rule (1)(D) as set out in "CASHFLOWS - RULE (1) - REPAYMENT DEFERRALS" in the accompanying prospectus)/[no event occurs that would cause payments on the series [*] notes to be deferred];

(7) the annualised CPR as at the closing date is assumed to be the same as the various assumed rates in the table below;

(8) [there is a balance of [POUND][*] in the Funding 2 cash accumulation ledger at the closing date and] a balance of [POUND][*] in the Funding 1 cash accumulation ledger at the closing date;

(9) [the issuing entity exercises its option to redeem the offered notes on the step-up date relating to the offered notes]; and

(10)  the closing date is [*].

CPR AND POSSIBLE AVERAGE LIVES OF EACH CLASS OF OFFERED NOTES (IN YEARS)

Based upon the foregoing assumptions, the approximate average life in years of each series and claim of offered notes, at various assumed rates of repayment of the loans, would be as follows:

CONSTANT                  SERIES       SERIES      SERIES     SERIES     SERIES     SERIES     SERIES     SERIES
PAYMENT RATE (1)          [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]
(PER ANNUM)               CLASS        CLASS       CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
                          [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]
                          NOTES        NOTES       NOTES      NOTES      NOTES      NOTES      NOTES      NOTES
----------------------------------------------------------------------------------------------------------------
5 per cent.               [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]

10 per cent.              [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]

15 per cent.              [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]

20 per cent.              [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]

25 per cent.              [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]

30 per cent.              [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]

35 per cent.              [*]          [*]         [*]        [*]        [*]        [*]        [*]        [*]

(1)    Includes both scheduled and unscheduled payments.

Assumptions (1), (2), (3), (4), (5), (6) [, (9)] and (10) relate to circumstances which are not predictable. [No assurance can be given that the issuing entity will be in a position to redeem the notes on the step-up date. If the issuing entity does not so exercise its option to redeem, then the average lives of the then outstanding notes would be extended.]

The average lives of the notes are subject to factors largely outside the control of the issuing entity and consequently no assurance can be given that these assumptions and estimates will prove in any way to be realistic and they must therefore be viewed with considerable caution. For more information in relation to the risks involved in the use of these estimated average lives, see "RISK FACTORS-THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" in the accompanying prospectus.

                            FUNDING 2 SWAP PROVIDER

Information in respect of the Funding 2 swap provider and the Funding 2 swap is provided in the accompanying prospectus under the heading "THE SWAP AGREEMENTS
- THE FUNDING 2 SWAP."

The sponsor has determined that the significance percentage for the Funding 2 swap in respect of the offered notes is [less than 10%] [more than 10% but less than 20%][20% or more].

The significance percentage of the Funding 2 swap is the percentage equivalent of (1) the amount of a reasonable good-faith estimate of maximum probable exposure (made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar derivative instruments) divided by (2) the aggregate principal balance of the loans in the portfolio.

[Appropriate financial disclosure as contemplated in Item 1115 of Regulation AB to be provided if the significance percentage is 10% or more]

                         ISSUING ENTITY SWAP PROVIDERS

[Name of issuing entity swap provider]

[Disclosure in respect to the issuing entity swap provider - organisational form, general characteristics of business and ratings]

Except for the information provided in the preceding paragraphs, [name of issuing entity swap provider] [and any affiliated entity described in this section] have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement.

Information in respect of the issuing entity swaps is provided in the accompanying prospectus under the heading "THE SWAP AGREEMENTS - THE ISSUING ENTITY CURRENCY SWAPS."

The sponsor has determined that the significance percentage for the issuing entity swaps in respect of the offered notes is [less than 10%] [more than 10% but less than 20%][20% or more].

The significance percentage of the issuing entity swaps in respect of the offered notes is the percentage equivalent of (1) the amount of a reasonable good-faith estimate of maximum probable exposure (made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar derivative instruments) divided by (2) the aggregate principal amount of such classes of offered notes.

[Appropriate financial disclosure as contemplated in Item 1115 of Regulation AB to be provided if the significance percentage is 10% or more]

                                 UNDERWRITING

UNITED STATES

We have agreed to sell, and [*] (the LEAD UNDERWRITERS) and the other underwriters for the notes listed in the following table have agreed to purchase, the principal amount of those offered notes listed in that table. The terms of these purchases are governed by an underwriting agreement among us, the lead underwriters and the underwriters.

                                                                      PRINCIPAL
                                                                  AMOUNT OF THE
                                                               SERIES [*] CLASS
UNDERWRITERS OF THE SERIES [*] CLASS [*] NOTES                         [*]NOTES
-----------------------------------------------------------   -----------------
[*]                                                                         [*]

[*]                                                                         [*]

[*]                                                                         [*]

[*]                                                                         [*]

TOTAL:                                                                      [*]
                                                              -----------------
                                                                            [*]
                                                              -----------------

The price to the public as a percentage of the principal balance of the offered notes will be [*] per cent.

We have agreed to pay to the underwriters in respect of each class of offered notes a selling commission and a management and underwriting fee (in each case based on the aggregate principal amount of such class of offered notes) as set forth in the table below:

                                                                     MANAGEMENT
                                                                            AND
                                            SELLING                UNDERWRITING
SERIES AND CLASS OF OFFERED NOTES        COMMISSION                         FEE
---------------------------------    --------------      ----------------------
series [*] class [*]                   [*] per cent.              [*] per cent.

series [*] class [*]                   [*] per cent.              [*] per cent.

series [*] class [*]                   [*] per cent.              [*] per cent.

series [*] class [*]                   [*] per cent.              [*] per cent.

                                     --------------      ----------------------
TOTAL:                                 [*] per cent.              [*] per cent.
                                     ---------------     ----------------------

The lead underwriters of the offered notes have advised us that the underwriters propose initially to offer the offered notes to the public at the offering price stated on the cover page of this prospectus supplement and to some dealers at that price less a concession not in excess of [*] per cent. per series [*] class [*]note [insert series and clauses of notes]. The underwriters may allow, and those dealers may re-allow, a concession not in excess of [*] per cent. per series [*] class [*] note [insert series and clauses of notes] to certain other brokers and dealers.

Additional out-of-pocket expenses (other than the commissions and fees stated above) solely in relation to the offered notes are estimated to be approximately $[*].

[Insert selling restrictions of other countries not listed in the prospectus as applicable]

                                 LEGAL MATTERS

Certain matters of English law and United States law regarding the notes, including matters relating to the validity of the issuance of the notes, will be provided to Halifax, Funding 2 and the issuing entity by Allen & Overy LLP. Certain legal matters of United States law regarding matters of United States federal income tax with respect to the offered notes will be provided to Halifax, Funding 2 and the issuing entity by Allen & Overy LLP. Certain matters of English law and United States law will be provided to the underwriters by Sidley Austin, London.

                                   ANNEX A-1

                   STATISTICAL INFORMATION ON THE PORTFOLIO

                      THE CUT-OFF DATE MORTGAGE PORTFOLIO

The information provided in this Annex A-1 constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

The statistical and other information contained herein has been compiled by reference to the loans in the portfolio as at the cut-off date that, subject as provided, are expected to indirectly secure the offered notes and all other notes of the issuing entity and the Funding 1 issuing entities as of [*] (the CUT-OFF DATE). The US dollar figures set forth in the tables below have been calculated based on the currency exchange rate of [POUND]1 = $[*] and have been rounded to the nearest cent. following their conversion from sterling. Columns stating percentage amounts may not add up to 100% due to rounding. A loan will have been removed from any new portfolio (which comprises a portion of the portfolio as at the cut-of date) if, in the period up to (and including) the assignment date relating to such new portfolio, the loan is repaid in full or if the loan does not comply with the terms of the mortgage sale agreement on or about the applicable assignment date. Once such loans are removed, the seller will then randomly select from the loans remaining in the new portfolio those loans to be assigned on the applicable assignment date once the determination has been made as to the anticipated principal balances of the notes to be issued and the corresponding size of the trust that would be required ultimately to support payments on the offered notes and all other notes of the issuing entity and the Funding 1 issuing entities. The loans in the mortgages trust are selected on the basis of the seller's selection criteria for inclusion in the mortgages trust. The material aspects of the seller's lending criteria are described under "THE LOANS - UNDERWRITING" and "THE LOANS - LENDING CRITERIA" in the accompanying prospectus. Standardised credit scoring is not used in the UK mortgage market. For an indication of the credit quality of borrowers in respect of the loans, investors may refer to such lending criteria and to the historical performance of the loans in the mortgages trust in this Annex A-1 and in Annex
F. One significant indicator of obligor credit quality is arrears and losses. The information presented under "DELINQUENCY AND LOSS EXPERIENCE OF THE PORTFOLIO" on page [*] in this Annex A-1 reflects the arrears and repossession experience for loans serviced by Halifax, including loans that were contained in the portfolio as at the cut-off date (with the exception of any loans originated on or after [*]). All of the loans in the table were originated by Halifax, but not all of the loans form part of the portfolio. Halifax services all of the loans it originates. Any material change to the seller's lending criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under "DELINQUENCY AND LOSS EXPERIENCE OF THE PORTFOLIO", will be reported by the seller on periodic reports filed with the SEC on Form 10-D. It is not expected that the characteristics of the portfolio as at the closing date will differ materially from the characteristics of the portfolio as at the cut off-date. Except as otherwise indicated, these tables have been prepared using the current balance as at the cut-off date, which includes all principal and accrued interest for the loans in the portfolio.

The portfolio as at the cut-off date consisted of [*] mortgage accounts, comprising loans originated by Halifax and secured over properties located in England, Wales and Scotland and having an aggregate outstanding principal balance of [POUND][*] as at that date. The loans in the portfolio as at the cut-off date were originated by the seller between [*] and [*].

As at [*], HVR 1 was [*] % per annum, HVR 2 was [*] % per annum and the Halifax flexible variable rate was [*] % per annum.

Approximately [*] % of the loans in the portfolio as at the cut-off date were extended to the relevant borrowers in connection with the purchase by those borrowers of properties from local authorities or certain other landlords under the "right-to-buy" schemes governed by the Housing Act 1985 (as amended by the Housing Act 2004) or (as applicable) the Housing (Scotland) Act 1987 (as amended by the Housing (Scotland) Act 2001).

As at the closing date:

* the Funding 2 share of the trust property will be approximately [POUND][*], representing approximately [*] % of the trust property;

* the Funding 1 share of the trust property will be approximately [POUND][*], representing approximately [*] % of the trust property; and

* the seller share of the trust property will be approximately [POUND][*], representing approximately [*] % of the trust property.

The actual amounts of the Funding 2 share of the trust property, the Funding 1 share of the trust property and the seller share of the trust property as at the closing date will not be determined until the day before the closing date which will be after the date of this prospectus supplement.

OUTSTANDING BALANCES AS AT THE CUT-OFF DATE

The following table shows the range of outstanding mortgage account balances (including capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees) as at the cut-off date.

                                                AGGREGATE         AGGREGATE
                                              OUTSTANDING       OUTSTANDING
RANGE OF OUTSTANDING                           BALANCE AS        BALANCE AS                      NUMBER OF
BALANCES AS AT THE CUT-                       AT THE CUT-       AT THE CUT-                       MORTGAGE
OFF DATE*                              OFF DATE ([POUND])      OFF DATE ($)    % OF TOTAL         ACCOUNTS   % OF TOTAL
--------------------------------       ------------------     -------------    ----------    -------------   ----------
[POUND]0 - [POUND]24,999.99                    [POUND][*]              $[*]          [*]%              [z]         [*]%
[POUND]25,000 - [POUND]49,999.99               [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]50,000 - [POUND]74,999.99               [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]75,000 - [POUND]99,999.99               [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]100,000 - [POUND]124,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]125,000 - [POUND]149,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]150,000 - [POUND]174,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]175,000 - [POUND]199,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]200,000 - [POUND]224,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]225,000 - [POUND]249,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]250,000 - [POUND]299,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]300,000 - [POUND]349,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]350,000 - [POUND]399,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]400,000 - [POUND]449,999.99             [POUND][*]              $[*]          [*]%              [*]         [*]%
[POUND]450,000 - [POUND]500,000                [POUND][*]              $[*]          [*]%              [*]         [*]%
                                       ------------------     -------------    ----------    -------------   ----------
TOTALS                                         [POUND][*]              $[*]       100.00%              [*]      100.00%
                                       ------------------     -------------    ----------    -------------   ----------

* Including capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees.

The largest mortgage account (including capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees) had an outstanding current balance as at the cut-off date of [POUND][*] or $[*] and the smallest mortgage account had an outstanding current balance as at the cut-off date of [POUND][*] or $[*]. The average current balance (including capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees) as at the cut-off date was approximately [POUND][*] or $[*].

LTV RATIOS AT ORIGINATION

The following table shows the range of LTV ratios, which express the outstanding balance of the aggregate of loans in a mortgage account (excluding capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees) as at the date of the initial loan origination divided by the value of the property securing the loans in that mortgage account at the same date. The seller has not revalued any of the mortgaged properties since the date of the origination of the related loan other than where an additional lending has been applied for or advanced on an account since origination, in which case the original valuation may have been updated with a more recent valuation. Where this is the case, this revised valuation has been used in formulating this data.

                     AGGREGATE
                   OUTSTANDING          AGGREGATE
  RANGE OF LTV      BALANCE AT        OUTSTANDING                NUMBER OF
     RATIOS AT     ORIGINATION         BALANCE AT                 MORTGAGE
  ORIGINATION*       ([POUND])    ORIGINATION ($)   % OF TOTAL    ACCOUNTS   % OF TOTAL
--------------    ------------   ----------------   ----------   ---------   ----------

   0% - 24.99%      [POUND][*]               $[*]         [*]%         [*]         [*]%

  25% - 49.99%      [POUND][*]               $[*]         [*]%         [*]         [*]%

  50% - 74.99%      [POUND][*]               $[*]         [*]%         [*]         [*]%

  75% - 79.99%      [POUND][*]               $[*]         [*]%         [*]         [*]%

  80% - 84.99%      [POUND][*]               $[*]         [*]%         [*]         [*]%

  85% - 89.99%      [POUND][*]               $[*]         [*]%         [*]         [*]%

  90% - 94.99%      [POUND][*]               $[*]         [*]%         [*]         [*]%

     95% - 97%      [POUND][*]               $[*]         [*]%         [*]         [*]%
                  ------------   ----------------   ----------   ---------   ----------
        TOTALS      [POUND][*]               $[*]      100.00%         [*]      100.00%
                  ------------   ----------------   ----------   ---------   ----------

* Excluding capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees.

The weighted average LTV ratio of the mortgage accounts (excluding any capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees) at origination was [*]%. The highest LTV ratio of any mortgage account (excluding any capitalised interest, capitalised high LTV fees, insurance fees, booking fees [and valuation fees]) at origination was [*]% and the lowest was [*]%.

CUT-OFF DATE LTV RATIOS

The following table shows the range of LTV ratios, which express the outstanding balance of the aggregate of loans in a mortgage account (including capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees) as at the cut-off date divided by the indexed valuation of the property securing the loans in that mortgage account at the same date.

                           AGGREGATE          AGGREGATE
                         OUTSTANDING        OUTSTANDING
    RANGE OF LTV       BALANCE AS AT      BALANCE AS AT                     NUMBER OF
RATIOS AS AT THE    THE CUT-OFF DATE   THE CUT-OFF DATE                      MORTGAGE
   CUT-OFF DATE*           ([POUND])                 ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
----------------    ----------------   -----------------   ------------   -----------   ------------
    0% - 24.99%           [POUND][*]                $[*]           [*]%           [*]           [*]%

   25% - 49.99%           [POUND][*]                $[*]           [*]%           [*]           [*]%

   50% - 74.99%           [POUND][*]                $[*]           [*]%           [*]           [*]%

   75% - 79.99%           [POUND][*]                $[*]           [*]%           [*]           [*]%

   80% - 84.99%           [POUND][*]                $[*]           [*]%           [*]           [*]%

   85% - 89.99%           [POUND][*]                $[*]           [*]%           [*]           [*]%

   90% - 94.99%           [POUND][*]                $[*]           [*]%           [*]           [*]%

   95% - 96.99%           [POUND][*]                $[*]           [*]%           [*]           [*]%

       97%-100%           [POUND][*]                $[*]           [*]%           [*]           [*]%

          100%+           [POUND][*]                $[*]           [*]%           [*]           [*]%
                      --------------    ----------------   ------------   -----------   ------------
         Totals           [POUND][*]                $[*]        100.00%           [*]        100.00%
                      --------------    ----------------   ------------   -----------   ------------

* Including capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees.

The weighted average LTV ratio of the mortgage accounts ([including] any capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees) as at the cut-off date was [*]%. The highest LTV ratio of any mortgage account ([including] any capitalised interest, capitalised high LTV fees, insurance fees, booking fees and valuation fees) was [*]% and the lowest was [*]%.

GEOGRAPHICAL DISTRIBUTION

The following table shows the distribution of properties securing the loans throughout England, Wales and Scotland as at the cut-off date. No such properties are situated outside England, Wales or Scotland. The seller's lending criteria and current credit scoring tests do not take into account the geographical location of the property securing a loan.

                           AGGREGATE           AGGREGATE
                         OUTSTANDING         OUTSTANDING
                          BALANCE AS       BALANCE AS AT                    NUMBER OF
                    AT THE REFERENCE    THE CUT-OFF DATE                     MORTGAGE
         REGIONS      DATE ([POUND])                 ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
----------------    ----------------   -----------------   ------------   -----------   ------------
             [*]          [POUND][*]                $[*]           [*]%           [*]           [*]%

             [*]          [POUND][*]                $[*]           [*]%           [*]           [*]%

             [*]          [POUND][*]                $[*]           [*]%           [*]           [*]%

             [*]          [POUND][*]                $[*]           [*]%           [*]           [*]%

             [*]          [POUND][*]                $[*]           [*]%           [*]           [*]%

        Unknown*          [POUND][*]                $[*]           [*]%           [*]           [*]%
                    ----------------   -----------------   ------------   -----------   ------------
          Totals          [POUND][*]                $[*]        100.00%           [*]        100.00%
                    ----------------   -----------------   ------------   -----------   ------------

* Where the postal code for the relevant property has not yet been allocated or is not shown in the seller's records.

The table below summarises the major industries for each region. For a discussion of geographic concentration risks, see "RISK FACTORS - THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES" in the accompanying prospectus.

REGIONS                  MAJOR INDUSTRIES
[*]                      [*]

[*]                      [*]

[*]                      [*]

[*]                      [*]

[*]                      [*]

[*]                      [*]

Source: www.bized.ac.uk/learn/economics/firms/locationnotes.htm

House prices and incomes vary throughout England, Scotland and Wales. The table below summarises the average house price and the average income for each region for the period ended [*] in order to produce a house price to earnings ratio for each region.

                  AVERAGE
                 EARNINGS        AVERAGE
                 ([POUND]    EARNINGS ($     HOUSE PRICE    HOUSE PRICE    PRICE/EARNINGS
REGIONS       PER ANNUM)*     PER ANNUM)     ([POUND])**            ($)             RATIO
---------   -------------   ------------   -------------   ------------   ---------------
[*]           [POUND] [*]          $ [*]     [POUND] [*]          $ [*]               [*]

[*]           [POUND] [*]          $ [*]     [POUND] [*]          $ [*]               [*]

[*]           [POUND] [*]          $ [*]     [POUND] [*]          $ [*]               [*]

[*]           [POUND] [*]          $ [*]     [POUND] [*]          $ [*]               [*]

[*]           [POUND] [*]          $ [*]     [POUND] [*]          $ [*]               [*]
---------   -------------   ------------   -------------   ------------   ---------------
[*]           [POUND] [*]          $ [*]     [POUND] [*]          $ [*]               [*]
---------   -------------   ------------   -------------   ------------   ---------------

*    Average recorded income of borrower.
**   Sample average house price

Source: www.communities.gov.uk/index.asp?id=1156110

SEASONING OF LOANS

The following table shows the number of months since the date of origination of the initial loan in a mortgage account. The ages (but not the balances) of the loans in this table have been forecast forward to the expected closing date of [*] for the purpose of calculating the seasoning.

                           AGGREGATE
FORECASTED AGE OF        OUTSTANDING           AGGREGATE
LOANS IN MONTHS           BALANCE AS         OUTSTANDING                    NUMBER OF
AS AT EXPECTED        AT THE CUT-OFF   BALANCE AS AT THE                     MORTGAGE
CLOSING DATE          DATE ([POUND])    CUT-OFF DATE ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
-----------------   ----------------   -----------------   ------------   -----------   ------------
<6                        [POUND][*]                $[*]           [*]%           [*]           [*]%

6 to <12                  [POUND][*]                $[*]           [*]%           [*]           [*]%

12 to <18                 [POUND][*]                $[*]           [*]%           [*]           [*]%

18 to <24                 [POUND][*]                $[*]           [*]%           [*]           [*]%

24 to <30                 [POUND][*]                $[*]           [*]%           [*]           [*]%

30 to <36                 [POUND][*]                $[*]           [*]%           [*]           [*]%

36 to <42                 [POUND][*]                $[*]           [*]%           [*]           [*]%

42 to <48                 [POUND][*]                $[*]           [*]%           [*]           [*]%

48 to <54                 [POUND][*]                $[*]           [*]%           [*]           [*]%

54 to <60                 [POUND][*]                $[*]           [*]%           [*]           [*]%

60 to <66                 [POUND][*]                $[*]           [*]%           [*]           [*]%

66 to <72                 [POUND][*]                $[*]           [*]%           [*]           [*]%

72+                       [POUND][*]                $[*]           [*]%           [*]           [*]%
                    ----------------   -----------------   ------------   -----------   ------------
Totals                    [POUND][*]                $[*]        100.00%           [*]        100.00%
                    ----------------   -----------------   ------------   -----------   ------------

The forecasted maximum, minimum and weighted average seasoning of loans as at [*] will be [*], [*] and [*] months, respectively.

YEARS TO MATURITY OF LOANS

The following table shows the number of remaining years of the term of the initial loan in a mortgage account as at the cut-off date.

                           AGGREGATE          AGGREGATE
                         OUTSTANDING        OUTSTANDING
                          BALANCE AS         BALANCE AS                     NUMBER OF
                      AT THE CUT-OFF        AT THE CUT-                      MORTGAGE
YEARS TO MATURITY     DATE ([POUND])        OFF DATE ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
-----------------   ----------------   -----------------   ------------   -----------   ------------
<5                        [POUND][*]                $[*]           [*]%           [*]           [*]%

5 to <10                  [POUND][*]                $[*]           [*]%           [*]           [*]%

10 to <15                 [POUND][*]                $[*]           [*]%           [*]           [*]%

15 to <20                 [POUND][*]                $[*]           [*]%           [*]           [*]%

20 to <25                 [POUND][*]                $[*]           [*]%           [*]           [*]%

25 to <30                 [POUND][*]                $[*]           [*]%           [*]           [*]%

30 to <35                 [POUND][*]                $[*]           [*]%           [*]           [*]%
                    ----------------   -----------------   ------------   -----------   ------------
Totals                    [POUND][*]                $[*]        100.00%           [*]        100.00%
                    ----------------   -----------------   ------------   -----------   ------------

The maximum, minimum and weighted average remaining term of the loans as at the cut-off date was [*], [*] and [*] years, respectively.

PURPOSE OF LOAN

The following table shows whether the purpose of the initial loan in a mortgage account on origination was to finance the purchase of a new property or to remortgage a property already owned by the borrower.

                           AGGREGATE
                         OUTSTANDING           AGGREGATE
                          BALANCE AS         OUTSTANDING                    NUMBER OF
                      AT THE CUT-OFF   BALANCE AS AT THE                     MORTGAGE
USE OF PROCEEDS       DATE ([POUND])    CUT-OFF DATE ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
Purchase                  [POUND][*]                $[*]           [*]%           [*]           [*]%

Remortgage                [POUND][*]                $[*]           [*]%           [*]           [*]%
----------------    ----------------   -----------------   ------------   -----------   ------------
Totals                    [POUND][*]                $[*]        100.00%           [*]        100.00%
----------------    ----------------   -----------------   ------------   -----------   ------------

As at the cut-off date, the weighted average balance of loans used to finance the purchase of a new property was [POUND][*] or $[*] and the weighted average balance of loans used to remortgage a property already owned by the borrower was [POUND][*] or $[*].

PROPERTY TYPE

The following table shows the types of properties to which the mortgage accounts relate.

                           AGGREGATE
                         OUTSTANDING           AGGREGATE
                          BALANCE AS         OUTSTANDING                    NUMBER OF
                      AT THE CUT-OFF   BALANCE AS AT THE                     MORTGAGE
PROPERTY TYPE         DATE ([POUND])    CUT-OFF DATE ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
----------------    ----------------   -----------------   ------------   -----------   ------------
[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

Unknown*                  [POUND][*]                $[*]           [*]%           [*]           [*]%
                    ----------------   -----------------   ------------   -----------   ------------
Totals                    [POUND][*]                $[*]        100.00%           [*]        100.00%
                    ----------------   -----------------   ------------   -----------   ------------
*    Primarily flats or maisonettes.

As at the cut-off date, the weighted average balance of loans secured by [list types] was [POUND][*] or $[*], [POUND][*] or $[*] and [POUND][*] or $[*], respectively.

ORIGINATION CHANNEL

The following table shows the origination channel for the initial loan in a mortgage account.

                           AGGREGATE
                         OUTSTANDING           AGGREGATE
                          BALANCE AS         OUTSTANDING                    NUMBER OF
ORIGINATION           AT THE CUT-OFF   BALANCE AS AT THE                     MORTGAGE
CHANNEL               DATE ([POUND])    CUT-OFF DATE ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
----------------    ----------------   -----------------   ------------   -----------   ------------
Direct                    [POUND][*]                $[*]           [*]%           [*]           [*]%
origination
by Halifax

Intermediaries            [POUND][*]                $[*]           [*]%           [*]           [*]%

Other channels            [POUND][*]                $[*]           [*]%           [*]           [*]%
                    ----------------   -----------------   ------------   -----------   ------------
Totals                    [POUND][*]                $[*]        100.00%           [*]        100.00%
                    ----------------   -----------------   ------------   -----------   ------------

The direct origination by Halifax includes Halifax estate agency branches, direct internet applications and telephone sales.

As at the cut-off date, the weighted average balance of loans originated through direct origination, intermediaries and other channels was [POUND][*] or $[*], [POUND][*] or $[*] and [POUND][*] or $[*], respectively.

REPAYMENT TERMS

The following table shows the repayment terms for the loans in the mortgage accounts as at the cut-off date. Where any loan in a mortgage account is interest-only, then that entire mortgage account is classified as interest-only.

                           AGGREGATE
                         OUTSTANDING           AGGREGATE
                          BALANCE AS         OUTSTANDING                    NUMBER OF
                      AT THE CUT-OFF   BALANCE AS AT THE                     MORTGAGE
REPAYMENT TERMS       DATE ([POUND])    CUT-OFF DATE ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
----------------    ----------------   -----------------   ------------   -----------   ------------
Repayment                 [POUND][*]                $[*]           [*]%           [*]           [*]%

Interest-only             [POUND][*]                $[*]           [*]%           [*]           [*]%
                    ----------------   -----------------   ------------   -----------   ------------
Totals                    [POUND][*]                $[*]        100.00%           [*]        100.00%
                    ----------------   -----------------   ------------   -----------   ------------

As at the cut-off date, the weighted average balance of repayment loans and interest-only loans was [POUND][*] or $[*] and [POUND][*] or $[*], respectively.

SPECIAL RATE AND FLEXIBLE LOANS

The following table shows the distribution of special rate loans and flexible loans as at the cut-off date.

                                                      AGGREGATE
                                  AGGREGATE         OUTSTANDING
                                OUTSTANDING            INTEREST
                           INTEREST BEARING             BEARING
                              BALANCE AS AT       BALANCE AS AT                       NUMBER
                           THE CUT-OFF DATE         THE CUT-OFF                   OF PRODUCT
TYPE OF RATE                      ([POUND])            DATE ($)     % OF TOTAL      HOLDINGS     % OF TOTAL
------------------------   ----------------   -----------------   ------------   -----------   ------------
Special rate loans

    Discounted variable          [POUND][*]                $[*]           [*]%           [*]           [*]%
    rate loans

    Fixed rate loans             [POUND][*]                $[*]           [*]%           [*]           [*]%

    Capped rate loans            [POUND][*]                $[*]           [*]%           [*]           [*]%

    Tracker rate loans           [POUND][*]                $[*]           [*]%           [*]           [*]%

Total special rate loans         [POUND][*]                $[*]           [*]%           [*]           [*]%

Flexible loans                   [POUND][*]                $[*]           [*]%           [*]           [*]%
                           ----------------   -----------------   ------------   -----------   ------------
Total special rate and           [POUND][*]                $[*]        100.00%           [*]        100.00%
flexible                   ----------------   -----------------   ------------   -----------   ------------

PAYMENT METHODS

The following table shows the payment methods for the mortgage accounts as at the cut-off date.

                                AGGREGATE
                              OUTSTANDING           AGGREGATE
                               BALANCE AS         OUTSTANDING                    NUMBER OF
                           AT THE CUT-OFF   BALANCE AS AT THE                     MORTGAGE
PAYMENT METHOD             DATE ([POUND])    CUT-OFF DATE ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
---------------------    ----------------   -----------------   ------------   -----------   ------------
Halifax payment plan           [POUND][*]                $[*]           [*]%           [*]           [*]%

Direct debit                   [POUND][*]                $[*]           [*]%           [*]           [*]%

Other*                         [POUND][*]                $[*]           [*]%           [*]           [*]%
                         ----------------   -----------------   ------------   -----------   ------------
Totals                         [POUND][*]                $[*]        100.00%           [*]        100.00%
                         ----------------   -----------------   ------------   -----------   ------------
*    External standing orders, internal standing orders and payments made at
     Halifax branches.

DISTRIBUTION OF FIXED RATE LOANS

As at the cut-off date, approximately [*]% of the loans in the portfolio were fixed rate loans. The following tables shows the distribution of fixed rate loans by their fixed rate of interest as at such date and the year in which the loans cease to bear a fixed rate of interest and instead bear a floating rate of interest. Unlike the prior tables in this section, the figures in these tables have been calculated on the basis of loan product holdings rather than mortgage accounts. A mortgage account may have more than one active loan product.

Fixed rate loans remain at the relevant fixed rate for a period of time as specified in the offer conditions, after which they move to a variable base rate or some other rate as specified in the offer conditions.

                    AGGREGATE          AGGREGATE
                    OUTSTANDING        OUTSTANDING                                     % OF
                    INTEREST BEARING   INTEREST BEARING                   NUMBER       TOTAL
                    BALANCE AS AT      BALANCE AS AT                      OF           FIXED
                    THE CUT-OFF DATE   THE CUT-OFF DATE                   PRODUCT      RATE
FIXED RATE%         ([POUND])          ($)                 % OF TOTAL     HOLDINGS     HOLDINGS
----------------    ----------------   -----------------   ------------   ----------   ----------
0 - 3.99                  [POUND][*]                $[*]           [*]%          [*]         [*]%

4.00 - 4.99               [POUND][*]                $[*]           [*]%          [*]         [*]%

5.00 - 5.99               [POUND][*]                $[*]           [*]%          [*]         [*]%

6.00 - 6.99               [POUND][*]                $[*]           [*]%          [*]         [*]%

7.00 - 7.99               [POUND][*]                $[*]           [*]%          [*]         [*]%

8.00 - 8.99               [POUND][*]                $[*]           [*]%          [*]         [*]%
                    ----------------   -----------------   ------------   ----------   ----------
Totals                    [POUND][*]                $[*]        100.00%          [*]      100.00%
                    ----------------   -----------------   ------------   ----------   ----------

                           AGGREGATE           AGGREGATE
                         OUTSTANDING         OUTSTANDING                                        % OF
                    INTEREST BEARING    INTEREST BEARING                       NUMBER          TOTAL
   YEAR IN WHICH       BALANCE AS AT       BALANCE AS AT                           OF          FIXED
   CURRENT FIXED    THE CUT-OFF DATE    THE CUT-OFF DATE                      PRODUCT           RATE
RATE PERIOD ENDS           ([POUND])                 ($)     % OF TOTAL      HOLDINGS       HOLDINGS
----------------    ----------------   -----------------   ------------   -----------   ------------
[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%

[*]                       [POUND][*]                $[*]           [*]%           [*]           [*]%
                    ----------------   -----------------   ------------   -----------   ------------
Totals                    [POUND][*]                $[*]        100.00%           [*]        100.00%
                    ----------------   -----------------   ------------   -----------   ------------

MIG POLICIES

The following table shows the percentage of mortgage accounts as at the cut-off date the initial loans under which were subject to MIG policies arranged at the time the loan was originated.

                           AGGREGATE
                         OUTSTANDING           AGGREGATE
                          BALANCE AS         OUTSTANDING                    NUMBER OF
                      AT THE CUT-OFF   BALANCE AS AT THE                     MORTGAGE
                      DATE ([POUND])    CUT-OFF DATE ($)     % OF TOTAL      ACCOUNTS     % OF TOTAL
                    ----------------   -----------------   ------------   -----------   ------------
MIG policy                [POUND][*]                $[*]           [*]%           [*]           [*]%

PAYMENT RATE ANALYSIS

The following table shows the annualised payment rate for the most recent one-month, three-month and 12-month period for the mortgage accounts in the portfolio.

AS OF        ONE-MONTH     THREE-MONTH   12 MONTH-
MONTH-END    ANNUALISED    ANNUALISED    ANNUALISED
----------   ------------  ------------  -----------
[*]          [*]%          [*]%          [*]%

In the table above,

*     one-month annualised CPR is calculated as 1 - ((1 - R) ^ 12),

* three-month annualised CPR is calculated as the average of the one-month annualised CPR for the most recent three months, and

* 12-month annualised CPR is calculated as the average of the one-month annualised CPR for the most recent 12 months, where in each case R is (i) total principal receipts received plus the principal balance of loans repurchased by the seller (primarily due to further advances) during the relevant period, divided by (ii) the aggregate outstanding principal balance of the loans in the portfolio as at the start of that period.

DELINQUENCY AND LOSS EXPERIENCE OF THE PORTFOLIO

As at [*], the total outstanding balance of loans that were at least 30 days in arrears was [POUND][*] or $[*], representing [*]% of the outstanding balance of loans in the portfolio as at such date.

Since the establishment of the mortgages trust, total losses on loans in the portfolio were [POUND][*] or $[*], representing [*] % of the outstanding balance of loans in the portfolio as at the beginning of such period.

The following table summarises loans in arrears and repossession experience for loans in the portfolio, including loans that were contained in the portfolio since the inception of the mortgages trust and loans expected to be transferred to the mortgages trust on the closing date. The seller will represent and warrant on the closing date that no loan to be transferred to the mortgages trust on the closing date will have experienced any arrears in the prior 12 months. All of the loans in the table were originated by Halifax. Halifax services all of the loans it originates.

Halifax identifies a loan as being in arrears where an amount equal to or greater than a full month's contractual payment is past its due date. Halifax does not define a loan as defaulted at any particular delinquency level, but rather at the time it takes the related property into possession. Halifax does not write off a loan as uncollectible until it disposes of the property relating to that loan following default. The percentage of loans by total outstanding loan balance which were in arrears by more than 90 days was [*] % of the portfolio as at [*] (compared with [*]: [*] %; [*]: [*] %; [*]:
[*] %).

                                                         LOANS IN THE PORTFOLIO 1

                                                  31 DEC 2002 (2)     31 DEC 2003     31 DEC 2004     31 DEC 2005     30 JUNE 2006
                                                ----------------   --------------   -------------   -------------   --------------
Outstanding balance ($ millions).............                [*]              [*]             [*]             [*]              [*]
Number of loans outstanding (thousands)......                [*]              [*]             [*]             [*]              [*]

OUTSTANDING BALANCE OF LOANS IN ARREARS
($ MILLIONS)
30-59 days in arrears........................                [*]              [*]             [*]             [*]              [*]
60-89 days in arrears........................                [*]              [*]             [*]             [*]              [*]
90-179 days in arrears.......................                [*]              [*]             [*]             [*]              [*]
180-365 days in arrears......................                [*]              [*]             [*]             [*]              [*]
366 or more days in arrears..................                [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Total outstanding balance of loans in
arrears                                                      [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Total outstanding balance of loans in
arrears as % of the outstanding balance......                [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Outstanding balance of loans relating to
properties in possession                                     [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Outstanding balance of loans relating to
properties sold during the year (3)                          [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Net loss on sales of all repossessed
properties (4)                                               [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Ratio of aggregate net losses to average
aggregate outstanding balance of loans (5)                   [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Average net loss on all properties sold                      [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------

NUMBER OF LOANS OUTSTANDING IN ARREARS
(THOUSANDS)
30-59 days in arrears........................                [*]              [*]             [*]             [*]              [*]
60-89 days in arrears........................                [*]              [*]             [*]             [*]              [*]
90-179 days in arrears.......................                [*]              [*]             [*]             [*]              [*]
180-365 days in arrears......................                [*]              [*]             [*]             [*]              [*]
366 or more days in arrears..................                [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Total number of loans outstanding in
arrears......................................                [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------
Total number of loans outstanding in
arrears as % of the number of loans
outstanding..................................                [*]              [*]             [*]             [*]              [*]
                                                ----------------   --------------   -------------   -------------   --------------

Number of properties in possession                           [*]              [*]             [*]             [*]              [*]
Number of properties sold during the year                    [*]              [*]             [*]             [*]              [*]

--------------------

(1) This table includes loans from Northern Ireland as well as England, Wales and Scotland. The arrears experience for the loans in the portfolio from Northern Ireland does not differ materially from the arrears experience for loans from England, Wales and Scotland.

(2)   From 14 June 2002, the date of inception of the mortgages trust

(3) Properties sold may relate to properties taken into possession in prior periods.

(4) Net loss is net of recoveries in the current period on properties sold in prior periods.

(5)   Average of opening and closing balances for the period.

      There can be no assurance that the arrears experience with respect to the loans comprising the portfolio in the future will correspond to the experience of the portfolio as set forth in the foregoing table. If the property market experiences an overall decline in property values so that the value of the properties in the portfolio falls below the principal balances of the loans, the actual rates of arrears could be significantly higher than those previously experienced. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears and losses with respect to the loans in the portfolio. Noteholders should observe that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding table. If interest rates were to rise, it is likely that the rate of arrears would rise.

      [Halifax's level of mortgage arrears has reduced since the recession in the United Kingdom in the early nineties. The introduction of the scorecard in judging applications - and thus reducing discretion - has helped to keep the arrears level low, as have a healthy economic climate and historically low interest rates. The percentage of loans by total loan balance which were in arrears by more than 90 days was [*] per cent. of the portfolio as at [*] 2006 (compared with [*] 2005: [*] per cent.; [*] 2004: [*] per cent.; [*] 2003: [*] per cent.).

      House price inflation has indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. In the late 1980s house prices rose substantially faster than inflation as housing turnover increased to record levels. This was at a time when the economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing, and house prices rose rapidly. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was subsequently tightened (in terms of both "locking in" sterling to the European Exchange Rate Mechanism and higher interest rates), the pace of economic activity first slowed and then turned into recession. Rising unemployment combined with high interest rates led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property) in relation to their mortgages.

      Halifax regularly reviews its lending policies in the light of prevailing market conditions and reviews actions so as to mitigate possible problems. The performance of Halifax new business and the arrears profiles are continuously monitored in monthly reports. Any deterioration of the arrears level is investigated and the internal procedures are reviewed if necessary.]

                                   ANNEX A-2

       CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

The information provided in this Annex A-2 constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

The UK housing market is primarily one of owner-occupied housing, with the remainder in some form of public, private landlord or social ownership. The mortgage market, whereby loans are provided for the purchase of a property and secured on that property, is the primary source of household borrowings in the United Kingdom.

Set out in the following tables are certain characteristics of the United Kingdom mortgage market.

INDUSTRY CPR RATES

In the following tables, quarterly industry constant repayment rate (INDUSTRY
CPR) data was calculated by dividing the amount of scheduled and unscheduled repayments of mortgages made by building societies in a quarter by the quarterly balance of mortgages outstanding for building societies in the United Kingdom. These quarterly repayment rates were then annualised using standard methodology.

                   Industry                                 Industry
                   CPR rate   12-month                      CPR rate   12-month
                    for the    rolling                       for the    rolling
                    quarter    average                       quarter    average
Quarter                 (%)        (%)      Quarter              (%)         (%)
---------------   --------   ---------      -------------   --------   --------
March 1985           10.02       11.61      June 1985          11.67      11.49
September 1985       13.46       11.76      December 1985      13.68      12.21
March 1986           11.06       12.47      June 1986          15.53      13.43
September 1986       17.52       14.45      December 1986      15.60      14.92
March 1987           10.57       14.80      June 1987          14.89      14.64
September 1987       16.79       14.46      December 1987      16.18      14.61
March 1988           13.55       15.35      June 1988          16.03      15.64
September 1988       18.23       16.00      December 1988      12.60      15.10
March 1989            8.85       13.93      June 1989          13.04      13.18
September 1989       11.53       11.51      December 1989      10.38      10.95
March 1990            8.91       10.96      June 1990           9.37      10.05
September 1990        9.66        9.58      December 1990      10.58       9.63
March 1991            9.07        9.67      June 1991          10.69      10.00
September 1991       11.57       10.48      December 1991      10.24      10.39
March 1992            9.14       10.41      June 1992           9.12      10.02
September 1992        9.75        9.56      December 1992       7.96       8.99
March 1993            8.53        8.84      June 1993           9.97       9.05
September 1993       10.65        9.28      December 1993      10.01       9.79
March 1994            8.97        9.90      June 1994          10.48      10.03
September 1994       11.05       10.13      December 1994      10.68      10.29
March 1995            9.15       10.34      June 1995          10.51      10.35
September 1995       11.76       10.53      December 1995      11.61      10.76
March 1996           10.14       11.00      June 1996          11.32      11.21
September 1996       13.20       11.57      December 1996      12.58      11.81
March 1997            9.75       11.71      June 1997          15.05      12.65
September 1997       12.18       12.39      December 1997      11.17      12.04

                   Industry                                 Industry
                   CPR rate   12-month                      CPR rate   12-month
                    for the    rolling                       for the    rolling
                    quarter    average                       quarter    average
Quarter                 (%)        (%)      Quarter              (%)        (%)
---------------   --------   ---------      -------------   --------   --------
March 1998           10.16       12.14       June 1998         12.05      11.39
September 1998       13.79       11.79       December 1998     13.42      12.36
March 1999           11.14       12.60       June 1999         14.39      13.19
September 1999       15.59       13.64       December 1999     14.94      14.02
March 2000           13.82       14.69       June 2000         13.86      14.55
September 2000       14.89       14.38       December 2000     15.55      14.53
March 2001           15.47       14.94       June 2001         17.36      15.81
September 2001       19.12       16.87       December 2001     19.01      17.74
March 2002           18.68       18.54       June 2002         19.88      19.17
September 2002       22.40       19.99       December 2002     22.16      20.78
March 2003           19.51       20.99       June 2003         20.18      21.06
September 2003       21.65       20.88       December 2003     21.33      20.67
March 2004           19.90       20.77       June 2004         21.42      21.07
September 2004       21.41       21.01       December 2004     18.71      20.36
March 2005           17.76       19.83       June 2005         17.75      18.91
September 2005       20.24       18.62       December 2005     20.36      19.03
                                             March 2006        19.65      19.50

Source of repayment and outstanding mortgage information: Council of Mortgage Lenders

You should note that the CPR table above presents the historical CPR experience only of building societies in the United Kingdom. During the late 1990s, a number of former building societies (including the seller) converted to stock form UK banks and the CPR experience of these banks is therefore not included in the foregoing building society CPR data.

REPOSSESSION RATE

The table below sets out the repossession rate of residential properties in the United Kingdom since 1985

              REPOSSESSIONS            REPOSSESSIONS              REPOSSESSIONS
YEAR                    (%)   YEAR               (%)   YEAR                 (%)
-----------  --------------   --------- ------------   --------- --------------
1985......             0.25   1992....          0.69   1999....            0.27
1986......             0.30   1993....          0.58   2000....            0.20
1987......             0.32   1994....          0.47   2001....            0.15
1988......             0.22   1995....          0.47   2002....            0.11
1989......             0.17   1996....          0.40   2003....            0.07
1990......             0.47   1997....          0.31   2004....            0.05
1991......             0.77   1998....          0.31   2005....            0.09

Source: Council of Mortgage Lenders

HOUSE PRICE TO EARNINGS RATIO

The following table shows the ratio for each year of the average annual value of houses compared to the average annual salary in the United Kingdom. The average annual earnings figures are constructed using the CML's new earnings survey figures referring to weekly earnings in April of each year for those male employees whose earnings were not affected by their absence from work. While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

YEAR             HOUSE PRICE TO EARNINGS RATIO    YEAR          HOUSE PRICE TO EARNINGS RATIO
------------  --------------------------------    ---------  --------------------------------
1994......                                3.45    2000......                             4.46
                                                                                         4.54
1995......                                3.39    2001......
                                                                                         5.12
1996......                                3.42    2002......
                                                                                         5.67
1997......                                3.64    2003......
                                                                                         6.03
1998......                                3.88    2004......
                                                                                         6.18
1999......                                4.11    2005......

Source: Council of Mortgage Lenders

HOUSE PRICE INDEX

UK residential property prices, as measured by the Nationwide House Price Index and Halifax Price Index (collectively the HOUSING INDICES), have generally followed the UK Retail Price Index over an extended period. (Nationwide is a UK building society and Halifax is a UK bank.)

The UK housing market has been through various economic cycles in the recent past, with large year-to-year increases in the Housing Indices occurring in the late 1980s and large decreases occurring in the early 1990s.

                                                          NATIONWIDE HOUSE        HALIFAX HOUSE
                                   RETAIL PRICE INDEX        PRICE INDEX           PRICE INDEX
                                ----------------------   --------------------   -----------------
                                         % ANNUAL                 % ANNUAL               % ANNUAL
QUARTER                         INDEX      CHANGE       INDEX       CHANGE      INDEX      CHANGE
--------------------------   --------   ---------   ---------   ----------   --------   ---------
March 1985................       92.0         5.4        66.2         11.2      113.5         8.6
June 1985.................       95.1         6.8       68.2          10.3      115.4         8.5
September 1985............       95.4         6.1       69.2          10.5      116.8         7.5
December 1985.............       95.9         5.4       70.7           8.6      120.6         8.3
March 1986................       96.5         4.8       71.1           7.1      124.0         8.8
June 1986.................       97.8         2.8       73.8           7.9      128.1        10.4
September 1986............       97.9         2.6       76.3           9.8      132.2        12.4
December 1986.............       99.1         3.3       79.0          11.1      136.8        12.6
March 1987................      100.3         3.8       81.6          13.8      142.3        13.8
June 1987.................      101.9         4.1       85.8          15.1      146.7        13.6
September 1987............      102.1         4.2       88.6          15.0      151.5        13.6
December 1987.............      103.2         4.0       88.5          11.4      158.0        14.4
March 1988................      103.7         3.3       90.0           9.8      167.0        16.0
June 1988.................      106.2         4.1       97.6          12.9      179.4        20.1
September 1988............      107.7         5.3       108.4         20.2      197.4        26.5
December 1988.............      109.9         6.3       114.2         25.5      211.8        29.3
March 1989................      111.7         7.4       118.8         27.8      220.7        27.9
June 1989.................      114.9         7.9       124.2         24.1      226.1        23.1
September 1989............      116.0         7.4       125.2         14.4      225.5        13.3
December 1989.............      118.3         7.4       122.7          7.2      222.5         4.9
March 1990................      120.4         7.5       118.9          0.1      223.7         1.4
June 1990.................      126.0         9.2       117.7        (5.4)      223.3       (1.2)
September 1990............      128.1         9.9       114.2        (9.2)      222.7       (1.2)

                                                          NATIONWIDE HOUSE        HALIFAX HOUSE
                                   RETAIL PRICE INDEX        PRICE INDEX           PRICE INDEX
                                ----------------------   --------------------   -----------------
                                         % ANNUAL                 % ANNUAL               % ANNUAL
QUARTER                         INDEX      CHANGE       INDEX       CHANGE      INDEX      CHANGE
--------------------------    --------   ---------   ---------   ----------   --------   ---------

December 1990.............      130.1         9.5       109.6       (11.3)      223.0         0.2
March 1991................      130.8         8.3       108.8        (8.9)      223.1       (0.3)
June 1991.................      133.6         5.9       110.6        (6.2)      221.9       (0.6)
September 1991............      134.2         4.7       109.5        (4.2)      219.5       (1.4)
December 1991.............      135.5         4.1       107.0        (2.4)      217.7       (2.4)
March 1992................      136.2         4.0       104.1        (4.4)      213.2       (4.5)
June 1992.................      139.1         4.0       105.1        (5.1)      208.8       (6.1)
September 1992............      139.0         3.5       104.2        (5.0)      206.9       (5.9)
December 1992.............      136.6         3.0       100.1        (6.7)      199.5       (8.7)
March 1993................      138.7         1.8       100.0        (4.0)      199.6       (6.6)
June 1993.................      140.9         1.3       103.6        (1.4)      201.7       (3.5)
September 1993............      141.3         1.6       103.2        (1.0)      202.6       (2.1)
December 1993.............      141.8         1.6       101.8          1.7      203.5         2.0
March 1994................      142.0         2.4       102.4          2.4      204.6         2.5
June 1994.................      144.5         2.5       102.5        (1.1)      202.9         0.6
September 1994............      144.6         2.3       103.2          0.0      202.7         0.0
December 1994.............      145.5         2.6       104.0          2.1      201.9       (0.8)
March 1995................      146.8         3.3       101.9        (0.5)      201.8       (1.4)
June 1995.................      149.5         3.4       103.0          0.5      199.3       (1.8)
September 1995............      149.9         3.6       102.4        (0.8)      197.8       (2.4)
December 1995.............      150.1         3.1       101.6        (2.3)      199.2       (1.3)
March 1996................      150.9         2.8       102.5          0.6      202.1         0.1
June 1996.................      152.8         2.2       105.8          2.7      206.7         3.6
September 1996............      153.1         2.1       107.7          5.1      208.8         5.4
December 1996.............      154.0         2.6       110.1          8.0      213.9         7.1
March 1997................      154.9         2.6       111.3          8.3      216.7         7.0
June 1997.................      156.9         2.6       116.5          9.6      220.2         6.3
September 1997............      158.4         3.4       121.2         11.8      222.6         6.4
December 1997.............      159.7         3.6       123.3         11.4      225.4         5.2
March 1998................      160.2         3.4       125.5         12.0      228.4         5.3
June 1998.................      163.2         3.9       130.1         11.0      232.1         5.3
September 1998............      163.7         3.3       132.4          8.8      234.8         5.3
December 1998.............      164.4         2.9       132.3          7.0      237.2         5.1
March 1999................      163.7         2.2       134.6          7.0      238.6         4.4
June 1999.................      165.5         1.4       139.7          7.1      245.5         5.6
September 1999............      165.6         1.2       144.4          8.6      255.5         8.4
December 1999.............      166.8         1.4       148.9         11.8      264.1        10.7
March 2000................      167.5         2.3       155.0         14.1      273.1        13.5
June 2000.................      170.6         3.0       162.0         14.8      272.8        10.5
September 2000............      170.9         3.2       161.5         11.2      275.9         7.7
December 2000.............      172.0         3.1       162.8          9.0      278.6         5.3
March 2001................      171.8         2.5       167.5          7.8      281.7         3.1
June 2001.................      173.9         1.9       174.8          7.6      293.2         7.2
September 2001............      174.0         1.8       181.6         11.8      302.4         9.2
December 2001.............      173.8         1.0       184.6         12.5      311.8        11.3
March 2002................      173.9         1.2       190.2         12.7      327.3        15.0

                                                          NATIONWIDE HOUSE        HALIFAX HOUSE
                                   RETAIL PRICE INDEX        PRICE INDEX           PRICE INDEX
                                ----------------------   --------------------   -----------------
                                         % ANNUAL                 % ANNUAL               % ANNUAL
QUARTER                         INDEX      CHANGE       INDEX       CHANGE      INDEX      CHANGE
--------------------------   --------   ---------   ---------   ----------   --------   ---------
June 2002.................      176.0        1.2        206.5         16.6      343.7        15.9
September 2002............      176.6        1.5        221.1         19.7      366.1        19.1
December 2002.............      178.2        2.5        231.3         22.6      392.1        22.9
March 2003................      179.2        3.0        239.3         22.9      403.8        21.0
June 2003.................      181.3        3.0        250.1         19.2      419.0        19.8
September 2003............      181.8        2.9        258.9         15.8      434.5        17.1
December 2003.............      182.9        2.6        267.1         14.4      455.3        14.9
March 2004................      183.8        2.5        277.3         14.8      480.3        17.3
June 2004.................      186.3        2.7        296.2         16.9      508.4        19.3
September 2004............      187.4        3.0        306.2         16.8      522.0        18.3
December 2004.............      189.2        3.4        304.1         13.0      523.5        14.0
March 2005................      189.7        3.2        304.8          9.4      526.9         9.3
June 2005.................      191.9        3.0        314.2          5.9      526.8         3.6
September 2005............      192.6        2.7        314.4          2.7      538.7         3.1
December 2005.............      193.7        2.4        314.0          3.2      551.0         5.1
March 2006................      194.2        2.3        319.8          4.8      561.1         6.3
June 2006.................      197.6        2.9        329.2          4.7      576.0         8.9

Source: Office for National Statistics, Nationwide Building Society and Halifax plc, respectively. "NA" indicates that the relevant figure is not available.

The percentage annual change in the table above is calculated in accordance with the following formula:

LN(x/y) where X is equal to the current quarter's index value and Y is equal to the index value of the previous year's corresponding quarter.

All information contained in this prospectus supplement in respect of the Nationwide House Price Index has been reproduced from information published by Nationwide Building Society. All information contained in this prospectus supplement in respect of the Halifax House Price Index has been reproduced from information published by [HBOS plc]. The issuing entity confirms that all information in this prospectus supplement in respect of the Nationwide House Price Index and the Halifax House Price Index has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by Nationwide Building Society and [HBOS plc], no facts have been omitted which would render the reproduced information inaccurate or misleading.

Note, however, that the issuing entity has not participated in the preparation of that information nor made any enquiry with respect to that information. Neither the issuing entity nor Nationwide Building Society nor [HBOS plc] makes any representation as to the accuracy of the information or has any liability whatsoever to you in connection with that information. Anyone relying on the information does so at their own risk.

                                    ANNEX B

         NOTES ISSUED BY ISSUING ENTITY AND LOAN TRANCHES ADVANCED BY
              ISSUING ENTITY TO FUNDING 2 IN CONNECTION THEREWITH

The information provided in this Annex B constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

As of the closing date, the aggregate principal amount outstanding of notes issued by the issuing entity (converted, where applicable, into sterling at the applicable specified currency exchange rate), including the offered notes described herein, will be:

[*]

As of the closing date, the aggregate outstanding principal balance of loan tranches advanced by the issuing entity to Funding 2 under the master intercompany loan agreement, including the loan tranches described herein, will be:

[*]

                                    ANNEX C

         NOTES ISSUED BY FUNDING 1 ISSUING ENTITIES AND TERM ADVANCES
      BY FUNDING 1 ISSUING ENTITIES TO FUNDING 1 IN CONNECTION THEREWITH

The information provided in this Annex C constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

As of the closing date, the aggregate principal amount outstanding of notes issued by the Funding 1 issuing entities (converted, where applicable, into sterling at the applicable specified currency exchange rate), will be:

[*]

As of the closing date, the aggregate outstanding principal balance of term advances advanced by Funding 1 issuing entities to Funding 1, will be:

[*]

                                    ANNEX D

         SERIES START-UP LOAN AND PREVIOUS START-UP LOANS TO FUNDING 2

The start-up loan to be made available to Funding 2 on the closing date in connection with the offered notes will have the following terms:

START-UP LOAN PROVIDER:                  Halifax

INITIAL OUTSTANDING PRINCIPAL BALANCE:   [POUND][*]

INTEREST RATE:                           [*] per annum

[The following start-up loans have been made available to Funding 2 by [Halifax (in its capacity as the start-up loan provider)/[*]] in connection with the issues of notes set out below for the stated initial outstanding principal balance and interest rate.

ISSUE                        CURRENT OUTSTANDING PRINCIPAL        INTEREST RATE
                                                   BALANCE

[*]                                             [POUND][*]      [*]% per annum]

                                    ANNEX E

                     PREVIOUS START-UP LOANS TO FUNDING 1

The following start-up loans have been made available to Funding 1 by Halifax (in its capacity as the start-up loan provider) in connection with the issues of notes, by the Funding 1 issuing entities set out below, for the stated current outstanding principal balance and interest rate.

FUNDING 1 ISSUING ENTITY       CURRENT OUTSTANDING PRINCIPAL      INTEREST RATE
                                                     BALANCE

Issue [*]                                         [POUND][*]     [*]% per annum

                                    ANNEX F

                               STATIC POOL DATA

This annex sets out, to the extent material, certain static pool information with respect to the loans in the mortgages trust.

We have not included static pool information in this annex on prepayments because changes in prepayment and payment rates historically have not affected repayment of the notes and are not anticipated to have a significant effect on future payments on the notes for a number of reasons including the following. The mechanics of the mortgages trust require an extended cash accumulation period when prepayment rates fall below certain minima dictated by the rating agencies, serving to limit the extent to which slow prepayments would cause the average lives of the notes to extend. Conversely, rapid prepayments should not cause the average lives of the notes to shorten so long as the seller maintains the minimum required mortgages trust size. Furthermore, only a limited amount of note principal in relation to the very large mortgages trust size is actually due to be repaid on any particular interest payment date.

One of the characteristics of the mortgages trust is that the seller is able to sell more loans to the mortgages trustee over time, whether in connection with an issuance of notes by the issuing entity, any new Funding 2 issuing entity or any Funding 1 issuing entity or in order to maintain the minimum seller share. To aid in understanding changes to the mortgages trust over time, the following table sets out information relating to each sale of loans by the seller to the mortgages trustee pursuant to the mortgage sale agreement.

DATE             BALANCE OF LOANS          NUMBER OF         IN CONNECTION WITH
                 SUBSTITUTED OR            LOANS             PREVIOUS ISSUE BY
                 SOLD                      SUBSTITUTED OR
                                           SOLD

June 2002        [POUND]10,117,255,819     173,505           Permanent Financing
                                                             (No. 1) PLC
November 2002    [POUND]898,016,408        16,209            N/A
January 2003     [POUND]894,475,758        16,835            N/A
March 2003       [POUND]10,538,839,220     186,140           Permanent Financing
                                                             (No. 2) PLC
June 2003        [POUND]1,576,963,369      25,652            N/A
September 2003   [POUND]1,688,468,552      23,426            N/A
October 2003     [POUND]2,735,667,398      37,770            N/A
January 2004     [POUND]2,670,143,154      35,418            N/A
March 2004       [POUND]9,376,972,811      134,716           Permanent Financing
                                                             (No. 4) PLC
July 2004        [POUND]3,698,396,657      48,652            N/A
November 2004    [POUND]9,582,315,930      104,569           Permanent Financing
                                                             (No. 6) PLC
March 2005       [POUND]6,625,343,617      70,542            Permanent Financing
                                                             (No. 7) PLC
June 2005        [POUND]9,483,670,772      101,317           Permanent Financing
                                                             (No. 8) PLC
December 2005    [POUND]5,786,749,656      65,460            N/A
March 2006       [POUND]9,637,574,095      101,599           Permanent Financing
                                                             (No. 9) PLC

The sale of new loans by the seller to the mortgages trustee is subject to conditions, including ones required by the rating agencies, designed to maintain certain credit-related and other characteristics of the mortgages trust. These include limits on loans in arrears in the mortgages trust at the time of sale, limits on the aggregate balance of loans sold, limits on changes in the weighted average foreclosure frequency (WAFF) and the weighted average loss severity (WALS), minimum yield for the loans in the mortgages trust after the sale and maximum LTV for the loans in the mortgages trust after the sale. See a description of these conditions in "SALE OF THE LOANS AND THEIR RELATED SECURITY -- SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES " in the accompanying prospectus.

The following tables show, for each of the last five years of origination, the distribution of loans in the mortgages trust originated in that year by delinquency category as at each year-end starting in 2002, when the mortgages trust was established.

Static pool information set out in this annex is not deemed part of this prospectus supplement, the accompanying prospectus or of the registration statement of which the accompanying prospectus is a part to the extent that the static pool information relates to loans originated by Halifax before 1 January 2006.

                                                 PORTFOLIO ARREARS BY YEAR OF ORIGINATION

                                                         LOANS ORIGINATED IN 2001

                                                         AS AT EACH SPECIFIED DATE

                                       31 DECEMBER 2002                                      31 DECEMBER 2003
                    ----------------------------------------------------     ----------------------------------------------------
                                                       % by     % by                                            % by       % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

< 1 month           31,056   [POUND]2,067,815,506.17    98.35%    98.28%     69,156   [POUND]3,928,308,333.74    98.57%    98.35%
1 - < 2 months         443      [POUND]30,778,764.13     1.40%     1.46%        709      [POUND]48,734,510.89     1.01%     1.22%
2 - < 3 months          53       [POUND]3,706,043.16     0.17%     0.18%        141       [POUND]8,504,061.78     0.20%     0.21%
3 - < 6 months          23       [POUND]1,658,074.57     0.07%     0.08%        120       [POUND]6,862,076.15     0.17%     0.17%
6 - < 12 months          3         [POUND]132,908.78     0.01%     0.01%         28       [POUND]1,604,651.77     0.04%     0.04%
12+ months                                                                        4         [POUND]165,817.79     0.01%     0.00%
Total               31,578   [POUND]2,104,091,296.81   100.00%   100.00%     70,158   [POUND]3,994,179,452.12   100.00%   100.00%

                                       31 DECEMBER    2004                                    31 DECEMBER    2005
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

                    66,020   [POUND]3,490,804,655.45    98.41%    98.19%     53,112   [POUND]2,708,370,121.10    98.02%    97.46%
                       666      [POUND]41,188,641.03     0.99%     1.16%        562      [POUND]36,919,662.41     1.04%     1.33%
                       148       [POUND]9,132,487.95     0.22%     0.26%        157      [POUND]10,727,450.22     0.29%     0.39%
                       169       [POUND]8,627,408.20     0.25%     0.24%        211      [POUND]13,932,712.13     0.39%     0.50%
                        69       [POUND]4,576,113.41     0.10%     0.13%        110       [POUND]7,410,333.96     0.20%     0.27%
                        17         [POUND]720,432.45     0.03%     0.02%         32       [POUND]1,624,814.71     0.06%     0.06%
                    67,089   [POUND]3,555,049,738.49   100.00%   100.00%     54,184   [POUND]2,778,985,094.53   100.00%   100.00%


                                                         LOANS ORIGINATED IN 2002

                                                        AS AT EACH SPECIFIED DATE

                                       31 DECEMBER 2002                                      31 DECEMBER 2003
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

< 1 month            1,727     [POUND]126,307,564.56    99.48%    99.44%     46,697   [POUND]3,388,754,285.77    98.91%    98.82%
1 - < 2 months           7         [POUND]569,682.47     0.40%     0.45%        370      [POUND]29,634,533.26     0.78%     0.86%
2 - < 3 months           2         [POUND]147,586.08     0.12%     0.12%         90       [POUND]6,982,473.20     0.19%     0.20%
3 - < 6 months          49                                                                [POUND]3,657,248.63     0.10%     0.11%
6 - < 12 months          7                                                                  [POUND]264,059.37     0.01%     0.01%
12+ months
Total                1,736     [POUND]127,024,833.12   100.00%   100.00%     47,213   [POUND]3,429,292,600.23   100.00%   100.00%

                                       31 DECEMBER 2004                                    31 DECEMBER 2005
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

                   112,326   [POUND]7,715,051,727.75    98.19%    97.89%     82,578   [POUND]5,313,206,575.66    97.14%    96.23%
                     1,369     [POUND]113,084,968.76     1.20%     1.43%      1,236     [POUND]102,798,534.42     1.45%     1.86%
                       281      [POUND]21,469,974.92     0.25%     0.27%        368      [POUND]32,782,261.81     0.43%     0.59%
                       308      [POUND]23,788,337.75     0.27%     0.30%        472      [POUND]40,800,694.05     0.56%     0.74%
                       106       [POUND]7,300,194.83     0.09%     0.09%        28 4     [POUND]25,831,543.76     0.33%     0.47%
                         8         [POUND]406,929.28     0.01%     0.01%         72       [POUND]6,024,736.92     0.08%     0.11%
                   114,398   [POUND]7,881,102,133.29   100.00%   100.00%     85,010   [POUND]5,521,444,346.62   100.00%   100.00%

                                                         LOANS ORIGINATED IN 2003

                                                        AS AT EACH SPECIFIED DATE

                                       31 DECEMBER 2002                                        31 DECEMBER 2003
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

< 1 month                                                                    12,597   [POUND]1,053,542,109.67    98.78%    98.67%
1 - < 2 months                                                                  105      [POUND]10,192,062.89     0.82%     0.95%
2 - < 3 months                                                                   27       [POUND]2,231,878.38     0.21%     0.21%
3 - < 6 months                                                                   22       [POUND]1,653,973.03     0.17%     0.15%
6 - < 12 months                                                                   1         [POUND]153,196.12     0.01%     0.01%
12+ months
Total                                                                        12,752   [POUND]1,067,773,220.09   100.00%   100.00%

                                       31 DECEMBER 2004                                        31 DECEMBER 2005
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

                   108,700   [POUND]9,227,540,592.24    98.48%    98.29%    108,801   [POUND]8,700,882,418.00    97.11%    96.40%
                     1,196     [POUND]115,817,389.19     1.08%     1.23%      1,737     [POUND]173,884,749.58     1.55%     1.93%
                       240      [POUND]22,249,037.02     0.22%     0.24%        536      [POUND]53,514,449.90     0.48%     0.59%
                       179      [POUND]15,944,468.84     0.16%     0.17%        612      [POUND]60,450,194.41     0.55%     0.67%
                        59       [POUND]5,947,263.53     0.05%     0.06%        303      [POUND]32,151,785.67     0.27%     0.36%
                         5         [POUND]843,952.10     0.00%     0.01%         45       [POUND]4,830,377.80     0.04%     0.05%
                   110,379   [POUND]9,388,342,702.92   100.00%   100.00%    112,034   [POUND]9,025,713,975.36   100.00%   100.00%

                                                         LOANS ORIGINATED IN 2004

                                                        AS AT EACH SPECIFIED DATE

                                       31 DECEMBER 2002                                        31 DECEMBER 2003
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

< 1 month
1 - < 2 months
2 - < 3 months
3 - < 6 months
6 - < 12 months
12+ months
Total

                         31 DECEMBER 2004            31 DECEMBER 2005
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

                    47,273   [POUND]4,349,384,125.53    98.97%    98.86%    144,025  [POUND]13,394,350,935.59    98.11%    97.88%
                       415      [POUND]41,574,042.02     0.87%     0.94%      1,613     [POUND]166,716,327.95     1.10%     1.22%
                        50       [POUND]5,904,471.66     0.10%     0.13%        520      [POUND]53,715,820.69     0.35%     0.39%
                        25       [POUND]2,323,075.30     0.05%     0.05%        467      [POUND]49,782,391.43     0.32%     0.36%
                         3         [POUND]385,070.08     0.01%     0.01%        161      [POUND]18,535,619.02     0.11%     0.14%
                         1           [POUND]5,645.80     0.00%     0.00%         11       [POUND]1,389,217.86     0.01%     0.01%
                    47,767   [POUND]4,399,576,430.39   100.00%   100.00%    146,797  [POUND]13,684,490,312.54   100.00%   100.00%

                                                         LOANS ORIGINATED IN 2005

                                                         AS AT EACH SPECIFIED DATE

                         31 DECEMBER 2002            31 DECEMBER 2003
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

< 1 month
1 - < 2 months
2 - < 3 months
3 - < 6 months
6 - < 12 months
12+ months
Total

                         31 DECEMBER 2004            31 DECEMBER 2005
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

                                                                             41,324   [POUND]3,853,299,928.89    98.93%    98.73%
                                                                                333      [POUND]36,743,353.97     0.80%     0.94%
                                                                                 65       [POUND]6,592,397.35     0.16%     0.17%
                                                                                 45       [POUND]5,764,591.80     0.11%     0.15%
                                                                                  6         [POUND]549,023.66     0.01%     0.01%

                                                                             41,773   [POUND]3,902,949,295.67   100.00%   100.00%

                                                         ALL LOANS IN THE MORTGAGES TRUST

                                                            AS AT EACH SPECIFIED DATE

                         31 DECEMBER 2002            31 DECEMBER 2003
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

< 1 month          154,808   [POUND]8,546,845,121.26    98.94%    98.80%    322,871  [POUND]17,373,787,780.46    98.95%    98.81%
1 - < 2 months        1372      [POUND]87,299,087.79     0.88%     1.01%       2395     [POUND]152,165,189.03     0.73%     0.87%
2 - < 3 months         206      [POUND]12,118,729.53     0.13%     0.14%        498      [POUND]29,716,578.74     0.15%     0.17%
3 - < 6 months          80       [POUND]4,358,492.51     0.05%     0.05%        409      [POUND]22,536,994.61     0.13%     0.13%
6 - < 12 months          5         [POUND]184,769.53     0.00%     0.00%        116       [POUND]5,298,954.00     0.04%     0.03%
12+ months               0               [POUND]0.00     0.00%     0.00%          7         [POUND]327,452.54     0.00%     0.00%
Total              156,471   [POUND]8,650,806,200.62   100.00%   100.00%    326,296  [POUND]17,583,832,949.37   100.00%   100.00%

                         31 DECEMBER 2004            31 DECEMBER 2005
                    ----------------------------------------------------     ----------------------------------------------------
                                                        % by     % by                                            % by     % by
                    Number         Principal balance    number   balance     Number         Principal balance    number   balance

                   488,643  [POUND]31,368,873,797.97    98.59%    98.37%    557,786  [POUND]39,181,203,470.58    97.98%    97.46%
                     4,652     [POUND]360,290,493.80     0.94%     1.13%      6,287     [POUND]558,426,731.49     1.10%     1.39%
                       965      [POUND]70,122,158.39     0.19%     0.22%      1,896     [POUND]169,271,228.32     0.33%     0.42%
                       942      [POUND]62,444,502.74     0.19%     0.20%      2,109     [POUND]185,240,926.43     0.37%     0.46%
                       368      [POUND]24,281,457.21     0.07%     0.08%      1,018      [POUND]92,804,452.17     0.18%     0.23%
                        64       [POUND]3,109,827.76     0.01%     0.01%        214      [POUND]15,933,376.31     0.04%     0.04%
                   495,634  [POUND]31,889,122,237.87   100.00%   100.00%    569,310  [POUND]40,202,880,185.30   100.00%   100.00%

      Through and including [*] 2006, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          PERMANENT MASTER ISSUER PLC

            $[*] SERIES [*] CLASS [*] [FLOATING] RATE NOTES DUE [*]

                   ----------------------------------------
                             PROSPECTUS SUPPLEMENT
                   ----------------------------------------

                               LEAD UNDERWRITERS

                                      [*]

                                 UNDERWRITERS

                                      [*]

                                   [*] 2006

PROSPECTUS DATED [O] 2006

                           PERMANENT MASTER ISSUER PLC

      (incorporated in England and Wales with limited liability, registered number 5922774)

                                 ISSUING ENTITY

                        PERMANENT FUNDING (NO. 2) LIMITED
                                    DEPOSITOR


                                   HALIFAX PLC

                   SPONSOR, SELLER, SERVICER AND CASH MANAGER

The issuing entity may from time to time issue class A notes, class B notes, class M notes, class C notes and class D notes in one or more series. Each series will consist of one or more classes or sub-classes of notes. One or more series or classes of notes may be issued at any one time.

The principal asset from which the issuing entity will make payments on the notes is a master intercompany loan to Permanent Funding (No. 2) Limited (referred to in this prospectus as FUNDING 2), an affiliated company of the issuing entity.

The principal asset from which Funding 2 will make payments on the master intercompany loan is its interest in a master trust over a pool of residential mortgage loans held by Permanent Mortgages Trustee Limited (referred to in this prospectus as the MORTGAGES TRUSTEE), which mortgage loans were originated by Halifax plc (referred to in this prospectus as HALIFAX). The residential mortgage loans are secured over properties located in England, Wales and Scotland.

Subject to the detailed description and limitations set out in this prospectus under "CREDIT STRUCTURE", the notes will have the benefit of certain credit enhancement or support, such as the availability of excess portions of Funding 2 available revenue receipts and of Funding 2 principal receipts, the Funding 2 general reserve fund, the Funding 2 liquidity reserve fund (if established following a seller rating downgrade) and subordination of junior classes of notes. In addition, the notes will also have the benefit of derivatives instruments which may include currency and interest rate swaps, if specified in the accompanying prospectus supplement.

The notes offered under this prospectus will be solely the obligation of the issuing entity and will not be obligations of the sponsor, Funding 2, any of their respective affiliates or any other person or entity named in this prospectus.

PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 40 IN THIS PROSPECTUS.

Application will be made to the Financial Services Authority (the FSA) in its capacity as competent authority under Part VI of the Financial Services and Markets Act 2000 (the UK LISTING AUTHORITY) for notes issued during the period of twelve months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange plc (the LONDON STOCK EXCHANGE) for the notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

This prospectus may be used to offer and sell the notes only if accompanied by a prospectus supplement.

The issuing entity may offer the notes through underwriters or by other methods described in this prospectus under "UNDERWRITING".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.


                            Prospectus dated [o] 2006

                                TABLE OF CONTENTS



Summary of prospectus........................................................................................11
         Overview of the transaction.........................................................................11
         Structural diagram of the programme.................................................................14
         Diagram of ownership structure......................................................................15
         The key parties.....................................................................................17
         The previous Funding 1 issuing entities and new issuing entities....................................19
         Summary of the notes................................................................................20
         Diagram of the priority of payments by the issuing entity and subordination relationships...........28
         The loans...........................................................................................31
         The mortgages trust.................................................................................32
         The master intercompany loan........................................................................34
         Security granted by Funding 2 and the issuing entity................................................35
         Swap agreements.....................................................................................36
         United Kingdom tax status...........................................................................36
         United States tax status............................................................................36
         Jersey (Channel Islands) tax status.................................................................36
         ERISA considerations for investors..................................................................37
Fees.........................................................................................................38
Risk factors.................................................................................................40
Use of proceeds..............................................................................................73
Permanent Master Issuer PLC..................................................................................74
         Directors and secretary.............................................................................75
         Capitalisation statement............................................................................75
Halifax plc..................................................................................................77
         Introduction........................................................................................77
         Mortgage business...................................................................................77
         Securitisation......................................................................................78
         Halifax General Insurance Services Ltd..............................................................78
         HBOS Insurance (PCC) Guernsey Ltd...................................................................78
         Halifax Insurance Ireland Limited...................................................................78
Funding 2....................................................................................................80
The mortgages trustee........................................................................................82
Holdings.....................................................................................................83
PECOH........................................................................................................84
PECOH Holdings...............................................................................................85
The Funding 2 swap provider..................................................................................86
Funding 1 issuing entities...................................................................................87
Funding 1....................................................................................................88
The note trustee, the issuing entity security trustee and the Funding 2 security trustee.....................89
The loans....................................................................................................91
         The portfolio.......................................................................................91
         Introduction........................................................................................91
         Characteristics of the loans........................................................................92
         Repayment terms.....................................................................................92
         Payment methods.....................................................................................92
         Interest payments and interest rate setting.........................................................92
         Early repayment charges.............................................................................95
         Overpayments and underpayments......................................................................96
         Payment holidays....................................................................................96
         Further advances....................................................................................97


                                       3



         Flexible loans......................................................................................97
         Product switches....................................................................................98
         Origination channels................................................................................99
         Right-to-buy scheme.................................................................................99
         Underwriting.......................................................................................100
         Lending criteria...................................................................................101
         Changes to the underwriting policies and the lending criteria......................................104
         Insurance policies.................................................................................104
         Insurance on the property..........................................................................104
         Halifax policies...................................................................................104
         Borrower-arranged buildings insurance..............................................................105
         Mortgage protection plans..........................................................................105
         Properties in possession cover.....................................................................106
         Title insurance....................................................................................106
         Mortgage indemnity guarantee (MIG) policies and high LTV fees......................................106
         Governing law......................................................................................107
The servicer................................................................................................108
         The servicer.......................................................................................108
         Servicing of loans.................................................................................108
         Recent changes.....................................................................................109
         Arrears and default procedures.....................................................................109
The servicing agreement.....................................................................................112
         Introduction.......................................................................................112
         Powers.............................................................................................112
         Undertakings by the servicer.......................................................................112
         Compensation of the servicer.......................................................................115
         Removal or resignation of the servicer.............................................................115
         Right of delegation by the servicer................................................................116
         Liability of the servicer..........................................................................116
         Servicer compliance................................................................................116
         Governing law......................................................................................117
Sale of the loans and their related security................................................................118
         Introduction.......................................................................................118
         Sale of loans and their related security to the mortgages trustee on the sale dates................118
         Legal assignment of the loans to the mortgages trustee.............................................121
         Representations and warranties.....................................................................122
         Repurchase of loans under a mortgage account.......................................................124
         Drawings under flexible loans......................................................................125
         Further advances...................................................................................125
         Product switches...................................................................................125
         Reasonable, prudent mortgage lender................................................................126
         Governing law......................................................................................126
The mortgages trust.........................................................................................127
         General legal structure............................................................................127
         Fluctuation of shares in the trust property........................................................128
         Funding 2 share of trust property..................................................................129
         Funding 1 share of the trust property..............................................................131
         Seller share of trust property.....................................................................131
         Minimum seller share...............................................................................131
         Cash management of trust property - revenue receipts...............................................132
         Mortgages trust calculation of revenue receipts....................................................132
         Cash management of trust property - distribution of principal receipts to Funding 2................134
         Cash management of trust property - distribution of principal receipts to Funding 1................138


                                       4


Mortgages trust calculation of principal receipts...........................................................138
         Allocation and distribution of principal receipts prior to the occurrence of a trigger event.......138
         Allocation and distribution of principal receipts on or after the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event................................139
         Allocation and distribution of principal receipts on or after the occurrence of an asset trigger event......................................................................................140
         Losses.............................................................................................140
         Disposal of trust property.........................................................................141
         Additions to trust property........................................................................141
         Acquisition by Funding 2 of an increased interest in trust property................................141
         Acquisition by seller of an interest relating to capitalised interest..............................142
         Termination of mortgages trust.....................................................................143
         Retirement of mortgages trustee....................................................................143
         Governing law......................................................................................143
         The controlling beneficiary deed...................................................................143
         Governing law......................................................................................144
The master intercompany loan agreement......................................................................145
         The facility.......................................................................................145
         Ratings designations of the loan tranches..........................................................145
         Issuance of loan tranches..........................................................................145
         Representations and agreements.....................................................................146
         Payments of interest...............................................................................146
         Repayment of principal on the loan tranches........................................................147
         Limited recourse...................................................................................148
         Master intercompany loan events of default.........................................................148
         Other Funding 2 intercompany loan agreements.......................................................149
         Funding 2's bank accounts..........................................................................149
         Governing law......................................................................................149
Security for Funding 2's obligations........................................................................150
         Covenants of Funding 2.............................................................................150
         Funding 2 security.................................................................................150
         Nature of security - fixed charge..................................................................151
         Nature of security - floating charge...............................................................151
         Funding 2 pre-enforcement priority of payments.....................................................152
         Enforcement........................................................................................152
         Funding 2 post-enforcement priority of payments....................................................153
         New Funding 2 issuing entities.....................................................................153
         Appointment, powers, responsibilities and liabilities of the Funding 2 security trustee............153
         Funding 2 Security trustee's fees and expenses.....................................................154
         Retirement and removal.............................................................................154
         Additional provisions of the Funding 2 deed of charge..............................................155
         Governing law......................................................................................156
Security for the issuing entity's obligations...............................................................157
         Covenants of the issuing entity....................................................................157
         Issuing entity security............................................................................157
         Nature of security - fixed charge..................................................................158
         Nature of security - floating charge...............................................................158
         Enforcement........................................................................................159
         Issuing entity post-enforcement priority of payments...............................................160
         New issuing entity secured creditors...............................................................160
         Appointment, powers, responsibilities and liabilities of the issuing entity security trustee.......160
         Issuing entity security trustee's fees and expenses................................................161
         Retirement and removal.............................................................................161


                                       5



Additional provisions of the issuing entity deed of charge..................................................162
         Trust Indenture Act prevails.......................................................................164
         Governing law......................................................................................164
Cashflows...................................................................................................165
         Definition of Funding 2 available revenue receipts.................................................165
         Distribution of Funding 2 available revenue receipts before master intercompany loan acceleration..166
         Definition of issuing entity revenue receipts......................................................168
         Distribution of issuing entity revenue receipts before note acceleration...........................169
         Distribution of issuing entity revenue receipts after note acceleration but before master intercompany loan acceleration.....................................................................172
         Distribution of Funding 2 available principal receipts.............................................172
         Payment of principal receipts to Funding 2 by the mortgages trustee................................172
         Definition of Funding 2 available principal receipts...............................................172
         Due and payable dates of loan tranches.............................................................173
         Repayment of loan tranches before a trigger event and before master intercompany loan acceleration or acceleration of all notes.......................................................................173
         Rule (1) - Repayment deferrals.....................................................................174
         Rule (2) - Repayment of payable pass-through loan tranches after a step-up date....................177
         Repayment of loan tranches after a non-asset trigger event but before master intercompany loan acceleration or acceleration of all notes..........................................................178
         Repayment of loan tranches after an asset trigger event but before master intercompany loan acceleration notice or acceleration of all notes...................................................179
         Repayment of loan tranches after acceleration of all notes but before master intercompany loan acceleration.......................................................................................179
         Repayment of loan tranches when Funding 2 receives the amount outstanding under the master intercompany loan..................................................................................180
         Definition of issuing entity principal receipts....................................................180
         Distribution of issuing entity principal receipts before note acceleration.........................180
         Distribution of issuing entity principal receipts after note acceleration but before master intercompany loan acceleration.....................................................................182
         Distribution of Funding 2 principal receipts and Funding 2 revenue receipts following master intercompany loan acceleration.....................................................................183
         Distribution of issuing entity principal receipts and issuing entity revenue receipts following note acceleration and master intercompany loan acceleration.............................................185
Credit structure............................................................................................188
         Credit support for the notes provided by Funding 2 available revenue receipts......................188
         Level of arrears experienced.......................................................................189
         Use of Funding 2 principal receipts to pay Funding 2 income deficiency.............................189
         Funding 2 general reserve fund.....................................................................190
         Funding 2 principal deficiency ledger..............................................................190
         Issuing entity available funds.....................................................................192
         Priority of payments among the class A notes, the class B notes, the class M notes, the class C notes and the class D notes........................................................................192
         Mortgages trustee GIC account/Funding 2 GIC account................................................193
         Funding 2 liquidity reserve fund...................................................................193
         Funding 2 start-up loan agreements.................................................................194
         General description................................................................................194
         Interest...........................................................................................195
         Repayment..........................................................................................195
         Event of default...................................................................................195
         Acceleration.......................................................................................195
         Governing law......................................................................................195

                                       6



The swap agreements.........................................................................................196
         General............................................................................................196
         The Funding 2 swap.................................................................................196
         The issuing entity currency swaps..................................................................198
         Ratings downgrade of swap providers................................................................199
         Termination of the swaps...........................................................................199
         Transfer of the swaps..............................................................................201
         Taxation...........................................................................................201
         Governing law......................................................................................201
Cash management for the mortgages trustee, Funding 1 and Funding 2..........................................202
         Cash management services provided in relation to the mortgages trust...............................202
         Cash management services provided to Funding 2.....................................................202
         PERIODIC AUDIT.....................................................................................204
         Compensation of cash manager.......................................................................204
         Resignation of cash manager........................................................................204
         Termination of appointment of cash manager.........................................................204
         Governing law......................................................................................205
Cash management for the issuing entity......................................................................206
         Cash management services to be provided to the issuing entity......................................206
         The issuing entity's bank accounts.................................................................207
         Compensation of issuing entity cash manager........................................................207
         Resignation of the issuing entity cash manager.....................................................207
         Termination of appointment of the issuing entity cash manager......................................208
         Governing law......................................................................................208
Description of the trust deed...............................................................................209
         General............................................................................................209
         Trust Indenture Act prevails.......................................................................210
         Governing law......................................................................................210
The notes and the global notes..............................................................................211
         Payment............................................................................................212
         Clearance and settlement...........................................................................212
         DTC................................................................................................212
         Clearstream, Luxembourg and Euroclear..............................................................214
         Global clearance and settlement procedures.........................................................215
         Initial settlement.................................................................................215
         Secondary trading..................................................................................215
         Definitive notes...................................................................................215
Terms and conditions of the US notes........................................................................217
Material legal aspects of the loans.........................................................................245
         English Loans......................................................................................245
         General............................................................................................245
         Nature of property as security.....................................................................245
         Registered title...................................................................................245
         Unregistered title.................................................................................245
         Taking security over land..........................................................................246
         The seller as mortgagee............................................................................246
         Enforcement of mortgages...........................................................................246
         Scottish loans.....................................................................................247
         General............................................................................................247
         Nature of property as security.....................................................................247
         Land Register......................................................................................247
         Sasine Register....................................................................................248
         Taking security over land..........................................................................248


                                       7


The seller as heritable creditor............................................................................248
         Enforcement of mortgages...........................................................................248
         Borrower's right of redemption.....................................................................249
United Kingdom taxation.....................................................................................250
United States federal income taxation.......................................................................252
         General............................................................................................252
         Tax status of the master issuer, Funding 2, mortgages trustee and mortgages trust..................253
         Characterisation of the US notes...................................................................253
         Taxation of United States holders of the US notes..................................................253
         Qualified Stated Interest and Original Issue Discount..............................................253
         Sales and retirement...............................................................................254
         Taxation of Non-United States holders of the US notes..............................................254
         Alternative characterisation of the US notes.......................................................255
         Backup withholding and information reporting.......................................................255
Material Jersey (Channel Islands) tax considerations........................................................257
         Tax status of the mortgages trustee and the mortgages trust........................................257
         EU Savings Directive...............................................................................257
ERISA considerations........................................................................................258
Enforcement of foreign judgments in England and Wales.......................................................261
United States legal investment considerations...............................................................262
Legal matters...............................................................................................263
Underwriting................................................................................................264
         United States......................................................................................264
         United Kingdom.....................................................................................265
         General............................................................................................269
Reports to noteholders......................................................................................270
Certain relationships.......................................................................................271
Incorporation of certain information by reference...........................................................272
Where investors can find more information...................................................................273
Listing and general information.............................................................................274
Glossary....................................................................................................278
Index of principal terms....................................................................................317


Permanent Funding (No. 1) Limited (referred to in this prospectus as FUNDING 1), a company of common ownership with the issuing entity and Funding 2, has an interest in the same trust property (being the pool of residential mortgage loans held by the mortgages trustee and originated by Halifax) as Funding 2. Certain issuing entities (the PREVIOUS FUNDING 1 ISSUING ENTITIES) have issued notes and used the proceeds thereof to make intercompany loans to Funding 1. New issuing entities may be established from time to time to issue notes and make new intercompany loans to Funding 1. Subject to certain conditions described further in this prospectus, from time to time, new issuing entities may also be established to issue notes and make new intercompany loans to Funding 2. In addition, a new Funding beneficiary may be created in the future and new issuing entities may be established to issue notes and make intercompany loans to such new Funding beneficiary. The notes issued by these previous Funding 1 issuing entities are, and any new notes issued by such new issuing entities will ultimately be secured by the same trust property as the notes issued by the issuing entity under this prospectus and the accompanying prospectus supplement. The allocation of trust property as between Halifax plc (referred to in this prospectus as the SELLER), Funding 1 and Funding 2 is described in this prospectus under "THE MORTGAGES TRUST".
         A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

                           FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements including, but not limited to, statements made under the headings "RISK FACTORS", "THE LOANS", "THE SERVICER" and "THE SERVICING AGREEMENT". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "believes", "expects", "may", "intends", "should" or "anticipates" or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the notes, Halifax or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others general economic and business conditions in the United Kingdom, currency exchange and interest rate fluctuations, government, statutory, regulatory or administrative initiatives affecting Halifax, changes in business strategy, lending practices or customer relationships and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed in this prospectus under the heading "RISK FACTORS", and you are encouraged to carefully consider those factors prior to making an investment decision in relation to the notes.

                          DEFINED TERMS AND CONVENTIONS

References herein to PROSPECTUS are to this base prospectus filed as part of the related registration statement and references herein to PROSPECTUS SUPPLEMENT are to a supplement to such base prospectus.

References in this document to ISSUING ENTITY, WE or US mean Permanent Master Issuer PLC and references to YOU mean potential investors in the notes.

References in this prospectus to the DEPOSITOR or FUNDING 2 mean Permanent Funding (No. 2) Limited.

References in this prospectus to the SEC mean the United States Securities and Exchange Commission.

References in this prospectus to (POUND), POUNDS or STERLING are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland. References in this prospectus to US$, $, US DOLLARS or DOLLARS are to the lawful currency of the United States of America. References in this prospectus to (EURO), EURO or EURO are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

Not all series and classes of notes will be registered in the United States under the US Securities Act of 1933, as amended (the SECURITIES ACT) and therefore will not be offered under this prospectus. However, the term NOTES unless otherwise stated, when used in this prospectus, includes all notes issued by the issuing entity.

Any series of the notes which are registered in the United States under the Securities Act and offered under this prospectus and the accompanying prospectus supplement are referred to in this prospectus as US NOTES.

     IMPORTANT NOTICE ABOUT INFORMATION PROVIDED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of notes is contained in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to a particular series or class of notes; and (b) the accompanying prospectus supplement for a particular series of notes, which describes the specific terms of the notes of that series, including:

o      the timing of interest and principal payments;

o      financial and other information about the assets of the issuing entity;

o      the ratings for your class of notes; and

o other terms and conditions not contained herein that are applicable to your series and class of notes.

This prospectus may be used to offer and sell any series and class of notes only if accompanied by the prospectus supplement for that series and class.

Although the accompanying prospectus supplement for a particular series of notes cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. The issuing entity has not authorised anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus and the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

Cross-references are included in this prospectus and each accompanying prospectus supplement to headings in these materials under which you can find further related discussions. The table of contents in this prospectus and the table of contents included in each accompanying prospectus supplement provide the pages on which these headings are located.

If you require additional information, the mailing address of Funding 2's principal executive offices is 35 Great St. Helen's, London, EC3 6AP, United Kingdom and the telephone number is +(44) 20 7398 6300. For other means of acquiring additional information about the issuing entity or a series of notes, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" in this prospectus.

                              SUMMARY OF PROSPECTUS

The information in this section of the prospectus is a summary of the principal features of the notes, including the transaction documents and the loans that will generate the income for the issuing entity to make payments on the notes. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, especially the risks of investing in the notes discussed under "RISK FACTORS" and in the accompanying prospectus supplement under the heading "RISK FACTORS".

OVERVIEW OF THE TRANSACTION

The following is a brief overview of the transaction and is further illustrated by the following "STRUCTURAL DIAGRAM OF THE PROGRAMME". The numbers in the diagram refer to the numbered paragraphs below.

(1) On 14 June 2002 and on several subsequent dates (in connection with previous transactions by Funding 1 issuing entities) Halifax, as the SELLER, sold loans and their RELATED SECURITY (which is the security for the repayment of the loan, including the relevant mortgage) to the mortgages trustee pursuant to a mortgage sale agreement. From time to time the seller may, subject to satisfaction of the conditions to sale set out in "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES" below, sell further loans and their related security to the mortgages trustee. The LOANS are residential mortgage loans originated by the seller and secured over residential properties located in England, Wales and Scotland.

(2) The mortgages trustee will hold the loans and other property (the TRUST PROPERTY) on trust for the benefit of the seller, Funding 1 and Funding 2 pursuant to a mortgages trust deed. The trust property includes the PORTFOLIO, which at any time consists of the loans and their related security held by the mortgages trustee together with any accrued interest on the loans and other amounts derived from the loans and their related security. Each of the seller, Funding 1 and Funding 2 has a joint and undivided interest in the trust property, but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property, as further described under "THE MORTGAGES TRUST" below.

(3) The mortgages trustee distributes interest receipts on the loans, after payment of certain fees and expenses (including those of the mortgages trustee, the servicer, the cash manager and the account bank), to each of Funding 1 and Funding 2 based on their percentage shares in the trust property. The mortgages trustee distributes the remaining interest receipts on the loans to the seller. The mortgages trustee allocates losses on the loans to the seller, Funding 1 and Funding 2 in accordance with their percentage shares in the trust property. These percentage shares may fluctuate as described in "THE MORTGAGES TRUST" below. The mortgages trustee allocates principal receipts on the loans between the seller, Funding 1 and Funding 2 in amounts depending on whether Funding 1 or Funding 2, as the case may be, is required to pay amounts on a Funding 1 intercompany loan or the master intercompany loan, as the case may be, on the next Funding 1 interest payment date or Funding 2 interest payment date, as the case may be, or whether Funding 1 or Funding 2, as the case may be, is accumulating cash to repay a bullet term advance or a scheduled amortisation instalment under a scheduled amortisation term advance (made under a Funding 1 intercompany loan agreement) or a bullet loan tranche or a scheduled amortisation instalment under a scheduled amortisation loan tranche (made under the master intercompany loan agreement), as the case may be. The issuing entity will make loan tranches available to Funding 2 pursuant to the master intercompany loan agreement from the proceeds of each series of notes (see "SUMMARY OF THE NOTES - RELATIONSHIP BETWEEN THE NOTES AND THE MASTER INTERCOMPANY loan" below). The types of loan tranches (namely, bullet loan tranches, scheduled amortisation loan tranches and pass-through loan tranches) are described under "- THE MASTER INTERCOMPANY LOAN" below.

(4) Funding 2 will use the proceeds of loan tranches received from time to time from the issuing entity under the master intercompany loan agreement to:

       (i) pay the seller part of the consideration for loans (together with their related security) sold by the seller to the mortgages trustee in connection with the issuance of notes by the issuing entity and the making of the relevant loan tranche to Funding 2, which will result in an increase in the Funding 2 share of the trust property and a corresponding decrease in the seller share of the trust property;

       (ii) acquire part of the Funding 1 share of the trust property and/or the seller share of the trust property, as the case may be (such payment to be made to Funding 1 and/or the seller, as the case may
              be), which will result in a corresponding decrease of the Funding 1 share of the trust property or the seller share of the trust property, as the case may be and a corresponding increase in the Funding 2 share of the trust property;

       (iii) fund or replenish the Funding 2 general reserve fund; and/or (iv) make a payment to the issuing entity to refinance an existing loan tranche.

(5) Funding 2 will use a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the issuing entity under the master intercompany loan agreement and to replenish the Funding 2 general reserve fund and the Funding 2 liquidity reserve fund (if any). Funding 2's obligations to the issuing entity under the master intercompany loan agreement (among others) will be secured under the Funding 2 deed of charge to be entered into by Funding 2 with, among others, the Funding 2 security trustee and the issuing entity by, among other things, the Funding 2 share of the trust property.

(6) The issuing entity's obligations to pay principal and interest on the notes will be funded primarily from the payments of principal and interest received by it from Funding 2 under the master intercompany loan agreement. The issuing entity's primary asset will be its rights under the master intercompany loan agreement and the Funding 2 deed of charge. Neither the issuing entity nor the noteholders will have any direct interest in the trust property, although the issuing entity will have a shared security interest under the Funding 2 deed of charge in the Funding 2 share of the trust property. Prior to service of a note acceleration notice, the issuing entity will only repay a class of notes (or part thereof) of any series on the relevant interest payment date if it has received principal repayments in respect of the loan tranche that was funded by the issue of such notes. The issuing entity will only receive a principal repayment in respect of such loan tranche if, among other things, following such repayment there would be sufficient credit enhancement on that date for each outstanding class of notes, either in the form of lower ranking classes of notes or other forms of credit enhancement. Following service of a note acceleration notice, the issuing entity will apply amounts received by it from Funding 2 under the master intercompany loan agreement to repay all classes of outstanding notes of any series.

(7)    Subject to satisfying certain conditions precedent, including:

       (i) the issuing entity obtaining written confirmation from each rating agency that the then current ratings of the notes outstanding at that time will not be withdrawn, reduced or qualified because of the new issue;

       (ii) the issuing entity providing written confirmation to the Funding 2 security trustee and the issuing entity security trustee that no master intercompany event of default has occurred which has not been remedied or waived and no master intercompany event of default will occur as a result of the issue of the new notes; and

       (iii) the issuing entity providing written certification to the Funding 2 security trustee and the issuing entity security trustee that no principal deficiency is recorded on the Funding 2 principal deficiency ledger in relation to the loan tranches outstanding at that time, the issuing entity will issue notes in separate series and classes from time to time. Each series will consist of one or more classes of notes and may be offered under this prospectus and the accompanying prospectus supplement setting out the terms of that series and those classes of notes. The issuing entity's obligations under, among other things, the notes will be secured under the issuing entity deed of charge to be entered into by the issuing entity with, among others, the issuing entity security trustee and the note trustee by, among other things, the issuing entity's rights under the master intercompany loan agreement and the Funding 2 deed of charge.

(8) The accounts, the reserve funds and the swap transactions and their function in the programme structure are described later in this prospectus and in the accompanying prospectus supplement. They are included in the first diagram below so that investors can refer back to see where they fit into the structure.

                      STRUCTURAL DIAGRAM OF THE PROGRAMME

                               [GRAPHIC OMITTED]

           DIAGRAM OF OWNERSHIP STRUCTURE OF SPECIAL PURPOSE VEHICLES

                               [GRAPHIC OMITTED]


This diagram illustrates the ownership structure of the principal special purpose entities in respect of the programme, as follows:

o Each of Funding 1, Funding 2, the issuing entity and the previous Funding 1 issuing entities is, and any new issuing entity is expected to be, a wholly-owned subsidiary of Permanent Holdings Limited (HOLDINGS). See "FUNDING 1", "FUNDING 2", "PERMANENT MASTER ISSUER PLC" and "FUNDING 1 ISSUING ENTITIES" below.

o The entire issued share capital of Holdings is held on trust by a corporate services provider, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. See "HOLDINGS" below.

o The entire issued share capital of the mortgages trustee is held beneficially on trust by another corporate services provider, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. See "THE MORTGAGES TRUSTEE" below.

o The post-enforcement call option holder is a subsidiary of Permanent PECOH Holdings Limited (PECOH HOLDINGS). See "PECOH" below.

o The entire issued share capital of PECOH Holdings is held on trust by another corporate services provider, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. See "PECOH HOLDINGS" below.

o Halifax, who as the sponsor organises and initiates each transaction under the programme (and was the sponsor for the transactions by the previous Funding 1 issuing entities), has no ownership interest in any of the entities in the diagrams above. As a result, any transaction under the programme will not be directly linked to the credit of Halifax, and Halifax has no obligation to support such transaction financially, although Halifax may still have a connection with such transaction for other reasons (such as acting as servicer of the loans and as a beneficiary under the MORTGAGES TRUST). See "HALIFAX PLC" below.

o The previous Funding 1 issuing entities issued notes to investors and loaned the proceeds to Funding 1 pursuant to separate intercompany loan agreements on each previous closing date. See "FUNDING 1 ISSUING ENTITIES" below.

o New issuing entities may in the future, in connection with Funding 1, Funding 2 or a new Funding beneficiary, issue new notes from time to time and Funding 1, Funding 2 or the new Funding beneficiary, as the case may be, may apply the proceeds to acquire an interest in the trust property. Thus, the notes issued will be secured by the same trust property as the notes offered under this prospectus and the accompanying prospectus supplement. See "RISK FACTORS - HOLDINGS MAY ESTABLISH ANOTHER COMPANY WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST" below.

o In certain circumstances (including when new issuing entities are established in connection with Funding 1, Funding 2 or a new Funding beneficiary), the Funding 2 security trustee and/or the issuing entity security trustee may consent to modifications to be made to some of the transaction documents. Your consent will not be obtained in relation to those modifications. See "RISK FACTORS - THE FUNDING 2 SECURITY TRUSTEE AND/OR THE ISSUING ENTITY SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS" below.

                                 THE KEY PARTIES

ISSUING ENTITY

Permanent Master Issuer PLC is a public limited company incorporated in England and Wales, referred to in this prospectus as the ISSUING ENTITY. Its registered office is 35 Great St. Helen's, London EC3A 6AP, United Kingdom. Its telephone number is (+44) 20 7398 6300. The issuing entity is a new special purpose company created at the direction of the sponsor. The issuing entity will issue the notes and lend the gross proceeds to Funding 2. See "PERMANENT MASTER ISSUER PLC" below.

DEPOSITOR

Permanent Funding (No. 2) Limited is a private limited company incorporated in England and Wales, referred to in this prospectus as FUNDING 2. Its registered office is 35 Great St. Helen's, London EC3A 6AP, United Kingdom. Its telephone number is (+44) 20 7398 6300. Funding 2 will borrow money from the issuing entity pursuant to the terms of the master intercompany loan agreement and apply it, among other things, to increase the Funding 2 share of the trust property, as described under "SUMMARY OF PROSPECTUS" above. See also "FUNDING 2" below.

FUNDING 1

Permanent Funding (No. 1) Limited is a private limited company incorporated in England and Wales, referred to in this prospectus as FUNDING 1. It is a beneficiary under the mortgages trust and has a share of the trust property. See "THE MORTGAGES TRUST" below.

THE MORTGAGES TRUSTEE

Permanent Mortgages Trustee Limited is a private limited company incorporated in Jersey, Channel Islands, referred to in this prospectus as the MORTGAGES TRUSTEE. See "THE MORTGAGES TRUSTEE" below. The purpose of the mortgages trustee is to acquire from time to time additional trust property from the seller and to hold all of the trust property on trust for the seller, Funding 1 and Funding 2 and, if applicable, any new Funding beneficiary, under the terms of the mortgages trust deed. See "THE MORTGAGES TRUST" below.

THE SELLER, THE SPONSOR, THE SERVICER, THE FUNDING 2 SWAP PROVIDER, THE CASH MANAGER AND THE ISSUING ENTITY CASH MANAGER

Halifax plc is a bank incorporated in England and Wales as a public limited company. See "HALIFAX PLC" below.

Halifax plc originated all of the loans in the portfolio and has, as the SELLER, sold those loans to the mortgages trustee under the mortgage sale agreement. Halifax plc will from time to time sell additional loans to the mortgages trustee pursuant to the terms of the mortgage sale agreement. See "SALE OF THE LOANS AND THEIR RELATED SECURITY" below.

Although Halifax plc has sold or will sell the loans to the mortgages trustee, Halifax plc will continue to have an interest in the loans as one of the beneficiaries of the mortgages trust under the mortgages trust deed. See "THE MORTGAGES TRUST -- SELLER SHARE OF TRUST PROPERTY" below.

Halifax plc is the SPONSOR of the asset-backed securities programme in connection with which the issuing entity is issuing the notes.

Halifax plc, as the SERVICER, performs administration and servicing functions in respect of the loans on behalf of the mortgages trustee and the beneficiaries of the mortgages trust, including collecting payments under the loans and taking steps to recover arrears. Halifax plc may not resign as servicer unless a successor servicer has been appointed. In addition, Halifax plc may be replaced by a successor servicer if it defaults in its obligations under the servicing agreement or an insolvency event occurs in relation to the servicer. See "THE SERVICER" and "THE SERVICING AGREEMENT" below.

Halifax plc will be the FUNDING 2 SWAP PROVIDER as described under "THE SWAP AGREEMENTS -- THE FUNDING 2 SWAP" below.

Halifax plc has also been appointed as the CASH MANAGER for the mortgages trustee, Funding 1 and Funding 2 to manage their bank accounts, determine the amounts of and arrange payments of monies to be made by them and keep certain records on their behalf. See "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE, FUNDING 1 AND FUNDING 2" below.

Halifax plc will also be appointed as the ISSUING ENTITY CASH MANAGER to manage the issuing entity's bank accounts, determine the amounts of and arrange payments of monies to be made by the issuing entity and keep certain records on the issuing entity's behalf. See "CASH MANAGEMENT FOR THE ISSUING ENTITY" below.

Halifax plc may also from time to time, as the FUNDING 2 START-UP LOAN PROVIDER, provide a start-up loan to Funding 2 (each such loan being a FUNDING 2 START-UP
LOAN) to be used to increase the Funding 2 general reserve fund and pay certain costs and expenses incurred by Funding 2 in connection with notes issued under the programme. See "CREDIT STRUCTURE -- FUNDING 2 START-UP LOAN AGREEMENTS" below. Funding 2 may (in the future) also enter into Funding 2 start-up loan agreements with parties other than Halifax.

THE ACCOUNT BANK AND THE ISSUING ENTITY ACCOUNT BANK

Bank of Scotland will be appointed as the issuing entity account bank to provide banking services to the issuing entity, and has been or will be appointed as the account bank to Funding 2, Funding 1 and the mortgages trustee. See "THE MASTER INTERCOMPANY LOAN AGREEMENT -- FUNDING 2'S BANK ACCOUNTS" and "CASH MANAGEMENT FOR THE ISSUING ENTITY -- THE ISSUING ENTITY'S BANK ACCOUNTS" below.

THE ISSUING ENTITY SWAP PROVIDER

The issuing entity swap provider(s), if any, in respect of a particular series will be disclosed in the relevant prospectus supplement. See "THE SWAP AGREEMENTS -- THE ISSUING ENTITY CURRENCY SWAPS" below.

THE NOTE TRUSTEE, ISSUING ENTITY SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE

The Bank of New York is the note trustee, the issuing entity security trustee and Funding 2 security trustee. The note trustee will act as trustee for the noteholders under the trust deed. The issuing entity security trustee will act as trustee for the issuing entity secured creditors under the issuing entity deed of charge. The Funding 2 security trustee will act as trustee for the Funding 2 secured creditors under the Funding 2 deed of charge.

         The Bank of New York is also the Funding 1 note trustee, the Funding 1 issuing entity security trustee and the Funding 1 security trustee under the Funding 1 transaction documents.

THE PAYING AGENTS, AGENT BANK, REGISTRAR AND TRANSFER AGENT

Citibank, N.A. is the principal paying agent, the US paying agent, the agent bank, the registrar and the transfer agent. The paying agents will make payments on the notes to noteholders, the agent bank will calculate the interest rate on the notes and the registrar will maintain a register in respect of the notes.

THE PREVIOUS FUNDING 1 ISSUING ENTITIES AND NEW ISSUING ENTITIES

In connection with loans sold to the mortgages trustee prior to the programme date, the previous Funding 1 issuing entities issued Funding 1 notes and used the sterling equivalent of the gross issue proceeds to make intercompany loans to Funding 1 on the respective previous closing dates. Each of the previous Funding 1 issuing entities is a wholly-owned subsidiary of Holdings. In the future, new issuing entities may issue notes and loan the proceeds to Funding 1, Funding 2 and/or a new Funding beneficiary, as the case may be. It is not necessary to obtain your approval for any issuance of new notes, nor is it necessary to provide you with notice of any such issuance. However, both Funding 1 and Funding 2 and, if applicable, any new Funding beneficiary will report on its periodic distribution reports on Form 10-D and periodic reports on Form 8-K to be filed with the SEC in connection with any issue of new notes backed by the loans in the portfolio.

                              SUMMARY OF THE NOTES

SERIES

The issuing entity may from time to time issue class A notes, class B notes, class M notes, class C notes and class D notes in one or more series. Each series will consist of one or more classes or sub-classes of notes. One or more series or classes of notes may be issued at one time. Each series and class of notes will be secured over the same assets as all other notes offered under this prospectus and an accompanying prospectus supplement. The notes issued from time to time by the issuing entity will constitute direct, secured and unconditional obligations of the issuing entity.

The notes of a particular class in different series (and the notes of differing sub-classes of the same class and series) will not necessarily have all the same terms. Differences may include issue price, principal amount, interest rates and interest rate calculations, currency, permitted redemption dates and final maturity dates. Noteholders holding certain notes may have the benefit of remarketing and conditional purchase arrangements or similar arrangements. The terms of each series and class of notes will be set out in the accompanying prospectus supplement.

PAYMENT

Some series of notes will be paid ahead of others, regardless of the class designation of the notes. In particular, some payments on some series of class B notes, class M notes, class C notes and class D notes will be paid before some series of class A notes, as described in "-PAYMENT AND RANKING OF THE NOTES" and "-DIAGRAM OF THE PRIORITY OF PAYMENTS BY THE ISSUING ENTITY AND SUBORDINATION RELATIONSHIPS" below. See also "CASHFLOWS" below.

In addition, the occurrence of an asset trigger event or non-asset trigger event (which are described below under "--TRIGGER EVENTS" below) will alter the payments on the notes.

ISSUANCE

Notes may only be issued on the satisfaction of certain conditions precedent. In particular, new notes may be issued only if the following conditions (among others) are satisfied:

o the issuing entity obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time will not be withdrawn, qualified or reduced because of the new issue;

o the issuing entity providing written certification to the Funding 2 security trustee and the issuing entity security trustee that no master intercompany loan event of default has occurred which has not been remedied or waived and no master intercompany loan event of default will occur as a result of the issue of the new notes; and

o the issuing entity providing written certification to the Funding 2 security trustee and the issuing entity security trustee that no principal deficiency is recorded on the Funding 2 principal deficiency ledger in relation to the loan tranches outstanding at that time.

There are no restrictions on the issuance of any notes so long as the relevant conditions are met.

RATINGS

The ratings assigned to each class of notes will be specified in the accompanying prospectus supplement.

A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances in the future so warrant.

Standard & Poor's, Moody's and Fitch together comprise the rating agencies referred to in this prospectus. The term "RATING AGENCIES" also includes any further or replacement rating agency appointed by the issuing entity with the approval of the note trustee to give a credit rating to the notes of any series.

The issuing entity has agreed to pay ongoing surveillance fees to the rating agencies, in exchange for which each rating agency will monitor the ratings it has assigned to each series and class of notes while they are outstanding.

LISTING

Application will be made to the UK Listing Authority for the notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange for each series and class of the notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

DENOMINATIONS OF THE NOTES

The notes (in either global or definitive form) will be issued in such denominations as specified in the accompanying prospectus supplement, save that the minimum denomination of each note will be such as may be allowed or required from time to time by the relevant central bank or regulatory authority (or equivalent body) or any laws or regulations applicable to the relevant currency and save that the minimum denomination of each note will be (euro)50,000 (or its equivalent in any other currency as at the date of issue of such notes).

MATURITIES

Notes will be issued in such maturities as may be specified in the relevant prospectus supplement, subject to compliance with all applicable legal, regulatory and/or central bank requirements.

CURRENCIES

Subject to compliance with all applicable legal, regulatory and/or central bank requirements, a series and class of notes may be denominated in such currency or currencies as may be agreed between the relevant underwriters and/or dealers and the issuing entity as specified in the relevant prospectus supplement.

ISSUE PRICE

Each series and class of notes may be issued on a fully paid basis and at an issue price which is at par or at discount from, or premium over, par.

SELLING RESTRICTIONS

For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of offering material in the United States of America, the United Kingdom and certain other jurisdictions see "UNDERWRITING" below and in the accompanying prospectus supplement.

RELATIONSHIP BETWEEN THE NOTES AND THE MASTER INTERCOMPANY LOAN

The master intercompany loan agreement will comprise multiple loan tranches. The gross proceeds of each issue of a series and class of notes will fund a single loan tranche under the master intercompany loan agreement. The repayment terms of each loan tranche (for example, dates for payment of principal and the type of amortisation or redemption) will reflect the terms of the related series and class of notes. Subject to any swap agreements as described under "THE SWAP AGREEMENTS" below and the Funding 2 priority of payments and the issuing entity priority of payments, the issuing entity will repay the series and class of notes from payments received by it from Funding 2 under the corresponding loan tranche and, in each case where the relevant class of notes is denominated in a currency other than sterling, after making the appropriate currency exchange under the corresponding issuing entity swap agreement.

The ability of Funding 2 to make payments on the master intercompany loan will depend to a large extent on Funding 2 receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the loans and the related security and the allocation of monies among the seller, Funding 1 and Funding 2 under the mortgages trust. For more information on the master intercompany loan, see "THE MASTER INTERCOMPANY LOAN AGREEMENT" below.

PAYMENT AND RANKING OF THE NOTES

Payments of interest and principal on the class A notes of any series due and payable on an interest payment date will rank ahead of payments of interest and principal on the class B notes of any series, the class M notes of any series, the class C notes of any series and the class D notes of any series (in each case due and payable on such interest payment date). Payments of interest and principal on the class B notes of any series due and payable on an interest payment date will rank ahead of payments of interest and principal on the class M notes of any series, the class C notes of any series and the class D notes of any series (in each case due and payable on such interest payment date). Payments of interest and principal on the class M notes of any series due and payable on an interest payment date will rank ahead of payments of interest and principal on the class C notes of any series and the class D notes of any series (in each case due and payable on such interest payment date). Payments of interest and principal on the class C notes of any series due and payable on an interest payment date will rank ahead of payments of interest and principal on the class D notes of any series (due and payable on such interest payment date). For more information on the priority of payments, see "CASHFLOWS" below and see also "RISK FACTORS - SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT NOTEHOLDERS FROM ALL RISK OF LOSS" below.

Payments of interest and principal on the class A notes of each series rank equally (but subject to the interest payment dates, scheduled redemption dates and permitted redemption dates of each series of class A notes). Payments of interest and principal on the class B notes of each series rank equally (but subject to the interest payment dates, scheduled redemption dates and permitted redemption dates of each series of class B notes). Payments of interest and principal on the class M notes of each series rank equally (but subject to the interest payment dates, scheduled redemption dates and permitted redemption dates of each series of class M notes). Payments of interest and principal on the class C notes of each series rank equally (but subject to the interest payment dates, scheduled redemption dates and permitted redemption dates of each series of class C notes). Payments of interest and principal on the class D notes of each series rank equally (but subject to the interest payment dates, scheduled redemption dates and permitted redemption dates of each series of class D notes). The interest payment dates, scheduled redemption dates and permitted redemption dates for a series and class of notes will be specified in the accompanying prospectus supplement.

Investors should note that subject as further described under "CASHFLOWS" below:

o Notes of different series and classes are intended to receive payment of interest and principal at different times, therefore lower ranking classes of notes of one series may be paid interest and principal before higher ranking classes of notes of a different series.

o If there is debit balance on a subordinate ranking principal deficiency sub-ledger or the adjusted Funding 2 general reserve fund level is less than the Funding 2 reserve required amount or arrears in respect of loans in the mortgages trust exceeds a specified amount (each as described below under "CASHFLOWS" below) and there is a more senior loan tranche and related series and class of notes outstanding, no amount of principal will be repayable in respect of a loan tranche and related series and class of notes until such situation is cured. The failure to repay principal in respect of such loan tranche and the related notes on the applicable redemption dates for such reason will not constitute an event of default in respect of such loan tranche or in respect of the related notes.

o To the extent required, but subject to certain limits and conditions, Funding 2 may apply amounts standing to the credit of the Funding 2 general reserve fund and the Funding 2 liquidity reserve fund (if any) in payment of, among other things, amounts due to the issuing entity in respect of the loan tranches.

o Prior to service of a note acceleration notice, a series and class of notes will be redeemed on a permitted redemption date only to the extent of the amount (if any) repaid on the related loan tranche in respect of such date.

o If not redeemed earlier, each series and class of notes will be redeemed by the issuing entity on the final maturity date specified in the accompanying prospectus supplement. The failure to redeem a series and class of notes on its final maturity date will constitute a note event of default in respect of such notes.

o Following a trigger event or service of a master intercompany loan acceleration notice or a note acceleration notice, the priority of payments will change and the issuing entity will make payments of interest and principal in accordance with and subject to the relevant priority of payments as described below under "CASHFLOWS" below.

INTEREST

Interest will accrue on each series and class of notes from its date of issuance at the applicable interest rate specified in the applicable prospectus supplement for that series and class of notes, which may be fixed or floating rate or have a combination of these characteristics. Interest on each series and class of notes will be due and payable on the interest payment dates specified in the applicable prospectus supplement.

Any shortfall in payments of interest due on any series of the class B notes, the class M notes, the class C notes or the class D notes on any interest payment date in respect of such notes will, unless then the most senior class of notes then outstanding, be deferred until the immediately succeeding interest payment date in respect of such notes. On that immediately succeeding interest payment date, the amount of interest due on the relevant class of notes will be increased to take account of any such deferred interest. If on that interest payment date there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final maturity date of the notes, at which point all such amounts will become due and payable. However, if there is insufficient money available to the issuing entity to pay interest on the class B notes, the class M notes, the class C notes or the class D notes, then noteholders may not receive all interest amounts payable on those classes of notes. Payments of interest due on any interest payment date in respect of the most senior class of notes then outstanding may not be deferred and the failure to pay interest on such notes will be a note event of default.

FIXED RATE NOTES

For a series and class of fixed rate notes, interest will be payable at a fixed rate on such interest payment dates and on redemption as specified in the applicable prospectus supplement and will be calculated on the basis of such day count fraction as specified in the applicable prospectus supplement.

FLOATING RATE NOTES

A series and class of floating rate notes will bear interest in each case at a rate specified in the applicable prospectus supplement. The margin, if any, relating to such series and class of notes will be specified in the applicable prospectus supplement. Interest on floating rate notes in respect of each interest period will be payable on such interest payment dates and will be calculated on the basis of such day count fraction as specified in the applicable prospectus supplement.

ZERO COUPON NOTES

A series and class of zero coupon notes may be offered and sold at a discount to their nominal amount as specified in the applicable prospectus supplement (ZERO COUPON NOTES).

BULLET REDEMPTION NOTES

A series and class of bullet redemption notes will be redeemable in full on the bullet redemption date specified in the applicable prospectus supplement. Funding 2 will seek to accumulate funds relating to principal payments on each bullet loan tranche over a period of time in order to repay such funds as a lump sum payment to the issuing entity so that the issuing entity can redeem the corresponding bullet redemption notes in full on the relevant bullet redemption date. A cash accumulation period in respect of a bullet loan tranche is generally the period of time estimated to be the number of months prior to the relevant Funding 2 interest payment date necessary for Funding 2 to accumulate enough principal receipts derived from its share of the trust property to repay that bullet loan tranche to the issuing entity in full on the relevant scheduled repayment date. The cash accumulation period will be determined according to a formula described under "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY
- DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 2" below. To the extent that there are insufficient funds to redeem a series and class of bullet redemption notes on the relevant bullet redemption date, then the issuing entity will be required to pay the shortfall, to the extent it receives funds therefor, on subsequent interest payment dates in respect of such notes. No assurance can be given that Funding 2 will accumulate sufficient funds during the cash accumulation period relating to any bullet loan tranche to enable it to repay the relevant loan tranche to the issuing entity so that the issuing entity is able to repay principal of the related series of bullet redemption notes on their bullet redemption date.

Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of bullet redemption notes, such notes will be deemed to be pass-through notes and the issuing entity will repay such notes to the extent that funds are available and subject to the conditions regarding repayment on subsequent interest payment dates.

SCHEDULED REDEMPTION NOTES

A series and class of scheduled redemption notes will be redeemable on scheduled redemption dates in two or more scheduled amortisation instalments, the dates and amounts of which will be specified in the applicable prospectus supplement. Prior to each scheduled repayment date, Funding 2 will seek to accumulate sufficient funds so that it may repay the issuing entity each scheduled amortisation instalment on its scheduled redemption date so that the issuing entity is able to repay principal of the related series and class of scheduled redemption notes on their scheduled redemption date. A cash accumulation period in respect of a scheduled amortisation instalment is the period of time estimated to be the number of months prior to the relevant Funding 2 interest payment date necessary for Funding 2 to accumulate enough principal receipts derived from its share of the trust property to repay that scheduled amortisation instalment to the issuing entity on its scheduled repayment date. The cash accumulation period will be determined according to a formula described under "THE MORTGAGE TRUST - CASH MANAGEMENT OF TRUST PROPERTY - DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 2" below. To the extent there are insufficient funds on a scheduled redemption date for Funding 2 to repay the issuing entity the relevant scheduled amortisation instalment, then the issuing entity will be required to pay the shortfall in respect of the related series and class of scheduled redemption notes, to the extent it receives funds therefor, on subsequent interest payment dates in respect of such notes. No assurance can be given that Funding 2 will accumulate sufficient funds during the cash accumulation period relating to any scheduled amortisation instalment to enable it to repay the relevant scheduled amortisation instalment to the issuing entity so that the issuing entity is able to repay principal of the related series of scheduled redemption notes on their scheduled redemption date.

Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of scheduled redemption notes, such notes will be deemed to be pass-through notes and the issuing entity will repay such notes to the extent that funds are available and subject to the conditions regarding repayment on subsequent interest payment dates.

PASS-THROUGH NOTES

A series and class of pass-through notes will be redeemable in full on the final maturity date specified in the applicable prospectus supplement. On each Funding 2 interest payment date, Funding 2 may (subject to the repayment tests) make repayments of principal in respect of pass-through loan tranches to the issuing entity so that the issuing entity may, on the applicable interest payment date, repay all or part of the pass-through notes prior to their final maturity dates.

Following the earlier to occur of a pass-through trigger event and the step-up date (if any) in relation to a series and class of notes, the issuing entity will repay such notes to the extent that funds are available and subject to the conditions for repayment on subsequent interest payment dates.

MONEY MARKET NOTES

From time to time, the issuing entity may issue a series and class of notes designated as money market notes in the applicable prospectus supplement. MONEY MARKET NOTES are notes which will be "Eligible Securities" within the meaning of Rule 2a-7 under the United States Investment Company Act of 1940, as amended.

Money market notes will generally be bullet redemption notes or scheduled redemption notes, the final maturity date of which will be less than 397 days from the closing date on which such notes were issued.

The issuing entity may also repay certain series and classes of money market notes prior to their final maturity dates, but less than 397 days following issuance, using amounts received from a third party that has agreed to purchase those notes pursuant to the terms of a money market note purchase agreement. In addition, the issuing entity may provide for remarketing arrangements whereby money market notes may be remarketed to other investors prior to the end of each of a specified number of periods of less than 397 days following issuance. If such arrangements apply to any money market notes, the applicable prospectus supplement will, in addition to providing information regarding a series and class of money market notes, identify any money market note purchaser or remarketing agent in respect of such money market notes and the terms of the applicable money market note purchase agreement or remarketing agreement.

Certain risks relating to repayment of money market notes by means of a money market note subscriber are described under "RISK FACTORS - PAYMENTS FROM A MONEY MARKET NOTE PURCHASER MAY NOT BE SUFFICIENT TO REPAY MONEY MARKET NOTES".

REDEMPTION AND REPAYMENT

If not redeemed earlier, each series and class of notes will be redeemed by the issuing entity on the final maturity date specified for such series and class of notes in the applicable prospectus supplement.

For more information on the redemption of the notes, see "THE MORTGAGES TRUST -- CASH MANAGEMENT OF TRUST PROPERTY - DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 2" and "CASHFLOWS" below. See also "-PAYMENT AND RANKING OF THE NOTES" above.

OPTIONAL REDEMPTION OR REPURCHASE OF THE NOTES

The issuing entity may redeem all, but not a portion, of a series and class of notes at their redemption amount, together with any accrued interest in respect thereof by giving notice in accordance with the terms and conditions of the notes, subject to the notes not having been accelerated and the availability of sufficient funds, as described in detail in number 5 under "TERMS AND CONDITIONS OF THE US NOTES" below in the following circumstances, subject to certain conditions set out in the referenced sections:

o if at any time it would become unlawful for the issuing entity to make, fund or to allow to remain outstanding a loan tranche made by it under the master intercompany loan agreement and the issuing entity requires Funding 2 to prepay the loan tranche (see number 5(E) under "TERMS AND CONDITIONS OF THE US NOTES" below); or

o on any interest payment date in the event of particular tax changes affecting the issuing entity, the notes or the corresponding loan tranche under the master intercompany loan agreement (see number 5(E) under "TERMS AND CONDITIONS OF THE US NOTES" below); or

o if the new regulatory capital framework known as the Basel II Framework has been implemented in the United Kingdom (through the implementation of the EU Capital Requirements Directive) (see number 5(F) under "TERMS AND CONDITIONS OF THE US NOTES" below).

In addition, the issuing entity may redeem a series and class of notes outstanding in accordance with the terms and conditions of such notes:

o on the step-up date relating to such series and class of notes (as specified in the applicable prospectus supplement) and on any interest payment date thereafter (see number 5(D) under "TERMS AND CONDITIONS OF THE US NOTES" below); or

o on any interest payment date on which the aggregate principal amount of such series and class of notes and all other classes of notes of the same series is less than 10 per cent. of the aggregate principal amount outstanding of such series of notes as at the relevant closing date (see number 5(D) under "TERMS AND CONDITIONS OF THE OFFERED NOTES" below).

POST-ENFORCEMENT CALL OPTION

The note trustee is required at the request of the post-enforcement call option holder, for a nominal consideration, to transfer or procure the transfer of all of the notes to the post-enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders) under the terms of the post-enforcement call option agreement. The post-enforcement call option may only be exercised following enforcement and realisation of the issuing entity security to the maximum extent possible (as certified by the issuing entity security trustee) and application of the proceeds of enforcement. See "PECOH" below.

WITHHOLDING TAX

Payments of interest and principal with respect to the notes will be made subject to any withholding or deduction for or on account of any taxes and neither the issuing entity nor any other person will be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "UNITED KINGDOM TAXATION" below.

THE PROGRAMME DATE

On or about [o] 2006 (the PROGRAMME DATE) the issuing entity and other principal transaction parties will enter into the transaction documents in relation to the issuing entity's note issuance programme (the PROGRAMME) and amend and restate certain Funding 1 transaction documents (some of which are also Funding 2 transaction documents).

CREDIT ENHANCEMENT

Subject to the detailed description and limitations set out in "CREDIT STRUCTURE" below, the notes of each series will have the benefit of the following credit enhancement or support:

o availability of excess portions of FUNDING 2 AVAILABLE REVENUE RECEIPTS (which consist of revenue receipts on the loans paid by the mortgages trustee to Funding 2 and other amounts set out in "CASHFLOWS -- DEFINITION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS" below) and of FUNDING 2 PRINCIPAL RECEIPTS (which are principal receipts on the loans paid by the mortgages trustee to Funding 2);

o a reserve fund called the FUNDING 2 GENERAL RESERVE FUND to be used in certain circumstances by Funding 2 to meet any deficit in revenue or to repay certain amounts of principal in respect of loan tranches;

o a reserve fund called the FUNDING 2 LIQUIDITY RESERVE FUND, which will be established following a seller rating downgrade to meet interest and principal shortfalls in limited circumstances on the loan tranches; and

o      subordination of junior classes of notes.

SWAP AGREEMENTS

The notes will also have the benefit of derivatives instruments, namely the Funding 2 swaps provided by Halifax, as the FUNDING 2 SWAP PROVIDER, and any issuing entity swaps in respect of the relevant series and class of notes, as specified in the relevant prospectus supplement. See "THE SWAP AGREEMENTS" below.

FUNDING 2 PRINCIPAL DEFICIENCY LEDGER

A principal deficiency ledger has been established to record principal losses on the loans allocated to Funding 2 and the application of Funding 2 available principal receipts to meet any deficiency in Funding 2 available revenue receipts or to fund the Funding 2 liquidity reserve fund (if any).

The Funding 2 principal deficiency ledger has five sub-ledgers which will correspond to each of the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches, respectively. See "CREDIT STRUCTURE -- FUNDING 2 PRINCIPAL DEFICIENCY LEDGER" below.

TRIGGER EVENTS

If an asset trigger event or non-asset trigger event should occur, then distributions on the notes may be altered, as described in "CASHFLOWS" below.

An ASSET TRIGGER EVENT will occur when an amount is debited to the principal deficiency sub-ledger in relation to the term AAA advances of any Funding 1 issuing entity or to the AAA principal deficiency sub-ledger of Funding 2, unless such debit is made when (a) (i) in the case of principal deficiency sub-ledger in relation to the term AAA advances of a Funding 1 issuing entity, the aggregate principal amount outstanding of each of the term AA advances, the term A advances and the term BBB advances of the Funding 1 issuing entity is equal to zero or (ii) in the case of the AAA principal deficiency sub-ledger of Funding 2, the aggregate principal amount outstanding of each of the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches is equal to zero; and (b) (i) in the case of principal deficiency sub-ledger in relation to the term AAA advances of a Funding 1 issuing entity, the sum of the amount standing to the credit of Funding 1 general reserve ledger and the Funding 1 revenue ledger together with amounts determined and due to be credited to the Funding 1 revenue ledger prior to the immediately following Funding 1 interest payment date after such debit is made, is greater than the amount necessary to eliminate the debit balance on the principal deficiency ledger in relation to the term AAA advances of the Funding 1 issuing entity and pay amounts ranking in priority to such item under the Funding 1 pre-enforcement revenue priority of payments on the immediately following Funding 1 interest payment date after such debit is made or (ii) in the case of the AAA principal deficiency sub-ledger of Funding 2, the sum of the amount standing to the credit of the Funding 2 general reserve ledger and the Funding 2 revenue ledger together with amounts determined and due to be credited to the Funding 2 revenue ledger prior to the immediately following Funding 2 interest payment date after such debit is made, is greater than the amount necessary to pay the items in paragraphs (A) to (E) of the Funding 2 pre-enforcement revenue priority of payments on the immediately following Funding 2 interest payment date after such debit is made.

A NON-ASSET TRIGGER EVENT means the occurrence of any of the following on a calculation date: (a) an insolvency event in relation to the seller on or before that calculation date; (b) the seller's role as servicer under the servicing agreement is terminated and a new servicer is not appointed within 30 days; (c) as at the calculation date immediately preceding the relevant calculation date, the current seller share of the trust property is less than the minimum seller share and this has not been remedied by the relevant calculation date; or (d) as at the calculation date immediately preceding the relevant calculation date, the aggregate outstanding principal balance of loans comprising the trust property is less than the required loan balance amount specified in the most recent prospectus supplement and this has not been remedied by the relevant calculation date. See "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 2" below.

A TRIGGER EVENT means an asset trigger event and/or a non-asset trigger event.

ACCELERATION

All notes will become immediately due and payable and the issuing entity security will be enforced on the service on the issuing entity by the note trustee of a note acceleration notice. The note trustee becomes entitled to serve a note acceleration notice at any time after the occurrence of a note event of default in respect of a series and class of notes and it shall do so on
(i) the instructions of the noteholders of the applicable class of notes across all series (holding in aggregate at least one quarter in principal amount outstanding of such class of notes) or (ii) if directed to do so by an extraordinary resolution of the holders of the relevant class of notes across all series) provided that, at such time, all notes ranking in priority to such class of notes have been repaid in full.

OPERATIVE DOCUMENTS RELATING TO THE NOTES

The issuing entity will issue each series of notes under the trust deed. The notes will also be subject to the paying agent and agent bank agreement. The security for the notes is provided for under the issuing entity deed of charge between issuing entity, the issuing entity security trustee and the issuing entity's other secured creditors. Operative legal provisions relating to the notes will be included in the trust deed, the paying agent and agent bank agreement, the issuing entity deed of charge, the issuing entity cash management agreement and the notes themselves, each of which will be governed by English law.

DIAGRAM OF THE PRIORITY OF PAYMENTS BY THE ISSUING ENTITY AND SUBORDINATION RELATIONSHIPS

The following diagram illustrates in a general way the payment priorities for revenue receipts and principal receipts by the issuing entity before acceleration of the notes and also indicates the subordination relationship among the notes. This diagram does not indicate the priority of payments by Funding 2. For the sake of simplicity, this diagram omits material details relating to the priority of payments. You should refer to "CASHFLOWS" below for a complete understanding of the priorities of payments by Funding 2 and the issuing entity in all circumstances.

                                [GRAPHIC OMITTED]

* Includes interest and certain termination amounts or principal amounts, as applicable, payable to the issuing entity swap providers for the swaps entered into by the issuing entity corresponding to the relevant series and class of notes. Amounts received by the issuing entity from such swap providers under the relevant swap will be used to make payments of interest and principal on the corresponding series and class of notes.

THE LOANS

The loans comprising the portfolio from time to time have been and will be originated by the seller. Each loan in the portfolio (and any drawings under flexible loans) is secured by either first legal charges over freehold or leasehold properties located in England or Wales or first ranking standard securities over heritable or long leasehold properties located in Scotland. The loans included in the portfolio consist of several different types with a variety of characteristics relating to, among other things, calculation of interest and repayment of principal and include or will include:

o loans which are subject to variable rates of interest set by reference to a variable base rate of interest, which the servicer determines based on general interest rates and competitive forces in the UK mortgage market from time to time;

o loans which track a variable rate of interest other than a variable rate set by the seller or the servicer (currently this rate is the Bank of England repo rate); and

o      loans which are subject to fixed rates of interest.

See "THE LOANS - CHARACTERISTICS OF THE LOANS" below for a more detailed description of the loans offered by the seller and see the accompanying prospectus supplement for statistical information on the portfolio.

All loans are originated in accordance with the seller's lending criteria for mortgage loans applicable at the time of origination. The seller may from time to time change its lending criteria and any other terms applicable to new loans or their related security sold to the mortgages trust after the programme date so that all new loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to the loans, the loans and their related security may only be sold to the mortgages trustee if those new loans comply with the seller's warranties in the mortgage sale agreement. If a loan or its related security does not comply with these warranties, then the seller will have 20 London business days in which to cure the default, failing which it will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee acting at the direction of Funding 1 or Funding 2 (in accordance with the controlling beneficiary deed). See "SALE OF THE LOANS AND THEIR RELATED SECURITY -- REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT" below. The seller's current lending criteria are described further in "THE LOANS - UNDERWRITING - LENDING CRITERIA" below.

SALE OF THE LOANS

The seller sold an initial portfolio to the mortgages trustee on the initial closing date and since the initial closing date has sold further loans together with their related security to the mortgages trustee, in each case subject to the terms of the mortgage sale agreement. After the programme date, the seller may sell new loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller may increase the size of the trust property from time to time in relation to an issue of new notes by the issuing entity or a new issuer (which may be in respect of Funding 1, Funding 2 or any new Funding beneficiary), the proceeds of which may be applied to fund the sale of the new loans and their related security to the mortgages trustee, or to comply with the seller's obligations under the mortgage sale agreement as described under "SALE OF THE LOANS AND THEIR RELATED SECURITY
- SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES" below.

When new loans are sold to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in the seller share of the trust property, the Funding 1 share of the trust property and/or the Funding 2 share of the trust property. For a description of how adjustments are made to the seller share of the trust property, the Funding 1 share of the trust property and the Funding 2 share of the trust property, see "THE MORTGAGES TRUST" below.

Some fees payable by the borrowers, such as early repayment fees, will be given back to the seller and not allocated in the same manner as the other receipts arising from the portfolio comprised in the trust property. For more information on the mortgage sale agreement, see "SALE OF THE LOANS AND THEIR RELATED SECURITY" below.

THE MORTGAGES TRUST

As of the programme date, the mortgages trustee will hold the trust property for each of Funding 1, Funding 2 and the seller. Funding 1, Funding 2 and the seller will each have a joint and undivided beneficial interest in the trust property. Payments of interest and principal arising from the loans in the portfolio will be allocated to Funding 1, Funding 2 and the seller according to their respective share of the trust property, calculated periodically as described later in this section. As of the programme date, the BENEFICIARIES of the mortgages trust will be Funding 1, Funding 2 and the seller only.

The trust property currently consists of the loans in the portfolio and their related security and any income generated by the loans or their related security. The trust property will also include any money in the mortgages trustee GIC account. The MORTGAGES TRUSTEE GIC ACCOUNT is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries.

Payments by borrowers and any recoveries made in respect of the loans in the portfolio will be paid initially into an account called the COLLECTION ACCOUNT in the name of the servicer and swept into the mortgages trustee GIC account on a regular basis but in any event in the case of direct debits no later than the next London business day after they are deposited in the collection account.

In addition, drawings under flexible loans and any new loans and their related security that the seller sells to the mortgages trustee after the programme date will be part of the trust property, unless they are repurchased by the seller. The seller will be solely responsible for funding drawings under any flexible loans. The composition of the trust property will fluctuate as drawings under any flexible loans and new loans are added and as the loans that are already part of the trust property are repaid or mature or default or are repurchased by the seller.

The accompanying prospectus supplement will set out the approximate amounts of the Funding 1 share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property as at the relevant closing date.

Income from the trust property will be distributed at least monthly to Funding 1, Funding 2 and the seller on each distribution date. A DISTRIBUTION DATE is the date which is two London business days after each CALCULATION DATE (being the first day of each month or, if not a London business day, the next succeeding London business day or any other day that Funding 1 and/or Funding 2 acquires a further interest in the trust property and/or the mortgages trustee acquires new loans from the seller). On each calculation date, the Funding 1 share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property are recalculated based on the aggregate outstanding principal balance of the loans constituting the trust property on the London business day immediately before that calculation date. See "THE MORTGAGES TRUST -- FUNDING 2 SHARE OF TRUST PROPERTY" below for details of this recalculation.

Adjustments to the trust property may also occur if (among other things) borrowers take payment holidays or if borrowers do not pay premiums due on their insurance policies.

On each distribution date, income (but not principal) from the trust property is allocated to Funding 1 and Funding 2 (after paying amounts due to the mortgages trustee, the servicer, the cash manager, the account bank and third parties) in an amount equal to:

o in respect of Funding 1, Funding 1's percentage share of the remaining revenue receipts; and

o in respect of Funding 2, Funding 2's percentage share of the remaining revenue receipts.

Income from the trust property is then allocated to the seller in an amount equal to any revenue receipts remaining after the above allocations to Funding 1 and Funding 2 and the allocation of any loss amount as described under "THE MORTGAGES TRUST -- CASH MANAGEMENT OF TRUST PROPERTY -- REVENUE RECEIPTS - MORTGAGES TRUST CALCULATION OF REVENUE RECEIPTS" below.

Losses on the loans are allocated to Funding 1, Funding 2 and the seller based on their respective percentage shares in the trust property.

Whether the mortgages trustee allocates principal received on the loans to Funding 1 and Funding 2 depends on a number of factors. In general, each of Funding 1 and Funding 2 receives payment of principal in the following circumstances:

o when, in relation to any term advance (in the case of Funding 1) or loan tranche (in the case of Funding 2), Funding 1 or Funding 2, as the case may be, is either accumulating principal during a cash accumulation period (in the case of Funding 2, as described below under "--THE MASTER INTERCOMPANY LOAN" below) or is scheduled to make principal repayments on those term advances or loan tranches, as the case may be (in which case, principal receipts will be paid to Funding 1 and Funding 2 based on its cash accumulation requirements or repayment requirements in relation to those term advances or loan tranches, as the case may be);

o when a non-asset trigger event has occurred (in which case, all principal receipts on the loans will be paid to Funding 1 and Funding 2 pro rata according to the Funding 1 share of the trust property and the Funding 2 share of the trust property until the Funding 1 share of the trust property and the Funding 2 share of the trust property respectively have been reduced to zero. When the Funding 1 share of the trust property and the Funding 2 share of the trust property are zero, the remaining mortgages trust available principal receipts (if any) will be allocated to the seller); and

o when an asset trigger event has occurred (in which case, all principal receipts on the loans will be paid to Funding 1, Funding 2 and the seller pro rata according to the Funding 1 share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property respectively, until the Funding 1 share of the trust property and the Funding 2 share of the trust property are zero. When the Funding 1 share of the trust property and the Funding 2 share of the trust property are zero, the remaining mortgages trust available principal receipts (if any) will be allocated to the seller).

Neither Funding 1 nor Funding 2 will be entitled to receive in aggregate an amount of mortgages trust available principal receipts on a distribution date which is in excess of, as applicable, the Funding 1 share of the trust property or the Funding 2 share of the trust property on the relevant distribution date.

For more information on the mortgages trust, cash accumulation periods and the distribution of principal receipts on the loans, including a description of when a non-asset trigger event or an asset trigger event will occur, see "THE MORTGAGES TRUST" below.

Under the terms of the controlling beneficiary deed, Funding 1, Funding 2, the Funding 1 security trustee, the Funding 2 security trustee and the seller have agreed as to, among other things, arrangements amongst them in respect of certain decisions (relating to authorisations, consents, waivers, instructions or other acts) to be made from time to time in respect of the transaction documents.

THE MASTER INTERCOMPANY LOAN

The issuing entity has entered into the master intercompany loan agreement with Funding 2. As described under "--RELATIONSHIP BETWEEN THE NOTES AND THE MASTER INTERCOMPANY LOAN" above, the master intercompany loan will consist of separate loan tranches, each corresponding to a particular series and class of notes. The loan tranches may comprise AAA tranches, AA tranches, A tranches, BBB tranches and BB tranches reflecting the designated credit rating assigned to each loan tranche (see "THE MASTER INTERCOMPANY LOAN AGREEMENT - RATINGS DESIGNATIONS OF THE LOAN TRANCHES" below). The loan tranche related to a series and class of notes will be specified for such series and class of notes in the applicable prospectus supplement. The terms of each loan tranche will be set forth in the related loan tranche supplement and the master intercompany loan agreement.

From time to time and subject to certain conditions, the issuing entity will lend amounts to Funding 2 as separate loan tranches using the sterling equivalent proceeds of each issuance of a series and class of notes. Funding 2 will use the funds advanced under each such loan tranche to:

o pay to the seller part of the consideration for the sale of loans (together with their related security) to the mortgages trustee which will result in an increase in Funding 2's beneficial interest in the trust property;

o acquire part of the Funding 1 share of the trust property and/or the seller share of the trust property, as the case may be;

o      fund or replenish the Funding 2 general reserve fund; and/or

o make a payment to the issuing entity to refinance an existing loan tranche.

Subject to the provisions of the relevant Funding 2 priority of payments (see "CASHFLOWS" below), Funding 2 will repay the master intercompany loan from payments received from the mortgages trustee, as described under "-- THE MORTGAGES TRUST" above. To the extent required, but subject to certain limits and conditions, Funding 2 may also apply amounts standing to the credit of the Funding 2 general reserve fund and the Funding 2 liquidity reserve fund (if any) in making payments of interest and principal due under the master intercompany loan. The issuing entity will make payments of interest on and principal in respect of the notes from payments of interest and principal made by Funding 2 to it under the master intercompany loan agreement.

A loan tranche may be a bullet loan tranche, a scheduled amortisation loan tranche or a pass-through loan tranche. A BULLET LOAN TRANCHE is a loan tranche that is scheduled to be repaid in full in one instalment on one Funding 2 interest payment date. A SCHEDULED AMORTISATION LOAN TRANCHE is a loan tranche that is scheduled to be repaid in more than one instalment on more than one Funding 2 interest payment date. Such instalments and Funding 2 interest payment dates are referred to as SCHEDULED AMORTISATION INSTALMENTS and SCHEDULED REPAYMENT DATES. A PASS-THROUGH LOAN TRANCHE is a loan tranche that has no scheduled repayment date other than its final repayment date. Loan tranches with pass-through repayment will be repaid on or after the Funding 2 interest payment date on which the loan tranches with the same series designation and a higher rating designation in respect of the series have been fully repaid. The designation and type of loan tranche and the repayment schedule, if any, for the loan tranches advanced in connection with a particular series and class of notes will be set out in the accompanying prospectus supplement.

During a cash accumulation period for any bullet loan tranche or scheduled amortisation loan tranche, Funding 2 will continue to make principal repayments on any other loan tranches that are then due and scheduled to be paid, subject to having sufficient funds therefor after meeting its obligations with a higher priority. Such principal repayments may only be made to the extent that the repayment tests are satisfied on the relevant Funding 2 interest payment date. In addition, in certain circumstances payment on the scheduled amortisation loan tranches and pass-through loan tranches will be deferred. See "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" below. No assurance can be given that Funding 2 will accumulate sufficient funds during the cash accumulation period relating to any bullet loan tranche or any scheduled amortisation loan tranche to enable it to repay the relevant loan tranche to the issuing entity so that the corresponding notes will be redeemed in their scheduled amounts and on their scheduled redemption dates.

Funding 2 is generally required to repay principal on the loan tranches based on their respective loan tranche ratings. This means that the AAA loan tranches are repaid before the AA loan tranches, which in turn are repaid before the A loan tranches, which in turn are repaid before the BBB loan tranches and which in turn are repaid before the BB loan tranches. Prior to the occurrence of a trigger event or the acceleration of the master intercompany loan or the acceleration of all notes of each series, there are a number of exceptions to this priority of payments. For further information on such exceptions you should read the "CASHFLOWS" below.

See also "RISK FACTORS - THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" AND "RISK FACTORS - THE ISSUING ENTITY'S ABILITY TO REDEEM THE NOTES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOAN tranches".

The circumstances under which the issuing entity can take action against Funding 2 if it does not make a repayment under the master intercompany loan are limited. In particular, it will not be an event of default in respect of the master intercompany loan if Funding 2 does not repay amounts due in respect of the master intercompany loan where Funding 2 does not have the money to make the relevant repayment or where the repayment tests are not satisfied. For more information on the master intercompany loan, see "THE MASTER INTERCOMPANY LOAN AGREEMENT" below.

If the notes of each series are or have been accelerated, then the outstanding loan tranches will be immediately due and payable, but the Funding 2 security will not be automatically enforced unless Funding 2 is also in default under the master intercompany loan agreement and Funding 2 will allocate its principal receipts to repay the loan tranches in order of rating designation, from highest to lowest.

SECURITY GRANTED BY FUNDING 2 AND THE ISSUING ENTITY

On the programme date, Funding 2 will enter into a Funding 2 deed of charge to secure its obligations to the then existing Funding 2 secured creditors and in connection with the issuance of future series of notes new secured creditors of Funding 2 may accede to the Funding 2 deed of charge.

Besides the issuing entity, Funding 2's secured creditors on the programme date will be the Funding 2 swap provider, the Funding 2 GIC provider, the corporate services provider, the cash manager, the account bank, the Funding 2 security trustee, the Funding 2 start-up loan provider (in respect of each of the Funding 2 start-up loans) and the seller.

Pursuant to the terms of the Funding 2 deed of charge, Funding 2 will grant security over all of its assets in favour of the Funding 2 security trustee. As of the programme date, the Funding 2 security trustee will hold that security for the benefit of the secured creditors of Funding 2. Only the Funding 2 security trustee will be entitled to enforce the security granted by Funding 2. For more information on the security granted by Funding 2, see "SECURITY FOR FUNDING 2'S OBLIGATIONS" below. For details of post-enforcement priority of payments, see "CASHFLOWS" below.

To secure the issuing entity's obligations to the noteholders and other issuing entity secured creditors, the issuing entity will grant security over all of its assets in favour of the issuing entity security trustee. The issuing entity security trustee will hold that security for the benefit of the issuing entity secured creditors, which will be the noteholders of each series, the issuing entity security trustee, the note trustee, the paying agents, the agent bank, the registrar, the transfer agent, the issuing entity cash manager, the issuing entity account bank, the issuing entity swap providers and the issuing entity corporate services provider. Only the issuing entity security trustee will be entitled to enforce the security granted by the issuing entity. For more information on the security granted by the issuing entity, see "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS" below. For details of the post-enforcement priority of payments, see "CASHFLOWS" below.

SWAP AGREEMENTS

Some of the loans in the portfolio carry variable rates of interest based on a variable base rate, some of the loans pay interest at a fixed rate or rates of interest and some of the loans pay interest which tracks an interest rate other than one of the two variable base rates set by Halifax or the mortgages trustee (the tracker rate is currently set at a margin above or below a rate set by the Bank of England). These interest rates do not necessarily match the floating rate of interest payable on the loan tranches under the master intercompany loan. Funding 2 will enter into a swap documented under the Funding 2 swap agreement to hedge against these potential interest rate mismatches.

Borrowers will make payments under the loans in sterling. Payments made by the mortgages trustee to Funding 2 under the mortgages trust deed and payments made by Funding 2 to the issuing entity under the master intercompany loan agreement will be made in sterling. To enable the issuing entity to make payments on the notes of a series (other than sterling-denominated notes) in their respective currencies, the issuing entity will enter into issuing entity swap agreements. The identity of and certain additional information about the relevant issuing entity swap provider will be described in greater detail in the accompanying prospectus supplement.

UNITED KINGDOM TAX STATUS

You are referred to "UNITED KINGDOM TAXATION" below for a discussion of certain UK tax matters, including UK withholding tax on interest payments to noteholders.

UNITED STATES TAX STATUS

A discussion of the material US federal income tax consequences of the purchase, ownership and disposition of the US notes is set out in "UNITED STATES FEDERAL INCOME TAXATION" below. As set forth in the accompanying prospectus supplement, it is anticipated that Allen & Overy LLP, US tax adviser to the issuing entity and Funding 2, will deliver their opinion that, although there is no authority on the treatment of instruments substantially similar to the US notes, the class A, class B and class M notes will be treated as debt for US federal income tax purposes and the class C notes should be treated as debt for US federal income tax purposes. As set forth in the accompanying prospectus supplement, it is anticipated that Allen & Overy LLP, US tax adviser to the issuing entity and Funding 2, will deliver their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding 2 and the issuing entity will not be subject to US federal income tax.

JERSEY (CHANNEL ISLANDS) TAX STATUS

It is the opinion of Mourant du Feu & Jeune, Jersey (Channel Islands), Jersey tax counsel to the mortgages trustee and the issuing entity, that the mortgages trustee is resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20 per cent. in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust. See "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS" below.

ERISA CONSIDERATIONS FOR INVESTORS

The US notes will be eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, subject to consideration of the issues described herein under "ERISA CONSIDERATIONS" below.

                                      FEES

The following table sets out the on-going fees to be paid by the issuing entity, Funding 2 and the mortgages trustee to transaction parties. Each of these fees is subject to change at any time without your notification or approval, including upon the appointment of any successor service provider or any other successor transaction party pursuant to the applicable transaction document.

TYPE OF FEE                           AMOUNT OF FEE                PRIORITY IN CASHFLOW          FREQUENCY

Servicing fee                         0.05 per cent. each year     Ahead of all revenue          Each distribution date
                                      of the aggregate amount      amounts payable to
                                      of the trust property        Funding 2 by the
                                                                   mortgages trustee

Mortgages trustee fee                 (pound)1,000 each year       Ahead of all revenue          Each distribution date
                                                                   amounts payable to
                                                                   Funding 2 by the mortgages
                                                                   trustee

Cash management fee                   0.025 per cent.              Ahead of all revenue          Each distribution date.
                                      each year of the             amounts payable to
                                      aggregate principal          Funding 2 and  Funding 2
                                      amount outstanding of        by the mortgages trustee
                                      the Funding 1
                                      intercompany loans and       Ahead of all interest         Each Funding 2 interest
                                      the master intercompany      payments payable to the       payment date.
                                      loan paid in accordance      issuing entity by
                                      with separate fee            Funding 2.
                                      letters by Funding 1,
                                      Funding 2 and the            Ahead of all interest         Each Funding 1 interest
                                      mortgages trustee.           payments payable to the       payment date
                                                                   Funding 1 issuing
                                                                   entities by Funding 1.

Issuing entity cash                   Estimated 0.025 per cent.    Ahead of all                  Each interest
management fee                        each year of the principal   outstanding notes             payment date
                                      amount outstanding of the
                                      notes

Corporate expenses of                 Estimated (pound)1,750       Ahead of all revenue          Each distribution date
mortgages truste                      each year                    amounts payable to
                                                                   Funding 2 by the
                                                                   mortgages trustee

Corporate expenses of                 Estimated (pound)1,200       Ahead of all loan             Each Funding 2 interest
Funding                               each year                    tranches                      payment date

Corporate expenses of                 Estimated (pound)5,200       Ahead of all outstanding      Each interest payment date
issuing entity                        each year                    notes

Fee payable to Funding 2              (pound)5,000 each year       Ahead of all loan             Each Funding 2 interest
security trustee and the                                           tranches                      payment date
issuing entity security trustee
and note trustee (including
paying agents

Subject to the following, the fees set out in the preceding table are, where applicable, inclusive of value added tax, which is currently assessed at 17.5 per cent. The fees will be subject to adjustment if the applicable rate of value added tax changes, although the aggregate amount of such fee and any value added tax will remain the same.

                                  RISK FACTORS

This section describes the principal risk factors associated with an investment in the notes. These risk factors are material to an investment in the notes and in the issuing entity. If you are considering purchasing notes, you should carefully read and think about all the information contained in this prospectus and in the accompanying prospectus supplement, including the risk factors set out here and in the accompanying prospectus supplement, prior to making any investment decision.

YOU CANNOT RELY ON ANY PERSON OTHER THAN THE ISSUING ENTITY TO MAKE PAYMENTS ON THE NOTES

The notes will not represent an obligation or be the responsibility of Halifax or any of its affiliates, the underwriters, the dealers of the offering outside the United States of the notes not offered under this prospectus, Funding 2, the mortgages trustee, the Funding 2 security trustee, the issuing entity security trustee, the note trustee or any other party to the transaction other than the issuing entity.

THE ISSUING ENTITY HAS A LIMITED SET OF RESOURCES AVAILABLE TO MAKE PAYMENTS ON THE NOTES

The issuing entity's ability to make payments of principal and interest on the notes and to pay its operating and administrative expenses will depend primarily on the funds being received by it under the master intercompany loan agreement. The payment of interest and principal on each series and class of notes will primarily depend on funds being received by the issuing entity under the related loan tranche (and no other loan tranche). In addition, the issuing entity will rely on the issuing entity swaps to provide payments on certain series and classes of notes.

In the event that the seller suffers certain ratings downgrades, Funding 2 will be required to fund the Funding 2 liquidity reserve fund, though there can be no assurance that Funding 2 will have sufficient resources to do so at such time, and Funding 2 may draw money from the Funding 2 liquidity reserve fund (see "CREDIT STRUCTURE - FUNDING 2 LIQUIDITY RESERVE FUND" below), to the extent it has been funded, to pay amounts due to the issuing entity.

The issuting entity will not have any other significant sources of funds available to meet its obligations under the notes and/or any other payments ranking in priority to the notes.

FUNDING 2 IS NOT OBLIGED TO MAKE PAYMENTS ON THE LOAN TRANCHES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES

Funding 2's ability to pay amounts due on the loan tranches advanced under the master intercompany loan agreement will depend upon:

o Funding 2 receiving enough funds from its entitlement to the trust property on or before each Funding 2 interest payment date;

o      Funding 2 receiving the required funds from the Funding 2 swap provider;

o the amount of funds credited to the Funding 2 general reserve fund (as described in "CREDIT STRUCTURE - FUNDING 2 GENERAL RESERVE FUND" below); and

o the amount of funds credited to the Funding 2 liquidity reserve fund (if any) (as described in "CREDIT STRUCTURE - FUNDING 2 LIQUIDITY RESERVE FUND" below).

According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding 2 the Funding 2 share percentage of revenue receipts on the loans (subject to payment of prior ranking amounts) by crediting those amounts to the Funding 2 GIC account on each distribution date. The mortgages trustee is obliged to pay to Funding 2 principal receipts on the loans by crediting those amounts to the Funding 2 GIC account as and when required pursuant to the terms of the mortgages trust deed.

Funding 2 will be obliged to pay amounts due to the issuing entity in respect of a loan tranche under the master intercompany loan only to the extent that it has funds available to it after making payments ranking in priority to such loan tranche, such as payments of certain fees and expenses of Funding 2 and payments on loan tranches of a more senior ranking, and taking into account payments ranking equally with such loan tranche (such as other loan tranches of the same ranking). See "CASHFLOWS" below.

If Funding 2 does not pay amounts to the issuing entity in respect of a loan tranche under the master intercompany loan agreement because it does not have sufficient funds available, those amounts will be due but not payable until funds are available to pay those amounts in accordance with the relevant Funding 2 priority of payments. Funding 2's failure to pay those amounts to the issuing entity when due in such circumstances will not constitute a master intercompany loan event of default until the latest occurring final repayment date of any loan tranche advanced under the master intercompany loan agreement. Following enforcement of the Funding 2 security and application of the proceeds of enforcement, any remaining shortfall will be extinguished.

If there is a shortfall between the amounts payable by Funding 2 to the issuing entity in respect of a loan tranche under the master intercompany loan agreement and the amounts payable by the issuing entity on the related series and class of notes, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on those notes.

ENFORCEMENT OF THE ISSUING ENTITY SECURITY IS THE ONLY REMEDY FOR A DEFAULT IN THE ISSUING ENTITY'S OBLIGATIONS, AND THE PROCEEDS OF THAT ENFORCEMENT MAY NOT BE ENOUGH TO MAKE PAYMENTS ON THE NOTES

The only remedy for recovering amounts on the notes is through the enforcement of the issuing entity security. The issuing entity has no recourse to the assets of Funding 2 unless Funding 2 has also defaulted on its obligations under the master intercompany loan and the Funding 2 security has been enforced.

If the security created under the issuing entity deed of charge is enforced, the proceeds of enforcement may be insufficient to pay all principal and interest due on the notes.

SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT NOTEHOLDERS FROM ALL RISK OF LOSS

The class B notes, the class M notes, the class C notes and class D notes of any series are subordinated in right of payment of interest to the class A notes of any series. The class M notes, the class C notes and the class D notes are subordinated in right of payment of interest to the class B notes of any series. The class C notes and the class D notes of any series are subordinated in right of payment of interest to the class M notes of any series. The class D notes of any series are subordinated in right of payment of interest to the class C notes of any series.

The class B notes, the class M notes, the class C notes and class D notes of any series are subordinated in right of payment of principal to the class A notes of any series. The class M notes, the class C notes and the class D notes are subordinated in right of payment of principal to the class B notes of any series. The class C notes and the class D notes of any series are subordinated in right of payment of principal to the class M notes of any series. The class D notes of any series are subordinated in right of payment of principal to the class C notes of any series.

You should be aware however that not all classes of notes are scheduled to receive payments of principal on the same interest payment dates. The interest payment dates for the payment of interest and principal in respect of each series and class of notes will be specified in the applicable prospectus supplement. Each series and class of notes may have interest payment dates in respect of interest and/or principal that are different from other notes of the same class (but of different series) or of the same series (but of different class or sub-class). Despite the principal priority of payments described above, subject to no trigger event having occurred and satisfaction of the repayment tests, lower ranking classes of notes may nevertheless be repaid principal before higher ranking classes of notes and a series and class of notes may be repaid principal before other series of notes of the same class. Payments of principal are expected to be made to each class of notes in amounts up to the amounts set forth under "CASHFLOWS--DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS BEFORE NOTE ACCELERATION", "CASHFLOWS--DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AFTER NOTE ACCELERATION BUT BEFORE MASTER INTERCOMPANY LOAN ACCELERATION" and "CASHFLOWS--DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AND ISSUING ENTITY REVENUE RECEIPTS FOLLOWING NOTES ACCELERATION AND MASTER INTERCOMPANY LOAN ACCELERATION" below.

However, there is no assurance that these subordination rules will protect the class A noteholders from all risks of loss, the class B noteholders from all risks of loss, the class M noteholders from all risks of loss or the class C noteholders from all risks of loss. If the losses borne by the class D notes are in an amount equal to the aggregate outstanding principal balances of the class D notes, then losses on the loans will thereafter be borne by the class C notes. Similarly, if the losses borne by the class D notes and the class C notes are in an amount equal to the aggregate outstanding principal balances of the class D notes and the class C notes, then losses on the loans will thereafter be borne by the class M notes. Similarly, if the losses borne by the class D notes, the class C notes and the class M notes are in an amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes and the class M notes, then losses on the loans will thereafter be borne by the class B notes. Finally, if the losses borne by the class D notes, the class C notes, the class M notes and the class B notes are in an amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes, the class M notes and the class B notes, then losses on the loans will thereafter be borne by the class A notes at which point there will be an asset trigger event.

PAYMENTS OF CLASS B, CLASS M, CLASS C AND CLASS D NOTES MAY BE DELAYED OR REDUCED IN CERTAIN CIRCUMSTANCES

On any interest payment date on which a payment of principal is due on any series of class B notes, class M notes, class C notes and class D notes, the issuing entity's obligation to make such principal payments will be subject to the satisfaction of the repayment tests described under "CASHFLOWS--DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" below, including an arrears test, a general reserve fund requirement and a principal deficiency sub-ledger test to the extent that any class A notes of any series or any other senior ranking notes of any series are outstanding on that date.

THERE MAY BE CONFLICTS BETWEEN THE INTERESTS OF THE HOLDERS OF THE VARIOUS CLASSES OF NOTES, AND THE INTERESTS OF OTHER CLASSES OF NOTES MAY PREVAIL OVER YOUR INTERESTS

The trust deed and the terms of the notes will provide that the note trustee is to have regard to the interests of the holders of all classes of notes. There may be circumstances, however, where the interests of one class of the noteholders conflict with the interests of another class or classes of the noteholders. In general, the note trustee will give priority to the interests of the holders of the most senior class of notes such that:

o the note trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or the class D noteholders on the other hand;

o (if there are no class A notes outstanding) the note trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class M noteholders and/or the class C noteholders and/or the class D noteholders on the other hand;

o (if there are no class A notes or class B notes outstanding) the note trustee is to have regard only to the interests of the class M noteholders in the event of a conflict between the interests of the class M noteholders on the one hand and the class C noteholders and/or the class D noteholders on the other hand; and

o (if there are no class A notes, class B notes or class M notes outstanding) the note trustee is to have regard only to the interests of the class C noteholders in the event of a conflict between the interests of the class C noteholders on the one hand and the class D noteholders on the other hand.

THE FUNDING 2 SECURITY TRUSTEE AND/OR THE ISSUING ENTITY SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS

Pursuant to the terms of the Funding 2 deed of charge and the issuing entity deed of charge, the Funding 2 security trustee and the issuing entity security trustee may concur with any person in making or sanctioning any modifications to the transaction documents (in the case of the Funding 2 security trustee) if so directed by the issuing entity security trustee and (in the case of the issuing entity security trustee) if so directed by the note trustee. The note trustee may give such direction, without the consent or sanction of the noteholders, provided that:

o the note trustee is of the opinion that such modification will not be materially prejudicial to the interests of the holders of any series or class of notes; or

o in the sole opinion of the note trustee such modification is necessary to correct a manifest error or an error established as such to the satisfaction of the note trustee or is of a formal, minor or technical nature.

The note trustee will be entitled to assume that the exercise of its rights, powers, duties and discretions will not be materially prejudicial to your interests if each of the rating agencies has confirmed that the then current rating by it of the notes would not be reduced, withdrawn or qualified by such exercise.

In addition, as further described in "SECURITY FOR FUNDING 2'S OBLIGATIONS - APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE FUNDING 2 SECURITY TRUSTEE and "SECURITY FOR ISSUING ENTITY'S OBLIGATIONS-APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUING ENTITY SECURITY TRUSTEE", below, each of the Funding 2 security trustee and the issuing entity security trustee will give its consent to any modifications to any transaction document that are requested by Funding 2 (or the cash manager on its behalf) or the issuing entity (or the issuing entity cash manager on its behalf), provided that Funding 2 (or the cash manager on its behalf) or the issuing entity (or the issuing entity cash manager on its behalf) certifies to the Funding 2 security trustee in writing that such modifications are required in order to accommodate, among other things, new Funding 2 intercompany loan agreements, issue of new notes by new Funding 2 issuing entities, addition of relevant secured creditors, sale of new types of loans or mortgages to the mortgages trustee, changes to the Funding 1 reserve required amount, the Funding 2 reserve required amount or the Funding 2 liquidity reserve fund required amounts, new interest payment dates for any new notes to be issued by the issuing entity and/or new notes to be issued by new Funding 2 issuing entities (including modifications of the interest periods, the interest rates and the basis for the calculation of interest under the matter intercompany loan agreement) or changes to the asset trigger events and non-asset trigger events, subject to applicable conditions.

The modifications required to give effect to the matters listed above may include, among other matters, amendments to the provisions of the Funding 2 deed of charge relating to the application of monies. Accordingly, there can be no assurance that the effect of the modifications to the relevant transaction documents will not ultimately adversely affect your interests.

CONFLICTS OF INTEREST BETWEEN FUNDING 1 AND FUNDING 2

Where Funding 1 and Funding 2 in their capacities as beneficiaries of the mortgages trust (together, the FUNDING BENEFICIARIES), acting together, or the Funding 1 security trustee and the Funding 2 security trustee (together, the FUNDING SECURITY TRUSTEES), acting together, are permitted to provide or exercise directions, rights, powers, benefits and/or discretions (or their equivalent), the Funding beneficiaries or the Funding security trustees (as applicable) will provide or exercise such directions, rights, powers, benefits and/or discretions in accordance with the controlling directions (as to which see "THE MORTGAGES TRUST - THE CONTROLLING BENEFICIARY DEED" below). Therefore, in circumstances where there is a conflict of interest, the directions of Funding 1 or the Funding 1 security trustee (acting on behalf of the Funding 1 secured creditors) may prevail over the directions of Funding 2 or the Funding 2 security trustee (acting on behalf of the Funding 2 secured creditors), which may adversely affect your interests. For example, following an event of default affecting the notes of one or more Funding 1 issuing entities, and in a situation in which there was a larger outstanding balance of AAA-rated notes issued by the Funding 1 issuing entities than was issued by the issuing entity, Funding 1 and the Funding 1 security trustee (acting on behalf of the Funding 1 secured creditors) could direct enforcement proceedings to liquidate assets of the mortgages trust without regard to the wishes of holders of notes issued by the issuing entity. It is possible that Funding 1 or the Funding 1 security trustee (acting on behalf of the Funding 1 secured creditors) might decide to enforce its security at a time when you would not want assets of the mortgages trust sold, such as if all notes issued by the issuing entity were performing normally.

HOLDINGS MAY ESTABLISH ANOTHER COMPANY WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST

Holdings may establish a separate entity (a NEW FUNDING BENEFICIARY) which may issue (directly or indirectly) notes from time to time and use the proceeds to acquire a direct interest in the trust property rather than lending the proceeds to Funding 1 and/or Funding 2. Simultaneously with the acquisition by such new Funding beneficiary of an interest in the trust property, the seller, Funding 1 and Funding 2, as beneficiaries of the mortgages trust, would be required to agree to a decrease in their beneficial interest in the trust property (which would require a partial release of security by Funding 1 and Funding 2 over their respective shares of the trust property).

The seller, Funding 1, Funding 2 and the new Funding beneficiary would each have a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property would be in proportion to their respective shares of the trust property. On each distribution date the mortgages trustee would distribute interest and principal receipts to one or more beneficiaries, depending on the terms of the mortgages trust at that time.

It is anticipated that such new Funding beneficiary would issue notes directly or indirectly to investors from time to time backed by its share of the trust property. You would not have a direct or indirect interest in the new Funding beneficiary's share of the trust property.

Amendments could be made to a number of the transaction documents as a result of the inclusion of the new Funding beneficiary as a beneficiary of the mortgages trust. In particular (but without limitation), amendments would be made to:

o the mortgage sale agreement to enable (among other things) the purchase by the new Funding beneficiary of interests in the trust property by paying the purchase price for new loans and their related security sold by the seller from time to time and to give the new Funding beneficiary the benefit of the covenants in the mortgage sale agreement;

o the mortgages trust deed (i) to establish the new Funding beneficiary as a beneficiary of the mortgages trust, (ii) to enable the acquisition by the new Funding beneficiary of an interest in the trust property from time to time and (iii) to regulate the distribution of interest and principal receipts in the trust property to the new Funding beneficiary and the other beneficiaries;

o the cash management agreement to regulate the application of monies to the new Funding beneficiary;

o the servicing agreement, to ensure that the new Funding beneficiary receives the benefit of the servicer's duties under that agreement;

o      the master definitions and construction schedule; and

o      the controlling beneficiary deed.

There may be conflicts of interest between Funding 1, Funding 2 and the new Funding beneficiary, in which case it is expected that the mortgages trustee will follow the directions given by the relevant beneficiary (excluding the seller) that has the largest share of the trust property at that time. The interests of Funding 1 and/or Funding 2 may not prevail, which may adversely affect your interests.

Your prior consent to the inclusion of a new Funding beneficiary of the mortgages trust and the subsequent amendments to the documents and/or release of security by Funding 1 and Funding 2 will not be required. Before becoming a beneficiary of the mortgages trust, however, the new Funding beneficiary will be required to satisfy a number of conditions, including:

o obtaining a written confirmation from each of the rating agencies that the then current rating of the Funding 1 notes and the notes outstanding at that time will not be adversely affected as a result of the new Funding beneficiary becoming a beneficiary of the mortgages trust;

o providing written certification to the mortgages trustee that no master intercompany loan event of default under the master intercompany loan agreement has occurred which has not been remedied or waived; and

o that no principal deficiency is recorded on the Funding 2 principal deficiency ledger.

There can be no assurance that the inclusion of a new Funding beneficiary of the mortgages trust would not affect cashflows available to pay amounts due on your notes and therefore adversely affect your interests.

IF FUNDING 2 ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS, SUCH OTHER FUNDING 2 INTERCOMPANY LOANS AND ACCOMPANYING NOTES MAY BE REPAID PRIOR TO THE MASTER INTERCOMPANY LOAN AND THE NOTES

Subject to satisfaction of certain conditions, Holdings may, in the future, establish additional wholly-owned subsidiary companies that will issue notes to investors. The proceeds of each such issue of notes may be advanced by way of a new Funding 2 intercompany loan. Funding 2 may use the proceeds of such new Funding 2 intercompany loan to, amongst other things, pay to the seller in relation to the consideration for new loans and their related security to be sold to the mortgages trustee, pay to the seller and/or Funding 1 for a portion of the seller share of the trust property and/or the Funding 1 share of the trust property, which will result in an increase in the Funding 2 share of the trust property and/or to refinance all or part of an existing Funding 2 intercompany loan outstanding at that time. If the master intercompany loan (or any part thereof) is refinanced, you could be repaid early.

The issuing entity expects that the payment of the amounts owing by Funding 2 under any Funding 2 intercompany loan will be funded from amounts received by Funding 2 from the trust property. You should note that the obligation to make such payments may rank equally or in priority with payments made by Funding 2 to the issuing entity under the master intercompany loan agreement. The terms of the notes issued by such other Funding 2 issuing entity and the related Funding 2 intercompany loan may result in such notes and such Funding 2 intercompany loan being repaid prior to the repayment of the notes issued by the issuing entity under this prospectus and the related prospectus supplements and prior to the repayment of the master intercompany loan.

You will not have any right of prior review or consent before Funding 2 enters into any additional Funding 2 intercompany loans or the corresponding issuance of notes by the related Funding 2 issuing entity. Similarly, the terms of the transaction documents (including, but not limited to, the mortgage sale agreement, the mortgages trust deed, the Funding 2 deed of charge and the master intercompany loan agreement), the definitions of the trigger events and the criteria for the sale of new loans to the mortgages trustee may be amended to reflect such new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect the cashflow available to pay amounts due on your notes. See "- THE FUNDING 2 SECURITY TRUSTEE AND/OR THE ISSUING ENTITY SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS" above.

Before issuing any notes, however, such other Funding 2 issuing entity will be required to satisfy a number of conditions, including that the then current ratings of your notes will not be reduced, withdrawn or qualified at the time of the issuance of such notes by such other Funding 2 issuing entity.

OTHER FUNDING 2 ISSUING ENTITIES MAY SHARE IN THE SAME SECURITY GRANTED BY FUNDING 2 TO THE ISSUING ENTITY, AND THIS MAY ULTIMATELY CAUSE A REDUCTION IN THE PAYMENTS YOU RECEIVE ON THE NOTES

Any other Funding 2 issuing entity may become party to the Funding 2 deed of charge and, if so, will be entitled to share in the security granted by Funding 2 for the benefit of the issuing entity (and the benefit of the other Funding 2 secured creditors) under the Funding 2 deed of charge. If the Funding 2 security is enforced and there are insufficient funds to make the payments that are due to all Funding 2 issuing entities, the issuing entity expects that each Funding 2 issuing entity will only be entitled to its proportionate share of those limited funds. This could ultimately cause a reduction in the payments you receive on your notes.

IF THE MASTER INTERCOMPANY LOAN (OR ANY PART THEREOF) IS REFINANCED YOUR NOTES COULD BE REPAID EARLY

Funding 2 may refinance some or all of the Funding 2 intercompany loans through proceeds received from the issuing entity, a new Funding 2 issuing entity under new Funding 2 intercompany loans or payments received from the seller and/or Funding 1. The issuing entity or the new Funding 2 issuing entity would fund such loans through the issuance of a new series and classes of notes. For example, an existing Funding 2 intercompany loan might be re-financed in order to provide the issuing entity with funds to redeem a class of notes after their step-up date. If the proceeds of a refinanced Funding 2 intercompany loan were used by the issuing entity to exercise an optional redemption of notes prior to their expected maturity, your notes could be repaid early. This, in turn, could have an adverse effect on the yield on your notes. See "TERMS AND CONDITIONS OF US NOTES - REDEMPTION, PURCHASE AND CANCELLATION" below.

THE CRITERIA FOR THE SALE OF NEW LOANS TO THE MORTGAGES TRUSTEE MAY CHANGE OVER TIME WITHOUT YOUR CONSENT

The criteria for new loans to be sold to the mortgages trustee may be amended in the future without your consent. As a result, the mortgages trust may include types of mortgage loans in the future with different characteristics from those currently in the mortgages trust. This may occur, for example, due to the development of new mortgage loan products in response to changing market conditions. Any such amendments, as provided in the mortgage sale agreement, would require the consent of the parties to the mortgage sale agreement, including the Funding 2 security trustee.

AS NEW LOANS ARE SOLD TO THE MORTGAGES TRUSTEE, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE PROGRAMME DATE, AND THOSE CHANGES MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

There is no guarantee that any new loans sold to the mortgages trustee will have the same characteristics as the loans in the portfolio as at the programme date. In particular, new loans may have different payment characteristics from the loans in the portfolio as at the programme date. The ultimate effect of this could be to delay or reduce the payments you receive on the notes. However, subject to "- THE CRITERIA FOR THE SALE OF NEW LOANS TO THE MORTGAGES TRUSTEE MAY CHANGE OVER TIME WITHOUT YOUR CONSENT" above, any new loans will be required to meet the conditions described in "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES" below.

THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS

The yield to maturity of the notes of each class will depend mostly on (a) the amount and timing of payment of principal on the loans and (b) the price paid by the noteholders of each class of notes.

The yield to maturity of the notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The factors affecting the rate of prepayment on the loans are described in "- THE ISSUING ENTITY'S ABILITY TO REDEEM THE NOTES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS" below. See also "CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" in the accompanying prospectus supplement.

No assurance can be given that Funding 2 will accumulate sufficient funds during the cash accumulation periods relating to bullet loan tranches or scheduled amortisation instalments owed to the issuing entity to enable it to repay these bullet loan tranches or scheduled amortisation instalments to the issuing entity so that the corresponding series and classes of notes will be redeemed in accordance with their scheduled redemption dates. The extent to which sufficient funds are saved by Funding 2 during a cash accumulation period or received by it from its share in the mortgages trust for application on a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate.

If Funding 2 is not able to save enough money during a cash accumulation period or does not receive enough money from its share in the mortgages trust to pay the full amount scheduled to be repaid on a bullet loan tranche or scheduled amortisation instalment and the issuing entity is therefore unable to redeem the corresponding series and class of notes on their scheduled redemption dates, then Funding 2 will be required to pay to the issuing entity on those scheduled redemption dates only the amount that it has actually saved or received. Accordingly, the issuing entity will only be obliged to pay the amount of funds received from Funding 2 to holders of the corresponding series and classes of notes. Any shortfall will be deferred and paid on subsequent Funding 2 interest payment dates when Funding 2 has money available to make the payment. In these circumstances, there will be a variation in the yield to maturity of the relevant class of notes.

During the cash accumulation period for a bullet loan tranche, payments of principal in respect of scheduled amortisation loan tranches will be restricted and may not be made if certain CPR tests and other repayment tests are not met as set out in "CASHFLOWS--DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" below. Additionally, during the cash accumulation period for a bullet loan tranche and/or a scheduled amortisation instalment, payments of principal on pass-through loan tranches will be restricted and may not be made if certain CPR, cash accumulation shortfall and other repayment tests are not met as set out in the repayment tests under "CASHFLOWS--DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" below.

THE ISSUING ENTITY'S ABILITY TO REDEEM THE NOTES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS

The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the availability of financing. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans under a mortgage account and their related security because, for example, one of the loans does not comply with the representations and warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under that mortgage account. Because these factors are not within the issuing entity's control or the control of Funding 2 or the mortgages trustee, the issuing entity cannot give any assurances as to the level of prepayments that the portfolio may experience.

Variation in the rate of prepayments of principal on the loans may affect each series and class of notes differently depending upon amounts already repaid by Funding 2 to the issuing entity in respect of the corresponding loan tranche and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the security granted by the issuing entity under the issuing entity deed of charge has been enforced. If prepayments on the loans occur less frequently than anticipated, there may be insufficient funds available to the issuing entity to redeem notes of any series in full on their respective scheduled redemption dates.

THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO LOANS THAT ARE SUBSEQUENTLY SOLD TO THE MORTGAGES TRUSTEE, WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

Each of the loans was originated in accordance with the seller's lending criteria at the time of origination. The lending criteria as at the programme date are set out in the section "THE LOANS - UNDERWRITING - LENDING CRITERIA" below. These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the sale of any new loans and new related security to the mortgages trustee, the seller will warrant that those new loans and new related security were originated in accordance with the seller's lending criteria at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any loan at the time of its origination may not be or have been the same as those set out in the section "THE LOANS - UNDERWRITING - LENDING CRITERIA" below.

If new loans that have been originated under revised lending criteria are sold to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on the notes.

THE SELLER HAS ADOPTED PROCEDURES RELATING TO INVESTIGATIONS AND SEARCHES FOR REMORTGAGES WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

The seller does not require a solicitor, licensed conveyancer or (in Scotland) qualified conveyancer to conduct a full investigation of the title to a property in all cases. Where the borrower is remortgaging there will be a limited investigation to carry out some but not all of the searches and investigations which would normally be carried out by a solicitor or conveyancer conducting a full investigation of the title to a property. Properties which have undergone such a limited investigation may be subject to matters which would have been revealed by a full investigation of title and which may have been remedied or, if incapable of remedy, may have resulted in the properties not being accepted as security for a loan had such matters been revealed, though to mitigate against this risk search indemnity insurance is obtained in respect of such properties. The introduction of loans secured by such properties into the trust property could result in a change of the characteristics of the trust property. This could lead to a delay or a reduction in the payments received on the notes.

THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

The loans are affected by credit, liquidity and interest rate risks. Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and principal, such as changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' individual, personal or financial circumstances may affect the ability of borrowers to repay loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay loans.

If a borrower fails to repay its loan and the related property is repossessed, the likelihood of there being a net loss on disposition of the property is adversely affected by a higher debt-to-value ratio. In addition, the ability of a borrower to sell a property given as security for a loan at a price sufficient to repay the amounts outstanding under the loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values in general at the time. The accompanying prospectus supplement will provide information on the distribution of the LTV ratios of the loans sold to the mortgages trustee in connection with the issuance of the relevant series of notes. See "STATISTICAL INFORMATION ON THE PORTFOLIO - THE CUT-OFF DATE MORTGAGE PORTFOLIO - CUT-OFF DATE LTV RATIOS" in the accompanying prospectus supplement.

The portfolio may also be subject to geographic concentration risks. To the extent that specific geographic regions within the United Kingdom have experienced or may experience in the future weaker regional economic conditions and housing markets than other regions, a concentration of the loans in such a region may be expected to exacerbate all of the risks relating to the loans described in this section. The economy of each geographic region within the United Kingdom is dependent on different mixtures of industries. Any downturn in a local economy or particular industry may adversely affect the regional employment levels and consequently the repayment ability of the borrowers in that region or the region that relies most heavily on that industry. Any natural disasters in a particular region may reduce the value of affected mortgaged properties. This may result in a loss being incurred upon sale of the mortgaged property. These circumstances could affect receipts on the loans and ultimately result in losses on the notes. For an overview of the geographical distribution of the loans sold to the mortgages trustee in connection with the issuance of the relevant series of notes, see "STATISTICAL INFORMATION ON THE PORTFOLIO - THE CUT-OFF DATE MORTGAGE PORTFOLIO - GEOGRAPHICAL DISTRIBUTION" in the accompanying prospectus supplement.

The principal source of income for repayment of the notes by the issuing entity is the master intercompany loan. The principal source of income for repayment by Funding 2 of the master intercompany loan is its interest in the loans held on trust by the mortgages trustee for Funding 1, Funding 2 and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the notes could be reduced or delayed.

THE INCLUSION OF CERTAIN TYPES OF LOANS MAY AFFECT THE RATE OF REPAYMENT AND PREPAYMENT OF THE LOANS

The portfolio contains flexible loans. Flexible loans provide the borrower with a range of options that gives that borrower greater flexibility in the timing and amount of payments made under the loan. Subject to the terms and conditions of the loans (which may require in some cases notification to the seller and in other cases the consent of the seller), under a flexible loan a borrower may (among other things) redraw amounts that have been repaid using available options set out in the relevant flexible option agreement. For a detailed summary of the characteristics of the flexible loans, see "THE LOANS - CHARACTERISTICS OF THE LOANS - FLEXIBLE LOANS" below.

To the extent that borrowers under flexible loans exercise any of the options available to them, the timing of payments on your notes may be adversely affected.

COMPETITION IN THE UNITED KINGDOM MORTGAGE LOAN INDUSTRY COULD INCREASE THE RISK OF AN EARLY REDEMPTION OF YOUR NOTES

The mortgage loan industry in the United Kingdom is highly competitive. Both traditional and new lenders use heavy advertising, targeted marketing, aggressive pricing competition and loyalty schemes in an effort to expand their presence in or to facilitate their entry into the market and compete for customers. For example, certain of the seller's competitors have implemented loyalty discounts for long-time customers to reduce the likelihood that these customers would refinance their mortgage loans with other lenders such as the seller.

This competitive environment may affect the rate at which the seller originates new mortgage loans and may also affect the level of attrition of the seller's existing borrowers. If the rate at which new mortgage loans are originated declines significantly or if existing borrowers refinance their mortgage loans with lenders other than the seller then the risk of a trigger event occurring increases, which could result in an early redemption of your notes.

IF PROPERTY VALUES DECLINE PAYMENTS ON THE NOTES COULD BE ADVERSELY AFFECTED

The security granted by Funding 2 in respect of the master intercompany loan, which is the principal source of funding for your notes, consists, among other things, of Funding 2's interest in the mortgages trust. Since the value of the portfolio held by the mortgages trustee may increase or decrease, the value of that security may decrease and will decrease if there is a general decline in property values. The issuing entity cannot guarantee that the value of a mortgaged property will remain at the same level as on the date of origination of the related loan. If the residential property market in the United Kingdom experiences an overall decline in property values, the value of the security created by the mortgage could be significantly reduced and, ultimately, may result in losses to you if the security is required to be enforced.

The principal source of income for repayment of the notes by the issuing entity is the master intercompany loan. The principal source of income for repayment by Funding 2 of the master intercompany loan is its interest in the loans held on trust by the mortgages trustee for Funding 1, Funding 2 and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the notes could be reduced or delayed.

THE OCCURRENCE OF AN ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES

If an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the loans to Funding 1, Funding 2 and the seller proportionally based on their percentage shares of the trust property. Funding 2 will, on each Funding 2 interest payment date following the occurrence of an asset trigger event or the enforcement of the issuing entity security and/or the Funding 2 security, apply those principal receipts received by it from the mortgages trustee, after making the requisite payments (i) to the Funding 2 general reserve fund and the Funding 2 liquidity reserve fund (if any) (other than in the case of the Funding 2 post-enforcement priority of payments) or (ii) to Funding 2's prior ranking secured creditors, to repay:

o first, the AAA loan tranches until each of those AAA loan tranches is fully repaid;

o then, the AA loan tranches until each of those AA loan tranches is fully repaid;

o then, the A loan tranches until each of those A loan tranches is fully repaid;

o then, the BBB loan tranches until each of those BBB loan tranches is fully repaid; and

o then, the BB loan tranches until each of those BB loan tranches is fully repaid.

The above priority of payments may cause certain series and classes of notes to be repaid more rapidly than expected and other series and classes of notes to be repaid more slowly than expected and there is a risk that such notes may not be repaid by their final maturity date.

THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES

If a non-asset trigger event has occurred and until the occurrence of an asset-trigger event, the mortgages trustee will distribute all principal receipts to Funding 2 and Funding 1 until the Funding 2 share percentage and the Funding 1 share percentage of the trust property are each zero and will thereafter apply all principal receipts to the seller. Funding 2 will, on each Funding 2 interest payment date following the occurrence of a non-asset trigger event, apply these principal receipts received by it from the mortgages trustee, after making the requisite payments to the Funding 2 general reserve fund and the Funding 2 liquidity reserve fund (if any), to repay:

o firstly, the AAA loan tranches in order of final repayment date, beginning with the earliest final repayment date;

o then, the AA loan tranches in order of final repayment date, beginning with the earliest final repayment date until each of those AA loan tranches is fully repaid;

o then, the A loan tranches in order of final repayment date, beginning with the earliest final repayment date until each of those A loan tranches is fully repaid;

o then, the BBB loan tranches in order of final repayment date, beginning with the earliest final repayment date until each of those BBB loan tranches is fully repaid; and

o then, the BB loan tranches in order of final repayment date, beginning with the earliest final repayment date until each of those BB loan tranches is fully repaid.

The above priority of payments may cause certain series and classes of notes to be repaid more rapidly than expected and other series and classes of notes to be repaid more slowly than expected and there is a risk that such notes may not be repaid by their final maturity date.

LOANS SUBJECT TO FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE NOTES

If the seller at its discretion decides to grant a borrower a further advance under a loan which has been sold to the mortgages trustee, then the seller will be required to repurchase that loan under the relevant mortgage account and its related security from the mortgages trustee (save for any loan in arrears) at a price equal to the outstanding principal balance of those loans together with any accrued and unpaid interest and expenses to the date of purchase. The yield to maturity of the notes may be affected by the repurchase of loans subject to further advances.


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


IN LIMITED CIRCUMSTANCES, LOANS SUBJECT TO PRODUCT SWITCHES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE NOTES

A loan will be subject to a product switch if the borrower and the seller agree on, or the servicer sends an offer of, a variation in the financial terms and conditions applicable to the relevant borrower's loan, other than those variations set out in "SALE OF THE LOANS AND THEIR RELATED SECURITY-PRODUCT SWITCHES" below.

Loans subject to product switches will not be repurchased unless on any distribution date, the seller is in breach of the conditions precedent to the sale of new loans to the mortgages trustee set out in "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES" below. From and including that date to but excluding the date when those conditions precedent have been satisfied, the seller will be required to repurchase any loans and their related security that are subject to product switches (save for any loans in arrears). The seller will be required to repurchase the relevant loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with accrued and unpaid interest and expenses to the date of purchase.

The yield to maturity of the notes may be affected by the repurchase of loans subject to product switches.

RATINGS ASSIGNED TO THE NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE NOTES

The ratings assigned to each class of notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of notes. The ratings also address the likelihood of "ultimate" payment of principal on the final maturity date of each class of notes. The expected ratings of a series and class of notes offered under this prospectus will be set out in the prospectus supplement applicable to that series and class of notes. Any rating agency may lower its rating or withdraw its rating if, in the sole judgment of the rating agency, the credit quality of the notes has declined or is in question. If any rating assigned to the notes is lowered or withdrawn, the market value of the notes may be reduced.

PAYMENTS FROM A CONDITIONAL NOTE PURCHASER MAY NOT BE SUFFICIENT TO REPAY MONEY MARKET NOTES

The ability of the remarketing bank to procure payment of the transfer price on a transfer date will depend upon the remarketing bank either (a) procuring third party purchasers for any tendered notes prior to the relevant transfer date and obtaining the transfer price from those third party purchasers or (b) exercising its rights under the conditional purchase agreement to require the conditional note purchaser to acquire the unremarketed notes.

There can be no assurance that the remarketing bank will be able to identify purchasers willing to acquire the tendered notes on a transfer date. In such event the transfer of any unremarketed notes would be dependent upon the ability of the conditional purchaser to pay the transfer price and acquire unremarketed notes.

You should consider carefully the risk posed if your tendered notes cannot be remarketed on a transfer date and either (a) the conditions to the conditional note purchaser's obligation to purchase unremarketed notes are not satisfied or
(b) the conditional note purchaser defaults in its obligation to purchase unremarketed notes under the conditional purchase agreement. In those situations you may be unable to sell your notes on the relevant transfer date or at any other time.

In addition, you will have no recourse against the issuing entity, the conditional note purchaser or the remarketing bank for any default or failure to purchase by the conditional note purchaser under the conditional purchase agreement or default or failure to remarket by the remarketing bank under the remarketing agreement. Although the parties to these agreements may be able to enforce them, they have no obligation to do so.

Neither the issuing entity nor any of the underwriters, the managers, any remarketing bank or any conditional note purchaser makes any representation as to the suitability of the money market notes for investment by money market funds subject to Rule 2a-7 under the United States Investment Company Act of 1940, as amended. Any determination as to such suitability or compliance with Rule 2a-7 under the United States Investment Company Act of 1940, as amended, is solely your responsibility.

ISSUANCE OF ADDITIONAL NOTES MAY AFFECT THE TIMING AND AMOUNTS OF PAYMENTS TO
YOU

The issuing entity expects to issue notes from time to time. New notes may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes. For a description of the conditions that must be meet before the issuing entity can issue new notes, see "THE ISSUANCE OF NOTES" above.

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if notes of the same class as your notes issued after your notes have a higher interest rate than your notes, this could result in a reduction in the available funds used to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

YOU MAY BE SUBJECT TO RISKS RELATING TO EXCHANGE RATES OR INTEREST RATES ON THE NOTES

Repayments of principal and payments of interest on a series and class of notes may be made in a currency other than sterling but the master intercompany loan made by the issuing entity to Funding 2 and repayments of principal and payments of interest by Funding 2 to the issuing entity under the master intercompany loan will be in sterling. In addition, interest due and payable by Funding 2 to the issuing entity on any loan tranche under the master intercompany loan agreement will be calculated by reference to LIBOR for three-month sterling deposits or, for some loan tranches, such other sterling LIBOR rate as may be specified in the applicable loan tranche supplement, each plus or minus a margin, but interest due and payable on a series and class of notes may be calculated by reference to a fixed or floating rate (as set out in the applicable prospectus supplement).

To hedge the issuing entity's currency exchange rate exposure and/or interest rate exposure in such cases, on the relevant closing date for a series and class of notes the issuing entity will, where applicable, enter into appropriate currency and/or interest rate swap transactions for such notes with an issuing entity swap provider as specified in the related prospectus supplement. See "THE SWAP AGREEMENTS" below.

Each issuing entity swap provider is obliged to make payments under an issuing entity swap only for so long as and to the extent that the issuing entity makes its timely payments under it. If such issuing entity swap provider is not obliged to make payments of, or if it defaults in its obligations to make payments of, amounts equal to the full amount scheduled to be paid to the issuing entity on the dates for payment specified under the relevant issuing entity swap or such issuing entity swap is otherwise terminated, the issuing entity will be exposed to changes in the exchange rates between sterling and the currency in which such notes are denominated and in the relevant interest rates. Unless a replacement swap transaction is entered into, the issuing entity may have insufficient funds to make payments due on the applicable series and class of notes.

RISKS ASSOCIATED WITH THE FUNDING 2 SWAP

To provide a hedge against (a) the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans; and (b) the rate of interest payable by Funding 2 on the loan tranches under the master intercompany loans, Funding 2 has entered into the Funding 2 swap agreement. If Funding 2 fails to make timely payments under the Funding 2 swap, it will have defaulted under the Funding 2 swap. The Funding 2 swap provider is obliged only to make payments under the Funding 2 swap if and for so long as Funding 2 makes payments under the same. If the Funding 2 swap provider is not obliged to make payments, or if it exercises any right that it may have under the Funding 2 swap to terminate the Funding 2 swap or if it defaults in its obligation to make payments under the Funding 2 swap, Funding 2 will be exposed to the variance between the rates of interest payable on the loans and the rate of interest payable by it under the master intercompany loan unless a replacement Funding 2 swap is entered into. If the Funding 2 swap terminates, Funding 2 may as a result be obliged to make a termination payment to the Funding 2 swap provider. Any variance between the rates of interest payable on the loans and the rate of interest payable by Funding 2 in respect of the loan tranches under the master intercompany loan and any termination payment payable by it to the Funding 2 swap provider may adversely affect the ability of Funding 2 to meet its obligations under the master intercompany loan agreement (see also "- FUNDING 2 IS NOT OBLIGED TO MAKE PAYMENTS ON THE LOAN TRANCHES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES " above).

Funding 2 will receive interest receipts on the loans on one basis but will pay amounts under the Funding 2 swap on another basis, thereby exposing it to some basis risk. On the one hand, Funding 2 will receive interest on the variable rate loans based on HVR 1 (which is the variable mortgage rate set by the seller applicable to certain loans beneficially owned by the seller on the seller's residential mortgage book) or HVR 2 (which is the second variable base rate that was made available to borrowers between 1 March 2001 and 31 January 2002) or the Halifax flexible variable rate (which is the variable rate applicable to flexible loans). On the other hand, the payment obligations of Funding 2 under the Funding 2 swap will, among other things, be based on the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, HSBC Bank plc, Cheltenham & Gloucester plc, Nationwide Building Society, Northern Rock plc, National Westminster Bank Plc, and Woolwich plc (and, where those banks have more than one standard variable rate, the highest of those rates). While it is anticipated that this average rate will broadly track HVR 1, HVR 2 and the Halifax flexible variable rate, the variance between this average rate and HVR 1, HVR 2 and the Halifax flexible variable rate may affect the ability of Funding 2 to meet its payment obligations under the Funding 2 swap agreement.

TERMINATION PAYMENTS ON THE ISSUING ENTITY SWAPS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE NOTES

If any of the issuing entity swaps terminates, the issuing entity may as a result be obliged to make a termination payment to the relevant issuing entity swap provider. The amount of the termination payment will be based on the cost of entering into a replacement issuing entity swap. Under the master intercompany loan agreement, Funding 2 will be required to pay the issuing entity an amount equal to any termination payment due by the issuing entity to the relevant issuing entity swap provider. Funding 2 will also be obliged to pay the issuing entity any extra amounts which the issuing entity may be required to pay to enter into a replacement swap.

The issuing entity cannot give any assurance that Funding 2 will have the funds available to make that payment or that the issuing entity will have sufficient funds available to make any termination payment under any of the issuing entity swaps or to make subsequent payments to you in respect of the relevant series and class of notes. Nor can the issuing entity give any assurance that the issuing entity will be able to enter into a replacement issuing entity swap or, if one is entered into, that the credit rating of the replacement issuing entity swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the notes by the rating agencies.

Except where the relevant issuing entity swap provider has caused the relevant issuing entity swap to terminate by its own default, any termination payment due by the issuing entity will rank equally not only with payments due to the holders of the series and class of notes to which the relevant issuing entity swap relates but also with payments due to the holders of any other series and class of notes which rank equally with the series and class of notes to which the relevant issuing entity swap relates. Any additional amounts required to be paid by the issuing entity following termination of the relevant issuing entity swap (including any extra costs incurred (for example, from entering into "spot" currency transactions or interest rate swaps) if the issuing entity cannot immediately enter into a replacement issuing entity swap) will also rank equally not only with payments due to the holders of the series and class of notes to which the relevant issuing entity swap relates but also with payments due to the holder of any other series and class of notes which rank equally with the series and class of notes to which the relevant issuing entity swap relates. Furthermore, any termination payment or additional payment or additional amounts required to be paid by the issuing entity following termination of an issuing entity swap will rank ahead of payments due to the holders of any series and class of notes which ranks below the series and class of notes to which the relevant issuing entity swap relates. Therefore, if the issuing entity is obliged to make a termination payment to the relevant issuing entity swap provider or to pay any other additional amount as a result of the termination of the relevant issuing entity swap, this may affect the funds which the issuing entity has available to make payments on the notes of any class and any series.

THE ISSUING ENTITY RELIES ON THIRD PARTIES TO PERFORM SERVICES IN RELATION TO THE NOTES, AND YOU MAY BE ADVERSELY AFFECTED IF THEY FAIL TO PERFORM THEIR OBLIGATIONS

The issuing entity is a party to contracts with a number of third parties that have agreed to perform services in relation to the notes. For example, the issuing entity swap providers have agreed or will agree to provide their respective issuing entity swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the notes. In the event that any of these parties were to fail to perform their obligations under the respective agreements to which they are a party, you may be adversely affected.

THE MORTGAGES TRUSTEE GIC PROVIDER OR THE FUNDING 2 GIC PROVIDER MAY CEASE TO SATISFY CERTAIN CRITERIA TO PROVIDE THE MORTGAGES TRUSTEE GIC ACCOUNT OR THE FUNDING 2 GIC ACCOUNT

The mortgages trustee GIC provider and the Funding 2 GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding 2 GIC account respectively. If either the mortgages trustee GIC provider or the Funding 2 GIC provider ceases to satisfy those criteria then the relevant account may be transferred to another entity which does satisfy those criteria. In these circumstances the new GIC provider may not offer a GIC on terms as favourable as those provided by the mortgages trustee GIC provider or the Funding 2 GIC provider.

The criteria referred to above include a requirement that the short-term, unguaranteed and unsecured debt ratings of the mortgages trustee GIC provider or the Funding 2 GIC provider, as the case may be, are at least A-1+ by Standard & Poor's, F1+ by Fitch and P-1 by Moody's, unless each rating agency confirms that its then current rating of the notes would not be reduced, withdrawn or qualified as a result of such ratings falling below these minimum ratings.

EXCESS REVENUE RECEIPTS AVAILABLE TO FUNDING 2 MAY NOT BE SUFFICIENT TO REPLENISH PRINCIPAL THAT HAS BEEN USED TO PAY INTEREST DUE ON LOAN TRANCHES, WHICH MAY RESULT IN YOUR NOTES NOT BEING REPAID IN FULL

If, on any distribution date, revenue receipts available to Funding 2 are insufficient to enable it to pay interest on the loan tranches to the issuing entity and its other expenses ranking in priority to interest due on loan tranches, then it may use principal receipts received from the mortgages trustee to make up that revenue shortfall.

During the term of the programme, however, it is expected that these principal deficiencies will be recouped from subsequent excess Funding 2 available revenue receipts. However, if subsequent excess Funding 2


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


available revenue receipts are insufficient to recoup those principal deficiencies, this will affect the funds which the issuing entity has available to make payments on the notes of any class or series and as a consequence, you may receive later than anticipated, or you may not receive in full, repayment of the principal amount outstanding on your notes.

For more information on principal deficiencies, see "CREDIT STRUCTURE - FUNDING 2 PRINCIPAL DEFICIENCY LEDGER" below.

THE SELLER SHARE AND THE FUNDING 1 SHARE OF THE TRUST PROPERTY DO NOT PROVIDE CREDIT ENHANCEMENT FOR THE NOTES

Any losses from loans included in the trust property will be allocated to Funding 1, Funding 2 and the seller proportionally on each distribution date in accordance with the Funding 1 share percentage, the Funding 2 share percentage and the seller share percentage of the trust property. The seller share of the trust property and the Funding 1 share of the trust property therefore do not provide credit enhancement for the Funding 2 share of the trust property or the notes. Losses on the loans in the portfolio are allocated proportionately among the seller, Funding 1 and Funding 2 depending on their respective shares in the trust property.

THE ISSUING ENTITY WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY BY THE SELLER, BUT OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO THE ISSUING ENTITY AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE NOTES

After a master intercompany loan acceleration notice is given (as described in "THE MASTER INTERCOMPANY LOAN AGREEMENT-MASTER INTERCOMPANY LOAN EVENTS OF DEFAULT" below and "SECURITY FOR FUNDING 2'S OBLIGATIONS" below), the Funding 2 security trustee may, but shall not be obliged to, sell the Funding 2 share of the trust property. There is no assurance that a buyer would be found or that such a sale would realise enough money to repay amounts due and payable under the master intercompany loan agreement.

The issuing entity and the note trustee will not, and Funding 1, Funding 2, the Funding 1 security trustee, the Funding 2 security trustee and the mortgages trustee will not, have any recourse to the seller of the loans, other than in respect of a breach of warranty under the mortgage sale agreement.

The issuing entity and the note trustee will not, and the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee will not, undertake any investigations, searches or other actions on any loan or its related security and each will rely instead on the warranties given in the mortgage sale agreement by the seller.

If any of the warranties made by the seller is materially untrue on the date on which a loan is sold to the mortgages trustee, then the seller will be required to remedy the breach, failing which it will be required to repurchase the loan or loans under the relevant mortgage account and their related security at their outstanding principal balance as of the date of repurchase together with any arrears of interest and accrued and unpaid interest and expenses. There can be no assurance that the seller will have the financial resources to repurchase the loan or loans under the relevant mortgage account and their related security. However, if the seller does not repurchase those loans and their related security when required, then the seller share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those loans together with any arrears of interest and accrued and unpaid interest and expenses. See "SALE OF THE LOANS AND THEIR RELATED SECURITY--REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT" below.

Other than as described here, neither you nor the issuing entity will have any recourse to the assets of the seller.


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


THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE TERM ON AN INTEREST-ONLY LOAN, WHICH MAY ADVERSELY AFFECT REPAYMENTS ON THE NOTES

Each loan in the portfolio is repayable either on a principal repayment basis or an interest-only basis. For interest-only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) in place which is intended to provide sufficient funds to repay the principal at the end of the term. However, the seller does not ensure that a repayment mechanism is in place in all cases and does not take security over these repayment mechanisms. The borrower is also recommended to take out a life insurance policy in relation to the loan but, as with repayment mechanisms, the seller does not take security over these life insurance policies.

The ability of a borrower to repay the principal on an interest-only loan at maturity depends on the borrower ensuring that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time.

There can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the loan and a loss occurs on the loan, then this may affect repayments of principal on the notes if that loss cannot be cured by application of excess Funding 2 available revenue receipts. In respect of loans sold to the mortgages trustee in connection with the issuance of a series and class of notes, the relevant prospectus supplement will state the amount of the loans in the expected portfolio that are interest-only loans. See "STATISTICAL INFORMATION ON THE PORTFOLIO--THE CUT-OFF DATE MORTGAGE PORTFOLIO - REPAYMENT TERMS" in the prospectus supplement.

SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE NOTES

As described in "- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES" below, the seller has made, and in the future may make, an equitable assignment of the relevant loans and their related security, or in the case of Scottish loans a transfer of the beneficial interest in the relevant loans and their related security, to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the sale of the mortgages. The mortgages trust includes flexible loans and delayed cashbacks. Set-off rights (including analogous rights in Scotland) may occur if the seller fails to advance to a borrower a drawing or permit the borrower to make an underpayment or take a payment holiday under a flexible loan when the borrower is entitled to draw additional amounts or make an underpayment or take a payment holiday under a flexible loan or if the seller fails to pay to a borrower any delayed cashback which the seller had agreed to pay to that borrower after completion of the relevant loan.

If the seller fails to advance the drawing or permit the borrower to make an underpayment or take a payment holiday or pay the delayed cashback, then the relevant borrower may set off any damages claim (or exercise analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as assignee or holder of the beneficial interest in the loans and their related security, the mortgages trustee's) claim for payment of principal and/or interest under the loan as and when it becomes due. These set-off claims will constitute transaction set-off as described in the immediately following risk factor.

The amount of the claim in respect of a drawing will, in many cases, be the cost to the borrower of finding an alternative source of finance although, in the case of flexible loans or delayed cashbacks which are or relate to Scottish loans, it is possible that the borrower's rights of set-off could extend to the full amount of the relevant drawing. The borrower may obtain a loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees).
If the borrower is unable to obtain an alternative loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the mortgage was taken out or which otherwise were reasonably foreseeable. In either case, the damages claim will be limited by general legal principles concerning remoteness of loss and mitigation. These include: (i) the principle that something, which is a real possibility but would only occur in a small minority of cases, will not usually fall within the contractual measure of damages; and (ii) the borrower's duty to mitigate his loss.

In respect of a delayed cashback, the claim is likely to be in an amount equal to the amount due under the delayed cashback together with interest and expenses and consequential losses (if any).

A borrower may also attempt to set off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or exercise analogous rights in Scotland). In that case, the seller will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

The exercise of set-off rights by borrowers would reduce the incoming cashflow to the mortgages trustee during such exercise. However, the amounts set-off will be applied firstly to reduce the seller share of the trust property only.

See also "- IF A SIGNIFICANT NUMBER OF BORROWERS ATTEMPT TO SET OFF CLAIMS FOR DAMAGES BASED ON CONTRAVENTION OF AN FSA RULE AGAINST THE AMOUNT OWING BY THE BORROWER UNDER A LOAN, THERE COULD BE A MATERIAL DECREASE IN RECEIPTS TO THE ISSUING ENTITY FROM THE MORTGAGES TRUST" and "- IF THE SELLER'S INTERPRETATION OF CERTAIN TECHNICAL RULES UNDER THE CCA WERE HELD TO BE INCORRECT BY A COURT OR THE OMBUDSMAN OR WAS CHALLENGED BY A SIGNIFICANT NUMBER OF BORROWERS, OR BORROWERS EXERCISE RIGHTS OF SET-OFF INSOFAR AS AVAILABLE UNDER THE CCA, THERE COULD BE MATERIAL DISRUPTION IN THE INCOME OF THE MORTGAGES TRUST" below.

Further there may be circumstances in which certain drawings may rank behind security created by a borrower after the date upon which the borrower entered into its mortgage with the seller.

The minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the notes or that payments may not be made when due.

THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

The sale by the seller to the mortgages trustee of the English mortgages will take effect in equity only. The sale by the seller to the mortgages trustee of the Scottish mortgages has been given effect by a number of Scottish declarations of trust by the seller (and any sale of Scottish mortgages on the programme date and in the future will be given effect by further Scottish declarations of trust) by which the beneficial interest in the Scottish mortgages has been or will be transferred to the mortgages trustee. In each case this means that legal title to the loans in the portfolio remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each loan and its related security (which rights and benefits are subject to the trust in favour of the beneficiaries). The mortgages trustee has the right to demand that the seller give it legal title to the loans and the related security in the circumstances described in "SALE OF THE LOANS AND THEIR RELATED SECURITY - LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE" below and until then the mortgages trustee will not give notice of the sale of the English mortgages to any borrower or apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the English mortgages or take any steps to complete or perfect its title to the Scottish mortgages. For more information on the Scottish mortgages see "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS" below.


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


Because the mortgages trustee has not obtained legal title to the loans or their related security, there are risks, as follows:

o first, if the seller wrongly sold a loan to another person which has already been sold to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the loan, then she or he might obtain good title to the loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected loan and its related security and it would not be entitled to payments by a borrower in respect of that loan. This may affect the ability of the issuing entity to repay the notes; and

o second, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of set-off (see in particular "- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE NOTES" above) which occur in relation to transactions or deposits made between some borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the loans, which may affect the ability of the issuing entity to repay the notes.

However, if a borrower exercises any set-off rights, then an amount equal to the amount set-off will firstly reduce the total amount of the seller share of the trust property only, and the minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is exhausted, then the amount of any set-offs would be applied to reduce the Funding 1 share of the trust property and the Funding 2 share of the trust property.

INDEPENDENT SET-OFF RISKS WHICH A BORROWER HAS AGAINST THE SELLER MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE NOTES

Once notice has been given to borrowers of the transfer of the loans and their related security to the mortgages trustee, independent set-off rights which a borrower has against the seller will crystallise (such as, for example, set-off rights associated with borrowers holding deposits with the seller) and further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the loan) will not be affected by that notice. These set-off rights if exercised could reduce the loan receipts available to the mortgages trustee to distribute to Funding 2, and could ultimately affect the amounts available to the issuing entity for payments on the notes.

IF THE SERVICER IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE SERVICER WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES

The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the loans. If the servicer breaches the terms of the servicing agreement, then the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and/or the Funding 2 security trustee will be entitled to terminate the appointment of the servicer and appoint a new servicer in its place.

There can be no assurance that a substitute servicer with sufficient experience of administering mortgages of residential properties would be found who would be willing and able to service the loans on the terms of the servicing agreement. In addition, as described below, any substitute servicer will be required to be authorised under the FSMA (as defined below) in order to administer loans that constitute regulated mortgage contracts. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any


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delay or inability to appoint a substitute servicer may affect payments on the loans and hence the issuing entity's ability to make payments when due on the notes.

You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

FUNDING 2 MAY NOT RECEIVE THE BENEFIT OF ANY CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES

The practice of the seller in relation to buildings insurance is described under "THE LOANS - INSURANCE POLICIES" below. As described in that section, no assurance can be given that Funding 2 will always receive the benefit of any claims made under any applicable insurance contracts. This could reduce the principal receipts received by Funding 2 according to the Funding 2 share percentage and could adversely affect the issuing entity's ability to redeem the notes. You should note that buildings insurance is renewed annually.

IF THE SELLER'S INTERPRETATION OF CERTAIN TECHNICAL RULES UNDER THE CCA WERE HELD TO BE INCORRECT BY A COURT OR THE OMBUDSMAN OR WAS CHALLENGED BY A SIGNIFICANT NUMBER OF BORROWERS, OR BORROWERS EXERCISE RIGHTS OF SET-OFF INSOFAR AS AVAILABLE UNDER THE CCA, THERE COULD BE MATERIAL DISRUPTION IN THE INCOME FROM THE MORTGAGES TRUST

In the United Kingdom, the Office of Fair Trading (the OFT) is responsible for the issue of licences under, and the superintendence of the working and the enforcement of, the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom.

Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual; (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is (pound)25,000 for credit agreements made on or after 1 May 1998, or lower amounts for credit agreements made before that date; and (c) the credit agreement is not an exempt agreement under the CCA (for example, in certain circumstances, a credit agreement to finance the purchase of land is an exempt agreement under the CCA).

Any credit agreement that is wholly or partly regulated by the CCA or treated as such has to comply with requirements under the CCA as to licensing of lenders and brokers, documentation and procedures of credit agreements, and (in so far as applicable) pre-contract disclosure. If it does not comply with those requirements, then to the extent that the credit agreement is regulated by the CCA or treated as such, it is unenforceable against the borrower: (a) without an order of the OFT, if the lender or any broker does not hold the required licence at the relevant time; (b) totally, if the form to be signed by the borrower is not signed by the borrower personally or omits or misstates a "prescribed term"; or (c) without a court order in other cases and, in exercising its discretion whether to make the order, the court would take into account any prejudice suffered by the borrower and any culpability of the lender.

Any credit agreement intended to be a regulated mortgage contract under the FSMA (as defined below) or unregulated might instead be wholly or partly regulated by the CCA or treated as such because of technical rules on: (a) determining whether any credit under the CCA arises, or whether the financial limit of the CCA is exceeded; (b) determining whether the credit agreement is an exempt agreement under the CCA; and (c) changes to credit agreements.

A court order under section 126 of the CCA is necessary to enforce a land mortgage (including, in Scotland, a standard security) securing a credit agreement to the extent that the credit agreement is regulated by the CCA or treated as such. In dealing with such application, the court has the power, if it appears just to do so, to amend the credit agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared).


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Under Section 75 of the CCA in certain circumstances: (a) the lender is liable to the borrower in relation to misrepresentation and breach of contract by a supplier in a transaction financed by the lender, where the related credit agreement is or is treated as entered into under pre-existing arrangements, or in contemplation of future arrangements, between the lender and the supplier; and (b) the lender has a statutory indemnity from the supplier against such liability, subject to any agreement between the lender and the supplier.

The borrower may set-off the amount of the claim against the lender against the amount owing by the borrower under the loan or under any other loan that the borrower has taken. Any such set-off may adversely affect the issuing entity's ability to make payments on the notes.

The Consumer Credit Act 2006 (the CCA 2006) received the Royal Assent on 30 March 2006. Once implemented, the CCA 2006 will update and augment the CCA.

The DTI has indicated that, from 6 April 2007, the "extortionate credit" regime will be replaced by an "unfair relationship" test, which will have retrospective effect in some cases. In applying the new unfair relationship test, the courts will be able to consider a wider range of circumstances surrounding the transaction, including the creditor's conduct before and after making the agreement. There is no statutory definition of the word "unfair" as the intention is for the test to be flexible and subject to judicial discretion.

The courts may, but are not obliged to, look to the above legislation for guidance. The FSA principles may also be relevant and apply to the way contract terms are used in practice and not just the way they are drafted. Importantly, the test has retrospective application after a transitional period. Once the debtor alleges that an unfair relationship exists, the burden of proof is on the creditor to prove the contrary.

An alternative dispute resolution scheme for consumer credit matters is to be run by the Ombudsman. The DTI has indicated that, from 6 April 2007, the scheme will be mandatory for all businesses licensed under the CCA. The CCA 2006 also introduces an independent Consumer Credit Appeals Tribunal.

The DTI has indicated that, from 6 April 2008, the statutory upper financial limit of (pound)25,000 for CCA regulation will be removed, thereby widening the scope of the CCA's regulation (for example, potentially to most buy-to-let loans over (pound)25,000).

The OFT is to be given far broader powers under the CCA 2006: for instance they can apply intermediate sanctions, have far greater powers of investigation and can issue indefinite standard licences. The CCA 2006 obliges creditors to comply with more stringent information requirements. The DTI has indicated that, from 2008, lenders will be obliged to give customers clearer and more regular information on their credit accounts.

The upcoming changes to the CCA may result in adverse effects on the issuing entity's ability to make payment in full on the notes when due.

The seller has interpreted certain technical rules under the CCA in a way common with many other lenders in the mortgage market. If such interpretation were held to be incorrect by a court or the Ombudsman, then a credit agreement, to the extent that it is regulated by the CCA or treated as such, would be unenforceable as described above. If such interpretation were challenged by a significant number of borrowers, then this could lead to significant disruption and shortfall in income of the mortgages trustee. Court decisions have been made on technical rules under the CCA against certain mortgage lenders, but such decisions are very few and are generally county court decisions not binding on other courts.

The seller has given or, as applicable, will give warranties to the mortgages trustee in the mortgage sale agreement that, among other things, each loan and its related security is enforceable (subject to certain exceptions). If a loan or its related security does not comply with these warranties, and if the default cannot


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be or is not cured within 20 London business days, then the seller will be required to repurchase the loans under the relevant mortgage account and their related security from the mortgages trustee.

FAILURE BY THE SELLER OR ANY SERVICER TO HOLD RELEVANT AUTHORISATIONS AND PERMISSIONS UNDER FSMA IN RELATION TO REGULATED MORTGAGE CONTRACTS MAY HAVE AN ADVERSE EFFECT ON ENFORCEABILITY OF MORTGAGE CONTRACTS

In the United Kingdom, regulation of residential mortgage business by the FSA under the Financial Services and Markets Act 2000 (the FSMA) came into force on 31 October 2004, the date known as N(M) . Entering into, arranging or advising in respect of and administering regulated mortgage contracts, and agreeing to do any of these things, are (subject to applicable exemptions) regulated activities under the FSMA.

A credit agreement is a REGULATED MORTGAGE CONTRACT under the FSMA if, at the time it is entered into on or after N(M): (a) the borrower is an individual or trustee; (b) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage or, in Scotland, a first ranking standard security on land (other than timeshare accommodation) in the United Kingdom; and (c) at least 40 per cent. of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person.

The main effects are that, unless an exclusion or exemption applies: (a) each entity carrying on a regulated mortgage activity has to hold authorisation and permission from the FSA to carry on that activity; and (b) generally, each financial promotion in respect of an agreement relating to qualifying credit has to be issued or approved by a person holding authorisation and permission from the FSA. If requirements as to authorisation and permission of lenders and brokers or as to issue and approval of financial promotions are not complied with, a regulated mortgage contract would be unenforceable against the borrower except with the approval of a court. An unauthorised person who administers a regulated mortgage contract entered into on or after N(M) may commit a criminal offence, but this would not render the contract unenforceable against the borrower.

Any credit agreement intended to be a regulated mortgage contract under the FSMA might instead be wholly or partly regulated by the CCA or treated as such, or unregulated, and any credit agreement intended to be unregulated might instead be a regulated mortgage contract under the FSMA, because of technical rules on:
(a) determining whether the credit agreement or any part of it falls within the definition of "regulated mortgage contract"; and (b) changes to credit agreements.

The seller is required to hold, and holds, authorisation and permission to enter into and to administer and, where applicable, to advise on regulated mortgage contracts. Subject to any exemption, brokers will be required to hold authorisation and permission to arrange and, where applicable, to advise on regulated mortgage contracts.

The issuing entity and the mortgages trustee are not and do not propose to be authorised persons under the FSMA. The mortgages trustee does not require authorisation in order to acquire legal or beneficial title to a regulated mortgage contract. The issuing entity and the mortgages trustee do not carry on the regulated activity of administering (servicing) mortgage contracts, because the loans are serviced pursuant to the servicing agreement by the servicer, which has the required FSA authorisation and permission. If the servicing agreement terminates, however, the mortgages trustee will have a period of not more than one month in which to arrange for mortgage servicing to be carried out by a replacement servicer having the required FSA authorisation and permission. In addition, on and after N(M) no variation has been or will be made to the loans and no further advance or product switch has been or will be made in relation to a loan, where it would result in the issuing entity, Funding 1, Funding 2 or the mortgages trustee arranging or advising in respect of, administering (servicing) or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if the issuing entity, Funding 1, Funding 2 or the mortgages trustee would be required to be authorised under the FSMA to do so.


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IF A SIGNIFICANT NUMBER OF BORROWERS ATTEMPT TO SET OFF CLAIMS FOR DAMAGES BASED
ON CONTRAVENTION OF AN FSA RULE AGAINST THE AMOUNT OWING BY THE BORROWER UNDER A LOAN, THERE COULD BE A MATERIAL DECREASE IN RECEIPTS TO THE ISSUING ENTITY FROM THE MORTGAGES TRUST

The FSA Mortgages: Conduct of Business Sourcebook (MCOB), which sets out its rules for regulated mortgage activities, came into force on 31 October 2004. These rules cover, among other things, certain pre-origination matters such as financial promotion and pre-application illustrations, pre-contract and start-of-contract and post-contract disclosure, contract changes, charges, and arrears and repossessions. FSA rules for prudential and authorisation requirements for mortgage firms and insurance intermediaries, and for extending the appointed representatives regime, came into force on 31 October 2004 for mortgages and on 14 January 2005 for general insurance.

A borrower who is a private person is entitled to claim damages for loss suffered as a result of any contravention by an authorised person of an FSA rule, and may set off the amount of the claim against the amount owing by the borrower under the loan or any other loan that the borrower has taken (or exercise analogous rights in Scotland). Any such set-off may adversely affect the issuing entity's ability to make payments on the notes.

So as to avoid dual regulation, it is intended that regulated mortgage contracts will not be regulated by the CCA, and the relevant regulations under FSMA are designed to clarify the position in this regard. This exemption only affects credit agreements made on or after N(M), and credit agreements made before N(M) but subsequently changed such that a new contract is entered into on or after N(M) and constitutes a regulated mortgage contract. A court order under section 126 of the CCA is, however, necessary to enforce a land mortgage (including, in Scotland, a standard security) securing a regulated mortgage contract to the extent that it would, apart from this exemption, be regulated by the CCA or be treated as such.

No assurance can be given that additional regulatory changes by the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments or compliance costs may have a material adverse effect on the seller, the issuing entity, the servicer, the mortgages trustee, Funding 1, Funding 2 and their respective businesses and operations. This may adversely affect the issuing entity's ability to make payments in full on the notes when due.

Prior to N(M), in the United Kingdom, self-regulation of mortgage business existed under the Mortgage Code (the CML CODE) issued by the Council of Mortgage Lenders (the CML). Halifax subscribed to the CML Code and on and from N(M), as an authorised person, has been subject to the FSA requirements in MCOB. Membership of the CML and compliance with the CML Code were voluntary. The CML Code set out minimum standards of good mortgage business practice, from marketing to lending procedures and dealing with borrowers experiencing financial difficulties. Since 30 April 1998 lender-subscribers to the CML Code could not accept mortgage business introduced by intermediaries who were not registered with (before 1 November 2000) the Mortgage Code Register of Intermediaries or (on and after 1 November 2000 until 31 October 2004) the Mortgage Code Compliance Board. Complaints relating to breach of the CML Code were dealt with by the relevant scheme, such as the Banking Ombudsman Scheme or the Mortgage Code Arbitration Scheme.

A NEW EUROPEAN COMMISSION DIRECTIVE CONCERNING CONSUMER CREDIT MAY, IF ADOPTED AND IMPLEMENTED, HAVE AN ADVERSE EFFECT ON ENFORCEABILITY OF THE LOANS

In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on consumer credit.

This proposal applied to certain mortgage loan products, and it, together with an amended proposal published in October 2004, met with significant opposition. In July 2005, the European Commission


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published a Green Paper on mortgage credit in which it announced its intention that loans secured by a land mortgage would be excluded from the proposed directive on consumer credit, but will be addressed by the Green Paper process.

In October 2005, the European Commission published a further amended proposal for a directive on consumer credit, which applies to loans not exceeding
(euro)50,000 (subject to certain exceptions) but does not apply to loans secured by a land mortgage. The proposed directive, which may be further substantially amended before it is brought into effect, may be adopted later in 2006, and member states will then have a further two years in which to bring national implementing legislation into force. In March 2006, the DTI released a further consultation paper in this area. The consultation period ended on 10 May 2006 and the outcome of the consultation is awaited.

Until the final text of the directive is decided and the details of the United Kingdom implementing legislation are published, it is not certain what effect the adoption and implementation of the directive would have on the seller, the issuing entity, the servicer, the mortgages trustee, Funding 1, Funding 2 and their respective businesses and operations. This may adversely affect the issuing entity's ability to make payments in full on the notes when due.

UNDER NEW DISTANCE MARKETING REGULATIONS, SOME OF THE LOANS MAY BE CANCELLABLE, WHICH MAY HAVE AN ADVERSE EFFECT ON THE ISSUING ENTITY'S ABILITY TO MAKE PAYMENTS ON THE NOTES

The Financial Services (Distance Marketing) Regulations 2004 apply to, among other things, credit agreements entered into on or after 31 October 2004 by means of distance communication (i.e. without any substantive simultaneous physical presence of the originator and the borrower). A regulated mortgage contract under the FSMA, if originated by a UK lender from an establishment in the United Kingdom, will not be cancellable under these regulations. Certain other credit agreements will be cancellable under these regulations if the borrower does not receive prescribed information at the prescribed time. Where the credit agreement is cancellable under these regulations, the borrower may send notice of cancellation at any time before the end of the fourteenth day after the day on which the cancellable agreement is made, where all the prescribed information has been received, or, if later, the borrower receives the last of the prescribed information.

If the borrower cancels the credit agreement under these regulations, then:

(a) the borrower is liable to repay the principal and any other sums paid by the originator to the borrower under or in relation to the cancelled agreement, within 30 days beginning with the day of the borrower sending notice of cancellation or, if later, the originator receiving notice of cancellation;

(b) the borrower is liable to pay interest, or any early repayment charge or other charge for credit under the cancelled agreement, only if the borrower received certain prescribed information at the prescribed time and if other conditions are met; and

(c) any security provided in relation to the contract is to be treated as never having had effect.

If a significant portion of the loans in the mortgages trust are characterised as being cancellable under these regulations, then there could be an adverse effect on the issuing entity's receipts in respect of the loans, affecting the issuing entity's ability to make payments on the notes.


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REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE LOANS BEING
UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1999 as amended (the 1999 REGULATIONS), which, together with (in so far as applicable) the Unfair Terms in Consumer Contracts Regulations 1994 (together with the 1999 Regulations, the UTCCR), apply to agreements made on or after 1 July 1995 and affect all or almost all of the loans, provide that:

o a consumer may challenge a standard term in an agreement on the basis that it is "unfair" within the UTCCR and therefore not binding on the consumer; and

o the OFT and any "QUALIFYING BODY" within the 1999 Regulations (such as the FSA) may seek to enjoin (or in Scotland interdict) a business from relying on unfair terms.

The UTCCR will not generally affect CORE TERMS which define the main subject matter of the contract, such as the borrower's obligation to repay the principal, but may affect terms that are not considered to be core terms, such as the lender's power to vary the interest rate.

For example, if a term permitting the lender to vary the interest rate (as the seller is permitted to do) is found to be unfair, the borrower would not be liable to pay interest at the increased rate or, to the extent that the borrower has paid it, would be able, as against the lender, or any assignee such as the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of the claim against the amount owing by the borrower under the loan or any other loan that the borrower has taken. Any such non-recovery, claim or set-off may adversely affect the issuing entity's ability to make payments on the notes.

In February 2000, the OFT issued a guidance note on what the OFT considers to be fair terms and unfair terms for interest variation in mortgage contracts. Where the interest variation term does not provide for precise and immediate tracking of an external rate outside the lender's control, and if the borrower is locked in, for example by an early repayment charge that is considered to be a penalty, the term is likely to be regarded as unfair under the UTCCR unless the lender
(i) notifies the affected borrower in writing at least 30 days before the rate change and (ii) permits the affected borrower to repay the whole loan during the next three months after the rate change, without paying the early repayment charge. The seller has reviewed the guidance note and has concluded that its compliance with it will have no material adverse effect on the loans or its business. The guidance note has been withdrawn from the OFT website and is currently under review by the OFT and FSA, but may remain in effect as the OFT's view and as a factor that the FSA may take into account.

Under a new concordat agreed between the FSA and the OFT, with effect from 31 July 2006, responsibility for the enforcement of the UTCCR in mortgage agreements was agreed to be allocated by them, normally, to the FSA in relation to regulated mortgage contracts (in respect of the activities of firms authorised by the FSA) and to the OFT in relation to mortgages regulated under the CCA and where entered into by persons not authorised by the FSA nor their appointed representatives. It should be noted that in the context of the OFT's investigation into credit card default charges, the OFT on 5 April 2006 publicly announced that the principles the OFT considers should be applied in assessing the fairness of credit card default charges should apply (or are likely to apply) to analogous default charges in other agreements, including those for mortgages. In May 2005, the FSA issued a statement of good practice on fairness of terms in consumer contracts which is relevant to firms authorised and regulated by the FSA in relation to products and services within the FSA's regulatory scope. The statement provides that, for locked-in borrowers, a lender may consider drafting the contract to permit a change in the contract to be made only where any lock-in clause is not exercised.

In August 2002, the Law Commission for England and Wales and the Scottish Law Commission issued a joint consultation LCCP No. 166/SLCDP 119 on proposals to rationalise the UK Unfair Contract Terms Act


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1977 and the 1999 Regulations into a single piece of legislation and a final report, together with a draft bill on unfair terms, was published in February 2005. It is not proposed that there should be any significant increase in the extent of controls over terms in consumer contracts. Some changes are proposed, however, such as that (a) a consumer may also challenge a negotiated term in an agreement on the basis that it is "unfair" and "unreasonable" within the legislation and therefore not binding on the consumer; and (b) in any challenge by a consumer (but not by the OFT or a qualifying body) of a standard term or a negotiated term, the burden of proof lies on the business to show that the term is fair and reasonable.

No assurance can be given that any changes enacted in the 1999 Regulations, or any changes adopted in guidance on interest variation terms, would not have a material adverse effect on the seller, the issuing entity, the servicer, the mortgages trustee, Funding 1, Funding 2 and their respective businesses and operations. This may adversely affect the issuing entity's ability to make payments in full on the notes when due.

IMPLEMENTATION OF THE UNFAIR COMMERCIAL PRACTICES DIRECTIVE

In May 2005, the European Parliament and the Council adopted a directive on unfair business-to-consumer commercial practices (the UNFAIR PRACTICES DIRECTIVE). Generally, this directive applies full harmonisation, which means that member states may not impose more stringent provisions in the fields to which full harmonisation applies. By way of exception, this directive permits member states to impose more stringent provisions in the fields of financial services and immovable property, such as mortgage loans.

The Unfair Practices Directive provides that enforcement bodies may take administrative action or legal proceedings against a commercial practice on the basis that it is "unfair" within the directive. This directive is intended to protect only collective interests of consumers, and so is not intended to give any claim, defence or right of set-off to an individual consumer.

In December 2005, the DTI published a consultation paper on implementing the Unfair Commercial Practices Directive and amending existing consumer legislation. It expects to hold a second consultation, on the draft implementing legislation later in 2006. The Directive must be transposed into UK law by 12 June 2007, and those laws must come into force in December 2007 in the UK and other member states. The implementing legislation will be subject to a transitional period until 12 June 2013 for applying full harmonisation in the fields to which it applies. It is too early to predict what effect the implementation of the Unfair Practices Directive would have on the loans.

DECISIONS OF THE OMBUDSMAN COULD LEAD TO SOME TERMS OF THE LOANS BEING VARIED, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

Under FSMA, the Financial Ombudsman Service is required to make decisions on, among other things, complaints relating to activities and transactions under its jurisdiction on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account, among other things, law and guidance. Transitional provisions exist pursuant to which certain complaints relating to breach of the CML Code occurring before N(M) may be dealt with by the Financial Ombudsman Service. Complaints brought before the Financial Ombudsman Service for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case would first be adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman.

In January 2002, the Ombudsman made a determination on the seller's appeal from an earlier decision by an adjudicator at the Financial Ombudsman Service concerning a case involving HVR 1 and HVR 2. In March 2001, two joint borrowers with a capped rate loan originated when Halifax offered only a single standard variable base rate contacted Halifax and requested that their loan be linked to HVR 2. Halifax informed the borrowers that, because they were still in their product period, they could either transfer to HVR 2 when their product period expired or transfer to HVR 2 immediately and pay the applicable early repayment fee. The


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borrowers complained to the Financial Ombudsman Service and, on 29 January 2002,
on appeal by Halifax, the Ombudsman determined in the borrowers' favour and recommended that Halifax recalculate the borrowers' mortgage by reference to HVR 2 from the date when Halifax should have granted their request in March 2001, refund any overpayments and pay (pound)150 for any inconvenience caused. HVR 2 was withdrawn and ceased to be available to new borrowers with effect from 1 February 2002.

The Ombudsman's decision only applies to the two borrowers and their particular circumstances, though other borrowers may also complain to the Ombudsman. In March 2002, Halifax announced that borrowers under loans who were in similar circumstances and who had asked to be transferred to HVR 2 when it was available would be invited to make a product switch to HVR 2 and to obtain a refund for all overpayments of interest since the date they had asked to be transferred. For each of those loans, the borrowers would also receive (pound)150 for any inconvenience caused. The borrowers under loans who requested to be transferred after HVR 2 was withdrawn and before the announcement in March 2002 were not offered a switch or a refund, though Halifax has given or will give each of these customers an ex gratia payment of (pound)100.

Since then, further decisions by the Ombudsman in similar cases have confirmed that affected borrowers were only entitled to a refund of overpayments of interest from the date when they asked to be transferred to HVR 2 and not from the date when HVR 2 first became available, and also that affected borrowers were not entitled to apply to be transferred to HVR 2 after it was withdrawn.

The seller does not believe that any Ombudsman's decision to date or any other decision by any competent authority in the future (in respect of the seller's two variable base rates, HVR 1 and HVR 2) would affect the yield on the loans in such a way as to have a material adverse effect on the issuing entity's ability to meet its obligations on the notes.

As regards other borrowers, in the event that a decision (in respect of the seller's variable base rate) by the Ombudsman or any other competent authority finds that a borrower's loan should be linked to HVR 2, then that borrower may set off the overpaid sum against the amount owing under his or her loan if the seller does not reimburse that borrower. Any such non-recovery, claim or set-off ultimately may adversely affect the issuing entity's ability to make payments on the notes, as described in "- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE NOTES" above.

As the Financial Ombudsman Service is required to make decisions on the basis of, among other things, the principles of fairness, it is not possible to predict how any future decision of the Financial Ombudsman Service would affect the ability of the issuing entity to repay the notes.

THE MORTGAGES TRUSTEE'S ENTITLEMENT TO BE INDEMNIFIED FOR LIABILITIES UNDERTAKEN DURING THE ENFORCEMENT PROCESS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO FUNDING 2 TO PAY AMOUNTS DUE UNDER THE MASTER INTERCOMPANY LOAN AGREEMENT, WHICH MAY IN TURN ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES

In order to enforce a power of sale in respect of a mortgaged property, the relevant mortgagee or (in Scotland) heritable creditor (which may be the seller or the mortgages trustee) must first obtain possession of the mortgaged property unless the property is vacant. Possession is usually obtained by way of a court order although this can be a lengthy process and the mortgagee or heritable creditor must assume certain risks. The mortgages trustee is entitled to be indemnified to its satisfaction against personal liabilities which it could incur if it were to become a mortgagee or heritable creditor in possession before it is obliged to seek possession.

TAX PAYABLE BY FUNDING 2 OR THE ISSUING ENTITY MAY ADVERSELY AFFECT THE ISSUING ENTITY'S ABILITY TO MAKE PAYMENTS ON THE NOTES

Funding 2 and the issuing entity will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective applicable profit and loss accounts as increased by the amount of any non-deductible expenses or losses. If the tax payable by Funding 2 or the issuing entity is greater than expected because, for example, non-deductible expenses or losses are greater than expected, the funds available to make payments on your notes will be reduced and this may adversely affect the issuing entity's ability to make payments on the notes.

The UK corporation tax position of the issuing entity and Funding 2, however, also depends to a significant extent on the accounting treatment applicable to it. From 1 January 2005, the accounts of the issuing entity are required to comply with new UK Financial Reporting Standards reflecting International Financial Reporting Standards (NEW UK GAAP) or may be required to comply with International Financial Reporting Standards (IFRS) where the issuing entity chooses to adopt IFRS. Funding 2 may also choose to comply with new UK GAAP or IFRS. There is a concern that companies such as the issuing entity and Funding 2, might, under either IFRS or new UK GAAP, suffer timing differences that could result in profits or losses for accounting purposes, and accordingly for tax purposes (unless tax legislation provides otherwise) which bear little or no relationship to the companies cash position. However, the Finance Act 2005 (as amended by the Finance Act 2006) established an interim regime under which a "securitisation company" is required to prepare tax computations for accounting periods beginning on or after 1 January 2005 and ending before 1 January 2008 on the basis of UK GAAP as applicable up to 31 December 2004, notwithstanding the requirement to prepare statutory accounts under IFRS or new UK GAAP. The issuing entity and Funding 2 should each be a "securitisation company" for these purposes.

The stated policy of H.M. Revenue & Customs is that the tax neutrality of securitisation special purpose companies in general should not be disrupted as a result of the transition to IFRS or new UK GAAP and that they are working with participants in the securitisation industry to identify appropriate means of preventing any such disruption through a permanent regime. The Finance Act 2005 enables regulations to be made to establish such a regime and draft regulations were published on 13 June 2006. If they are brought into force in substantially the form as published, then for accounting periods beginning on or after 1 January 2007 companies to which they apply will, broadly, be taxed by reference to their "retained profit". If a permanent regime is not established or the permanent regime does not apply to the issuing entity and/or Funding 2, then, on the cessation of the interim regime, profits or losses could arise in the issuing entity and/or Funding 2 as a result of the application of IFRS or new UK GAAP which could have tax effects not contemplated in the cashflows for the transaction and as such adversely affect the issuing entity and/or Funding 2 and consequently payments on the notes.

RISKS RELATED TO ALTERNATIVE CHARACTERISATION OF THE NOTES AS AN EQUITY INTEREST IN THE ISSUING ENTITY FOR US FEDERAL INCOME TAX PURPOSES

The issuing entity is a special purpose company and will be passive (see "PERMANENT MASTER ISSUER PLC" below). Under current US federal income tax law, the issuing entity is treated as an association that is taxable as a corporation for US federal income tax purposes. The characterisation of the US notes as debt or equity for US federal income tax purposes depends on many factors, including the form of such notes, the terms of the US notes and the debt-to-equity ratio of the issuing entity. Because the issuing entity may not have substantial equity, there is a risk that the United States Internal Revenue Service (IRS) could assert that the lowest subordinated class of notes or any other class of notes should be treated as an equity interest in the issuing entity rather as debt for US federal income tax purposes (see "UNITED STATES FEDERAL INCOME TAXATION - ALTERNATIVE CHARACTERISATION OF THE US NOTES" below). The issuing entity intends to treat the US notes as debt of the issuing entity for all purposes, including for US federal income tax purposes.

YOUR INTERESTS MAY BE ADVERSELY AFFECTED BY A CHANGE OF LAW IN RELATION TO UK WITHHOLDING TAX

In the event that amounts due under the notes are subject to withholding tax, neither the issuing entity nor any other person will be obliged to pay additional amounts in relation thereto. The issuing entity may, in certain circumstances, redeem the notes (as described in number 5(E) (Optional redemption for tax and other reasons) in the section "TERMS AND CONDITIONS OF THE US NOTES" below). The applicability of any UK withholding tax under current English law is discussed under "UNITED KINGDOM TAXATION" below.

YOUR INTERESTS MAY BE ADVERSELY AFFECTED IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION

If the United Kingdom joins the European Monetary Union prior to the maturity of the notes, the issuing entity cannot assure you that this would not adversely affect payments on your notes.

It is possible that prior to the maturity of the notes the United Kingdom may become a participating member state in the European economic and monetary union and that the euro may become the lawful currency of the United Kingdom. In that event, (a) all amounts payable in respect of any notes denominated in sterling may become payable in euro; (b) applicable provisions of law may allow or require the issuing entity to re-denominate such notes into euro and take additional measures in respect of such notes; and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in pounds sterling used to determine the rates of interest on such notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect a borrower's ability to repay its loan as well as adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the notes.

CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS

The structure of the issue of the notes and the ratings which are to be assigned to them are based on English law and (in relation to the Scottish loans) Scots law in effect as at the date of this prospectus. The issuing entity cannot provide assurance as to the impact of any possible change to English or Scots law or administrative practice in the United Kingdom after the date of this prospectus.

INSOLVENCY ACT 2000

Significant changes to the UK insolvency regime have been enacted in recent years, including the Insolvency Act 2000. The Insolvency Act 2000 allows certain "small" companies to seek protection from their creditors for a period of 28 days, for the purposes of putting together a company voluntary arrangement, with the option for creditors to extend the moratorium for a further two months. A "small" company is defined as one which satisfies, in any financial year, two or more of the following criteria: (i) its turnover is not more than (pound)5.6 million; (ii) its balance sheet total is not more than (pound)2.8 million; and
(iii) the number of employees is not more than 50. Whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that the issuing entity, the mortgages trustee or Funding 2 will not, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and can make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

Secondary legislation has now been enacted which excludes certain special purpose companies in relation to capital markets transactions from the optional moratorium provisions. Such exceptions include (among other matters): (i) a company which is a party to an agreement which is or forms part of a capital market arrangement (as defined in the secondary legislation) under which (a) a party has incurred or when the agreement was entered into was expected to incur a debt of at least (pound)10 million under the arrangement and (b) the arrangement involves the issue of a capital market investment (also defined, but generally, a rated, listed or traded bond); and (ii) a company which at the date of filing for a moratorium has incurred a liability (including a present, future or contingent liability) of at least (pound)10 million. While the issuing entity, the mortgages trustee and Funding 2 should fall within the exceptions, there is no guidance as to how the legislation will be interpreted and the Secretary of State for Trade and Industry may by regulation modify the exception. No assurance may be given that any modification of the eligibility requirements for "small" companies and/or the exceptions will not be detrimental to the interests of noteholders.

If the issuing entity and/or the mortgages trustee and/or Funding 2 is determined to be a "small" company and determined not to fall within one of the exceptions (by reason of modification of the exceptions or otherwise), then the enforcement of the issuing entity security by the issuing entity security trustee or the Funding 2 security by the Funding 2 security trustee may, for a period, be prohibited by the imposition of a moratorium.

ENTERPRISE ACT 2002

On 15 September 2003, the corporate insolvency provisions of the Enterprise Act 2002 came into force, amending certain provisions of the Insolvency Act 1986 (as amended, the INSOLVENCY ACT). These provisions introduced significant reforms to corporate insolvency law. In particular the reforms restrict the right of the holder of a floating charge created after 15 September 2003 to appoint an administrative receiver (unless an exception applies) and instead gives primacy to collective insolvency procedures (in particular, administration).

The holder of a floating charge created before 15 September 2003 over the whole or substantially the whole of the assets of a company (such as the Funding 1 security trustee under the Funding 1 deed of charge) retains the ability to block the appointment of an administrator by appointing an administrative receiver, who will primarily act in the interests of the floating charge holder.

The Insolvency Act contains provisions which continue to allow for the appointment of an administrative receiver in relation to certain transactions in the capital markets. The relevant exception provides that the right to appoint an administrative receiver is retained for certain types of security (such as the issuing entity security and the Funding 2 security) that form part of a capital markets arrangement (as defined in the Insolvency Act) that involves indebtedness of at least (pound)50,000,000 (or, when the relevant security document was entered into (being in respect of the transactions described in this prospectus, the issuing entity deed of charge and the Funding 2 deed of charge), a party to the relevant transaction (such as the issuing entity) was expected to incur a debt of at least (pound)50,000,000) and the issue of a capital markets investment (also defined but generally a rated, listed or traded bond). The Secretary of State for Trade and Industry may, by secondary legislation, modify the capital market exception and/or provide that the exception shall cease to have effect. No assurance can be given that any such modification or provision in respect of the capital market exception, or its ceasing to be applicable to the transactions described in this prospectus, will not adversely affect payments on the notes. In addition, as the provisions of the Enterprise Act have never been considered judicially, no assurance can be given as to whether the Enterprise Act could have a detrimental effect on the transactions described in this prospectus or on the interests of noteholders.

The Insolvency Act also contains a new out-of-court route into administration for a qualifying floating charge holder, the directors or the company itself. The relevant provisions provide for a notice period during which the holder of the floating charge can either agree to the appointment of the administrator proposed by the directors or the company or appoint an alternative administrator, although the moratorium will take effect immediately after notice is given. If the qualifying floating charge holder does not respond to the directors' or company's notice of intention to appoint, the directors', or as the case may be, the company's appointee will automatically take office after the notice period has elapsed. Where the holder of a qualifying floating charge within the context of a capital market transaction retains the power to appoint an administrative receiver, such holder may prevent the appointment of an administrator (either by the new out-of-court route or by the court based procedure), by appointing an administrative receiver prior to the appointment of the administrator being completed.

The new administration provisions of the Insolvency Act give primary emphasis to the rescue of the company as a going concern. The purpose of realising property to make a distribution to one or more secured creditors is subordinated to the primary purposes of rescuing the company as a going concern or achieving a better result for the creditors as a whole than would be likely if the company were wound up. No assurance can be given that the primary purposes of the new provisions will not conflict with the interests of noteholders in the event that the issuing entity or Funding 2 are ever subject to administration.

In addition to the introduction of a prohibition on the appointment of an administrative receiver as set out above, section 176A of the Insolvency Act provides that in relation to floating charges created after 15 September 2003 any receiver (including an administrative receiver), liquidator or administrator of a company is required to make a "prescribed part" of the company's "net property" available for the satisfaction of unsecured debts in priority to the claims of the floating charge holder. The company's "net property" is defined as the amount of the chargor's property which would be available for satisfaction of debts due to the holder(s) of any debentures secured by a floating charge and so refers to any floating charge realisations less any amounts payable to the preferential creditors or in respect of the expenses of the liquidation or administration. The "prescribed part" is defined in The Insolvency Act 1986 (Prescribed Part) Order 2003 (SI 2003/2097) to be an amount equal to 50 per cent. of the first (pound)10,000 of floating charge realisations plus 20 per cent. of the floating charge realisations thereafter, provided that such amount may not exceed (pound)600,000.

This obligation does not apply if the net property is less than a prescribed minimum and the relevant officeholder is of the view that the cost of making a distribution to unsecured creditors would be disproportionate to the benefits. The relevant officeholder may also apply to court for an order that the provisions of section 176A of the Insolvency Act should not apply on the basis that the cost of making a distribution would be disproportionate to the benefits.

Floating charge realisations upon the enforcement of the issuing entity security and/or the Funding 2 security may be reduced by the operation of these "ring fencing" provisions.

YOU WILL NOT RECEIVE NOTES IN PHYSICAL FORM, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE NOTES

Unless the global notes are exchanged for definitive notes, which will only occur under a limited set of circumstances, beneficial ownership of the notes will only be recorded in book-entry form with DTC, Euroclear, Clearstream, Luxembourg or with any alternative clearing system agreed by the issuing entity. The lack of notes in physical form could, among other things:

o result in payment delays on such notes because the issuing entity will be sending distributions on the notes to DTC, Euroclear, Clearstream, Luxembourg or any alternative clearing system agreed by the issuing entity instead of directly to you;

o make it difficult for you to pledge such notes if notes in physical form are required by the party demanding the pledge; and

o hinder your ability to resell such notes because some investors may be unwilling to buy notes that are not in physical form.

IF YOU HAVE A CLAIM AGAINST THE ISSUING ENTITY IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST IT IN ENGLAND TO ENFORCE YOUR RIGHTS

The issuing entity has agreed to submit to the non-exclusive jurisdiction of the courts of England, and it may be necessary for you to bring a suit in England to enforce your rights against the issuing entity.

IMPLEMENTATION OF BASEL II RISK-WEIGHTED ASSET FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF THE NOTES

The Basel Committee on Banking Supervision published the text of a new framework on 26 June 2004 under the title "Basel II: International Convergence of Capital Measurement and Capital Standards: a Revised Framework". This new framework (the BASEL II FRAMEWORK), which has been recently published in a consolidated version, and which places enhanced emphasis on market discipline and sensitivity to risk, is the basis for national rule-making and approval processes to continue and for banking organisations to complete their preparations for implementation of the Basel II Framework. It is currently intended that the various approaches under the Basel II Framework should be implemented in stages, some from year-end 2006 and the most advanced at year-end 2007. As and when implemented (including, in respect of EU financial institutional investors, through the proposed EU Capital Requirements Directive), the Basel II Framework could affect the risk-weighting of the notes in respect of certain investors if those investors are subject to the Basel II Framework following its implementation. Consequently, investors should consult their own advisers as to the consequences to and effect on them of the proposed implementation of the Basel II Framework. No predictions can be made as to the precise effects of potential changes which might result upon the implementation of the Basel II Framework.

The issuing entity may, under certain circumstances relating to the statutory implementation of the Basel II Framework in the United Kingdom, as described in number 5(F) (Optional Redemption for Implementation of EU Capital Requirements Directive) in the section "TERMS AND CONDITIONS OF THE US NOTES" below, require you to redeem your notes.

                                 USE OF PROCEEDS

The use of proceeds from an issuance of notes will be described in the accompanying prospectus supplement.

                           PERMANENT MASTER ISSUER PLC

The issuing entity was incorporated in England and Wales on 1 September 2006 (registered number 5922774) and is a public limited company under the Companies Act 1985. The registered office of the issuing entity is at 35 Great St. Helen's, London EC3A 6AP, United Kingdom.

The authorised share capital of the issuing entity comprises 50,000 ordinary shares of (pound)1 each. The issued share capital of the issuing entity comprises 50,000 ordinary shares of (pound)1 each, 49,998 of which are partly paid to (pound)0.25 each and 2 of which are fully paid and all of which are beneficially owned by Holdings (see "HOLDINGS" below). Under the issuing entity corporate services agreement, Holdings has agreed to comply with all requests of the issuing entity security trustee in relation to the appointment and/or removal by Holdings of any of the directors of the issuing entity.

The issuing entity is organised as a special purpose company. The issuing entity has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the issuing entity.

The issuing entity was established as a special purpose vehicle for the purposes of issuing the notes and making the advances to Funding 2 under the master intercompany loan agreement. The activities of the issuing entity are limited to passively owing or holding the loan tranches, issuing the notes supported by the master intercompany loan agreement and other activities reasonably incidental thereto. The principal objects of the issuing entity areset out in its memorandum of association and include:

o      lending money and giving credit, with or without security;

o      borrowing or raising money and obtaining credit or finance;

o securing payment or repayment of money, credit or finance by any security over the issuing entity's property; and

o acquiring or entering into financial instruments, including derivative instruments.

Under the Companies Act 1985, the issuing entity's governing documents, including the principal objects of the issuing entity, may be altered by a special resolution of the shareholders.

The activities of the issuing entity will be further restricted by the terms and conditions of the notes and will be limited to the issue of the notes, the making of the advances under the master intercompany loan agreement to Funding 2, the exercise of related rights and powers and other activities referred to in this prospectus or incidental to those activities.

Since its incorporation, the issuing entity has not commenced operations and has not engaged, in any material activities other than those incidental to its incorporation as a public company under the Companies Act 1985 and to the proposed issue of the notes and to the authorisation of the other transaction documents referred to in this prospectus to which it is or will be a party.

The accounting reference date (i.e. the last day of the fiscal year) of the issuing entity is the last day of December. As at o 2006, no statutory accounts have been prepared or delivered to the Registrar of Companies on behalf of the issuing entity.

DIRECTORS AND SECRETARY

The following table sets out the directors of the issuing entity and their respective business addresses and occupations. Each director has served in office since the incorporation of the issuing entity.




NAME                                   BUSINESS ADDRESS                  PRINCIPAL                   AGE
                                                                         ACTIVITIES/
                                                                         BUSINESS
                                                                         OCCUPATION
SFM Directors Limited                 35 Great St Helen's                Provision of                 -
                                      London EC3A 6AP                    directors to special
                                      United Kingdom                     purpose companies

SFM Directors (No.2) Limited          35 Great St Helen's                Provision of                 -
                                      London EC3A 6AP                    directors to special
                                      United Kingdom                     purpose companies

David Balai                           HBOS Treasury Service plc          Senior Director             50
                                      33 Old Broad Street
                                      London EC2N 1HZ
                                      United Kingdom


The sponsor has caused David Balai, Senior Director of HBOS Treasury Services plc, the ARRANGER and an affiliate of the seller, to be a director of the issuing entity. David Balai does not receive any compensation for acting as director.

The sponsor has caused SFM Directors Limited and SFM Directors (No. 2) Limited, companies specialising in acting as directors of special purpose companies, to be directors of the issuing entity.

The directors of each of SFM Directors Limited and SFM Directors (No. 2) Limited are Jonathan Eden Keighley, James Macdonald, James France and Robert Berry. Their principal activities include the provision of directors and corporate management services to structured finance transactions as directors on the boards of SFM Directors Limited and SFM Directors (No. 2) Limited. The business address of each of the directors of SFM Directors Limited and SFM Directors (No.
2) Limited is 35 Great St. Helen's, London EC3A 6AP, United Kingdom.

The company secretary of the issuing entity is SFM Corporate Services Limited, 35 Great St Helen's, London, EC3A 6AP, United Kingdom.

In accordance with the issuing entity corporate services agreement, the issuing entity corporate services provider will provide to the issuing entity directors, a registered and administrative office, the service of a company secretary and the arrangement of meetings of directors and shareholders and procure book-keeping services and preparation of accounts by Halifax. No other remuneration is paid by the issuing entity to or in respect of any director or officer of the issuing entity for acting as such.

The issuing entity has no employees.

CAPITALISATION STATEMENT

The following table shows the capitalisation of the issuing entity as at 25 September 2006:



                                                                                              (POUND)
                                                                                          -----------
AUTHORISED SHARE CAPITAL

Ordinary shares of (pound)1 each................................................            50,000.00

ISSUED SHARE CAPITAL

2 ordinary shares of (pound)1 each fully paid...................................                 2.00

49,998 ordinary shares each one quarter paid....................................            12,499.50
                                                                                         -----------
                                                                                            12,501.50
                                                                                         ============



                                   HALIFAX PLC

INTRODUCTION

Halifax Building Society was founded in 1853 as the Halifax Permanent Benefit Building and Investment Society. In 1928, it merged with Halifax Equitable Building Society to form Halifax Building Society. Halifax Ltd was incorporated in England and Wales with registered number 02367076 on 31 March 1989. On 2 June 1997 Halifax Building Society, at that time the United Kingdom's largest building society, transferred its business to Halifax Ltd, which on that date became authorised under the UK Banking Act 1987. Upon completion of the transfer, Halifax Building Society ceased to exist. On 4 December 1996 Halifax Ltd took its current name and re-registered as a public limited company, Halifax plc (HALIFAX). Its registered office is Trinity Road, Halifax, West Yorkshire HX1 2RG, United Kingdom. Its telephone number is (+44) 113 235 2176. The UK Banking Act 1987 was repealed when section 19 of the FSMA was brought into force on 1 December 2001. Halifax is now authorised as required under the FSMA. On 1 June 1999, through a scheme of arrangement, Halifax Group plc acquired and became the holding company of Halifax. On 10 September 2001, Halifax Group plc and The Governor and Company of the Bank of Scotland were acquired by a new holding company, HBOS plc (HBOS). On 1 July 2002 Halifax became a directly held subsidiary undertaking of HBOS. HBOS is the fourth largest banking group in the United Kingdom in terms of assets and is the United Kingdom's largest savings banking group. HBOS was incorporated in Scotland on 3 May 2001.

HBOS had total consolidated assets of (pound)540,873 million at 31 December 2005. HBOS's consolidated profit on ordinary activities before tax for the year ended 31 December 2005 was (pound)4,808 million and for the six-month period ended 30 June 2006 was (pound)2,654 million.

Halifax had total consolidated assets of (pound)254,918 million at 31 December 2005. Halifax's consolidated profit on ordinary activities before tax for the year ended 31 December 2005 was (pound)1,188 million and for the six-month period ended 30 June 2006 was (pound)945 million.

Halifax is primarily engaged in providing financial services to customers through the broadest distribution base of any UK retail bank, ranging from branches to direct mail, telephone and internet banking. Its range of multi-branded products includes personal and business banking, savings and long-term investments, mortgages, personal loans and credit cards. Halifax is the United Kingdom's leading provider of mortgages through various brands. It is also the United Kingdom's largest liquid savings provider.

Halifax is the SPONSOR of the asset-backed securities transactions in connection with which the notes will be issued. Halifax is also the SELLER, the SERVICER, the CASH MANAGER, the ISSUING ENTITY CASH MANAGER and the FUNDING 2 SWAP PROVIDER in the transaction.

MORTGAGE BUSINESS

Halifax has been making and servicing residential mortgage loans since its founding and, for over 75 years, has been the largest provider of mortgage loans in the United Kingdom. Statistical information regarding the recent size and growth of the portfolio of residential mortgage loans serviced by Halifax (all of which were originated by Halifax) may be found in the accompanying prospectus supplement under "STATISTICAL INFORMATION ON THE PORTFOLIO - HALIFAX RESIDENTIAL MORTGAGE LOANS".

The total consolidated value of Halifax's mortgage loans and advances secured on residential properties as at 31 December 2005 was approximately (pound)167.7 billion, compared with (pound)155.7 billion as at 31 December 2004 and as at the six-month period ended 30 June 2006 was approximately (pound)177.1 billion, compared with (pound)159.7 billion as at 30 June 2005.

SECURITISATION

Halifax has been engaged in the securitisation of residential mortgage loans since June 2002. To date, it has completed nine residential mortgage securitisation transactions in which an aggregate initial principal amount of approximately (pound)39.8 billion (equivalent) of notes has been issued by the Funding issuing entities. Halifax's residential mortgage loans also form the collateral for the covered bond issuance programme of HBOS Treasury Services plc (HBOSTS). Since July 2003, HBOSTS has issued 17 series of covered bonds with an aggregate initial principal amount of approximately (pound)13.5 billion (equivalent) backed by residential mortgage loans originated by Halifax. No prior securitisation organised by Halifax has experienced an event of default to date.

Both Halifax and its affiliate, HBOSTS, are involved in Halifax's mortgage loan securitisation programme. In general, Halifax is responsible for the selection of the pool of loans to be securitised and for ongoing servicing, reporting and cash management in accordance with the applicable documentation. HBOSTS acts as arranger of these securitisations and is responsible for structuring of the transaction, cash flow modelling, arranging distribution and marketing of the securities and arranging currency, interest rate and other hedge providers. Both Halifax and HBOSTS are responsible for liaising with rating agencies, engaging various third party service providers and advisors as well as overall transaction management. From time to time, HBOSTS may also underwrite particular classes of asset backed securities issued in Halifax's securitisation programme.

HALIFAX GENERAL INSURANCE SERVICES LTD

Halifax General Insurance Services Ltd was incorporated in England and Wales on 19 February 1993 as a private limited company. Halifax General Insurance Services Ltd is a wholly and indirectly owned subsidiary of Halifax Group plc and its registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG, United Kingdom. The principal business activity of Halifax General Insurance Services Ltd is that of general insurance.

HBOS INSURANCE (PCC) GUERNSEY LTD

HBOS Insurance (PCC) Guernsey Ltd was incorporated in Guernsey on 14 December 2001 as a protected cell company in accordance with the provisions of the Guernsey Protected Cell Companies Ordinance 1997. HBOS Insurance (PCC) Guernsey Limited is a wholly owned subsidiary of Halifax plc and its registered office is at Maison Trinity, Trinity Square, St. Peter Port, Guernsey GY1 4AT. The principal business activity of HBOS Insurance (PCC) Guernsey Ltd, an indirect subsidiary of HBOS, is insurance. The company commenced insurance business on 19 December 2001, when it acquired by portfolio transfer the insurance businesses of Halifax Mortgage Re Limited and Halifax Guarantee Insurance Company Limited. HBOS Insurance (PCC) Guernsey Ltd is the current owner of the mortgage indemnity insurance policies contracted between Halifax Mortgage Re Limited and Halifax.

HALIFAX INSURANCE IRELAND LIMITED

Halifax Insurance Ireland Limited was incorporated in Ireland on 29 March 2000 and was registered as company number 323923. Halifax Insurance Ireland Limited is a wholly owned subsidiary of Halifax Jersey Holdings Limited and its registered office is at Dromore House, East Park, Shannon. The principal business activity of Halifax Insurance Ireland Limited is that of general insurance. On 2 January 2001 the company began providing underwriting for mortgage repayment insurance offered by Halifax to borrowers. In March 2001 Halifax introduced the Total Mortgage Protection Policy, of which the mortgage repayment cover element is underwritten by Halifax Insurance Ireland Limited. In a few instances, Halifax still offers

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mortgage repayment insurance. In these
instances, the insurance continues to be underwritten by Halifax Insurance Ireland Limited.

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                                    FUNDING 2

Permanent Funding (No. 2) Limited was incorporated in England and Wales on 17 May 2002 (registered number 4441772) as a public limited company under the Companies Act 1985 and re-registered as a private limited company on 17 August 2006. The authorised share capital of Funding 2 comprises 50,000 ordinary shares of (pound)1 each. The issued share capital of Funding 2 comprises two ordinary shares of (pound)1, which are beneficially owned by Holdings (see "HOLDINGS" below).

Funding 2 was organised as a special purpose company to act as a depositor for the securitisation of residential mortgages originated by Halifax. Funding 2 has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding 2.

The principal objects of Funding 2 are set out in its memorandum of association and are, among other things, to:

o      carry on business as a general commercial company;

o borrow or raise money by any method and to obtain any form of credit or finance in any way the directors think fit (whether secured or unsecured);

o      carry on business as a money lender, financier and investor;

o acquire and enter into financial instruments, including derivative instruments; and

o      undertake and carry on all kinds of loan, financial and other operations.

Since its incorporation, Funding 2 has not engaged in any material activities, other than those incidental to the authorisation of the Funding 2 transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. Funding 2 has no employees.

The accounting reference date of Funding 2 is the last day of December.

The registered office of Funding 2 is 35 Great St. Helen's, London EC3A 6AP, United Kingdom. The telephone number of Funding 2's registered office is +44
(0)20 7398 6300.

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The following table sets out the directors of Funding 2 and their respective business addresses and occupations.




NAME                                                       BUSINESS ADDRESS                   BUSINESS
                                                                                              OCCUPATION
SFM Directors Limited.................................     35 Great St. Helen's               Director of special
                                                           London                             purpose companies
                                                           EC3A 6AP
                                                           United Kingdom

SFM Directors (No. 2) Limited.........................     35 Great St. Helen's               Director of special
                                                           London                             purpose companies
                                                           EC3A 6AP
                                                           United Kingdom

David Balai...........................................     HBOS Treasury Services Plc         Senior Director
                                                           33 Old Broad Street
                                                           London EC2N 1HZ
                                                           United Kingdom


David Balai is an employee of a company in the same group of companies as the seller.

The directors of SFM Directors Limited and SFM Directors (No. 2) Limited are set out in the section "PERMANENT MASTER ISSUER PLC" above.

The company secretary of Funding 2 is SFM Corporate Services Limited, 35 Great St. Helen's, London EC3A 6AP, United Kingdom.

The directors and secretary of Funding 2 have no conflicts of interest between any duties to Funding 2 and their private interests and/or other duties.

In accordance with the corporate services agreement, the corporate services provider will provide to Funding 2 directors, a registered and administrative office, the service of a company secretary and the arrangement of meetings of directors and shareholders and procure book-keeping services and preparation of accounts by Halifax. No other remuneration is paid by Funding 2 to or in respect of any director or officer of Funding 2 for acting as such.

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                              THE MORTGAGES TRUSTEE

The mortgages trustee was incorporated in Jersey, Channel Islands on 13 May 2002 (registered number 83116) as a private company with limited liability under the Companies (Jersey) Law 1991, as amended, for a period of unlimited duration. The authorised share capital of the mortgages trustee is (pound)2 divided into 2 ordinary shares of (pound)1 each. Two ordinary shares have been issued and fully paid and are held in trust for charitable purposes by SFM Offshore Limited pursuant to an instrument of trust dated 7 May 2002. Any profits received by the mortgages trustee, after payment of the costs and expenses of the mortgages trustee, will, ultimately, be paid for the benefit of charities and charitable purposes selected at the discretion of SFM Offshore Limited. The payments on the notes will not be affected by this arrangement. The registered office of the mortgages trustee is at 47 Esplanade, St. Helier, Jersey JE1 0BD, Channel Islands. Its telephone number is +44 1534 510 924.

The mortgages trustee was organised as a special purpose company to act as trustee of the mortgages trust, and it has acted as such in connection with each securitisation by the previous Funding 1 issuing entities. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of the mortgages trustee.

The principal activities of the mortgages trustee are, among other things, to:

o invest and deal in mortgage loans secured on residential or other properties within England, Wales and Scotland;

o invest in, buy, sell and otherwise acquire and dispose of mortgage loans, advances, other similar investments and all forms of security;

o      carry on business as a money lender, financier and investor;

o      undertake and carry on all kinds of loan, financial and other operations;
       and

o      act as trustee in respect of carrying on any of these activities.

The mortgages trustee has not engaged, since its incorporation, in any material activities other than those incidental to its incorporation, the settlement of the trust property on the mortgages trustee, acting as trustee of the mortgages trust since the initial closing date, the authorisation of the transaction documents referred to in this prospectus to which it is or will be a party, obtaining a standard licence under the CCA, filing a notification under the Data Protection Act 1998, registering as a data user under the Data Protection (Jersey) Law 1987, as amended and other matters which are incidental or ancillary to the foregoing. The mortgages trustee has no employees.

The accounting reference date of the mortgages trustee is the last day of December.

In accordance with the corporate services agreement, the corporate services provider will provide to the mortgages trustee directors, a registered and administrative office, the service of a company secretary, the arrangement of meetings of directors and shareholders and book-keeping services Halifax prepares the accounts of the mortgages trustee. No other remuneration is paid by the mortgages trustee to or in respect of any director or officer of the mortgages trustee for acting as such.

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                                    HOLDINGS

Holdings was incorporated in England and Wales on 9 August 2001 (registered number 4267664) as a private limited company under the Companies Act 1985. The registered office of Holdings is 35 Great St. Helen's, London EC3A 6AP, United Kingdom. The telephone number of Holdings' registered office is +44 (0) 20 7398 6300.

Holdings has an authorised share capital of (pound)100 divided into 100 ordinary shares of (pound)1 each, of which two shares have been issued, one share at par value and one share at a premium, and are beneficially owned by SFM Corporate Services Limited on a discretionary trust for the benefit of The National Society for the Prevention of Cruelty to Children (registered charity number 216401) in the United Kingdom and for other charitable purposes. Any profits received by Holdings from its shareholdings, after payment of the corporate administration costs and expenses of Holdings, will ultimately be paid for the benefit of that charity and for other charitable purposes selected at the discretion of the corporate services provider. The payments on the notes will not be affected by this arrangement.

Holdings is organised as a special purpose company. The seller does not own directly or indirectly any of the share capital of Holdings.

The principal objects of Holdings are set out in its memorandum of association and are, among other things, to acquire and hold, by way of investments or otherwise, and deal in or exploit, in such manner as may from time to time be considered expedient, all or any part of any securities or other interests of or in any company (including the previous Funding 1 issuing entities, the issuing entity, Funding 1 and Funding 2).

Holdings has acquired all of the issued share capital of the issuing entity, the previous Funding 1 issuing entities, Funding 1 and Funding 2. Holdings has not engaged in any other activities since its incorporation other than changing its name from Alnery No. 2224 Limited on 21 March 2002 and those incidental to the authorising of the transaction documents to which it is or will be a party and other matters which are incidental to those activities. Holdings has no employees.

The accounting reference date of Holdings is the last day of December.


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                                      PECOH

The post-enforcement call option holder was incorporated in England and Wales on 9 August 2001 (registered number 4267666) as a private limited company under the Companies Act 1985. The registered office of the post-enforcement call option holder is 35 Great St. Helen's, London EC3A 6AP, United Kingdom.

The authorised share capital of the post-enforcement call option holder comprises 100 ordinary shares of (pound)1 each. The issued share capital of the post-enforcement call option holder comprises one ordinary share of (pound)1, which is beneficially owned by PECOH Holdings (see "PECOH HOLDINGS" below).

The post-enforcement call option holder is organised as a special purpose company. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of PECOH Holdings or the post-enforcement call option holder.

The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among others, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them. The post-enforcement call option holder has not engaged since its incorporation in any material activities other than changing its name from Alnery No. 2223 Limited on 21 March 2002, those activities relating to the issue of the Funding 1 notes by the previous Funding 1 issuing entities and those incidental to the authorising of the transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

The accounting reference date of the post-enforcement call option holder is the last day of December.

Pursuant to the terms of an option to be granted to PECOH under the post-enforcement call option agreement, following the enforcement, realisation and payment of the proceeds of the security granted by the issuing entity pursuant to the issuing entity deed of charge, PECOH can require the transfer to it of all of the notes outstanding for a nominal amount.

As the post-enforcement call options to be granted to pursuant to the post-enforcement call option agreement can be exercised only after the issuing entity security trustee has enforced and realised the security granted by the issuing entity under the issuing entity deed of charge and has determined that there are no further assets available to pay amounts due and owing to the noteholders, the exercise of the post-enforcement call options and delivery by the noteholders of the notes to PECOH will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the notes that such noteholders may have against the issuing entity.

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



                                 PECOH HOLDINGS

PECOH Holdings was incorporated in England and Wales on 1 June 2005 (registered number 5468381) as a private limited company under the Companies Act 1985. The registered office of PECOH Holdings is 35 Great St Helen's, London EC3A 6AP, United Kingdom.

PECOH Holdings has an authorised share capital of (pound)100, divided into 100 ordinary shares of (pound)1 each. The issued share capital of PECOH Holdings comprises one ordinary share of (pound)1, which is beneficially owned by Structured Finance Management Investments Limited on a discretionary trust for the benefit of Barnardo's (registered charity number 216250) in the United Kingdom and for other charitable purposes. Any profits received by PECOH Holdings, after payment of the costs and expenses of PECOH Holdings, will ultimately be paid for the benefit of that charity and for other charitable purposes selected at the discretion of the corporate services provider. The payments on the notes will not be affected by this arrangement.

PECOH Holdings is organised as a special purpose company. The seller does not own directly or indirectly any of the share capital of PECOH Holdings.

The principal objects of PECOH Holdings are set out in its memorandum of association and are, among other things, to acquire, hold and deal in securities of any company, including the post-enforcement call option holder.

PECOH Holdings has acquired all of the issued share capital of PECOH. PECOH Holdings has not engaged in any other activities since its incorporation other than those incidental to the authorising of the transaction documents to which it is or will be a party and other matters which are incidental to those activities. PECOH Holdings has no employees.

The accounting reference date of PECOH Holdings is the last day of December.



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



                           THE FUNDING 2 SWAP PROVIDER

         The Funding 2 swap provider is Halifax. See "HALIFAX PLC" above.


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                           FUNDING 1 ISSUING ENTITIES

In connection with the acquisition of Funding 1's share of the trust property, nine other issuing entities (referred to in this prospectus as the FUNDING 1 ISSUING ENTITIES) have issued notes which are ultimately supported by receivables under the loans comprising the mortgages trust. Funding 1 stands in substantially the same relationship with the mortgages trustee and the Funding 1 issuing entities as Funding 2 does in respect of the mortgages trustee and the issuing entity.

Each of the Funding 1 issuing entities are wholly owned subsidiaries of Holdings and are public limited companies incorporated in England and Wales. The registered office of each Funding 1 issuing entity is 35 Great St. Helen's, London EC3A 6AP, United Kingdom. The telephone number of each Funding 1 issuing entity is (+44) 20 7398 6300. Each Funding 1 issuing entity is a special purpose company whose purpose is to have issued the previous Funding 1 notes that represent their respective asset-backed obligations and to have lent an amount equal to the proceeds of their respective previous Funding 1 notes to Funding 1 under their respective intercompany loans with Funding 1. Each Funding 1 issuing entity does not engage in any activities that are unrelated to these purposes.

As discussed under "THE MORTGAGES TRUST" below, each of Funding 1 and Funding 2 has a beneficial interest in the mortgages trust which is proportionate in size to the aggregate outstanding balance from time to time of the notes issued by the Funding 1 issuing entities and the issuing entity respectively. Funding 1's obligation to pay receipts under its beneficial interest in the mortgages trust to the Funding 1 issuing entities arises under the intercompany loans entered into between Funding 1 and each of the Funding 1 issuing entities. Similarly, Funding 2 will be obliged to pay receipts under its beneficial interest in the mortgages trust to the issuing entity under the terms of the master intercompany loan agreement.

Each of the Funding 1 issuing entities has issued series and classes of Funding 1 notes, beginning in June 2002. Each prospectus supplement will set forth the aggregate amount of Funding 1 notes outstanding of each Funding 1 issuing entity as of the date indicated in the prospectus supplement.

Each Funding 1 issuing entity, and consequently the Funding 1 notes of each such Funding 1 issuing entity, have an indirect pro rata interest in the assets of the mortgages trust in relation to the Funding 1 notes issued by each other Funding 1 issuing entity and the notes issued by the issuing entity. In addition, the Funding 1 notes of each Funding 1 issuing entity rank pari passu with the Funding 1 notes, of each other Funding 1 issuing entity and indirectly with the notes issued by the issuing entity. Each of Funding 1 and Funding 2 has a pro rata beneficial interest in the trust property of the mortgages trust. Receipts of principal and interest on the loans after payment of expenses of the mortgages trust are allocated each month between Funding 1, Funding 2 and the seller on a pro rata basis as described under "THE MORTGAGES TRUST" below. Any losses experienced on loans are also allocated pro rata between Funding 1, Funding 2 and the seller. Consequently, the amount of collections of principal and interest available to be paid by Funding 1 to the Funding 1 issuing entities each month under their intercompany loans, taking account of losses on the loans and expenses of the mortgages trust, is in pro rata proportion to the amount of collections available to Funding 2 to pay to the issuing entity during the same period.

The sponsor does not currently intend that new Funding 1 issuing entities will be created in the future or that new series of Funding 1 notes will be issued by any existing Funding 1 issuing entity. However, the position may change in the future. The issuing entity may, subject to satisfaction of certain conditions, issue new series of notes from time to time (see "SUMMARY OF NOTES - ISSUANCE" above). The consent of the noteholders of existing series of notes is not required, and will not be obtained, prior to issuance of new series and classes of notes by the issuing entity. Similarly, the consent of the noteholders of Funding 1 notes is not required and will not be obtained prior to issuance of new series and classes of notes by the issuing entity.

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



                                    FUNDING 1

Funding 1 was incorporated in England and Wales on 9 August 2001 (registered number 4267660) as a private limited company under the Companies Act 1985. The authorised share capital of Funding 1 comprises 100 ordinary shares of (pound)1 each. The issued share capital of Funding 1 comprises one ordinary share of (pound)1, which is beneficially owned by Holdings.

Like Funding 2, Funding 1 was organised as a special purpose company to act as a depositor for the securitisation of residential mortgages originated by Halifax. Funding 1 has acted as such for each securitisation by the previous Funding 1 issuing entities. Funding 1 has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding 1.

The accounting reference date of Funding 1 is the last day of December.

The registered office of Funding 1 is 35 Great St. Helen's, London EC3A 6AP. The telephone number of Funding 1's registered office is (+44) 20 7398 6300.

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              THE NOTE TRUSTEE, THE ISSUING ENTITY SECURITY TRUSTEE
                       AND THE FUNDING 2 SECURITY TRUSTEE

The note trustee, the issuing entity security trustee and the Funding 2 security trustee is the Bank of New York. The Bank of New York is a New York banking corporation. Its address is One Canada Square, London E14 5AL.

The Bank of New York has served and currently is serving as indenture trustee and trustee for numerous securitisation transactions and programmes involving pools of mortgage loans.

Pursuant to the trust deed, the note trustee is required to take certain actions as described in "DESCRIPTION OF THE TRUST DEED" and "TERMS AND CONDITIONS OF THE US NOTES" below. Pursuant to the trust deed and the issuing entity deed of charge, the issuing entity security trustee is required to take certain actions as described in "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS - APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUING ENTITY SECURITY TRUSTEE" and "TERMS AND CONDITIONS OF THE US NOTES" below.

The limitations on liability of the note trustee are described in "TERMS AND CONDITIONS OF THE US NOTES" below. The limitations on the liability of the issuing entity security trustee are described in "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS - APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUING ENTITY SECURITY TRUSTEE" and "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS - ADDITIONAL PROVISIONS OF THE ISSUING ENTITY DEED OF CHARGE" below.

The indemnifications available to the note trustee and the issuing entity security trustee are described in number 12 under "TERMS AND CONDITIONS OF THE US NOTES" below.

Provisions for the removal of the issuing entity security trustee are described in "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS - RETIREMENT AND REMOVAL" below.

The Funding 2 deed of charge sets out the terms under which the Funding 2 security trustee is appointed and the indemnification of the Funding 2 security trustee. Pursuant to the Funding 2 deed of charge, the Funding 2 security trustee is required to take certain actions as described under "SECURITY FOR FUNDING 2'S OBLIGATIONS" below. Provisions for the removal of the Funding 2 security trustee are described in "SECURITY FOR FUNDING 2'S OBLIGATIONS - RETIREMENT AND REMOVAL" below.

The Bank of New York also acts as the Funding 1 note trustees, the Funding 1 issuing entities security trustees and the Funding 1 security trustee on similar terms and conditions to those described above.

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                     AFFILIATIONS AND CERTAIN RELATIONSHIPS
                AND RELATED TRANSACTIONS OF TRANSACTION PARTIES

Halifax is the sponsor of the programme. In addition, Halifax has several other roles in the programme. Halifax is the originator of the loans. Halifax is the only seller of loans to the mortgages trustee and is the servicer of all of the loans.

Halifax also provides the services of (a) cash manager to the mortgages trustee, Funding 1 and Funding 2, (b) issuing entity cash manager and cash manager to the Funding 1 issuing entities and (c) Funding 2 swap provider and swap provider to Funding 1.

Except as described in the preceding paragraph, there are no other affiliations or relationships or related transactions involving the transaction parties under the programme.

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                                    THE LOANS

THE PORTFOLIO

Each prospectus supplement issued in connection with the issuance of a series and class of notes will contain tables summarising information in relation to the relevant EXPECTED PORTFOLIO. The tables will contain information in relation to various criteria as at the applicable cut-off date. Tables will indicate, among other things, composition by type of property, seasoning, period to maturity, geographical distribution, LTV ratios, outstanding balance and repayment terms, as well as other information that may be described from time to time. The portfolio as at the cut-off date, for which statistics are presented in the relevant prospectus supplement, and the portfolio as at the relevant closing date may differ due to, among other things, amortisation of loans in the portfolio.

Each prospectus supplement relating to the issuance of a series and class of notes also will contain tables summarising certain characteristics of the United Kingdom mortgage market. Tables will provide historical information on, among other things, repossession rates, house price to earnings ratios, as well as other information that may be described from time to time.

INTRODUCTION

The following is a description of some of the characteristics of the loans currently or previously originated by the seller including details of loan types, the underwriting process, lending criteria and selected statistical information. The issuing entity believes the loans in the portfolio at any time will have characteristics that demonstrate the capacity to produce funds to service any payments due and payable on the notes.

The seller selects the loans for transfer into the portfolio, and any loans to be substituted into the portfolio, using an internally developed system containing defined data on each of the qualifying loans in the seller's overall portfolio of loans available for selection. This system allows the setting of exclusion criteria among others corresponding to relevant representations and warranties that the seller makes in the mortgage sale agreement in relation to the loans (see "SALE OF THE LOANS AND THEIR RELATED SECURITY - REPRESENTATIONS AND WARRANTIES" below), for instance, the representation and warranty relating to a maximum outstanding principal balance of (pound)500,000. Once the criteria have been determined, the system identifies all loans owned by the seller that are consistent with the criteria. From this subset, loans are selected at random until the target balance for new loans has been reached or the subset has been exhausted. After a pool of new loans is selected in this way, the constituent loans are monitored so that they continue to comply with the relevant criteria on the date of transfer.

Unless otherwise indicated, the description that follows relates to types of loans that have been or could be sold to the mortgages trustee, either as part of the portfolio as at a closing date or as a new loan sold to the mortgages trustee at a later date.

The seller may sell new loans and their related security to the mortgages trustee from time to time. The seller reserves the right to amend its lending criteria and to sell to the mortgages trustee new loans which are based upon mortgage terms different from those upon which loans forming the portfolio as at any date are based. Those new loans may include loans which are currently being offered to borrowers which may or may not have some of the characteristics described here, but may also include loans with other characteristics that are not currently being offered to borrowers or that have not yet been developed. All new loans will be required to comply with the representations and warranties set out in the mortgage sale agreement from time to time. All the material representations and warranties in the mortgage sale agreement as at the programme date are described in this prospectus. See "SALE OF THE LOANS AND THEIR RELATED SECURITY - REPRESENTATIONS AND WARRANTIES" below.

CHARACTERISTICS OF THE LOANS

REPAYMENT TERMS

Loans are typically repayable on one of the following bases:

o REPAYMENT: the borrower makes monthly payments of both interest and principal so that, when the loan matures, the full amount of the principal of the loan will have been repaid;

o INTEREST-ONLY: the borrower makes monthly payments of interest but not of principal so that, when the loan matures, the entire principal amount of the loan is still outstanding and is payable in one lump sum; or

o      a combination of both these options.

In the case of either repayment loans or interest-only loans, the required monthly payment may alter from month to month for various reasons, including changes in interest rates.

For interest-only loans (other than products offered by the seller which are known as Retirement Home Plan loans), because the principal is repaid in a lump sum at the maturity of the loan, the borrower is advised to have some repayment mechanism (such as an investment plan) which is intended to provide sufficient funds to repay the principal at the end of the term.

Principal prepayments may be made in whole or in part at any time during the term of a loan, subject to the payment of any repayment fees (as described in "- REPAYMENT FEES" below). A prepayment of the entire outstanding balance of all loans under a mortgage account discharges the mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid expenses and any applicable repayment fee(s).

PAYMENT METHODS

Various methods are available to borrowers for making payments on the loans, including:

o Halifax Payment Plan (HPP), where the borrower pays the monthly payments using an internal transfer from a Halifax current account or other account the borrower may have with the seller;

o direct debit (DDR) instruction from another bank or building society account;

o      external standing order from another bank or building society account;

o internal standing order from an account at Halifax; and o payments made at a Halifax branch.

HPP and DDR are the only permitted payment methods for new loan applications.

INTEREST PAYMENTS AND INTEREST RATE SETTING

         The seller has responded to the competitive mortgage market by developing a range of products with special features that are used to attract new borrowers and retain existing customers. The seller currently offers the following special rate loans and is able to combine these to suit the requirements of the borrower:

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o      DISCOUNTED VARIABLE RATE LOANS, which allow the borrower to pay interest at a specified discount to one of the variable base rates;

o      FIXED RATE LOANS, which are subject to a fixed rate of interest; and

o TRACKER RATE LOANS, which are subject to a variable interest rate other than the variable base rate, for example, the rate may be set at a fixed margin above or below rates set by the Bank of England.

Each of the above special rates is offered for a predetermined period, usually between one and five years, at the commencement of the loan (the PRODUCT PERIOD). At the end of the product period the rate of interest charged will either: (a) move to some other interest rate type for a predetermined period; or
(b) revert to, or remain at, a variable base rate of interest (the VARIABLE BASE
RATE), which is administered, at the discretion of the seller, by reference to the general level of interest rates and competitive forces in the UK mortgage market. In certain instances, early repayment fees are payable by the borrower if the loan is redeemed within the product period. See "- REPAYMENT FEES" below.

In addition, the seller has in the past offered:

o "ADDED RATE LOANS", where the borrower pays interest at a margin above the variable base rate. Although these products are not currently offered by the seller, some added rate loans may be included in the portfolio as at the programme date; and

o "CAPPED RATE LOANS", where the borrower pays interest equal to the seller's variable base rate (or, as the case may be, the tracker rate), but where the interest rate cannot exceed a predetermined level or cap.

Capped rate loans are not included in the portfolio, however, if they are included in the future such inclusion will be disclosed in the prospectus supplement.

Loans may combine one or more of the features listed in this section. Other customer incentives may be offered with the product including cashback, free valuations and payment of legal fees. Additional features such as payment holidays (temporary suspension of monthly payments) and the ability to make overpayments or underpayments are also available to most borrowers. See "- OVERPAYMENTS AND UNDERPAYMENTS" and "- PAYMENT HOLIDAYS" below. In respect of the tracker rate loans where the tracker rate feature lasts for a specified period of time, after the expiration of that period interest on the tracker rate loan will be charged at the variable base rate that applies to the mortgage account unless the seller agrees to continue the tracker rate loan or to allow the borrower to switch to a different product. On tracker rate loans originated after November 2002, Halifax may vary the tracker rate margin at any time where such variation would be to the borrower's advantage. Halifax may also vary the margin payable on such loans to the borrower's disadvantage, but only if the tracker base rate (as calculated by reference to the Bank of England repo rate) is below 3 per cent. per annum. The changes that the seller may make to the tracker rate margin may be more or less than the amount by which the Bank of England repo rate has fallen. All relevant borrowers are given advance notification of any such variation. A borrower with a tracker rate loan which is subject to a repayment fee may, within three months of a variation which is disadvantageous, repay that loan without having to pay an early repayment fee. If the seller makes a change in the tracker rate margin to the borrower's disadvantage while the repo rate is below 3 per cent. and it subsequently increases to 3 per cent. or above, the changed margin will continue to apply (unless the tracker rate margin is changed again). The features that apply to a particular loan are specified in the mortgage conditions (as varied from time to time) and loan agreement.

From 1 March 2001 until 31 January 2002, all new mortgage loans sold under the Halifax brand were subject to a second variable base rate (HVR 2) instead of the existing variable base rate (HVR 1) at the end of the predetermined product period. Existing Halifax borrowers were in some circumstances able to transfer to

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HVR 2, subject to the terms and conditions of their existing loan and to the borrower entering a deed of variation to vary the terms of the existing loan.

Following the Ombudsman's determination referred to in "RISK FACTORS - DECISIONS OF THE OMBUDSMAN COULD LEAD TO SOME TERMS OF THE LOANS BEING VARIED, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES" above, Halifax announced that from 1 February 2002 all new Halifax mortgage products would be priced by reference to or revert to HVR 1. HVR 2 continues to apply to existing mortgages that are linked to HVR 2. The mortgages trust includes flexible loans, which are priced by reference to another variable interest rate, the Halifax flexible variable rate. The relevant prospectus supplement will specify the current rates for HVR 1, HVR 2, the Halifax flexible variable rate or any other applicable rate.

In addition, from 1 March 2001, all new Halifax branded mortgages have featured interest calculated on a daily basis rather than on an annual basis. Any payment by the borrower will reduce the borrower's balance on which interest will be calculated the following day. Prior to this date, most but not all Halifax branded mortgage products had carried interest calculated on an annual basis. Borrowers with existing loans on which interest is calculated on an annual basis are in some circumstances able to change and have their interest calculated on a daily basis, subject to the terms and conditions of their existing loan and to the borrower entering a deed of variation to vary the terms of the existing loan.

The seller may change the interest rate, by giving the borrowers notice, on any part of the loan, unless otherwise agreed in the loan agreement and subject to certain restrictions set forth in the loan agreement. The seller may change the interest rate by altering the base rate or, if permitted in the loan agreement, altering the tracker rate margin (as described above) or charging an added rate. An added rate of not more than 2 per cent. may be charged if the borrower has let the property, changed the use of the property or it has become more difficult for the seller to exercise its powers over the property. The seller may also change the borrower's monthly payments, the repayment period and the accounting period by giving the borrower's notice. In the case of special rate loans, the seller may cancel the special rate under certain circumstances specified in the loan agreement.

Except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER" below, the servicer is responsible for setting the mortgages trustee variable base rate on the loans in the portfolio as well as on any new loans that are sold to the mortgages trustee. The mortgage conditions applicable to all of the variable rate loans provide that the variable base rate may only be varied in accordance with a number of reasons that are specified in the mortgage conditions. These reasons include:

o to reflect changes in the cost of funds used by the seller in its mortgage lending business;

o      to reflect a change in the general practice of mortgage lenders;

o to reflect changes in the way the seller administers its mortgage accounts;

o to reflect any regulatory requirements or guidance or any change in the law or decision or recommendation by a court or an ombudsman; or

o to reflect changes to the way that the property over which the mortgage is granted is used or occupied.

In respect of the variable rate loans with these mortgage conditions, the servicer may also change the mortgages trustee variable base rate for any other valid reason. In maintaining, determining or setting the mortgages trustee variable base rate, the servicer will apply the factors set out here and, except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER" below, has undertaken to maintain, determine or set the mortgages trustee variable base rate at a rate which is not higher than the Halifax variable base rate from time to time.

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If applicable, the servicer will also be responsible for setting any variable margins in respect of new tracker rate loans that are sold to the mortgages trustee in the future. However, in maintaining, determining or setting these variable margins, except in the limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER" below, the servicer has undertaken to maintain, determine or set the variable margins at a level which is not higher than the variable margins set in accordance with the seller's policy from time to time. The seller has a variable base rate cap whereby it has limited its variable base rates to no more than 2 per cent. above the Bank of England base rate at any time. The seller may vary the 2 per cent. limit but, prior to doing so, will give 30 days' notice to borrowers who pay interest at a variable base rate, a discounted rate or an added rate and are subject to a repayment fee. Those borrowers will then have three months to repay their mortgage if they so require without incurring the repayment fee (this does not apply to borrowers who pay interest at a fixed, capped or tracker rate).

EARLY REPAYMENT CHARGES

The borrower may be required to pay an early repayment charge if certain events occur during the predetermined product period and the loan agreement states that the borrower is liable for early repayment charges. The seller also offered some products in the past with early repayment charge periods that extended beyond the product period. Although these types of products are not currently offered to new borrowers, some are included in the portfolio as at the programme date. These events include a full or partial unscheduled repayment of principal or an agreement between the seller and the borrower to switch to a different mortgage product. If all or part of the principal owed by the borrower, other than the scheduled monthly payments, is repaid before the end of the product period, the borrower will be liable to pay to the seller all or part of the early repayment charge based on the amount of principal borrowed at the outset of the mortgage (if a mortgage is redeemed in part, then a proportionate part of the early repayment charge set out in the loan offer is payable). If the borrower has more than one product attached to the mortgage, the borrower may choose under which product the principal should be allocated.

The seller currently permits borrowers to repay up to 10 per cent. of the amount outstanding on a mortgage in addition to scheduled repayments in any one year without having to pay an early repayment charge, though the seller may withdraw this concession at its discretion. The seller currently has a policy not to charge the early repayment charge in certain circumstances, for example, if the repayment is due to the death of the borrower.

If the seller changes the borrower's marginal interest rate or the rate by which the variable base rate cap exceeds the Bank of England base rate to the borrower's disadvantage and the loan is subject to an early repayment charge, the borrower may repay the mortgage debt in full within three months of receiving notice of the change without being charged the early repayment charge.

The mortgages trustee has agreed to pay back to the seller any early repayment charges received on the loan, so any sums received will be for the seller's account and not for the account of the mortgages trustee.

Some of the loans offered by the seller include a CASHBACK, under which the borrower is offered a sum of money usually paid on completion of the loan. The incentive may take the form of a fixed amount, a percentage of the loan amount or a combination of the two. Where any loan is subject to a cashback, if there is an unscheduled principal repayment or a product switch (as described in "- PRODUCT SWITCHES" below), in either case before a date specified in the agreement, then an early repayment charge may be repayable by the borrower.

Some mortgage products do not include any provisions for the payment of an early repayment charge by the borrower.

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OVERPAYMENTS AND UNDERPAYMENTS

Borrowers with interest calculated annually who pay more than the scheduled monthly payment will have the benefit of an interest adjustment on the amount overpaid. This will only be done in cases where the total overpayment in a month is (pound)250 or more and the borrower has paid the normal required monthly payments due for the rest of the year. The seller will not make any adjustment to the interest charged in respect of the borrower's normal monthly payments, but the borrower will be credited with interest at the rate of interest charged on the borrower's mortgage. This concession may be withdrawn or changed by the seller. Borrowers may repay up to 10 per cent. of their loan each year without incurring a repayment fee.

If borrowers with daily calculations of interest pay more than the scheduled monthly payment, the balance on their mortgage account will be reduced. The seller will charge interest on the reduced balance, which reduces the amount of interest the borrower must pay.

Borrowers may underpay to the extent of previous overpayments.

Missed payments or underpayments are rolled up and added to the mortgage, and must be repaid over the remaining life of the mortgage unless it is otherwise agreed by the seller and the borrower to extend the mortgage term.

Any overpayments will be treated as prepayments of principal on the loans.

This section does not apply to flexible loans (see "-- FLEXIBLE LOANS" below).

PAYMENT HOLIDAYS

The seller offers PAYMENT HOLIDAYS, during which a borrower may suspend mortgage payments without penalty. This option may be exercised, upon the seller's agreement, for a maximum of six months during the life of the mortgage. The payment holiday option does not include insurance premiums.

In order to qualify, the seller will perform a credit reference search and the mortgage cannot be more than two months in arrears when the payment holiday is applied for and no payment arrangement may be either currently in force or have been in force within the last six months. Additionally, at least three months must have elapsed since the date of the initial advance to the borrower. If a borrower's account is more than two months in arrears, the seller will automatically reject the payment holiday application.

Furthermore, an applicant can neither be currently applying for, or in receipt of, income support, nor in receipt of amounts to pay the mortgage under a mortgage repayments insurance policy at the time of the application, nor have a current payment arrangement or have had one within the last six months with the seller on their loan. The applicant may not borrow any further money from the seller during the course of the payment holiday.

Payments deferred under the payment holiday programme are rolled up and added to the mortgage and must be repaid over the remaining life of the mortgage, unless the seller and the borrower agree to amend the mortgage term. The seller will provide the borrower with a new scheduled monthly payment based on the new amount owed. The total debt accumulated must not exceed 97 per cent. of the value of the property and must comply with the seller's normal lending limits. The borrower may make overpayments (subject to terms and conditions) to pay off their debt sooner. The payment holiday does not include buildings and contents insurance premiums, mortgage repayment insurance premiums, life assurance or total mortgage protection premiums, nor can the mortgage be a building mortgage.

This section does not apply to flexible loans (see "--FLEXIBLE LOANS" below).

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FURTHER ADVANCES

If a borrower wishes to borrow a further amount secured by the same mortgage, the borrower will need to make a further advance application and the seller will use the lending criteria applicable to further advances at that time in determining whether to approve the application. All further advances will be funded solely by the seller. Where the aggregate of the initial advance and the further advance is greater than 90 per cent. of the indexation value of the property, the seller will reassess the property's value, by instructing a valuer, who may physically inspect the property. A new loan-to-value, or LTV, ratio will be calculated by dividing the aggregate of the outstanding amount and the further advance by the reassessed valuation. The seller reserves the right to re-underwrite the loans. The aggregate of the outstanding amount of the loan and the further advance may be greater than the original amount of the loan. However, no loans will be sold to the mortgages trustee where the LTV ratio at the time of origination or further advance is in excess of 97 per cent.

In certain instances the further advance may be granted subject to the completion of improvements, alterations or repairs to the property. The seller reserves the right to confirm the completion of the work, either through an inspection of the improvement bills or a physical inspection of the property.

In addition, the seller offers a further advance product called the HOME CASH RESERVE, which is a facility linked to a borrower's mortgage whereby a borrower may draw additional funds from time to time. A borrower must have had a Halifax mortgage for a minimum of three months to qualify for the Home Cash Reserve. Where originated by the seller before 31 October 2004, the total amount of the facility must not be less than (pound)25,005. Borrowers must draw down amounts of at least (pound)1,000 at a time. Funds drawn down under the Home Cash Reserve are added to the loan. No redraw facility is available under the Home Cash Reserve.

Unless otherwise specified in the relevant prospectus supplement, none of the loans in an expected portfolio obliges the seller to make further advances save for retentions and Home Cash Reserve withdrawals. However, some loans in an expected portfolio may have further advances made on them prior to their being sold to the mortgages trustee and new loans added to the portfolio in the future may have had further advances made on them prior to that time.

If a loan is subject to a further advance, the seller will be required to repurchase the loan under the relevant mortgage account and its related security from the mortgages trustee unless the relevant loan is in arrears (although making further advances to borrowers in arrears is not in the normal course of the seller's business), in which case no repurchase will be required.

This section does not apply to flexible loans (see "--FLEXIBLE LOANS" below).

FLEXIBLE LOANS

Certain loans originated by the seller after 31 October 2004 included in the portfolio are subject to a range of options available for selection by the borrower, giving the borrower greater flexibility in the timing and amount of payments made under the loan as well as access to pre-approved further advances under the loan (FLEXIBLE LOANS). These flexible loans may be discounted variable rate loans, capped rate loans or tracker rate loans and offer the optional features described below, subject to certain conditions and financial limits. Each borrower of a flexible loan is subject to an agreement which sets out a credit limit and the terms and conditions of the pre-approved further advances available to the borrower. The availability of the flexible loan options is generally limited to the available reserve, which in broad terms at any time is the difference between the credit limit and the amount of the outstanding debt at that time.

Flexible loans include the following flexible options, which may be exercised in any combination, all subject to certain conditions and financial limits. In general, the flexible options impose fewer conditions and

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restrictions than those referred to under "- OVERPAYMENTS AND UNDERPAYMENTS", "-
PAYMENT HOLIDAYS" and "- FURTHER ADVANCES" above and those sections do not apply to flexible loans.

Overpayments. Borrowers may increase their regular monthly payments above the normal monthly payment then applicable at any time.

Underpayments. Borrowers may reduce their monthly payments below the amount of the applicable normal monthly payment. The amount underpaid cannot exceed six normal monthly payments in any twelve month period or have the effect of the borrower not paying the normal monthly payment for six consecutive months.

Payment holidays. Borrowers may stop monthly payments for up to six months in any twelve month period.

Lump-sum payments. Borrowers may repay all or part of the loan at any time.

Drawdown. Borrowers may borrow further amounts, subject to a minimum amount of (pound)250 (unless the available reserve is less than (pound)250 in which case the borrower may borrow such lesser amount).

The terms and conditions of the flexible loans provide that:

o the flexible options will be available after the first monthly payment has been made;

o the borrower must inform the seller that it wishes to exercise the underpayment, payment holidays or overpayment options one month before the borrower wishes to exercise the relevant flexible option;

o amounts repaid under the flexible options agreement may be redrawn at any time using any available options;

o the borrower may not exceed the available reserve set out in the flexible options agreement; and

o the amount underpaid by the borrower by exercising the underpayment and/or the payment holidays options may not exceed six normal monthly payments in any twelve month period.

In addition to the above restrictions, the seller has the right to reduce the available reserve to zero where: (a) an event requiring the immediate repayment of the debt (as set out in the applicable terms and conditions) occurs; (b) the borrower's financial circumstances change adversely; (c) the value of the security granted by the borrower for the debt is reduced such that part of the debt is unsecured; (d) the seller obtains adverse information about the borrower from a credit reference agency or from any fraud prevention register or from its dealings with the borrower and the seller reasonably considers that the available reserve should be reduced or withdrawn to protect its interests under the flexible options agreement; or (e) a borrower dies and the seller reasonably considers that the financial resources available to the borrower's personal representatives or (as the case may be) the surviving joint-borrower are not sufficient to support further borrowing up to the existing available reserve. If the available reserve is withdrawn, the payment holidays, underpayment and/or drawdown options will cease to be available and any unused part of the available reserve will not be able to be utilised.

The maximum total borrowing under a flexible loan is limited to 90 per cent. of the original property value (or of a later revaluation in the event a borrower subsequently transfers to a flexible product), subject to a lower limit if a borrower's maximum loan affordability is lower than this amount.

PRODUCT SWITCHES

From time to time borrowers may request or the servicer may send an offer of a variation in the financial terms and conditions applicable to the borrower's loan. However, as described in "RISK FACTORS - FAILURE BY

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THE SELLER OR ANY SERVICER TO HOLD RELEVANT AUTHORISATIONS AND PERMISSIONS UNDER
FSMA IN RELATION TO REGULATED MORTGAGE CONTRACTS MAY HAVE AN ADVERSE EFFECT ON ENFORCEABILITY OF MORTGAGE CONTRACTS", no variation or product switch will be made in relation to a loan where it would result in Funding 1, Funding 2 or the mortgages trustee arranging or advising in respect of, administering (servicing) or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if Funding 1, Funding 2 or the mortgages trustee would be required to be authorised under the FSMA to do so. In limited circumstances, if a loan is subject to a product switch as a result of a variation, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee, unless the relevant loan is in arrears (in which case no repurchase will be required). Those limited circumstances are that as at the relevant date, any of the conditions precedent to the sale of new loans to the mortgages trustee as described in "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES" below has not been satisfied. From the date when those conditions precedent have been satisfied, then a loan that has been subject to a product switch will not be so repurchased by the seller. See further "RISK FACTORS - IN LIMITED CIRCUMSTANCES, LOANS SUBJECT TO PRODUCT SWITCHES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE NOTES" above and "SALE OF THE LOANS AND THEIR RELATED SECURITY" below.

ORIGINATION CHANNELS

The seller currently derives its mortgage-lending business from the following sources: through the Halifax branch network (including the Bank of Scotland branch network) throughout the United Kingdom (including Halifax estate agency branches), through intermediaries, through internet applications and from telephone sales. The relevant prospectus supplement will specify the percentage of loans in the expected portfolio originated directly by Halifax (including through the branch network and telesales), originated through intermediaries and originated through other channels.

Under the Halifax Mortgage Promise, the seller can provide customers with an agreement in principle to lend almost immediately upon application. In May 2000, the seller launched the Halifax Mortgage Promise online. In June 2000, the seller launched Mortgage Enquirer, allowing customers to view the progress of their mortgage application via the internet and selected intermediaries to view their portfolio of customers' applications.

The seller is subject to FSMA (and other FSA rules), MCOB and the Financial Ombudsman Service, which is a statutory scheme under the FSMA, and follows the Code of Banking Practice. The seller has pledged its support for regulation of the UK mortgage industry by the FSA and, in particular, the implementation of CAT marked loans. CAT is a voluntary UK Government standard that was introduced for mortgages in 2000. The CAT mark indicates that the product meets minimum standards for charges, access and terms.

RIGHT-TO-BUY SCHEME

Mortgages in the portfolio may be extended to borrowers in connection with the purchase by those borrowers of properties from local authorities or certain other landlords (each, a LANDLORD) under the "right-to buy" schemes governed by the Housing Act 1985 (as amended by the Housing Act 2004) or (as applicable) the Housing (Scotland) Act 1987 (as amended by the Housing (Scotland) Act 2001). Properties sold under these schemes are sold by the landlords at a discount to market value calculated in accordance with the Housing Act 1985 (as amended) or (as applicable) the Housing (Scotland) Act 1987 (as amended). A purchaser under these schemes must, if he sells the property within three years (or in cases where the right to buy was exercised in relation to properties in England and Wales after 18 January 2005, five years) (the RTB DISPOSAL PERIOD), repay a proportion of the discount he received or, in England and Wales only, the resale price (the RESALE SHARE) to the landlord. The landlord obtains a statutory charge (or, in Scotland, a standard security) over the property in respect of the contingent liability of the purchaser under the relevant scheme to repay the resale share. In England and Wales, the statutory charge ranks senior to other charges, including


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that of any mortgage lender, unless (i) the mortgage lender has extended the mortgage loan to the purchaser for the purpose of enabling him to exercise the right to buy or for "approved purposes" under the scheme (including refinancing loans made for the purpose of enabling the exercise of the right to buy and repair works to the property) and is an approved lending institution for the purposes of the Housing Act 1985 or (ii) the relevant local authority issues a deed of postponement postponing its statutory charge to that of a mortgage lender. In the case of loans made for approved purposes, the statutory charge is only postponed if the relevant landlord agrees to the postponement but the relevant legislation obliges the landlord to agree to the postponement. However, in practice the lender will need to provide evidence to the relevant landlord as to whether the loan was made for approved purposes. In Scotland, where the landlord secures the contingent liability to repay the resale share, the standard security will, notwithstanding the usual statutory ranking provisions, have priority immediately after any standard security granted in security of a loan either to purchase or improve the relevant property plus interest and expenses and, if the landlord consents, a standard security over the relevant property securing any other loan. The relevant prospectus supplement will specify the percentage of mortgages in an expected portfolio that are subject to right-to-buy schemes.

The seller is an approved lending institution under the Housing Act 1985. The seller will, in the mortgage sale agreement, warrant that all mortgages or standard securities originated by it were made to the person exercising the right to buy for that purpose or other approved purposes (save where a deed of postponement has been entered into by the relevant landlord) and have (or the seller has the evidence necessary to ensure that the mortgages will have) priority over any statutory charge or standard security in favour of the relevant landlord, save in cases where the loan is made at a time where there is no more than one year remaining of the RTB disposal period (in which case, the seller's view is that if it has to enforce, it is likely that the RTB disposal period will have expired by the time it sells the relevant property so the statutory charge or standard security will have ceased to subsist) or where adequate insurance is in place.

The seller usually obtains the relevant landlord's approval for loans for "approved purposes" retrospectively rather than in advance of making a loan because of the delays inherent in seeking that approval. Until that approval is given, the relevant advance ranks (in England and Wales) behind the statutory charge. In the case of remortgages, borrowers may in the future be offered the option of paying for insurance cover to benefit the seller in relation to the risk that a remortgage loan does not have full priority to the statutory charge, rather than paying the administrative costs of obtaining the relevant landlord's approval for the postponement of the statutory charge to the remortgage.

Amendments to the Housing Act 1985 introduced by the Housing Act 2004 give the relevant landlord a right of first refusal should the relevant property be disposed of within the first ten years following the exercise of the right to buy (when the right to buy is exercised after 18 January 2005). The consideration payable by the relevant landlord is the value of the property determined, in the absence of agreement between the landlord and the owner, by the district valuer. This right of first refusal may add to the time it takes to dispose of a property where the seller enforces its security, and the district valuer may determine that the value of the property is lower than that the seller believes is available in the market.

UNDERWRITING

Traditionally, the seller's decision whether to underwrite or not underwrite a loan has been made by underwriters in one of the seller's business centres, who liaise with the intermediaries and sales staff in the branch network. Each underwriter must undertake a training programme conducted by the seller to gain the authority to approve loans. The seller has established various levels of authority for its underwriters who approve loan applications. The levels are differentiated by, among other things, degree of risk and the ratio of the loan amount to the value of the property in the relevant application. An underwriter wishing to move to the next level of authority must undertake further training.

During 2001, the seller introduced a new automated system whereby the majority of mortgages are underwritten at the point of sale and do not make use of the traditional system of full evaluation by an

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underwriter. Those mortgages qualifying for point-of-sale underwriting remain subject to the seller's underwriting policies, lending criteria and internal procedures for compliance with government regulations, such as those concerning money laundering.

All mortgage underwriting decisions, whether completed at the point of sale or in a servicing centre, are subject to internal monitoring by the seller in order to ensure the seller's procedures and policies regarding underwriting are being followed by staff.

LENDING CRITERIA

Each loan in the portfolio was originated according to the seller's lending criteria applicable at the time the loan was offered, which included some or all of the criteria set out in this section. New loans may only be included in the portfolio if they are originated in accordance with the lending criteria applicable at the time the loan is offered and if the conditions set out in "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES" below have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new loans may not be the same as those currently used. Some of the factors currently used in making a lending decision are as follows.

(1)    Type of property

       Properties may be either freehold or the Scottish equivalent or leasehold. In the case of leasehold properties, the seller will normally require the lease to have an unexpired term of at least 30 years at the end of the mortgage term, although this can be reduced to 10 years under certain circumstances. The property must be used solely for residential purposes (with extremely limited case-by-case exceptions) and must be in sound structural condition and repair or be capable of being put into such state. House boats, mobile homes and any property on which buildings insurance cannot be arranged are not acceptable. All persons who are to be legal owners of the property on completion must be borrowers under the mortgage.

       All properties have been valued by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER" below) and which has been approved by the seller.

(2)    Term of loan

       There is no minimum term on home purchase loans and the current maximum term is 40 years for all loans. A repayment period for a new further advance that would extend beyond the term of the original advance may also be accepted at the seller's discretion, subject to the following:

       o the consent of any subsequent lender or guarantor to the further advance;

       o the seller may in its discretion extend the period of the original advance, provided that, in the case of all leasehold properties, not less than 30 years (or 10 years in certain circumstances) of the lease must be left unexpired at the end of the term of the mortgage; and

       o the approval of the valuers is required where the valuer has previously recommended a term which is shorter than the maximum loan terms referred to above.

       If the customer requests to increase the term of the existing loan, the total term from the start date of the account must not exceed 40 years.

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(3)    Age of applicant

       All borrowers must be aged 18 or over. There is no maximum age limit. However, if the term of the mortgage extends into retirement, the seller will attempt to ascertain the borrower's anticipated income in retirement. If the seller determines the borrower will not be able to afford the mortgage into retirement, the application will be declined. If the borrower is already retired, the seller will consider the borrower's ability to support the loan.

(4)    Loan-to-value (or LTV) ratio

       The maximum original LTV ratio of loans in each expected portfolio will be 97 per cent. For properties of (pound)250,000 or less, the seller may currently lend up to 97 per cent. of the improved valuation of the property (the original valuation plus the increase in value deriving from any improvements). For properties in excess of (pound)250,000, the permissible LTV ratio decreases as the property value increases. The seller does not provide loans in excess of 100 per cent. of the sum of the purchase price and the increase in value deriving from any improvements.

       All lending for new purchases is based on a maximum of 97 per cent. of value, provided that this does not exceed 100 per cent. of the purchase price. For example, if the value of a property was (pound)100,000 and the purchase price was (pound)97,000, the maximum that the seller would lend is (pound)97,000.

(5)    Mortgage indemnity guarantee policies and high LTV fees

       Borrowers are currently required to pay high LTV fees to the seller for each mortgage account where the aggregate of the outstanding principal balance of the relevant loan(s) at origination (excluding any capitalised high LTV fees and/or booking fees and/or valuation fees) exceeds certain specified percentages.

       If the LTV ratio exceeds 90 per cent., the borrower pays high LTV fees based on the difference between the actual LTV ratio and a 75 per cent. LTV ratio.

       Prior to 1 January 2001, the seller required cover under mortgage indemnity guarantee, or MIG, policies for mortgages where the LTV ratio exceeded 75 per cent., though during 1999 and 2000 the seller paid the premium for the MIG cover if the LTV ratio was between 75 per cent. and 90 per cent. The relevant prospectus supplement will specify the percentage, if any, of loans in the expected portfolio covered by MIG policies. Since 1 January 2001, the seller has not required cover under MIG policies for any loans. See "- INSURANCE POLICIES - MORTGAGE INDEMNITY GUARANTEE (MIG) POLICIES AND HIGH LTV FEES" below.

(6)    Status of applicant(s)

       The maximum aggregate loan amount under a mortgage account is determined by the application of an affordability model. This model delivers an individualised result that reflects the applicant's net income, existing credit commitments and burden of family expenditure. The model also calculates the full debt servicing cost at a stressed rate of interest before comparing this cost to the net disposable income that the applicant has available. The credit score also influences the decision of how much to lend using the principle that high credit scores infer a demonstrated ability to manage financial affairs. The seller maintains rules on the amount of variable income (overtime, bonus, commission) that it will allow into the model and as a general rule will allow no more than 60 per cent. of these items. Benefit payments are allowed (including tax credits) as these quite often compensate for the taxation and National Insurance deductions that would normally cause lower levels of income to fall below minimum wage levels. This model returns "answers" of zero up to

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       amounts that would equate to over five times income. Regardless, the seller maintains a policy rule that it will not lend more than an amount equal to five times income.

       In cases where a single borrower is attempting to have the seller take a secondary income into account, the seller will consider the sustainability of the borrower's work hours, the similarity of the jobs and/or skills, the commuting time and distance between the jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, both incomes will be used as part of the normal income calculation.

       When there are two applicants, the seller adds joint incomes together for the purpose of calculating the applicants' total income. The seller may at its discretion consider the income of one additional applicant as well, but only a maximum rate of one times that income.

       Positive proof of the borrower's identity and address must be established. In exceptional circumstances this requirement can be waived (provided money laundering regulations are complied with), but the reasons for doing so must be fully documented.

       The seller may exercise discretion within its lending criteria in applying those factors that are used to determine the maximum amount of the loan(s). Accordingly, these parameters may vary for some loans. The seller may take the following into account when exercising discretion: credit score result, existing customer relationship, percentage of LTV, stability of employment and career progression, availability of living allowances and/or mortgage subsidy from the employer, employer's standing, regularity of overtime, bonus or commission (up to a maximum of 60 per cent. of the income), credit commitments, quality of security (such as type of property, repairs, location or saleability) and the increase in income needed to support the loan.

       The seller may not exercise discretion where it is lending over 95 per cent. of value or the borrower's credit score falls within the bottom scorecard pass category or indeed fails the credit score. There is an exception from this policy for existing Halifax mortgage customers who are moving home and the seller's overall position is improved.

(7)    Credit history

       (a)    Credit search

              A credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment, Scottish court decree for payment, default or bankruptcy notice) is revealed or the score does not meet the required risk/reward trade-off.

       (b)    First time buyers/applicants in rented accommodation

              Where applicants currently reside in rented accommodation, the seller may seek a landlord's reference or sight of a bank statement or rent record book.

       (c)    Bank reference

              A bank reference may be sought or the applicant may be required to provide bank statements in support of his or her application.

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(8)    Scorecard

       The seller uses some of the criteria described here and various other criteria to produce an overall score for the application that reflects a statistical analysis of the risk of advancing the loan. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to credit reference agency data (some of which is publicly available data) and customer-provided data to assess the likelihood of an account going into arrears.

       The seller reserves the right to decline an application that has received a passing score. The seller does have an appeals process if a potential borrower believes his or her application has been unfairly denied. It is the seller's policy to allow only authorised individuals to exercise discretion in granting variances from the scorecard.

CHANGES TO THE UNDERWRITING POLICIES AND THE LENDING CRITERIA

The seller's underwriting policies and lending criteria are subject to change within the seller's sole discretion. New loans and further advances that are originated under lending criteria that are different from the criteria set out here may be sold to the mortgages trustee.

Neither the issuing entity nor the seller will revalue (a) any of the mortgaged properties in the portfolio or (b) any new mortgages which are to be sold into the mortgages trust from time to time, for the purposes of any issuance under the programme.

INSURANCE POLICIES

INSURANCE ON THE PROPERTY

A borrower is required to insure the mortgaged property with buildings insurance. The insurance may be purchased through the seller or, alternatively, the borrower or landlord (in the case of a leasehold property) may arrange for the buildings insurance independently. In either case, the borrower must ensure that the buildings insurance payments are kept up to date.

If the borrower does not insure the property, or insures the property but violates a provision of the insurance contract, the seller will upon becoming aware of the same insure the property itself, in which case the seller may determine who the insurer will be, what will be covered by the policy, the amount of the sum insured and any excess. The borrower will be responsible for the payment of insurance premiums. The seller retains the right to settle all insurance claims on reasonable terms without the borrower's consent.

HALIFAX POLICIES

If the buildings insurance is purchased by the borrower through the seller, the seller will arrange the insurance through Halifax General Insurance Services Limited. The premiums paid by the borrower will be calculated on a number of factors including, for example, the location of the borrower's residence, the type, age and use of the borrower's property and the borrower's past claims history. The borrower will have the option of paying the premium as a lump sum or over a 12-month period with the borrower's monthly mortgage payments. If paid monthly, interest will be charged. Any unpaid premiums will be added directly to the loan and interest charged. The policy will be automatically renewed each year. The seller will provide cover from the date the purchase contracts for a property are exchanged or concluded;
if the borrower already owns the property, cover will start on the date that the borrower's mortgage is completed.

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The borrower must ensure that nothing occurs which reduces the risk coverage or the amount of the sum insured, increases the premiums or the excess, prevents or hinders any claim from being settled in full or renders the insurance invalid. On newly originated loans, the conveyancer will advise the customer in writing of the need to ensure that adequate insurance cover is in place.

The buildings insurance available through the seller does not cover the contents of the borrower's home. Contents insurance can be arranged by the seller at the same time through Halifax General Insurance Services Limited on a combined policy. Halifax General Insurance Services Limited does not underwrite the buildings or contents insurance itself, rather it acts as a broker and administrator for such policies. Prior to 1 January 2004, all buildings or contents insurance was underwritten by Royal & Sun Alliance Insurance plc (ROYAL & SUN ALLIANCE). With effect on and from 1 January 2004, all new business or renewals is, or has been, underwritten by St Andrew's Insurance plc (ST ANDREW'S INSURANCE).

In the event of a claim, the buildings are insured up to the full cost of rebuilding the property in the same form as before the damage occurred, including the costs of complying with local authority and other statutory requirements, professional fees and related costs. Standard policy conditions apply. Amounts paid under the insurance policy are generally utilised to fund the reinstatement of the property or, on very rare occasions, are otherwise paid to the seller to reduce the amount of the loan(s). In the latter circumstance, all insurance cover will be removed.

In the servicing agreement, the seller, acting in its capacity as the servicer, has also agreed to deal with claims under the Halifax policies in accordance with its normal procedures. If the seller, acting in its capacity as the servicer, receives any claim proceeds relating to a loan which has been sold to the mortgages trustee, these will be required to be paid into the mortgages trustee's GIC account rather than the seller's account.

BORROWER-ARRANGED BUILDINGS INSURANCE

A borrower may elect not to take up a Halifax policy or a borrower who originally had a Halifax policy may elect to insure the property with an independent insurer. The seller requires that any borrower-arranged insurance policy be drawn in the joint names of the seller and all of the applicants and be maintained in their joint names for the duration of the mortgage. If this is not possible, for example because the property is leasehold and the lease provides for the landlord to insure, the borrower must arrange for the seller's interest to be noted on the landlord's policy. The seller also requires that the sum insured be for an amount not less than the full reinstatement value of the property and be reviewed annually, that the borrower inform the seller of any damage to the property that occurs and that the borrower make a claim under the insurance for any damages covered by it unless the borrower makes good the damage.

MORTGAGE PROTECTION PLANS

The seller currently offers borrowers the option to purchase a Total Mortgage Protection Plan (TMPP). A TMPP can protect the borrower's monthly mortgage payments in the event of death, unemployment, accident, sickness, critical illness or the borrower leaving work to become a full time carer for a relative. The borrower may choose the types and amount of cover that is needed up to a maximum of (pound)250,000 combined life and critical illness cover and may change the plan details at any time subject to acceptance terms and eligibility. The borrower's premiums are paid monthly in advance by direct debit separate from the monthly mortgage payments. The seller has also offered mortgage repayments insurance in the past, underwritten by Halifax Insurance Ireland Limited from 2 January 2001 and by General Electric Financial Insurance before that date. Existing mortgage repayment insurance policies will continue unless a borrower requests to change to a TMPP.

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PROPERTIES IN POSSESSION COVER

When a mortgaged property is taken into possession by the seller and buildings insurance has been arranged through the seller, Royal & Sun Alliance takes the necessary actions to ensure that the appropriate insurance cover is provided on the property. The seller may claim under this policy for any damage occurring to the property while in the seller's possession.

When a mortgaged property is taken into possession by the seller and the borrower had arranged their own insurance, Royal & Sun Alliance will take the necessary actions (within current risk appetite) to ensure that the appropriate insurance is provided.

The seller has procured the endorsement of Royal & Sun Alliance to the inclusion of Funding 1, Funding 2 and the mortgages trustee as insured under the properties in possession cover. To the extent that any proceeds are received by the servicer, it has agreed to pay these into the mortgages trustee's accounts. The seller, acting in its capacity as servicer, will make claims in accordance with the seller's policy and pay proceeds relating to the loans into the mortgages trustee's account.

In the mortgage sale agreement, the seller has agreed to make and enforce claims under the relevant policies and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

TITLE INSURANCE

Unless otherwise specified in the relevant prospectus supplement, there will be no loans in the portfolio for which the underlying mortgages have the benefit of a title insurance policy. Inclusion of loans in the portfolio having the benefit of a title insurance policy will be subject to (among other things) the approval of the Funding 2 security trustee and the Funding 1 security trustee (acting in accordance with the controlling beneficiary deed and confirmation from each rating agency that inclusion of these loans will not cause the downgrade or withdrawal of the rating of any note or any Funding 1 note. Relevant representations and warranties will be given in relation to any title insurance policy each time that Funding 1 and/or Funding 2 pays the consideration for the sale of new loans to the mortgages trustee.

MORTGAGE INDEMNITY GUARANTEE (MIG) POLICIES AND HIGH LTV FEES

The seller currently requires borrowers to pay high LTV fees for loans made to borrowers that are over 90 per cent. of the property's value. The seller currently does not use secondary cover, but collects high LTV fees from the relevant borrower itself, with the risk remaining on the seller's balance sheet. The high LTV fees are charged to the borrower based on the difference between the actual LTV ratio and a 75 per cent. LTV ratio.

The relevant prospectus supplement will specify the percentage of mortgages in the expected portfolio that are subject to MIG policies arranged when the loan was originated by the seller. MIG policies are a type of agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage account that exceeds a certain LTV ratio. Each MIG policy sets out a formula to calculate the limit of indemnity in respect of each mortgage covered by the MIG policy. See " - UNDERWRITING - LENDING CRITERIA - (5) MORTGAGE INDEMNITY GUARANTEE POLICIES AND HIGH LTV FEES" above. The seller previously contracted with GE Capital, General Accident, Halifax Mortgage Re Ltd, a wholly owned subsidiary of the seller, and Royal & Sun Alliance from 1 February 1996 until 31 May 1996. The seller then contracted with GE Capital, General Accident and Halifax Mortgage Re Ltd from 1 June 1996 until 31 December 1997. From 1 January 1998 until 31 December 2000, Halifax Mortgage Re Ltd was the seller's sole MIG insurer. The seller stopped placing MIG policies as of 1 January 2001. During the 1996-2000 period, cover under a MIG policy was mandatory where the LTV ratio of a loan exceeded 75 per cent.

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On 19 December 2001, the insurance business, including the MIG policies, of
Halifax Mortgage Re Ltd was acquired by HBOS Insurance (PCC) Guernsey Limited by portfolio transfer. HBOS Insurance (PCC) Guernsey Limited was registered on 14 December 2001 as a protected cell company in accordance with provisions of the Guernsey Protected Cell Companies Ordinance 1997.

The insured under each MIG policy is the seller and in certain circumstances its relevant subsidiary. The seller has formally assigned, or will formally assign, its interest in each MIG policy contracted with HBOS Insurance (PCC) Guernsey Limited to the mortgages trustee to the extent that it relates to the loans from time to time comprised in the portfolio. For MIG policies contracted with GE Capital, General Accident or Royal & Sun Alliance, the seller has procured the endorsement of each insurer to the inclusion of Funding 1, Funding 2 and the mortgages trustee as an insured under each policy. Practically speaking, this has little effect on the way in which claims are made and paid under the policies as they continue to be administered by the seller acting in its capacity as the servicer. To the extent that claims relate to loans in the portfolio, their proceeds will be paid by the seller into the mortgages trustee's GIC account and all other claims will be paid into the seller's account.

Management of the seller believes that financial information relating to HBOS Insurance (PCC) Guernsey Limited is not material to an investor's decision to purchase the notes. HBOS Insurance (PCC) Guernsey Limited is not rated by any nationally recognised statistical rating agency.

GOVERNING LAW

Each of the English loans is governed by English law and each of the Scottish loans is governed by Scots law.

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                                  THE SERVICER

THE SERVICER

Under the servicing agreement, Halifax plc has been appointed as the SERVICER of the loans. The day-to-day servicing of the loans is performed by the servicer in accordance with the servicing agreement through the servicer's retail branches, telephone and customer service centres. The servicer's registered office is Trinity Road, Halifax, West Yorkshire HX1 2RG, United Kingdom.

Basic information on the organisation and history of the servicer is set out in this prospectus under "HALIFAX PLC" above. The servicer has been engaged in the servicing of residential mortgage loans originated by it since its founding in 1853. Statistical information regarding the recent size and growth of the portfolio of residential mortgage loans serviced by the servicer (all of which were originated by it) appears in the accompanying prospectus supplement under "STATISTICAL INFORMATION ON THE PORTFOLIO - HALIFAX PLC RESIDENTIAL MORTGAGE LOANS".

This section describes the servicer's procedures in relation to loans generally. A description of the servicer's obligation under the servicing agreement follows in the next section.

SERVICING OF LOANS

Servicing responsibilities and procedures include responding to customer enquiries, monitoring compliance with and servicing the loan features and facilities applicable to the loans and management of loans in arrears. See "THE SERVICING AGREEMENT" below.

Pursuant to the terms and conditions of the loans, borrowers must pay the monthly amount required under the terms and conditions of the loans on or before each monthly instalment due date, within the month they are due. Interest accrues in accordance with the terms and conditions of each loan and is collected from borrowers monthly.

In the case of variable rate loans, the servicer sets the mortgages trustee variable base rate and the margin applicable to any tracker rate loan on behalf of the mortgages trustee and the beneficiaries, except in the limited circumstances as set out in the servicing agreement. In the case of some loans that are not payable at the mortgages trustee variable base rate, for example loans at a fixed rate, the borrower will continue to pay interest at the relevant fixed rate until the relevant period ends in accordance with the borrower's offer conditions. After that period ends, and unless the servicer sends an offer of and the borrower accepts another option with an incentive, interest will be payable at the mortgages trustee variable base rate. In addition, some other types of loans are payable or may change so as to become payable by reference to other rates not under the control of the servicer, such as rates set by the Bank of England, which rates may also include a fixed or variable rate margin set by the servicer on behalf of the mortgages trustee and the beneficiaries.

The servicer will take all steps necessary under the mortgage terms to notify borrowers of any change in the interest rates applicable to the loans, whether due to a change in the mortgages trustee variable base rate or any variable margin or as a consequence of any provisions of those mortgage terms.

Payments of interest and principal on repayment loans are payable monthly in arrear. Payments of interest on interest-only loans are paid in the month that they are due. The servicer is responsible for ensuring that all payments are made by the relevant borrower into the collection account and transferred into the mortgages trustee GIC account on a regular basis but in any event in the case of payments by direct debits no later than the next business day after they are deposited in the collection account. All amounts which are paid to the collection account will be held on trust by the seller for the seller and the mortgages trustee until they are transferred to the mortgages trustee GIC account. Payments from borrowers are generally made by

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direct debits from a suitable bank or building society account or through a
Halifax banking account, although in some circumstances borrowers pay by cash, cheque or standing order.

The servicer initially credits the mortgages trustee GIC account with the full amount of the borrowers' monthly payments. However, direct debits may be returned unpaid up to three days after the due date for payment and, under the Direct Debit Indemnity Scheme, a borrower may make a claim at any time to their bank for a refund of direct debit payments. In each case, the servicer is permitted to reclaim from the mortgages trustee GIC account the corresponding amounts previously credited. In these circumstances, the usual arrears procedures described in "- ARREARS AND DEFAULT PROCEDURES" below will be taken.

RECENT CHANGES

From time to time, the seller reviews and updates its policies and procedures in relation to the servicing of the loans. Some of these changes are market-driven, for example in connection with the introduction of UK mortgage regulation under the FSMA on 31 October 2004. See "RISK FACTORS - FAILURE BY THE SELLER OR ANY SERVICER TO HOLD RELEVANT AUTHORISATIONS AND PERMISSIONS UNDER FSMA IN RELATION TO REGULATED MORTGAGE CONTRACTS MAY HAVE AN ADVERSE EFFECT ON ENFORCEABILITY OF MORTGAGE CONTRACTS" above and "RISK FACTORS - IF A SIGNIFICANT NUMBER OF BORROWERS ATTEMPT TO SET OFF CLAIMS FOR DAMAGES BASED ON CONTRAVENTION OF AN FSA RULE AGAINST THE AMOUNT OWING BY THE BORROWER UNDER A LOAN, THERE COULD BE A MATERIAL DECREASE IN RECEIPTS TO THE ISSUING ENTITY FROM THE MORTGAGES TRUST" above.

Other changes are driven by the seller reviewing its procedures and amending them to reflect current trading conditions. The following is an outline of such changes in the last three years which were material:

The seller's arrears policy was amended to the position outlined under "- ARREARS AND DEFAULT PROCEDURES" below. This approach allows the seller to focus attention on the loans with arrears where the risk associated is higher as a result of a higher LTV ratio, rather than treating all loans on the basis of the number of months in arrears regardless of degree of risk associated with the loan.

The seller's affordability model, which calculates the maximum aggregate loan amount under a mortgage account in connection with the underwriting of new and further loans to customers, has been revised as described in "THE LOANS - UNDERWRITING - LENDING CRITERIA - (6) STATUS OF APPLICANT(S)" above. These revisions are intended to produce results which more accurately reflect the individual circumstances of a loan applicant, including among others, net income, existing credit commitments and family expenditures.

The seller has introduced a new type of mortgage product, the flexible loan, offering the features described in "THE LOANS - CHARACTERISTICS OF THE LOANS - FLEXIBLE LOANS" above.

ARREARS AND DEFAULT PROCEDURES

The servicer regularly provides the mortgages trustee and the beneficiaries with written details of loans that are in arrears. A loan is identified as being IN ARREARS where an amount equal to or greater than a full month's contractual payment is past its due date. In general, the servicer attempts to collect all payments due under or in connection with the loans, having regard to the circumstances of the borrower in each case. Mortgage collection is conducted through payment collection departments located in Leeds and Romford. The servicer will work constructively with the borrower to agree a course of action. Collections and recovery interventions will be commensurate with the rate of deterioration and the borrower's willingness to address the arrears as well as risk of default. Only as a last resort where all reasonable efforts have been applied in reaching an agreement with the borrower over the method of repaying the arrears is legal action considered. The servicer uses an automated collections system to collect and/or negotiate with the borrower through letter/telephone contact.

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The servicer's system tracks arrears and advances and calculates when an amount is in arrears. When arrears are first reported and are equal to or greater than (pound)50 overdue (based on due date), the borrower is contacted and asked for payment of the arrears. An automated process exists in which the borrower is contacted through a series of letters and/or phone contacts with specific manual intervention at a certain stage commensurate with risk. Where manual intervention is required, the servicer's personnel will decide on the next appropriate course of action. Where no contact has been made or no agreement has been reached, this could result in telephone contact via a dialer and/or the use of an external agent in an attempt to reach a solution with the borrower. The servicer's employees responsible for settling arrears are trained in all collection and negotiation techniques.

Where considered appropriate, the servicer may enter into arrangements with the borrower regarding the arrears, including:

o arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

o      arrangements to make each monthly payment as it falls due;

o arrangements to pay only a portion of each monthly payment as it falls due; and

o a deferment for an agreed period of time of all payments, including interest and principal or parts of any of them.

Any arrangements may be varied from time to time at the discretion of the servicer, the primary aim being to rehabilitate the borrower and recover the situation.

For residential loans, legal proceedings do not usually commence until the arrears become at least four months overdue for high risk loans (loans of above 60 per cent. LTV) and six months overdue for lower risk loans (loans below or equal to 60 per cent. LTV). However, the servicer's employees have discretion to commence earlier (but no sooner that 2 months in arrears) having due regard to the case history, reasonable attempts to find a solution, risk and type of lending. For very low risk loans, legal action may be delayed where appropriate to allow more time for recovery.

Once legal proceedings have commenced, the servicer or the servicer's solicitor may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears and may still enter into an arrangement with a borrower at any time prior to a court hearing. If a court order is made for payment and the borrower subsequently defaults in making the payment, then the servicer may take action as it considers appropriate, including entering into a further arrangement with the borrower. If the servicer applies to the court for an order for possession, the court has discretion as to whether it will grant the order.

After possession, the servicer may take action as it considers appropriate, including to:

o secure, maintain or protect the property and put it into a suitable condition for sale;

o create (other than in Scotland) any estate or interest on the property, including a leasehold; and

o dispose of the property (in whole or in part) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate.

The servicer has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer may also carry out works on the property as it considers appropriate to maintain the market value of the property.

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The servicer has discretion to deviate from these procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

It should also be noted that the lender's ability to exercise its power of sale in respect of the property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the control of the lender, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the decision of the lender to exercise its power of sale and final completion of the sale.

It should also be noted that, in relation to Scottish mortgages, the Mortgage Rights (Scotland) Act 2001 confers upon the court a discretion (upon application by the borrower or other specified persons) to suspend the exercise of the lender's statutory enforcement remedies for such period and to such extent as the court considers reasonable, having regard, among other factors, to the nature of the default, the applicant's ability to remedy it and the availability of alternative accommodation. See "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS" below.

The net proceeds of sale of the property are applied against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees, expenses of the servicer and interest. Where these proceeds are insufficient to cover all amounts owing under the mortgage, a claim is made under any MIG policy, where arranged. Where the funds arising from application of these default procedures are insufficient to pay all amounts owing in respect of a loan, the funds are applied first in paying interest and costs and second in paying principal. The servicer may then institute recovery proceedings against the borrower. If after the sale of the property and redemption of the mortgage there are remaining funds, those funds will be distributed by the acting solicitor to the next entitled parties.

These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practices or legislative and regulatory changes.

The relevant prospectus supplement will contain a table summarising loans in arrears and repossession experience for loans serviced by Halifax, including the loans that were contained in the expected portfolio as at the cut-off date. Halifax services all of the loans it originates.

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                             THE SERVICING AGREEMENT

The following section contains a summary of the material terms of the servicing agreement. The summary does not purport to be complete and is subject to the provisions of the servicing agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

INTRODUCTION

On the initial closing date, Halifax was appointed by the mortgages trustee, Funding 1 and the seller under the servicing agreement to be their agent to service the loans and their related security and the Funding 1 security trustee consented to the appointment. On the programme date, Funding 2 will become a party to the servicing agreement and appoint Halifax to be its agent to service the loans and their related security and the Funding 2 security trustee will consent to the appointment. Halifax has undertaken that in its role as servicer it will comply with any proper directions and instructions that the mortgages trustee, Funding 1, Funding 2, the seller, the Funding 1 security trustee or the Funding 2 security trustee may from time to time give to Halifax in accordance with the provisions of the servicing agreement. The servicer is required to administer the loans in the following manner:

o      in accordance with the servicing agreement; and

o as if the loans and mortgages had not been sold to the mortgages trustee but remained with the seller, and in accordance with the seller's procedures and administration and enforcement policies as they apply to those loans from time to time.

The servicer's actions in servicing the loans in accordance with its procedures are binding on the mortgages trustee. The servicer may, in some circumstances, delegate or sub-contract some or all of its responsibilities and obligations under the servicing agreement. However, the servicer remains liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor.

POWERS

Subject to the guidelines for servicing set forth in the preceding section, the servicer has the power, among other things:

o to exercise the rights, powers and discretions of the mortgages trustee, the seller, Funding 1 and Funding 2 in relation to the loans and their related security and to perform their duties in relation to the loans and their related security; and

o to do or cause to be done any and all other things which it reasonably considers necessary or convenient or incidental to the administration of the loans and their related security or the exercise of such rights, powers and discretions.

UNDERTAKINGS BY THE SERVICER

The servicer has undertaken, among other things, the following:

1. To maintain approvals, authorisations, permissions, consents, and licences required in order to perform its obligations under the servicing agreement.

2. To determine and set the mortgages trustee variable base rate and any variable margin applicable in relation to any tracker rate loan in relation to the loans comprising the trust property, except in the limited circumstances described in this paragraph 2, when the mortgages trustee will be entitled to

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       do so. It will not at any time, without the prior consent of the mortgages trustee, Funding 1 and Funding 2, set or maintain:

       the mortgages trustee variable base rate at a rate which is higher than (although it may be lower than or equal to) the then prevailing Halifax variable base rate which applies to loans beneficially owned by the seller outside the portfolio;

       a margin in respect of any tracker rate loan which, where the offer conditions for that loan provide that the margin shall be the same as the margin applicable to all other loans having the same offer conditions in relation to interest rate setting, is higher or lower than the margin then applying to those loans beneficially owned by the seller outside the portfolio; and

       a margin in respect of any other tracker rate loan which is higher than the margin which would then be set in accordance with the seller's policy from time to time in relation to that loan.

       In particular, the servicer shall determine on each calculation date having regard to:

       (A) the revenue which Funding 1 and Funding 2 would respectively expect to receive during the next succeeding Funding 1 interest period and the next succeeding interest period respectively;

       (B) the mortgages trustee variable base rate, any variable margins applicable in relation to any tracker rate loans and the variable mortgage rates in respect of the loans which the servicer proposes to set under the servicing agreement; and

       (C) the other resources available to Funding 1 and Funding 2 including (in the case of Funding 2) the Funding 2 general reserve fund, the Funding 2 liquidity reserve fund (if any) and the Funding 2 swap agreement, whether:

       (1) Funding 1 would receive an amount of revenue during the relevant Funding 1 interest period which is less than the amount which is the aggregate of (1) the amount of interest which will be payable by Funding 1 in order to fund (whether by payment to a swap counterparty by a Funding 1 issuing entity or otherwise) the amount of interest payable in respect of the AAA term advances under the Funding 1 intercompany loans on the Funding 1 interest payment date falling at the end of that Funding 1 interest period and (2) all other amounts payable by Funding 1 at or before the end of that Funding 1 interest period which rank equally with or in priority to interest due on the AAA term advances under Funding 1 intercompany loans; and

       (2) Funding 2 would receive an amount of revenue during the relevant interest period which is less than the amount which is the aggregate of (1) the amount of interest which will be payable by Funding 2 in respect of the AAA loan tranches on the Funding 2 interest payment date falling at the end of that interest period and (2) all other amounts payable by Funding 2 at the end of that interest period, which rank equally with or in priority to interest due in respect of the AAA loan tranches.

       If the servicer determines that there would be a shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee, within one London business day of such determination, of the amount of the shortfall for each of Funding 1 and Funding 2 and the mortgages trustee variable base rate and/or any variable margins applicable in relation to any tracker rate loans which would, in the servicer's

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       opinion, need to be set in order for no shortfalls to arise, having regard to the date(s) on which the change to the mortgages trustee variable base rate and any variable margins would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of borrowers with mortgages trustee variable base rate loans and borrowers with tracker rate loans. If the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and/or the Funding 2 security trustee notify the servicer that, having regard to the obligations of Funding 1 and/or Funding 2, the mortgages trustee variable base rate and/or any variable margins should be increased, the servicer will take all steps which are necessary to increase the mortgages trustee variable base rate and/or any variable margins, including publishing any notice which is required in accordance with the mortgage terms.

       The mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and/or the Funding 2 security trustee may terminate the authority of the servicer to determine and set the mortgages trustee variable base rate and any variable margins on the occurrence of a SERVICER TERMINATION EVENT as defined under "- REMOVAL OR RESIGNATION OF THE SERVICER" below, in which case the mortgages trustee will set the mortgages trustee variable base rate and any variable margins itself in accordance with this paragraph 2 above.

3.     To notify borrowers when required of any change in interest rates.

4. To keep records and accounts on behalf of the mortgages trustee in relation to the loans and their related security.

5. To keep the customer files and title deeds in safe custody and maintain records necessary to enforce each mortgage.

6. To provide the mortgages trustee, Funding 1, Funding 2 (and their respective auditors), the Funding 1 security trustee and the Funding 2 security trustee and any other person nominated by Funding 1 and/or Funding 2 with access to the title deeds and other records relating to the administration of the loans and mortgages.

7. To make available to beneficial owners of the notes, who have provided the beneficial ownership certification as described in the servicing agreement, on a monthly basis a report containing information about the loans in the mortgages trust.

8.     To assist the cash manager in the preparation of a quarterly report.

9. To take all reasonable steps, in accordance with the usual procedures undertaken by a reasonable, prudent mortgage lender, to recover all sums due to the mortgages trustee, including instituting proceedings and enforcing any relevant loan or mortgage.

10. To enforce any loan which is in default in accordance with its enforcement procedures or, if these are inapplicable, with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the mortgages trustee.

11. To provide to, among others, the mortgages trustee, Funding 1, Funding 2, the seller and the rating agencies a quarterly report regarding the compliance of the loans in the portfolio with the terms of the transaction documents.

The requirement for any action to be taken according to the standards of a REASONABLE, PRUDENT MORTGAGE LENDER is as defined in the Glossary. For the avoidance of doubt, any action taken by the servicer to set variable base rates and any variable margins applicable in relation to any tracker rate loans which are lower

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than that of the competitors of the seller will be deemed to be in accordance with the standards of a reasonable, prudent mortgage lender.


COMPENSATION OF THE SERVICER

The servicer receives a fee for servicing the loans. The mortgages trustee will pay to the servicer a servicing fee of 0.05 per cent. per annum (inclusive of VAT) on the aggregate amount of the trust property as at the immediately preceding calculation date. The fee is payable in arrear on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the later of (i) the latest occurring final repayment date of the Funding 1 intercompany loans or on their earlier repayment in full by Funding 1 and (ii) the latest occurring final repayment date of any loan tranche advanced under the master intercompany loan agreement or on the earlier repayment in full by Funding 2 of all loan tranches under the master intercompany loan agreement.


REMOVAL OR RESIGNATION OF THE SERVICER

The mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and/or the Funding 2 security trustee may, upon written notice to the servicer, terminate the servicer's rights and obligations immediately if, among other things, any of the following events (each a SERVICER TERMINATION EVENT) occurs:

o the servicer defaults in the payment of any amount due and fails to remedy that default for a period of five London business days after the earlier of becoming aware of the default and receipt of written notice from the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and/or the Funding 2 security trustee requiring the default to be remedied;

o the servicer fails to comply with any of its other covenants or obligations under the servicing agreement which (i) in the opinion of the Funding 1 security trustee is materially prejudicial to Funding 1, the Funding 1 issuing entities and any Funding 1 noteholders and/or (ii) in the opinion of the Funding 2 security trustee is materially prejudicial to Funding 2, the issuing entity, any new Funding 2 issuing entities, any noteholders and the holders of any notes issued by any new Funding 2 issuing entity and (in each case) does not remedy that failure within 20 London business days after becoming aware of the failure; or

o      an insolvency event occurs in relation to the servicer.

Subject to the fulfilment of a number of conditions (including the appointment of a substitute servicer), the servicer may voluntarily resign by giving not less than 12 months' notice to the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee, the Funding 2 security trustee and the seller. The substitute servicer is required to have experience of administering mortgages in the United Kingdom and to enter into a servicing agreement with the mortgages trustee, Funding 1, Funding 2, the seller, the Funding 1 security trustee and the Funding 2 security trustee substantially on the same terms as the relevant provisions of the servicing agreement. It is a further condition precedent to the resignation of the servicer that the current ratings of the Funding 1 notes and the notes are not reduced, withdrawn or qualified as a result of the resignation, unless the relevant classes of Funding 1 noteholders and the noteholders otherwise agree by an extraordinary resolution.

If the appointment of the servicer is terminated, the servicer must deliver the title deeds and customer files relating to the loans to, or at the direction of, the mortgages trustee. The servicing agreement will terminate when neither Funding 1 nor Funding 2 has any interest in the trust property.

No provision has been made in the servicing agreement or otherwise for any costs and expenses associated with the transfer of servicing to a substitute servicer, and such costs and expenses will be borne by the seller,

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Funding 1 and Funding 2 as beneficiaries of the mortgages trust. The servicing fee payable to a substitute servicer will be agreed with that substitute servicer prior to its appointment.


RIGHT OF DELEGATION BY THE SERVICER

The servicer may sub-contract or delegate the performance of its duties under the servicing agreement, provided that it meets particular conditions, including that: o Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee consent to the proposed sub-contracting or delegation;

o      notification has been given to each of the rating agencies;

o where the arrangements involve the custody or control of any customer files and/or title deeds the sub-contractor or delegate will provide a written acknowledgement that those customer files and/or title deeds will be held to the order of the mortgages trustee (as trustee for the beneficiaries);

o where the arrangements involve the receipt by the sub-contractor or delegate of monies belonging to the beneficiaries which are paid into the mortgages trustee GIC account, the Funding 1 GIC account and/or the Funding 2 GIC account, the sub-contractor or delegate will execute a declaration that any such monies are held on trust for the beneficiaries and will be paid forthwith into the mortgages trustee GIC account, the Funding 1 GIC account and/or the Funding 2 GIC account in accordance with the terms of the mortgages trust deed;

o the sub-contractor or delegate has executed a written waiver of any security interest arising in connection with the delegated services; and

o the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee have no liability for any costs, charges or expenses in relation to the proposed sub-contracting or delegation.

The consent of Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee referred to here (among other conditions) will not be required in respect of any delegation to a wholly-owned subsidiary of Halifax or HBOS plc from time to time or to persons such as receivers, lawyers or other relevant professionals.

If the servicer sub-contracts or delegates the performance of its duties, it will nevertheless remain responsible for the performance of those duties to the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee.


LIABILITY OF THE SERVICER

The servicer will indemnify the mortgages trustee and the beneficiaries against all losses, liabilities, claims, expenses or damages incurred as a result of negligence or wilful default by the servicer in carrying out its functions under the servicing agreement or any other transaction document or as a result of a breach of the terms of the servicing agreement. If the servicer does breach the terms of the servicing agreement and thereby causes loss to the beneficiaries, then the seller share of the trust property will be reduced by an amount equal to the loss.


SERVICER COMPLIANCE

The servicer will be required pursuant to the servicing agreement to deliver to Funding 1, Funding 2 and the mortgages trustee on or before 31 March of each year an officer's certificate stating that:

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o      a review of the activities of the servicer during the preceding year and of its performance under the servicing agreement has been made under the supervision of that officer; and

o to the best of that officer's knowledge, based on the review, the servicer has fulfilled all its obligations under the servicing agreement or, if there has been a failure in the fulfilment of any obligation, specifying such failure known to that officer and the nature and status thereof.

Any other servicer that meets the criteria in Item 1108(a)(2) of Regulation AB will be similarly required to deliver such an officer's certificate.

The officer's certificate will be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB, which include specific criteria relating to general servicing considerations, cash collection and administration, investor remittances and reporting and mortgage administration. Such report will indicate that such servicing criteria were used to test compliance and will set out any material instances of non-compliance.

The servicer will also deliver with its report on assessment of compliance an attestation report from a firm of independent public accountants, prepared in accordance with the attestation engagement standards of the Public Company Accounting Oversight Board, on the assessment of compliance with such servicing criteria. This attestation report will contain the accounting firm's opinion as to whether the related servicing criteria assessment was fairly stated in all material respects or a statement that the firm cannot express such an opinion.

These annual reports of assessment of compliance, attestation reports and statements of compliance will be filed with Funding 1's and Funding 2's annual reports on Form 10-K.


GOVERNING LAW

The servicing agreement is governed by English law, provided that any terms of the servicing agreement particular to Scots law will be construed in accordance with the laws of Scotland.

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                  SALE OF THE LOANS AND THEIR RELATED SECURITY

The following section contains a summary of the material terms of the mortgage sale agreement. The summary does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


INTRODUCTION

Loans and their related security have been and will continue to be sold to the mortgages trustee pursuant to the terms of the mortgage sale agreement. The mortgage sale agreement has six primary functions:

o it provides for the sale of the loans and their related security and the transfer of the beneficial interest therein;

o it sets out the circumstances under which new loans can be sold to the mortgages trustee;

o it provides for the legal assignment or assignation (as appropriate) of the loans and their related security to the mortgages trustee;

o      it sets out the representations and warranties given by the seller;

o it provides for the repurchase of mortgage accounts and related security which have loans (1) which (in limited circumstances) are subject to a product switch, (2) which are subject to a further advance or (3) which cause the seller to be in breach of any of its representations and warranties in respect of the loans; and

o it provides for drawings in respect of home cash reserve products and flexible loans included in the trust property.


SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES

Under the mortgage sale agreement dated the initial closing date, entered into between the seller, the mortgages trustee, the Funding 1 security trustee and Funding 1, the seller transferred by way of an equitable assignment to the mortgages trustee the initial loans, together with their related security and since the initial closing date additional loans have been transferred to the mortgages trustee. On the programme date, Funding 2 and the Funding 2 security trustee will become parties to the mortgage sale agreement.

The mortgage sale agreement provides that the seller may sell new loans and their related security to the mortgages trustee, which may have the effect of increasing or maintaining the overall size of the trust property. The new loans may include loans with characteristics that are not currently being offered to borrowers or that have not yet been developed. New loans and their related security can only be sold if certain conditions, as described in this section, are met. The mortgages trustee will hold the new loans and their related security on trust for the seller, Funding 1 and Funding 2 pursuant to the terms of the mortgages trust deed. Full legal assignment or assignation (as appropriate) of the loans will be deferred until a later date, as described under "- LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE" below.

On and following the programme date, on the date of each relevant sale, the consideration paid to the seller will consist of:

o payment by Funding 1 and/or Funding 2 to the seller by telegraphic transfer of the proceeds of any new term advance under a new Funding 1 intercompany loan agreement and/or new loan tranche advanced to

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       Funding 2 under the master intercompany loan agreement and/or intercompany loans made by new issuing entities to Funding 1 or Funding
       2;

o a covenant by Funding 1 and Funding 2 to pay, at a later date, deferred consideration to the seller; and/or

o the promise by the mortgages trustee to hold the trust property on trust for the seller, Funding 1 and Funding 2 (in each case, as to their respective share) in accordance with the terms of the mortgages trust deed.

Funding 1, Funding 2 and the seller (as beneficiaries of the mortgages trust) will not be entitled to retain any fees received by the mortgages trustee, which (except in relation to fees payable to the mortgages trustee for the work undertaken by it as trustee of the trusts created by the mortgages trust deed), upon receipt and identification by the servicer, the mortgages trustee will return to the seller.

The sale of new loans and their related security to the mortgages trustee will in all cases be subject to conditions precedent, including the following conditions (which may be varied or waived by the mortgages trustee where it has received written confirmation from the rating agencies that such variation or waiver will not cause the ratings of the outstanding Funding 1 notes and/or of the outstanding notes to be reduced, withdrawn or qualified), being satisfied on the relevant sale date (SALE DATE):

o no event of default under the transaction documents shall have occurred which is continuing as at the relevant sale date;

o both (a) the Funding 2 principal deficiency ledger shall not have a debit balance as at the most recent Funding 2 interest payment date after applying all Funding 2 available revenue receipts on that Funding 2 interest payment date (for a description of the Funding 2 principal deficiency ledger, see "CREDIT STRUCTURE - FUNDING 2 PRINCIPAL DEFICIENCY LEDGER" below) and (b) no analogous event in respect of Funding 1 has occurred;

o the mortgages trustee is not aware that the purchase of the new loans on the sale date would adversely affect the then current ratings by Moody's, Standard & Poor's or Fitch of any Funding 1 notes and/or any of the notes;

o as at the relevant sale date the seller has not received any notice that the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are not rated at least P-1 by Moody's, A-1 by Standard and Poor's and F1 by Fitch at the time of, and immediately following, the sale of new loans to the mortgages trustee;

o as at the relevant sale date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than five per cent. of the aggregate outstanding principal balance of the loans in the mortgages trust unless the rating agencies have confirmed that the then current ratings of the notes and of any Funding 1 notes will not be reduced, withdrawn or qualified;

o except where Funding 1 and/or Funding 2 pay amounts to the seller in consideration of new loans to be sold to the mortgages trustee, the aggregate outstanding principal balance (excluding arrears of interest) of new loans transferred in any 3-month period must not exceed 15 per cent. of the aggregate outstanding principal balance of loans (excluding arrears of interest) in the mortgages trust as at the beginning of that 3-month period;

o the sale of new loans on the relevant sale date does not result in the product of the weighted average foreclosure frequency (WAFF) and the weighted average loss severity (WALS) for the loans comprised in the mortgages trust after such purchase calculated on such sale date (in the same way as for the loans

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       comprised in the mortgages trust as at the programme date (or as agreed by the servicer and the rating agencies from time to time)) exceeding the product of the WAFF and WALS for the loans comprised in the mortgages trust calculated on the programme date, plus 0.25 per cent.;

o the yield of the loans in the mortgages trust together with the yield of the new loans to be sold to the mortgages trustee on the relevant sale date is at least 0.50 per cent. greater than sterling-LIBOR for three-month sterling deposits as at the previous Funding 2 interest payment date, after taking into account the average yield on the loans which are variable rate loans, tracker rate loans and fixed rate loans and the margins on the Funding 1 swap(s) and the Funding 2 swap(s), in each case as at the relevant sale date;

o the sale of new loans on the relevant sale date does not result in the loan-to-value ratio of the loans and the new loans, after application of the LTV test on the relevant sale date, exceeding the loan-to-value ratio (based on the LTV test), as determined in relation to the loans comprised in the trust property on the programme date, plus 0.25 per cent.;

o the sale of new loans on the relevant sale date does not result in the loans (other than fixed rate loans) which, after taking into account the Funding 1 swap(s) and the Funding 2 swap(s), will yield less than sterling-LIBOR plus 0.50 per cent. as at the relevant sale date and have more than 2 years remaining on their incentive period accounting for more than 15 per cent. of the aggregate outstanding principal balance of loans comprised in the trust property;

o the sale of the new loans on the relevant sale date does not result in the fixed rate loans which have more than 1 year remaining on their incentive period accounting for more than 50 per cent. of the aggregate outstanding principal balance of loans comprised in the trust property;

o no sale of new loans may occur if, as at the relevant sale date, (a) the step-up date in respect of any Funding 1 note issued after 1 January 2003 and still outstanding has been reached and such Funding 1 note has not been redeemed in full. For the avoidance of doubt, this prohibition on the sale of new loans to the mortgages trustee shall remain in effect only for so long as any such Funding 1 note remains outstanding and, upon its redemption, the sale of new loans to the mortgages trustee may be resumed in accordance with the terms of the mortgage sale agreement or
       (b) the step-up date in respect of any note issued after the programme date and still outstanding has been reached and such note has not been redeemed in full. For the avoidance of doubt, this prohibition on the sale of new loans to the mortgages trustee shall remain in effect only for so long as any such note remains outstanding and, upon its redemption, the sale of new loans to the mortgages trustee may be resumed in accordance with the terms of the mortgage sale agreement;

o as at the sale date, (a) the adjusted Funding 1 general reserve fund level is equal to or greater than the Funding 1 general reserve fund threshold and (b) the adjusted Funding 2 general reserve fund level is equal to or greater than the Funding 2 general reserve fund threshold;

o if the sale of loans would include the sale of new types of loan products (such as buy-to-let loans) to the mortgages trustee, the Funding 1 security trustee and the Funding 2 security trustee have received written confirmation from each of the rating agencies that such new types of loan products may be sold to the mortgages trustee and that such sale of new types of loan products would not have an adverse effect on the then current ratings of the Funding 1 notes and the notes;

o Funding 1 and/or Funding 2, as the case may be, have entered into appropriate hedging arrangements in respect of such loans; and

o      no trigger event has occurred on or before the relevant sale date.

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On the relevant sale date, the representations and warranties in respect of new loans and their related security (described below in "- REPRESENTATIONS AND WARRANTIES" below) will also be given by the seller.

In the mortgage sale agreement, the seller has undertaken in respect of each series to use reasonable efforts to offer to sell to the mortgages trustee, and the mortgages trustee has undertaken to use reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the step-up date specified in the applicable prospectus supplement (or such later date as may be notified by Funding 1 and/or Funding 2 to the seller) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust during the period from (and including) the relevant closing date to (but excluding) the interest payment date specified in the applicable prospectus supplement is not less than the amount specified in the applicable prospectus supplement. However, the seller is not obliged to sell to the mortgages trustee, and the mortgages trustee is not obliged to acquire, new loans and their related security if, in the opinion of the seller, that sale would adversely affect the business of the seller. If Funding 2 enters into a new Funding 2 intercompany loan agreement or borrows a new loan tranche under the master intercompany loan agreement or if Funding 1 enters into a new Funding 1 intercompany loan agreement, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate outstanding principal balance of loans in the mortgages trust at a specified level prior to a trigger event may be extended.


LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE

The English loans in the portfolio were sold, and any new English loans will be sold, to the mortgages trustee by way of equitable assignment. The Scottish loans in the portfolio were sold, and any new Scottish loans will be sold, to the mortgages trustee by way of declarations of trust under which the beneficial interest in such Scottish loans has been or will be transferred to the mortgages trustee. In relation to Scottish loans, references in this document to the sale of loans are to be read as references to the making of such declarations of trust. This means that legal title to both English loans and Scottish loans and their related security will remain with the seller until legal assignments or assignations (as appropriate) are delivered by the seller to the mortgages trustee (and, in the case of Scottish loans, registered or recorded in the relevant property register) and notice of such assignments or assignations (as appropriate) is given by the seller to the borrowers. Legal assignment or assignation (as appropriate) of the loans and their related security (including, where appropriate, their registration or recording in the relevant property register) to the mortgages trustee will be deferred and will only take place in the limited circumstances described below. See "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES" above.

Legal assignment or assignation (as appropriate) of the loans and their related security to the mortgages trustee will be completed on the 20th London business day after the earliest to occur of any of, amongst other things:

o in respect of Funding 1, the service of an intercompany loan acceleration notice in relation to any Funding 1 intercompany loan or a note acceleration notice in relation to any of the Funding 1 notes;

o in respect of Funding 2, the service of a master intercompany loan acceleration notice or a note acceleration notice in relation to any of the notes;

o the seller being required to perfect the mortgages trustee's legal title to the mortgages, by an order of a court of competent jurisdiction, or by a regulatory authority to which the seller is subject or any organisation whose members comprise, but are not necessarily limited to, mortgage lenders with whose instructions it is customary for the seller to comply;

o it being rendered necessary by law to take actions to perfect legal title to the mortgages;

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o      the security under the Funding 1 deed of charge and/or the Funding 2 deed of charge or any material part of that security being in jeopardy and the Funding 1 security trustee and/or the Funding 2 security trustee respectively deciding to take action to reduce materially that jeopardy;

o unless otherwise agreed by the rating agencies, the Funding 1 security trustee and the Funding 2 security trustee, the termination of the seller's role as servicer under the servicing agreement;

o the seller requesting perfection by serving notice in writing on the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee;

o the date on which the seller ceases to be assigned a long-term unsecured, unsubordinated unguaranteed debt obligation rating by Moody's of at least Baa3, by Standard & Poor's of at least BBB- or by Fitch of at least BBB-;

o      the occurrence of an insolvency event in relation to the seller; or

o the latest of the last repayment dates under the Funding 1 intercompany loan agreements, the master intercompany loan agreement and any other new intercompany loans where such loan has not been discharged in full.

Pending completion of the transfer, the right of the mortgages trustee to exercise the powers of the legal owner of the mortgages will be secured by an irrevocable power of attorney granted by the seller in favour of the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee.

To the extent not held at the relevant land registry electronically, the title deeds and customer files relating to the loans are currently held by or to the order of the seller or by solicitors, licensed conveyancers or (in Scotland) qualified conveyancers acting for the seller in connection with the creation of the loans and their related security. The seller has undertaken that all the title deeds and customer files relating to the loans which are at any time in its possession or under its control or held to its order will be held to the order of the mortgages trustee.

REPRESENTATIONS AND WARRANTIES

Neither the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee, the Funding 2 security trustee, any previous Funding 1 issuing entity nor the issuing entity has made or has caused to be made on its behalf any enquiries, searches or investigations in respect of the loans and their related security. Instead, each is relying entirely on the representations and warranties by the seller contained in the mortgage sale agreement. The representations and warranties in relation to each loan are made on the relevant sale date that the loan (together with its related security) is sold to the mortgages trustee. The parties to the mortgage sale agreement may, with the prior written consent of the Funding 1 security trustee and the Funding 2 security trustee (which consent may (subject as provided below) be given if the rating agencies confirm in writing that the ratings of the notes as at that time will not be withdrawn, qualified or reduced as a result), amend the representations and warranties in the mortgage sale agreement. The material representations and warranties are as follows:

o each loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated and is denominated in euro if the euro has been adopted as the lawful currency of the United Kingdom);

o      no loan has an outstanding principal balance of more than (pound)500,000;

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o      prior to the making of each advance under a loan, (a) the lending criteria and all preconditions to the making of any loan were satisfied in all material respects subject only to exceptions made on a case by case basis as would be acceptable to a reasonable, prudent mortgage lender and (b) the requirements of the relevant MIG policy were met, so far as applicable to that loan;

o other than with respect to monthly payments, no borrower is or has, since the date of the relevant mortgage, been in material breach of any obligation owed in respect of the relevant loan or under the related security and accordingly no steps have been taken by the seller to enforce any related security;

o the total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as that of an interest payment or principal repayment on any loan is not on the relevant sale date in respect of any loan, nor has been during the 12 months immediately preceding the relevant sale date, more than the amount of the monthly payment then due;

o all of the borrowers are individuals and were aged 18 years or older at the date of executed mortgage;

o      at least two monthly payments have been made in respect of each loan;

o the whole of the outstanding principal balance on each loan and any arrears of interest and all accrued interest is secured by a mortgage;

o each mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property, and subject only in certain appropriate cases to applications for registrations at the Land Registry or Registers of Scotland which where required have been made and are pending and (in relation to such cases) the seller is not aware of any notice or any other matter that would prevent such registration;

o      all of the properties are in England, Wales or Scotland;

o not more than 12 months (or a longer period (including in the case of an intra-group remortgage) as may be acceptable to a reasonable, prudent mortgage lender) prior to the grant of each mortgage, the seller received a valuation report on the relevant property (or another form of report concerning the valuation of the relevant property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender;


o the benefit of all valuation reports, any other valuation report referred to in this section (if any) and certificates of title which were provided to the seller not more than two years prior to the date of the mortgage sale agreement can be validly assigned to the mortgages trustee without obtaining the consent of the relevant valuer, solicitor, licensed conveyancer or (in Scotland) qualified conveyancer;

o prior to the taking of each mortgage (other than a remortgage), the seller (a) instructed its solicitor, licensed conveyancer or (in Scotland) qualified conveyancer to carry out an investigation of title to the relevant property and to undertake other searches, investigations, enquiries and other actions on behalf of the seller in accordance with the instructions which the seller issued to the relevant solicitor, licensed conveyancer or qualified conveyancer as are set out in the case of English loans in the CML's Lenders' Handbook for England & Wales (or, for mortgages taken before this handbook was adopted in 1999, the seller's Mortgage Practice Notes) and, in the case of Scottish loans, the CML's Lenders' Handbook for Scotland (or, for Scottish mortgages taken before this handbook was adopted in 2000, the seller's Mortgage Practice Notes) or other comparable or successor instructions

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       and/or guidelines as may for the time being be in place, subject only to those variations as would be acceptable to a reasonable, prudent mortgage lender and (b) received a certificate of title from such solicitor, licensed conveyancer or qualified conveyancer relating to such property, the contents of which would have been acceptable to a reasonable, prudent mortgage lender at that time;

o insurance cover for each property is available under either a policy arranged by the borrower or a Halifax policy or a seller-introduced insurance policy or a policy arranged by the relevant landlord or the properties in possession cover;

o where applicable, the MIG policies are in full force and effect in relation to the portfolio and all premiums have been paid;

o the seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold and/or assigned by the seller to the mortgages trustee under the mortgage sale agreement;

o each loan and its related security is valid, binding and enforceable in accordance with its terms and is non-cancellable:

       (i) except in relation to any term in any loan or in its related security, in each case which is not binding by virtue of the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999; and

       (ii) except in relation to any flexible loan drawing, delayed cashback, home cash reserve drawing and any other further advance, in each case which is not enforceable by virtue of the CCA;

o to the best of the seller's knowledge, none of the terms in any loan or in its related security is not binding by virtue of its being unfair within the meaning of the UTCCR. In this warranty and the previous warranty, reference to any legislation shall be construed as a reference to that legislation as amended, extended or re-enacted from time to time;

o the seller has, since the making of each loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such loan; and

o there are no authorisations, permissions, approvals, licences or consents required as appropriate for the seller to enter into or to perform the obligations under the mortgage sale agreement or to make the mortgage sale agreement legal, valid, binding and enforceable.

If new types of loans are to be sold to the mortgages trustee, then the representations and warranties in the mortgage sale agreement will be modified as required to accommodate these new types of loans. Your prior consent to the requisite amendments will not be obtained.

REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT

Under the mortgage sale agreement, if a loan does not materially comply on the sale date with the representations and warranties made under the mortgage sale agreement:

o the seller is required to remedy the breach within 20 London business days of the seller becoming aware of the breach; or

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o      if the breach is not remedied within the 20 London business day period then, the mortgages trustee (acting at the direction of Funding 1 or Funding 2 pursuant to the terms of the controlling beneficiary deed and with the consent of the Funding 1 security trustee and the Funding 2 security trustee pursuant to the terms of the controlling beneficiary deed) will require the seller to purchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to their outstanding principal balances, together with any arrears of interest and accrued and unpaid interest as at the date of repurchase.

The seller is also required to repurchase the loan or loans under any mortgage account and their related security if a court or other competent authority or any ombudsman makes any determination in respect of that loan and its related security that:

o any term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

o the interest payable under any loan is to be set by reference to HVR 1 or HVR 2 (and not that of the seller's successors or assigns or those deriving title from them) and such rate is lower than the rate set by the seller's successors or assigns or those deriving title from them; or

o the variable margin above the Bank of England repo rate under any tracker rate loan must be set by the seller (rather than its successors or assigns or those deriving title from them); or

o the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate.

If the seller fails to pay the consideration due for the repurchase (or otherwise fails to complete the repurchase), then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration.

DRAWINGS UNDER FLEXIBLE LOANS

The seller is solely responsible for funding all future drawings in respect of any flexible loans included in the trust property. The amount of the seller share of the trust property will increase by the amount of the drawing.

FURTHER ADVANCES

If, at its discretion, the seller makes or causes the servicer to send an offer of a further advance under a loan to a borrower, then the seller will be required to repurchase the relevant loan or loans under the relevant mortgage account (save for any loan in arrears, where no repurchase will be required) at a price equal to the outstanding principal balance of those loans, together with accrued and unpaid interest and expenses to the date of purchase.

PRODUCT SWITCHES

If on any distribution date, the seller is in breach of the conditions precedent to the sale of new loans to the mortgages trustee listed in "- SALE OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES" above, then from (and including) that date to (but excluding) the date when those conditions precedent have been satisfied, the seller will be required to repurchase any loans and their related security that are subject to product switches (save for any loan in arrears, where no repurchase will be required). The seller will be required to repurchase the relevant loan or loans under the relevant mortgage account and their

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related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans, together with any accrued and unpaid interest and expenses to the date of purchase.

A loan will be subject to a "PRODUCT SWITCH" if the borrower and the seller agree on, or the servicer sends an offer of, a variation in the financial terms and conditions applicable to the relevant borrower's loan other than:

(a) any variation agreed with a borrower to control or manage arrears on the loan;

(b) any variation to the interest rate as a result of borrowers switching to HVR 2;

(c) any variation in the maturity date of the loan unless, while any Funding 1 intercompany loan is outstanding, it is extended beyond June 2040 and/or while any loan tranche under the master intercompany loan is outstanding, it is extended beyond the date specified in the accompanying prospectus supplement;

(d)    any variation imposed by statute;

(e) any variation of the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the portfolio in any 3-month period; or

(f) any variation in the frequency with which the interest payable in respect of the loan is charged.

REASONABLE, PRUDENT MORTGAGE LENDER

Reference in the documents to the seller and/or the servicer acting to the standard of a REASONABLE, PRUDENT MORTGAGE LENDER mean the seller and/or the servicer, as applicable, acting in accordance with the standards of a reasonably prudent prime residential mortgage lender lending to borrowers in England, Wales and Scotland who generally satisfy the lending criteria of traditional sources of residential mortgage capital.

GOVERNING LAW

The mortgage sale agreement, other than certain aspects of it relating to Scottish loans and their related security which are governed by Scots law, is governed by English law.


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                               THE MORTGAGES TRUST

The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL LEGAL STRUCTURE

The mortgages trust was formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding 1 as beneficiaries. On the programme date, the seller will assign a portion of its beneficial interest in the mortgages trust to Funding 2 for a purchase price of (pound)100. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding 1, Funding 2 and the seller.

Under the terms of the mortgages trust deed, as of the programme date, the mortgages trustee will agree to hold all of the trust property on trust absolutely for Funding 1, Funding 2 and the seller. The TRUST PROPERTY is:

o the sum of (pound)100 settled by SFM Offshore Limited on trust on the date of the mortgages trust deed;

o the portfolio of loans and their related security sold to the mortgages trustee by the seller;

o any new loans and their related security sold to the mortgages trustee by the seller after the programme date;

o any increase in the outstanding principal balance of a loan due to a borrower taking payment holidays or making underpayments under a loan or a borrower making a drawing under any flexible loan;

o      any interest and principal paid by borrowers on their loans;

o any other amounts received under the loans and related security (excluding third party amounts);

o rights under the insurance policies that are assigned to the mortgages trustee or which the mortgages trustee has the benefit of; and

o amounts on deposit (and interest earned on those amounts) in the mortgages trustee GIC account,

less:

o any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "- FUNDING 2 SHARE OF TRUST PROPERTY" below; and

o distributions of principal made from time to time to the beneficiaries of the mortgages trust.

Funding 2 is not entitled to particular loans and their related security separately from Funding 1 and/or the seller. Instead each of the beneficiaries has an undivided interest in all of the loans and their related security forming part of the trust property. The beneficial interest of Funding 1, Funding 2 and the seller represent pro rata interests in the trust property.

The accompanying prospectus supplement will set out the approximate Funding 1 share of the trust property, Funding 2 share of the trust property and seller share of the trust property as at the relevant closing date.

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FLUCTUATION OF SHARES IN THE TRUST PROPERTY

The Funding 1 share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property will fluctuate depending on a number of factors, including:

o the allocation of principal receipts on the loans to Funding 1, Funding 2 and/or the seller;

o      losses arising on the loans;

o if new loans and their related security are sold to the mortgages trustee;

o any of the beneficiaries increasing its beneficial interest in, and hence its share of, the trust property in accordance with the mortgages trust deed;

o      if a borrower makes underpayments or takes payment holidays under a loan;

o      if a borrower makes a drawing under a flexible loan; and

o if the seller acquires part of the Funding 1 share of the trust property and/or the Funding 2 share of the trust property as described in "- ACQUISITION BY THE SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST" below and "-PAYMENT BY THE SELLER AND/OR FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER A LOAN TRANCHE" below.

Neither the Funding 1 share of the trust property nor the Funding 2 share of the trust property may be reduced below zero. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share (as defined below), unless and until both the Funding 1 share of the trust property and the Funding 2 share of the trust property have been reduced to zero or following the occurrence of an asset trigger event.

As of the programme date, and following its acquisition from the seller of a portion of the beneficial interest of the seller in the mortgages trust, the size of the Funding 2 share of the trust property will be (pound)100. Subsequently, Funding 2 will use the proceeds of loan tranches advanced to it by the issuing entity (less any amount utilised to fund the Funding 2 general reserve fund) to make payment to the seller of the purchase price in respect of any new mortgage portfolio assigned to the mortgages trustee, to increase the Funding 2 share of the trust property in accordance with the terms of the mortgages trust deed and/or to refinance an existing loan tranche under the master intercompany loan agreement.

The Funding 1 share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property are recalculated by the cash manager on each calculation date.

A CALCULATION DATE is the first day (or, if not a London business day, the next succeeding London business day) of each month (each being a NORMAL CALCULATION
DATE) or the date on which Funding 1 and/or Funding 2 acquires a further interest in the trust property and/or the mortgages trustee acquires new loans from the seller. The recalculation is based on the total outstanding principal balance of the loans in the portfolio as at the close of business on the business day immediately preceding the relevant calculation date (as adjusted from time to time). The period from (and including) one calculation date to (but excluding) the next calculation date is known as a CALCULATION PERIOD.

The reason for the recalculation is to determine the new Funding 1 share percentage, Funding 2 share percentage and seller share percentage of the trust property. The Funding 1 share percentage, the Funding 2 share percentage and the seller share percentage of the trust property determines the entitlement of Funding 1, Funding 2 and the seller to interest (including capitalised interest) and principal receipts from the loans in

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the portfolio and also the allocation of losses arising on the loans. The method for determining those new percentage shares is set out in the next three sections.

Two London business days after each calculation date (the DISTRIBUTION DATE) the mortgages trustee distributes principal and revenue receipts to Funding 1, Funding 2 and the seller, as described below. In relation to each distribution date, the RELEVANT SHARE CALCULATION DATE means the calculation date at the start of the most recently completed calculation period.

FUNDING 2 SHARE OF TRUST PROPERTY

On each calculation date (also referred to in this section as the RELEVANT CALCULATION DATE) or such time as the mortgages trust terminates, the interest of Funding 2 in the trust property is recalculated to take effect from the distribution date immediately succeeding the next following calculation date in accordance with the following formulae: o The share of Funding 2 in the trust property (the FUNDING 2 SHARE) will be an amount equal to:

                              A - B - C + D + E + F

o The percentage share of Funding 2 in the trust property (the FUNDING 2 SHARE PERCENTAGE) will be an amount equal to:

                              A - B - C + D + E + F
                              ---------------------- x 100
                                          G

in the latter case, expressed as a percentage and rounded upwards to five decimal places, where:

A    = the amount of the share of Funding 2 in the trust property calculated on the immediately preceding calculation date;

B    = the amount of any principal receipts on the loans to be distributed to
       Funding 2 on the distribution date immediately following the relevant calculation date (as described under "- ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT", "- ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT" and "-- ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT" below);

C    = the amount of losses sustained on the loans in the period from (and including) the immediately preceding calculation date to (but excluding) the relevant calculation date and the amount of any reductions occurring in respect of the loans as described in paragraph (1) below, in each case allocated to Funding 2 in the calculation period ending on (but excluding) the relevant calculation date;

D    = the amount of any consideration to be paid by Funding 2 to the seller with respect to any new loans to be sold to the mortgages trustee on the relevant calculation date;

E    = the amount of any consideration to be paid by Funding 2 to the seller and/or Funding 1 in relation to the acquisition by Funding 2 from the seller and/or Funding 1 on the relevant calculation date of an interest in the trust property;

F    = the amount equal to any capitalised interest accruing on a loan due to borrowers taking payment holidays and which has been allocated to Funding 2 from (and including) the immediately preceding calculation date, less the amount to be paid by the seller on the relevant distribution date to acquire an

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       interest in trust property as described in "- ACQUISITION BY
       SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST" below; and

G    = the aggregate outstanding principal balance of all the loans in the portfolio as at the relevant calculation date after making the distributions, allocations and additions referred to in "B", "C", "D", "E" and "F" and after taking account of:

       o any distribution of principal receipts to Funding 1, Funding 2 and the seller;

       o the amount of any losses allocated to Funding 1, Funding 2 and the seller;

       o the amount of any increase in the loan balances due to capitalisation of insurance premiums due by borrowers or borrowers taking payment holidays;

       o the adjustments referred to in paragraphs (1) to (4) below (or, if the seller share of the trust property is zero, the adjustments referred to in paragraph (1) only); and

       o the amount of any other additions or subtractions to the trust property.

       If any of the following events occurs during a calculation period, then the aggregate total outstanding principal balance of the loans in the portfolio will be reduced or deemed to be reduced for the purposes of the calculation of "G" on the calculation date at the end of that calculation period:

       (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a loan is reduced, but no corresponding payment is received by the mortgages trustee. In this event, the aggregate outstanding principal balance of the loans in the portfolio will be reduced by an amount equal to the amount of that set-off; and/or

       (2) a loan or its related security is (i) in breach of the representations and warranties contained in the mortgage sale agreement, (ii) the subject of a further advance or (iii) in limited circumstances, the subject of a product switch or other obligation of the seller to repurchase, and, in each case, the seller fails to repurchase the loan or loans under the relevant mortgage account and their related security to the extent required by the terms of the mortgage sale agreement. In this event, the aggregate outstanding principal balance of the loans in the portfolio will be deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued and unpaid interest); and/or

       (3) the seller would be required to repurchase a loan and its related security as required by the terms of the mortgage sale agreement, but the loan is not capable of being repurchased. In this event, the aggregate outstanding principal balance of the loans in the portfolio will be deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued and unpaid interest); and/or

       (4) the seller materially breaches any other material warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the servicing agreement, which will also be grounds for terminating the appointment of the servicer. In this event, the aggregate outstanding principal balance of the loans in the portfolio will be deemed to be reduced by an amount equal to the resulting loss incurred by the beneficiaries.

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       The reductions or deemed reductions set out in paragraphs (1) to (4)
       above will be made on the relevant calculation date first to the seller share (including the minimum seller share) of the trust property and, thereafter (in respect of paragraph (1) only), will be made pro rata to the Funding 1 share of the trust property and the Funding 2 share of the trust property.

       Any sums that are subsequently recovered by the mortgages trustee in connection with a reduction or deemed reduction of the trust property under paragraphs (1) to (4) above, will constitute a revenue receipt under the relevant loan. Such revenue receipt will belong to Funding 1 and Funding 2 (but only if and to the extent that the related reductions were applied against the Funding 1 share of the trust property and the Funding 2 share of the trust property respectively) and, thereafter, will belong to the seller.

FUNDING 1 SHARE OF TRUST PROPERTY

The share of Funding 1 in the trust property (the FUNDING 1 SHARE) and Funding 1's percentage share of the trust property (the FUNDING 1 SHARE PERCENTAGE) is calculated in a similar manner to that set out above for the Funding 2 share of the trust property and the Funding 2 share percentage.

SELLER SHARE OF TRUST PROPERTY

On each calculation date or such time as the mortgages trust terminates, the interest of the seller in the trust property is recalculated to take effect from the distribution date immediately succeeding the next following calculation date as follows:

o The share of the seller in the trust property (the SELLER SHARE) will be an amount equal to the aggregate outstanding principal balance of all the loans in the portfolio as at that calculation date (adjusted as provided in "- FUNDING 2 SHARE OF TRUST PROPERTY" above) minus the sum of the Funding 1 share of the trust property and the Funding 2 share of the trust property (each as calculated on that calculation date).

o The percentage share of the seller in the trust property (the SELLER SHARE PERCENTAGE) is an amount equal to 100 per cent. minus the sum of the Funding 1 share percentage and the Funding 2 share percentage of the trust property (each as calculated on that calculation date).

MINIMUM SELLER SHARE

The seller share of the trust property includes an amount known as the MINIMUM SELLER SHARE. The amount of the minimum seller share will fluctuate depending on changes to the characteristics of the loans in the portfolio. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until both the Funding 1 share of the trust property and the Funding 2 share of the trust property is in an amount equal to zero or an asset trigger event has occurred. The minimum seller share will be the amount determined on each calculation date (after any sale of loans to the mortgages trustee on that calculation date) in accordance with the following formula:

                                    X + Y + Z

where:

X      =      five per cent. of the aggregate outstanding principal balance of loans in the portfolio;

Y      =      the product: (p * q) * r

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where:

p      =      8 per cent.;

q      =       the FLEXIBLE DRAW CAPACITY, being an amount equal to the
               excess of (1) the maximum amount that borrowers may draw under flexible loans included in the trust property (whether or not drawn) over (2) the aggregate principal balance of the initial advance any actual flexible loan advances in the trust property on the relevant calculation date; and

r      =       3;

and

Z      =       the aggregate sum of reductions deemed made (if any) in
               accordance with paragraphs (2), (3) and (4) as described in "- FUNDING 2 SHARE OF TRUST PROPERTY" above.

The purpose of "X" is to mitigate the risks relating to certain set-off risks relating to the loans. The amount of "X" may be reduced from time to time at the request of the seller, Funding 1 or Funding 2 (acting reasonably) provided that the Funding 1 security trustee and the Funding 2 security trustee have received written confirmation from the rating agencies that there will be no adverse effect on the then current ratings of the Funding 1 notes and the notes as a result thereof.

The purpose of the calculation in "Y" is to mitigate the risk of the seller failing to fund a drawing under a flexible loan.

The purpose of the calculation in "Z" is to mitigate the risk of the seller materially breaching any material warranty under the mortgage sale agreement and/or the servicing agreement and failing to repurchase certain loans and their related security to the extent required by the terms of the mortgage sale agreement.

CASH MANAGEMENT OF TRUST PROPERTY - REVENUE RECEIPTS

Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE, FUNDING 1 AND FUNDING 2" below.

MORTGAGES TRUST CALCULATION OF REVENUE RECEIPTS

MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS is calculated by the cash manager on each calculation date and is an amount equal to:

o      revenue receipts on the loans (but excluding principal receipts);

o plus interest payable to the mortgages trustee on the mortgages trustee GIC account;

o less amounts due to third parties (also known as THIRD PARTY AMOUNTS), including:

       (1) amounts under a direct debit which are repaid to the bank making the payment if that bank is unable to recoup that amount itself from its customer's account;

       (2) payments by borrowers of any fees and other charges which are due to the seller; or

       (3) recoveries in respect of amounts deducted from loans as described in paragraphs (1) to (4) in "- FUNDING 2 SHARE OF TRUST PROPERTY" above, which will belong to and be paid to

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              Funding 1, Funding 2 and/or the seller as described therein, which amounts may be paid daily from monies on deposit in the mortgages trustee GIC account.

On each distribution date, the cash manager will apply mortgages trust available revenue receipts in the following priority:

(A) without priority among them but in proportion to the respective amounts due, to pay amounts due to:

       o the mortgages trustee under the provisions of the mortgages trust deed; and

       o third parties from the mortgages trustee in respect of the mortgages trust, but only if:

              (1) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

              (2)    payment has not already been provided for elsewhere;

(B) without priority among them but in proportion to the respective amounts due, or to become due to during the following calculation period, to:


       o      the servicer under the provisions of the servicing agreement;

       o the cash manager under the provisions of the cash management agreement;

       o the account bank under the provisions of the bank account agreement;

       o the mortgages trustee corporate services provider under the provisions of the mortgages trustee corporate services agreement; and

       o the corporate services provider under the post-enforcement call option holder corporate services agreement;

(C) to allocate and pay in no order of priority between them but in proportion to the respective amounts due:

       o to Funding 1 an amount equal to the amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by the Funding 1 share percentage of the trust property as calculated on the relevant share calculation date; and

       o to Funding 2 an amount equal to the amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by the Funding 2 share percentage of the trust property as calculated on the relevant share calculation date;

(D) to allocate and pay to the mortgages trustee, Funding 1 and/or Funding 2 (as applicable), an amount equal to any loss amount (as defined below) suffered or incurred by it or them (as applicable); and

(E) to allocate and pay to the seller an amount (if positive) equal to the amount of the mortgages trust available revenue receipts less the amount of such mortgages trust available revenue receipts applied and/or allocated under (A) to (D) above.

For the purposes of item (D) above, LOSS AMOUNT means the amount of any costs, expenses, losses or other claims suffered or incurred by, as applicable, the mortgages trustee, Funding 1 and/or Funding 2 in connection with any recovery of interest on the loans to which the seller, the mortgages trustee, Funding 1 or

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Funding 2 was not entitled or could not enforce as a result of any determination by any court or other competent authority or any ombudsman in respect of any loan and its related security that:

o any term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

o the interest payable under any loan is to be set by reference to the Halifax variable base rate (and not that of the seller's successors or assigns or those deriving title from them); or

o the variable margin above the Bank of England repo rate under any tracker rate loan must be set by the seller; or

o the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate.

Amounts due to the mortgages trustee, the servicer, the cash manager, the account bank and the mortgages trustee corporate services provider include value added tax (VAT), if any, payable. At the date of this prospectus, VAT is calculated at the rate of 17.5 per cent. of the amount to be paid. Payment of VAT will not reduce the amounts ultimately available to pay interest on the notes.

CASH MANAGEMENT OF TRUST PROPERTY - DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 2

Under the cash management agreement, the cash manager is also responsible for distributing principal receipts to Funding 2 on behalf of the mortgages trustee on each distribution date in accordance with the priority described in the next two following sections. To understand how the cash manager distributes principal receipts to Funding 2 on the loans on each distribution date you need to understand the definitions set out below.

On each calculation date, the cash manager will, in respect of Funding 2, ascertain whether the distribution date is within a cash accumulation period relating to a bullet loan tranche or a scheduled amortisation instalment (each a CASH ACCUMULATION advance) and will ascertain the cash accumulation requirement (as defined below) and repayment requirement (as defined below) for Funding 2.

The cash accumulation period (as defined below) will be calculated separately for each bullet loan tranche and scheduled amortisation instalment.

In respect of a series, the accompanying prospectus supplement will set out whether each loan tranche is a bullet loan tranche, a scheduled amortisation loan tranche or a pass-through loan tranche and, in relation to CASH ACCUMULATION LOAN TRANCHES (which are the bullet loan tranches and the scheduled amortisation loan tranches), will set out the SCHEDULED REPAYMENT DATE (being the Funding 2 interest payment date falling in the indicated month) and RELEVANT ACCUMULATION AMOUNT (being the amount of funds to be accumulated over a cash accumulation period in order to repay a bullet loan tranche or a scheduled amortisation instalment on its scheduled repayment date whether or not actually repaid on that scheduled repayment date).

Definitions:

ANTICIPATED CASH ACCUMULATION PERIOD means, on any normal calculation date, the anticipated number of months required by Funding 2 to accumulate sufficient principal receipts to pay the relevant accumulation amount in relation to the relevant cash accumulation advance, which will be equal to:

                                      J+K+L
                                      ------
                                      M*(N*O)

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calculated in months and rounded up to the nearest whole number, where:

J    = the relevant accumulation amount;

K    = the aggregate principal amount outstanding on that normal calculation date of:

       o each other bullet loan tranche or scheduled amortisation loan tranche that was not fully repaid on its scheduled repayment date;

       o each other bullet loan tranche or scheduled amortisation loan tranche, the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant cash accumulation advance;

       o each bullet term advance or scheduled amortisation term advance of Funding 1 that was not fully repaid on its scheduled repayment date; and

       o each other bullet term advance or scheduled amortisation term advance of Funding 1, the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant cash accumulation advance;

L    =  the aggregate on that normal calculation date of:

       o the amount of any available cash already standing to the credit of the Funding 2 cash accumulation ledger at the start of that normal calculation date plus the aggregate amount of cash accumulation requirement paid to Funding 2 since the previous Funding 2 interest payment date; and

       o the amount of any available cash already standing to the credit of the Funding 1 cash accumulation ledger at the start of that normal calculation date plus the aggregate amount of Funding 1's cash accumulation requirement paid to Funding 1 since to the previous Funding 1 interest payment date;

M    = means the sum of each monthly CPR on the 12 most recent normal calculation dates which have occurred prior to that date divided by 12;

N    = 0.85; and

O    = the aggregate outstanding principal balance of the loans comprising the trust property on the previous normal calculation date.

CASH ACCUMULATION PERIOD means the period beginning on the earlier of:

o the commencement of the anticipated cash accumulation period relating to the relevant accumulation amount; and

o unless otherwise specified in the accompanying prospectus supplement, in respect of an original bullet loan tranche, six months prior to the scheduled repayment date of that original bullet loan tranche and, in respect of an original scheduled amortisation instalment, three months prior to the scheduled repayment date of that original scheduled amortisation instalment, and ending when Funding 2 has fully repaid that original bullet loan tranche or scheduled amortisation instalment, as applicable.

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CASH ACCUMULATION REQUIREMENT means, on a calculation date:

o the outstanding principal amounts in relation to each cash accumulation advance that is within a cash accumulation period;

o plus amounts due on the immediately following Funding 2 interest payment date in items (A) and (B) of the Funding 2 pre-enforcement principal priority of payments under "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" below;

o less the amount standing to the credit of the Funding 2 cash accumulation ledger at the last Funding 2 interest payment date (which amount was not distributed on that Funding 2 interest payment date to the issuing entity or any other Funding 2 issuing entity having a cash accumulation requirement);

o less the sum of each cash accumulation requirement amount paid to Funding 2 on a previous distribution date during the relevant interest period.

FUNDING 2 CASH ACCUMULATION LEDGER means a ledger maintained by the cash manager for Funding 2, which records amounts accumulated by Funding 2 to pay relevant accumulation amounts.

MONTHLY CPR means, on any normal calculation date, the total mortgages trustee principal receipts received by the mortgages trustee during the period of one month ending on that normal calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the immediately preceding normal calculation date.

SCHEDULED AMORTISATION INSTALMENT means that part of a scheduled amortisation loan tranche which is payable on each of the scheduled repayment dates of that scheduled amortisation loan tranche.

REPAYMENT REQUIREMENT means, on a calculation date, the amount (if any) by which:

o the aggregate of all amounts that will be payable by Funding 2 on the next Funding 2 interest payment date as described in items (C) to (G) (inclusive) of the priority of payments under "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF LOAN TRANCHES BEFORE A TRIGGER EVENT AND BEFORE MASTER INTERCOMPANY LOAN ACCELERATION OR ACCELERATION OF ALL NOTES" on the basis:

       o      that there would be no deferral of loan tranches pursuant to Rule
              (1) as set out in that section;

       o that where Rule (2) set out in that section applies, the amount so payable by Funding 2 in respect of loan tranches (other than bullet loan tranches and scheduled amortisation instalments) shall be treated as the lesser of (A) the amount due and payable in respect of those loan tranches and (B) the product of (a) the Funding 2 share percentage as at the start of the most recently ended calculation period (provided that if during the most recently ended calculation period loans and their related security are sold to the mortgages trustee or Funding 2 has acquired part of the seller share of the trust property and/or the Funding 1 share of the trust property, then the Funding 2 share percentage will be calculated for purposes of this paragraph as the weighted average of the Funding 2 share percentages as of the first day of such calculation period and as of the date immediately after such sale or acquisition), (b) the aggregate amount of principal receipts received by the mortgages trustee during the most recently ended calculation period and (c) the outstanding principal balance of the series loan tranche A (in the case of Rule (2)), divided by the aggregate outstanding principal balance of the master intercompany loan, each as of the most recent Funding 2 interest payment date;

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

       o that loan tranches will be treated as due and payable if they are already due and payable, or would become due and payable on or before the next Funding 2 interest payment date if all principal receipts were paid to Funding 2 on that calculation date; and

       o excluding amounts due and payable in respect of bullet loan tranches and scheduled amortisation instalments,

       exceeds the sum of:

       o the amounts standing to the credit of the Funding 2 principal ledger as at the last Funding 2 interest payment date (which amount was not distributed on that Funding 2 interest payment date to the issuing entity or any other Funding 2 issuing entity); and

       o the sum of each repayment requirement amount paid to Funding 2 on a previous distribution date during the relevant interest period.

TRIGGER EVENT means an asset trigger event and/or a non-asset trigger event.

An ASSET TRIGGER EVENT will occur when an amount is debited to the principal deficiency sub-ledger in relation to the term AAA advance of any Funding 1 issuing entity or to the AAA principal deficiency sub-ledger of Funding 2, unless such debit is made when (a) (i) in the case of principal deficiency sub-ledger in relation to the term AAA advance of a Funding 1 issuing entity, the aggregate principal amount outstanding of each of the term AA advances, the term A advances and the term BBB advances of the Funding 1 issuing entity is equal to zero or (ii) in the case of the AAA principal deficiency sub-ledger of Funding 2, the aggregate principal amount outstanding of each of the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches is equal to zero; and (b) (i) in the case of principal deficiency sub-ledger in relation to the term AAA advance of a Funding 1 issuing entity, the sum of the amount standing to the credit of Funding 1 general reserve ledger and the Funding 1 revenue ledger together with amounts determined and due to be credited to the Funding 1 revenue ledger prior to the immediately following Funding 1 interest payment date after such debit is made, is greater than the amount necessary to eliminate the debit balance on the principal deficiency ledger in relation to the term AAA advance of the Funding 1 issuing entity and pay amounts ranking in priority to such item under the Funding 1 pre-enforcement revenue priority of payments on the immediately following Funding 1 interest payment date after such debit is made or (ii) in the case of the AAA principal deficiency sub-ledger of Funding 2, the sum of the amount standing to the credit of Funding 2 general reserve ledger and the Funding 2 revenue ledger together with amounts determined and due to be credited to the Funding 2 revenue ledger prior to the immediately following Funding 2 interest payment date after such debit is made, is greater than the amount necessary to pay the items in paragraphs (A) to (E) of the Funding 2 pre-enforcement revenue priority of payments on the immediately following Funding 2 interest payment date after such debit is made. For more information on the Funding 2 principal deficiency ledger, see "CREDIT STRUCTURE - FUNDING 2 PRINCIPAL DEFICIENCY LEDGER".

A NON-ASSET TRIGGER EVENT will occur, on a calculation date, if:

(a) an insolvency event occurs in relation to the seller on or before that calculation date;

(g) the seller's role as servicer under the servicing agreement is terminated and a new servicer is not appointed within 30 days; or

(h) as at the calculation date immediately preceding the relevant calculation date, the current seller share of the trust property is less than the minimum seller share and this has not been remedied by the relevant calculation date; or

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(i)    as at the calculation date immediately preceding the relevant calculation date, the aggregate outstanding principal balance of loans comprising the trust property is less than the required loan balance amount specified in the most recent prospectus supplement and this is not remedied by the relevant calculation date.

CASH MANAGEMENT OF TRUST PROPERTY - DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 1

The cash manager is also responsible for distributing principal receipts to Funding 1 on behalf of the mortgages trustee on each distribution date in accordance with the priority described in the following sections after determining (among other things) Funding 1's cash accumulation and repayment requirements, which will be calculated in a similar manner to that set out above for Funding 2.

MORTGAGES TRUST CALCULATION OF PRINCIPAL RECEIPTS

MORTGAGES TRUST AVAILABLE PRINCIPAL RECEIPTS are calculated by the cash manager on each calculation date and will be equal to the amount that is standing to the credit of the principal ledger on that calculation date. The repayment requirement and the cash accumulation requirement of Funding 1 and Funding 2 are calculated by the cash manager on each calculation date and the relevant amounts notified to the mortgages trustee (who will be entitled to rely on such notifications).

ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT

On each distribution date, where no trigger event has occurred on or before the immediately preceding calculation date, the cash manager will apply mortgages trust available principal receipts as follows:

(A) in no order or priority between them, but in proportion to the respective amounts due:

       o      to Funding 1 an amount equal to the lesser of:

              (1) an amount determined by multiplying the total amount of the mortgages trust available principal receipts by the Funding 1 share percentage of the trust property as calculated on the relevant share calculation date; and

              (2) an amount up to but not exceeding Funding 1's cash accumulation requirement on that distribution date;

       o      to Funding 2 an amount equal to the lesser of:

              (3) an amount determined by multiplying the total amount of the mortgages trust available principal receipts by the Funding 2 share percentage of the trust property as calculated on the relevant share calculation date; and

              (4) an amount up to but not exceeding Funding 2's cash accumulation requirement on that distribution date;

(B) in no order or priority between them, but in proportion to the respective amounts due, to Funding 1 and Funding 2, to the extent not already paid pursuant to paragraph (A) above, up to the amounts set forth in sub-paragraphs (A)(2) and (A)(4), respectively;

(C) in no order or priority between them, but in proportion to the respective amounts due:

       o      to Funding 1 an amount equal to the lesser of:

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              (1)    an amount determined by multiplying the total amount of the remaining mortgages trust available principal receipts by the Funding 1 share percentage of the trust property as calculated on the relevant share calculation date; and

              (2) an amount up to but not exceeding Funding 1 repayment requirement on that distribution date;

       o      to Funding 2 an amount equal to the lesser of:

              (3) an amount determined by multiplying the total amount of the remaining mortgages trust available principal receipts by the Funding 2 share percentage of the trust property as calculated on the relevant share calculation date; and

              (4) an amount up to but not exceeding Funding 2's repayment requirement on that distribution date;

(D) in no order or priority between them, but in proportion to the respective amounts due, to Funding 1 and Funding 2, to the extent not already paid pursuant to paragraph (C) above, up to the amounts set forth in sub-paragraphs (C)(2) and (C)(4), respectively; (E) the remainder of such receipts will be allocated and paid to the seller until the seller share of the trust property (as calculated on the relevant share calculation date) is equal to the minimum seller share.

Provided that in relation to paragraphs (A) through (E) above, the following rules will apply:

(1) The amount of mortgages trust available principal receipts to be allocated and paid to:

       (a) Funding 1 on a distribution date will be reduced by an amount equal to the aggregate of Funding 1 available revenue receipts which are to be applied on the immediately succeeding Funding 1 interest payment date in reduction of deficiencies on the Funding 1 principal deficiency ledger; and

       (b) Funding 2 on a distribution date will be reduced by an amount equal to the aggregate of Funding 2 available revenue receipts which are to be applied on the immediately succeeding Funding 2 interest payment date in reduction of deficiencies on the Funding 2 principal deficiency ledger.

(2) Neither Funding 1 nor Funding 2 will be entitled to receive in aggregate an amount of mortgages trust available principal receipts on a distribution date which is in excess of, respectively, the Funding 1 share of the trust property or the Funding 2 share of the trust property on the relevant distribution date.

(3) On any calculation date prior to the occurrence of a trigger event, the mortgages trustee will make provision for any amount that would result in the seller share of the trust property being less than the minimum seller share and the seller will not receive that amount until such time as the seller share of the trust property is greater than the minimum seller share and provided that (i) the seller will not receive nor have allocated to it any such amount if a non-asset trigger event occurs and is occurring and (ii) if an asset trigger event occurs and is occurring, the seller will have allocated to it and will be paid such amount but only to the extent permitted by the rules governing distribution of principal receipts after the occurrence of an asset trigger event.

ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT


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On each distribution date where a non-asset trigger event has occurred on or before the immediately preceding calculation date and an asset trigger event has not occurred on or before that calculation date, the cash manager will apply mortgages trust available principal receipts as follows:

(F) first, all such receipts will be allocated and paid to Funding 1 and Funding 2 in no order of priority between them and pro rata according to the Funding 1 share percentage of the trust property and the Funding 2 share percentage of the trust property (in each case, as calculated on the relevant share calculation date) respectively until the Funding 1 share of the trust property and the Funding 2 share of the trust property (in each case, as calculated on the relevant share calculation date) has been reduced to zero; and

(G) then, the remainder, if any, of such receipts will be allocated and paid to the seller.

Following the occurrence of a non-asset trigger event, the notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). See "RISK FACTORS - THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES" above.

ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT

On each distribution date where an asset trigger event has occurred on or before the immediately preceding calculation date, the cash manager will allocate and pay mortgages trust available principal receipts, without priority among them but in proportion to the respective amounts due, to Funding 1, Funding 2 and the seller according to the Funding 1 share percentage of the trust property, the Funding 2 share percentage of the trust property and the seller share percentage of the trust property (in each case, as calculated on the relevant share calculation date) respectively until the Funding 1 share of the trust property and the Funding 2 share of the trust property are zero (and, for the avoidance of doubt, such payments may reduce the seller share of the trust property to an amount less than the minimum seller share). When both the Funding 1 share of the trust property and the Funding 2 share of the trust property are zero, the remaining mortgages trust available principal receipts (if any) will be allocated to the seller.

Following the occurrence of an asset trigger event, certain series and classes of notes will be subject to prepayment risk and other series and classes of notes will be subject to extension risk (that is they may be repaid later than expected). See "RISK FACTORS - THE OCCURRENCE OF AN ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES" above.

LOSSES

All losses arising on the loans will be applied in reducing proportionately the Funding 1 share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property. The Funding 1 share of the losses, the Funding 2 share of the losses and the seller share of the losses will be determined by multiplying the amount of losses during a calculation period by the Funding 1 share percentage, the Funding 2 share percentage and the seller share percentage (each as calculated on the relevant share calculation date), respectively, and such losses which will be allocated to Funding 1 and Funding 2 until the Funding 1 share of the trust property and the Funding 2 share of the trust property are reduced to zero and the remainder will be allocated to the seller, on each calculation date, in each case prior to calculating the allocation of mortgages trust available principal receipts on that calculation date.

For a description of how losses on the loans that have been allocated to Funding 2 on any date will be allocated to the loan tranches of the master intercompany loan, see "CREDIT STRUCTURE -- FUNDING 2 PRINCIPAL DEFICIENCY LEDGER" below.

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DISPOSAL OF TRUST PROPERTY

The trust property is held on trust for the benefit of Funding 1, Funding 2 and the seller. Subject to the terms of the mortgages trust deed, the mortgages trustee is not entitled to dispose of the trust property or create any security interest over the trust property.

If an event of default occurs under the master intercompany loan agreement (a MASTER INTERCOMPANY LOAN EVENT OF DEFAULT) and the Funding 2 security trustee determines to serve a master intercompany loan acceleration notice on Funding 2, then the Funding 2 security trustee will be entitled, among other things, to sell Funding 2's share of the trust property. For further information on the security granted by Funding 2 over its assets, see "SECURITY FOR FUNDING 2'S OBLIGATIONS" below.

ADDITIONS TO TRUST PROPERTY

The trust property may be increased from time to time by the sale of new loans and their related security to the mortgages trustee. The mortgages trustee will hold the new loans and their related security on trust for Funding 1, Funding 2 and the seller according to the terms of the mortgages trust deed. For further information on the sale of new loans and their related security to the mortgages trustee, see "SALE OF THE LOANS AND THEIR RELATED SECURITY" above.

ACQUISITION BY FUNDING 2 OF AN INCREASED INTEREST IN TRUST PROPERTY

If Funding 2 borrows a new loan tranche or enters into a new Funding 2 intercompany loan, then it may apply the proceeds of that loan tranche or the that Funding 2 intercompany loan to make a payment to the seller and/or Funding 1 so as to give rise to an increase in the Funding 2 share of the trust property (and giving rise to a corresponding decrease in the seller share of the trust property and/or the Funding 1 share of the trust property). Funding 2 will be permitted to do this only if it meets a number of conditions, including:

o that, on the relevant calculation date, no master intercompany loan event of default and no note event of default have occurred that have not been remedied or waived;

o as at the most recent Funding 2 interest payment date, no deficiency is recorded on the Funding 2 principal deficiency ledger;

o the Funding 2 security trustee is not aware that the proposed increase in the Funding 2 share of the trust property (or the corresponding decrease in the seller share of the trust property and/or the Funding 1 share of the trust property) would adversely affect the then current ratings by the rating agencies of any of the outstanding notes or any Funding 1 notes;

o as at the relevant calculation date, the aggregate outstanding principal balance of loans in the trust property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than five per cent. of the aggregate outstanding principal balance of all loans constituting the trust property unless the rating agencies have confirmed that the then current ratings of the notes and of any Funding 1 notes will not be reduced, withdrawn or qualified;

o the Funding 2 general reserve fund has not been debited on or before the relevant date for the purposes of curing a principal deficiency in respect of the loan tranches under the master intercompany loan agreement in circumstances where the Funding 2 general reserve fund has not been replenished by a corresponding amount by the relevant date;

o where Funding 2 makes the offer to the seller, the seller has not received written notice that the short term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are not rated at least

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       P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the payment to be made by Funding 2 on the relevant date;

o the product of the WAFF and WALS for the loans constituting the trust property calculated on the relevant date in the same way as for the initial portfolio (or as agreed by the servicer and the rating agencies from time to time) does not exceed the product of the WAFF and WALS for the loans constituting the trust property calculated on the most recent previous closing date, plus 0.25 per cent; and

o the loan-to-value ratio of loans in the portfolio, after application of the LTV test on the relevant date, does not exceed the loan-to-value ratio (based on the LTV test) of loans in the portfolio on the most recent previous closing date plus 0.25 per cent.

ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST

If a borrower takes a payment holiday under a loan (as permitted by the terms of the loan), then the outstanding principal balance of the loan will increase by the amount of interest that would have been paid on the relevant loan if not for such payment holiday (the CAPITALISED INTEREST).

The increase in the loan balance due to the capitalised interest will be allocated to the Funding 1 share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property, based on their respective percentage shares in the trust property as calculated on the previous calculation date.

Prior to an insolvency event occurring in respect of the seller, on each distribution date, the seller will make a cash payment to Funding 1 and Funding 2 in an amount equal to Funding 1's share of the capitalised interest and Funding 2's share of the capitalised interest respectively in respect of those loans that are subject to payment holidays. Following such payment:

o the seller share of the trust property will increase by an amount equal to the amount paid to Funding 1 and Funding 2 in respect of Funding 1's share of the capitalised interest and Funding 2's share of the capitalised interest respectively, and the Funding 1 share of the trust property and the Funding 2 share of the trust property will decrease by a corresponding amount; and

o Funding 2 will apply the proceeds of the amount paid by the seller in accordance with the Funding 2 pre-enforcement revenue priority of payments and, after enforcement of the Funding 2 security, in accordance with the Funding 2 post-enforcement priority of payments.

If an insolvency event occurs in respect of the seller, then the seller may continue to make payments to Funding 1 and Funding 2 in an amount equal to Funding 1's share of the capitalised interest and Funding 2's share of the capitalised interest respectively in the same manner and for the same purpose described above, but it is not obliged to do so.

PAYMENT BY THE SELLER AND/OR FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER A LOAN TRANCHE

If the seller and/or Funding 1 offers to make a payment to Funding 2 of the amount outstanding under a loan tranche, then Funding 2 may accept that offer but only if:

o the Funding 2 security trustee has received written confirmation from each of the rating agencies that there would not be any withdrawal, qualification or downgrading of the then current ratings of the notes if Funding 2 accepted the offer;

o      Funding 2 would receive the payment on a Funding 2 interest payment date;
       and

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o      Funding 2 will apply the proceeds to repay the relevant loan tranche and the issuing entity will use the relevant payment to repay the corresponding class of notes.

The Funding 2 share of the trust property would decrease by an amount equal to the payment made by the seller and/or Funding 1, as the case may be, and the seller share of the trust property and/or the Funding 1 share of the trust property, as the case may be, would increase by a corresponding amount.

TERMINATION OF MORTGAGES TRUST

The mortgages trust will terminate on the later to occur of:

o the date on which all amounts due from Funding 1 and Funding 2 to their respective secured creditors have been paid in full; and

o      any other date agreed in writing by Funding 1, Funding 2 and the seller.

RETIREMENT OF MORTGAGES TRUSTEE

The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller, Funding 1 and Funding 2 cannot replace the mortgages trustee.

GOVERNING LAW

The mortgages trust deed is governed by English law.

THE CONTROLLING BENEFICIARY DEED

Pursuant to the terms of the controlling beneficiary deed dated the programme date, as amended from time to time (the CONTROLLING BENEFICIARY DEED), Funding 1, Funding 2, the Funding 1 security trustee, the Funding 2 security trustee and the seller have agreed to, among other things, arrangements amongst them in respect of certain decisions (relating to authorisations, consents, waivers, instructions or other acts) to be made from time to time in respect of the transaction documents.

If there is a conflict of interest between Funding 1 and Funding 2 as beneficiaries (each a FUNDING BENEFICIARY) and/or the Funding 1 security trustee and the Funding 2 security trustee (each a FUNDING SECURITY TRUSTEE) in respect of directing the mortgages trustee or the exercising of any rights, powers, discretions or consents under the transaction documents then, pursuant to the terms of the controlling beneficiary deed, the Funding beneficiaries and/or the Funding security trustees agree to act in accordance with the controlling directions. The seller agrees that, where necessary, it shall provide directions to the mortgages trustee that are consistent with the controlling directions.

CONTROLLING DIRECTION means:

o in respect of the Funding beneficiaries, in all cases, the directions of the Funding beneficiary representing the issuing entity(ies) with the highest ranking class of notes then outstanding, and if each Funding beneficiary represents issuing entities with the same class as their highest ranking class, the Funding beneficiary representing the issuing entity(ies) with the greatest principal amount outstanding of the highest ranking class of notes; and

o in respect of the Funding security trustees, in all cases, the directions of:

       (1) in relation to the Funding 1 issuing entities, the related note trustees for the holders of the highest ranking class of Funding 1 notes outstanding; and

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       (2)    in relation to the issuing entity, the issuing entity security trustee,

       and, if there is any conflict between the controlling directions due to two or more issuing entities (for the purposes of this paragraph being any of the Funding 1 issuing entities, the issuing entity and any new issuing entities) having notes of the same class as their highest ranking class, the directions from the note trustee(s) for the holders of the Funding 1 notes or, as the case may be, the issuing entity security trustee, for the holders of the greatest aggregate principal amount outstanding of the highest ranking class of notes will prevail.

For the purposes of the definition of controlling direction:

all denominations of the principal amount outstanding of any class of notes will be calculated in sterling and where the principal amount outstanding of any such class of notes of any Funding 1 issuing entity or the issuing entity is not denominated in sterling it will be converted into sterling at the rate specified in the hedging agreements applicable to such class of notes; and

o      in this section the highest ranking class of notes outstanding will mean:

       (b) in the case of the issuing entity, the class A notes (for so long as there are class A notes outstanding), the class B notes (so long as there are no class A notes outstanding), the class M notes (so long as there are no class A notes or class B notes outstanding), the class C notes (so long as there are no class A notes, class B notes or class M notes outstanding) or the class D notes (so long as there are no class A notes, class B notes, class M notes or class C notes outstanding); and

       (c) in the case of Funding 1 issuing entities, the class A notes of any Funding 1 issuing entity (for so long as there are class A notes outstanding), the class B notes of any Funding 1 issuing entity (for so long as there are no class A notes outstanding), the class M notes of any Funding 1 issuing entity (so long as there are no class A notes or class B notes outstanding), the class C notes of any Funding 1 issuing entity (so long as there are no class A notes, class B notes or class M notes outstanding) or the class D notes of any Funding 1 issuing entity (so long as there are no class A notes, class B notes, class M notes or class C notes outstanding).

GOVERNING LAW

The controlling beneficiary deed is governed by English law.



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                     THE MASTER INTERCOMPANY LOAN AGREEMENT

The following section contains a summary of the material terms of the master intercompany loan agreement. The summary does not purport to be complete and is subject to the provisions of the master intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

THE FACILITY

Pursuant to the terms of the master intercompany loan agreement, the issuing entity will lend to Funding 2 from time to time on the relevant closing date for each series and class of notes an aggregate amount in sterling equal to the proceeds of issue of such notes. Each such advance of funds will be a separate loan tranche under the master intercompany loan agreement. Each loan tranche will relate to a particular series and class of notes. The loan tranche supplement to the master intercompany loan agreement will contain the terms of each loan tranche. Funding 2 will use the proceeds of each loan tranche to:

o pay the seller part of the consideration for loans (together with their related security) sold by the seller to the mortgages trustee in connection with the issuance of notes by the issuing entity, which will result in an increase in the Funding 2 share of the trust property and a corresponding decrease in the seller share of the trust property;

o acquire part of the Funding 1 share of the trust property and/or the seller share of the trust property (such payment to be made to Funding 1 and/or the seller, as the case may be, which will result in a corresponding decrease of the Funding 1 share of the trust property or the seller share of the trust property, as the case may be, and a corresponding increase in the Funding 2 share of the trust property);

o      fund or replenish the Funding 2 general reserve fund; and/or

o make a payment to the issuing entity to refinance an existing loan tranche.

RATINGS DESIGNATIONS OF THE LOAN TRANCHES

The designated loan tranche ratings of the AAA loan tranches reflect the ratings expected to be assigned to any class A notes by the rating agencies on the relevant closing date, except that money market notes will have different short-term ratings. The designated loan tranche ratings of the AA loan tranches reflect the ratings expected to be assigned to any class B notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the A loan tranches reflect the ratings expected to be assigned to any class M notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the BBB loan tranches reflect the ratings expected to be assigned to any class C notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the BB loan tranches reflect the ratings expected to be assigned to any class D notes by the rating agencies on the relevant closing date. The foregoing ratings assigned to a loan tranche are collectively referred to as the LOAN TRANCHE RATINGS. If, after any closing date, the rating agencies change the rating assigned to a series and class of notes, this will not affect the loan tranche ratings of the related loan tranche under the master intercompany loan agreement.

ISSUANCE OF LOAN TRANCHES

The issuing entity may advance loan tranches to Funding 2 and issue corresponding series and classes of notes from time to time without obtaining the consent of existing noteholders. The issuing entity will not be obliged to advance loan tranches to Funding 2 unless on the relevant closing date certain conditions have been met, including:

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o      that the related series and class of notes have been issued and the proceeds received by or on behalf of the issuing entity;

o      that Funding 2 has delivered a certificate certifying that it is solvent;

o that each of the applicable transaction documents has been duly executed by the relevant parties to it;

o one or more deeds of accession relating to the Funding 2 deed of charge have been executed by the parties to the Funding 2 deed of charge; and

o one or more deeds of accession relating to the issuing entity deed of charge have been executed by the parties to the issuing entity deed of charge.

REPRESENTATIONS AND AGREEMENTS

Funding 2 will make several representations to the issuing entity in the master intercompany loan agreement, including representations that Funding 2 has been duly incorporated and that it has the requisite corporate power and authority to enter into the transaction documents to which it is a party.

In addition, Funding 2 will agree that:

o it will not create or permit to subsist any encumbrance, or other security interest over any of its assets, unless arising by operation of law or pursuant to the transaction documents;

o it will not carry on any business or engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding 2 will engage;

o it will not have any subsidiaries, any subsidiary undertakings, both as defined in the Companies Act 1985 as amended, or any employees or premises;

o it will not transfer, sell, lend, part with or otherwise dispose of all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit therein other than as contemplated in the transaction documents;

o it will not pay any dividend or make any other distribution to its shareholders, other than in accordance with the Funding 2 deed of charge, and it will not issue any new shares;

o it will not incur any indebtedness in respect of any borrowed money or give any guarantee in respect of any indebtedness or of any obligation of any person whatsoever, other than indebtedness contemplated by the transaction documents; and

o it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments, other than as contemplated in the transaction documents.

PAYMENTS OF INTEREST

Payment of interest and fees on each loan tranche will be made only from and to the extent of distributions by the mortgages trustee of amounts constituted from mortgages trust available revenue receipts to Funding 2 in respect of the Funding 2 share of the trust property. Such payments of interest and fees will be made on Funding 2 interest payment dates in the priorities set forth in "CASHFLOWS" below.


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The interest rates applicable to the loan tranches from time to time will be determined (other than, in each case, in respect of the first interest period) by reference to LIBOR for three-month sterling deposits or, for some loan tranches, such other sterling LIBOR rate as may be specified in the applicable loan tranche supplement plus or minus, in each case, a margin which may differ for each separate loan tranche. The accompanying prospectus supplement sets out details relating to the Funding 2 interest payment dates and payment of interest on the loan tranches related to the series and class of notes issued.

In addition, prior to enforcement of the Funding 2 security, Funding 2 will agree to pay an additional fee to the issuing entity on each Funding 2 interest payment date or otherwise when required. The fee on each Funding 2 interest payment date will be equal to the amount needed by the issuing entity to pay or provide for other amounts falling due, if any, to be paid to its creditors (other than amounts of interest and principal due on the notes and tax that can be met out of the issuing entity's profits) and a sum (in an amount up to equal to 0.01 per cent. of the interest payable by Funding 2 to the issuing entity on the loan tranches on that Funding 2 interest payment date less an amount equal to any payment to be made by Funding 2 to the issuing entity on that Funding 2 interest payment date in respect of the issuing entity's liability for corporation tax on chargeable income or gain) to be retained by the issuing entity as profit. The fee will be paid by Funding 2 out of the Funding 2 available revenue receipts.

REPAYMENT OF PRINCIPAL ON THE LOAN TRANCHES

Repayment of a loan tranche may be made by way of bullet repayment, scheduled amortisation instalments or on a pass-through basis. A loan tranche with a bullet repayment date is an advance that is scheduled to be repaid in full in one instalment on one Funding 2 interest payment date (a BULLET LOAN TRANCHE). A loan tranche with scheduled amortisation is an advance that is scheduled to be repaid in instalments (each a SCHEDULED AMORTISATION INSTALMENT) on more than one Funding 2 interest payment date (a SCHEDULED AMORTISATION LOAN TRANCHE). A loan tranche with pass-through repayment is an advance that has no scheduled repayment date other than its final repayment date (a PASS-THROUGH LOAN TRANCHE). Loan tranches with pass-through repayment will be repaid on or after the Funding 2 interest payment date on which the loan tranches with the same series designation and a higher rating designation in respect of the series have been fully repaid.

Repayment of principal on the loan tranches will only be made from and to the extent of distributions by the mortgages trustee of amounts constituted from mortgages trust available principal receipts to Funding 2 in respect of the Funding 2 share of the trust property.

The loan tranche supplement for each loan tranche and the accompanying prospectus supplement will set forth (i) the bullet repayment dates, (ii) the scheduled repayment dates or (iii) the Funding 2 interest payment date on which a pass-through loan tranche is expected to be paid, as applicable. Each such date will be the same as the equivalent dates for the related series and class of notes.

A loan tranche (or part thereof) will become due on the earlier to occur of:

o      on the final repayment date of a loan tranche;

o the date upon which a master intercompany loan acceleration notice is served on Funding 2; and

o the date upon which a step-up date, if any, occurs in relation to the relevant loan tranche as specified in the applicable loan tranche supplement and accompanying prospectus supplement,

in each case subject to the Funding 2 pre-enforcement principal priority of payments.

In each case, when a loan tranche becomes due, it shall continue to be due until it is fully repaid. If there are insufficient funds available to repay a loan tranche on a Funding 2 interest payment date upon which that


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loan tranche has become or remains due, then the shortfall will be repaid on subsequent Funding 2 interest payment dates from Funding 2 available principal receipts until that loan tranche is fully repaid. You should note that in certain other circumstances payments on the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches will be deferred. See "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" below.

LIMITED RECOURSE

Funding 2 will only be obliged to pay amounts to the issuing entity in respect of any loan tranche to the extent that it has funds to do so after making payments ranking in priority to amounts due on such loan tranches (including amounts due on loan tranches of a more senior ranking).

If, on the final repayment date of a loan tranche under the master intercompany loan agreement, there is a shortfall between the amount of interest and/or principal due on that loan tranche and the amount available to Funding 2 to make that payment, then that shortfall shall not be due and payable to the issuing entity until the time (if ever) when Funding 2 has enough money available to pay the shortfall on that loan tranche (after making any other payments due that rank higher in priority to that loan tranche).

Following enforcement of the Funding 2 security and distribution of all proceeds of such enforcement in accordance with the terms of the Funding 2 deed of charge, all outstanding claims of the issuing entity and the Funding 2 security trustee against Funding 2 will be extinguished.

MASTER INTERCOMPANY LOAN EVENTS OF DEFAULT

The master intercompany loan agreement will contain events of default (each a MASTER INTERCOMPANY LOAN EVENT OF DEFAULT), which will include, among others, the following events:

o a default by Funding 2 for a period of three London business days in the payment of any amount payable under the master intercompany loan agreement (but subject to the limited recourse provisions described in this section);

o Funding 2 does not comply in any material respect with its obligations under any of the transaction documents (other than non-payment as set out in the preceding paragraph) and that non-compliance, if capable of remedy, is not remedied promptly and in any event within 20 London business days of Funding 2 becoming aware of its non-compliance or of receipt of written notice from the Funding 2 security trustee requiring Funding 2's non-compliance to be remedied; or

o an insolvency event occurs in relation to Funding 2 or it is, or becomes, unlawful for Funding 2 to perform its obligations under any of the transaction documents.

Investors should note that, as described in "--REPAYMENT OF PRINCIPAL ON THE LOAN TRANCHES" and "- LIMITED RECOURSE" above, it will not be a master intercompany loan event of default if default is made by Funding 2 in paying amounts due under the master intercompany loan agreement where Funding 2 does not have the money available to make the relevant payment or where the repayment tests are not satisfied. The ability of the issuing entity to repay each series and class of notes will depend, among other things, upon payments received by the issuing entity from Funding 2 under the corresponding loan tranches pursuant to the master intercompany loan agreement. See "RISK FACTORS - FUNDING 2 IS NOT OBLIGED TO MAKE PAYMENTS ON THE LOAN TRANCHES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES " above.

If a master intercompany loan event of default occurs and is continuing under the master intercompany loan agreement, then the Funding 2 security trustee will be entitled to deliver a master intercompany loan acceleration notice to Funding 2 stating that a master intercompany loan event of default has occurred. Upon


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the service of such a master intercompany loan acceleration notice, the Funding
2 security trustee may direct that all loan tranches outstanding under the master intercompany loan agreement become immediately due and payable and/or that all loan tranches outstanding under the master intercompany loan agreement become due and payable on the demand of the Funding 2 security trustee.

OTHER FUNDING 2 INTERCOMPANY LOAN AGREEMENTS

Other Funding 2 issuing entities may be established by Funding 2 for the purpose of issuing notes to investors and using the proceeds thereof to make new Funding 2 intercompany loans to Funding 2. The issuance of notes by any such other Funding 2 issuing entity and the making of the related Funding 2 intercompany loan will only be permitted if certain conditions precedent are satisfied, including, among others, that the ratings of the notes issued by the issuing entity will not be reduced, withdrawn or qualified at the time of the issuance of such notes by the new Funding 2 issuing entity. See "RISK FACTORS - IF FUNDING 2 ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS, SUCH OTHER FUNDING 2 INTERCOMPANY LOANS AND ACCOMPANYING NOTES MAY BE REPAID PRIOR TO THE MASTER INTERCOMPANY LOAN AND THE NOTES" above and "RISK FACTORS - OTHER FUNDING 2 ISSUING ENTITIES MAY SHARE IN THE SAME SECURITY GRANTED BY FUNDING 2 TO THE ISSUING ENTITY, AND THIS MAY ULTIMATELY CAUSE A REDUCTION IN THE PAYMENTS YOU RECEIVE ON THE NOTES" above.

FUNDING 2'S BANK ACCOUNTS

Funding 2 maintains two bank accounts in England in its name with Bank of Scotland, as the ACCOUNT BANK. These are:

o the FUNDING 2 GIC ACCOUNT: the Funding 2 reserve funds are credited to this account and on each distribution date Funding 2's share of the mortgages trust available revenue receipts, any distribution of mortgages trust available principal receipts to Funding 2 under the mortgages trust and any balance remaining in the Funding 2 cash accumulation ledger are initially deposited in this account. On each Funding 2 interest payment date, amounts required to meet Funding 2's obligations to its various creditors are transferred to the Funding 2 transaction account; and

o the FUNDING 2 TRANSACTION ACCOUNT: on each Funding 2 interest payment date, monies standing to the credit of the Funding 2 GIC account are transferred to the Funding 2 transaction account and applied by the cash manager in accordance with the relevant order for priority of payments. Amounts representing Funding 2's profits are retained in the Funding 2 transaction account.

These accounts may be required to be transferred to an alternative bank if the short-term, unguaranteed and unsecured ratings of the account bank fall below A-1+ by Standard & Poor's, F1+ by Fitch or P-1 by Moody's unless each rating agency confirms that its then current rating of the notes would not be reduced, withdrawn or qualified as a result of such ratings falling below these minimum ratings.

GOVERNING LAW

The master intercompany loan agreement will be governed by English law.



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                      SECURITY FOR FUNDING 2'S OBLIGATIONS

Funding 2 will provide security for its obligations under the master intercompany loan agreement and the other transaction documents to which it is or will be a party by entering into the Funding 2 deed of charge with the Funding 2 secured creditors on the programme date. A summary of the material terms of the Funding 2 deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the Funding 2 deed of charge. This prospectus forms part of the registration statement and a form of the Funding 2 deed of charge has been filed as an exhibit to that registration statement.

The Funding 2 deed of charge has seven primary functions:

o      it sets out the covenants of Funding 2;

o it creates security interests in favour of the Funding 2 security trustee which the Funding 2 security trustee then holds on trust for each of the Funding 2 secured creditors (including secured creditors that accede to the Funding 2 deed of charge in connection with future loan tranches or other Funding 2 intercompany loans);

o it sets out the order in which the cash manager applies money received by Funding 2 prior to enforcement of the security;

o it sets out the enforcement procedures relating to a default by Funding 2 on its covenants under the transaction documents (including provisions relating to the appointment of a receiver);

o it sets out the order in which the Funding 2 security trustee applies money received by Funding 2 after the service of a master intercompany loan acceleration notice on Funding 2;

o it sets out the appointment of the Funding 2 security trustee, its powers and responsibilities and the limitations on those responsibilities; and

o it sets out how new creditors of Funding 2 can accede to the terms of the Funding 2 deed of charge.

COVENANTS OF FUNDING 2

The Funding 2 deed of charge contains covenants made by Funding 2 in favour of the Funding 2 security trustee on trust for the benefit of itself, any receiver of Funding 2 and the Funding 2 secured creditors. The main covenants are that Funding 2 will pay all amounts due to each of the Funding 2 secured creditors as they become due (subject to limited recourse provisions) and that it will comply with its other obligations under the transaction documents to which it is or will be a party.

FUNDING 2 SECURITY

Under the Funding 2 deed of charge, Funding 2 will create the following security interests in favour of the Funding 2 security trustee for and on behalf of the Funding 2 secured creditors (the FUNDING 2 SECURITY) in respect of its obligations under the master intercompany loan agreement and the other transaction documents to which it is or will be a party:

o an assignment (which is likely to take effect as a floating charge) of the Funding 2 share of the trust property;

o an assignment (which is likely to take effect as a floating charge) of all of its right, benefit and interest in the transaction documents to which Funding 2 is a party from time to time;

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o      a first ranking fixed charge (which is likely to take effect as a floating charge) over all of the right, title, interest and benefit of Funding 2 in the Funding 2 GIC account and the Funding 2 transaction account, all amounts standing to the credit of those accounts from time to time and all authorised investments purchased from those accounts (including all monies and income payable under them);

o a first floating charge over all of the property, assets and undertaking of Funding 2 not otherwise secured by any fixed security interest detailed above (but extending over all of Funding 2's property, assets and undertaking situated in Scotland or the rights to which are governed by Scots law).

NATURE OF SECURITY - FIXED CHARGE

Whether a fixed security interest expressed to be created by the Funding 2 deed of charge will be upheld under English law as a fixed security interest rather than floating security will depend, among other things, on whether the Funding 2 security trustee has the requisite degree of control over Funding 2's ability to deal in the relevant assets and the proceeds thereof and, if so, whether such control is exercised by the Funding 2 security trustee in practice. However, it is likely that the Funding 2 security trustee does not exert sufficient control over the accounts of Funding 2 for the charges over those account to take effect as fixed charges. In addition, any assignment, charge or security granted over an asset which is expressed to be a fixed charge may be characterised as a floating charge if the proceeds thereof are paid into a bank account over which the Funding 2 security trustee is not deemed to have sufficient control. Such is likely to be the case in respect of the other security expressed above to be fixed security.

Scots law does not recognise any equivalent concept of fixed charges taking effect as floating charges, as described above in relation to English law.

NATURE OF SECURITY - FLOATING CHARGE

Unlike the fixed charges, the FLOATING CHARGE does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing Funding 2 to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of Funding 2's business. Any of Funding 2's assets acquired after the programme date (including assets acquired as a result of the disposition of any other asset of Funding 2), which are not subject to the fixed charges mentioned in this section (including all of Funding 2's Scottish assets) will be subject to the floating charge.

The existence of the floating charge will allow the Funding 2 security trustee to appoint an administrative receiver of Funding 2 as long as the capital markets exemption is available. The main advantage of the Funding 2 security trustee being able to appoint an administrative receiver is that a person entitled to appoint an administrative receiver can prevent the appointment of an administrator of Funding 2, which allows the Funding 2 security trustee to control proceedings in the event any of Funding 2's other creditors seek such action. See "RISK FACTORS -CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" above relating to the appointment of an administrative receiver.

The interest of the Funding 2 secured creditors in property and assets over which there is a floating charge only will rank behind the expenses of any liquidation or any administration and the claims of certain preferential creditors on enforcement of the Funding 2 security. This means that the expenses of any liquidation or any administration and preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the issuing entity under the master intercompany loan agreement. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to the debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of (pound)600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means


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that the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

The floating charge created by the Funding 2 deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by Funding 2 at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Funding 2 deed of charge, including, among other events, notice to Funding 2 from the Funding 2 security trustee following a master intercompany loan event of default, except in relation to Funding 2's Scottish assets where crystallisation will occur only on the appointment of an administrative receiver or on the commencement of the winding-up of Funding 2. A crystallised floating charge will rank ahead of the claims of unsecured creditors, which are in excess of the prescribed part, but will continue to rank behind the expenses of any liquidation or any administration and the claims of preferential creditors (as referred to in this section) and the beneficiaries of the prescribed part on enforcement of the Funding 2 security.

FUNDING 2 PRE-ENFORCEMENT PRIORITY OF PAYMENTS

The Funding 2 deed of charge sets out the priority of distribution by the cash manager, as at the programme date and prior to the service of a master intercompany loan acceleration notice on Funding 2, of amounts standing to the credit of the Funding 2 transaction account on each Funding 2 interest payment date. This priority is described in "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" below.

ENFORCEMENT

The Funding 2 deed of charge sets out the general procedures by which the Funding 2 security trustee may take steps to enforce the Funding 2 security so that the Funding 2 security trustee can protect the interests of each of the Funding 2 secured creditors.

The Funding 2 deed of charge provides that, when exercising its powers, trusts, authorities, duties and discretions, the Funding 2 security trustee must consider the interests of each of the Funding 2 secured creditors, but requires the Funding 2 security trustee in the event of a conflict between the interests of the issuing entity and the interests of any other Funding 2 secured creditors, to consider only, unless stated otherwise, the interests of the issuing entity. This provision may be amended in the event that Funding 2 enters into a new Funding 2 intercompany loan agreement with another Funding 2 issuing entity. The Funding 2 security trustee will only act if it is indemnified and/or secured to its satisfaction.

The Funding 2 security will become enforceable upon the service of a master intercompany loan acceleration notice under the master intercompany loan, provided that, if the Funding 2 security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of the AAA loan tranches, the Funding 2 security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding 2 security unless either:

o a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of all AAA loan tranches and all prior ranking amounts due by Funding 2; or

o the Funding 2 security trustee is of the sole opinion that the cashflow expected to be received by Funding 2 will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding 2, to discharge in full over time all amounts owing in respect of all AAA loan tranches and all prior ranking amounts due by Funding 2.


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Each of the Funding 2 secured creditors (other than the Funding 2 security trustee) will agree under the Funding 2 deed of charge that they will not take steps directly against Funding 2 (other than in accordance with the transaction documents) for any amounts owing to them, unless the Funding 2 security trustee has become bound to institute such proceedings but has failed to do so within 30 days of becoming so bound and the failure is continuing.

FUNDING 2 POST-ENFORCEMENT PRIORITY OF PAYMENTS

The Funding 2 deed of charge sets out the priority of distribution as at the programme date by the Funding 2 security trustee, following service of a master intercompany loan acceleration notice, of amounts received or recovered by the Funding 2 security trustee or a receiver appointed on its behalf. This priority is described in "CASHFLOWS - DISTRIBUTION OF FUNDING 2 PRINCIPAL RECEIPTS AND FUNDING 2 REVENUE RECEIPTS FOLLOWING MASTER INTERCOMPANY LOAN ACCELERATION" below.

NEW FUNDING 2 ISSUING ENTITIES

If any other Funding 2 issuing entities are established to issue notes and accordingly to make advances to Funding 2, such Funding 2 issuing entities and other applicable creditors of Funding 2 will enter into deeds of accession or supplemental deeds in relation to the Funding 2 deed of charge which may, depending on the type of notes to be issued, require amendments, among other things, to any of the Funding 2 pre-enforcement revenue priority of payments, the Funding 2 pre-enforcement principal priority of payments and the Funding 2 post-enforcement priority of payments.

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE FUNDING 2 SECURITY TRUSTEE

The Funding 2 security trustee is appointed to act as trustee on behalf of the Funding 2 secured creditors on the terms and conditions of the Funding 2 deed of charge. It holds the benefit of the Funding 2 security created by the Funding 2 deed of charge on trust for each of the Funding 2 secured creditors in accordance with the terms and conditions of the Funding 2 deed of charge.

The Funding 2 security trustee may concur with any person in making any modifications to the transaction documents only if so directed by the issuing entity security trustee. The issuing entity security trustee may give such direction only if so directed by the note trustee. The note trustee may give such direction, without the consent or sanction of the noteholders, provided that:

o the note trustee is of the opinion that such modification will not be materially prejudicial to the interests of the holders of any series or class of notes; or

o in the sole opinion of the note trustee such modification is necessary to correct a manifest error or an error established as such to the satisfaction of the note trustee or is of a formal, minor or technical nature.

The note trustee will be entitled to assume that the exercise of its rights, powers, duties and discretions will not be materially prejudicial to the interests of the noteholders if each of the rating agencies has confirmed that the then current rating by it of the notes would not be reduced, withdrawn or qualified by such exercise.

In addition, the Funding 2 security trustee will give its consent to any modifications to any transaction document, that are requested by Funding 2 (or the cash manager on its behalf) or the issuing entity (or the issuing entity cash manager on its behalf), provided that Funding 2 (or the cash manager on its behalf) or the issuing entity (or the issuing entity cash manager on its behalf) certifies to the Funding 2 security trustee (in writing) that such modifications are required in order to accommodate (among other things):


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       (i)    the entry by Funding 2 into new Funding 2 intercompany loan agreements and/or the issue of new notes by new Funding 2 issuing entities and/or the addition of other relevant secured creditors to the transaction;

       (ii) the sale of new types of loans or mortgages to the mortgages trustee;

       (iii)  the inclusion of a new Funding beneficiary of the mortgages trust;

       (iv) changes to be made to the Funding 1 reserve required amount, the Funding 2 reserve required amount, the Funding 2 liquidity reserve fund required amount and/or the manner in which any Funding 2 reserve funds are funded;

       (v) new interest payment dates for any new notes to be issued by the issuing entity and/or new notes to be issued by new Funding 2 issuing entities (including modification of the interest periods, the interest rates and the basis for the calculation of interest under the master intercompany loan agreement); and/or

       (vi) changes to be made to the definitions of asset trigger event and non-asset trigger event,

and provided further that:

o in respect of the matter listed in paragraph (ii), the conditions precedent to the sale of new loans to the mortgages trustee have been satisfied; and

o in respect of the matters listed in paragraphs (i) to (vi), the Funding 2 security trustee has received written confirmation from each of the rating agencies then rating the notes that the relevant modifications will not result in a reduction, qualification or withdrawal of the then current ratings of the notes.

FUNDING 2 SECURITY TRUSTEE'S FEES AND EXPENSES

Funding 2 shall reimburse the Funding 2 security trustee for all its costs and expenses properly incurred in acting as Funding 2 security trustee. The Funding 2 security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the Funding 2 security trustee and Funding 2. Funding 2 has agreed to indemnify the Funding 2 security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

o      the transaction documents; or

o the Funding 2 security trustee's engagement as Funding 2 security trustee,

which it or any of its officers, employees or advisers may suffer as a result of Funding 2 failing to perform any of its obligations.

Funding 2 will not be responsible under the Funding 2 deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, negligence, wilful default or breach by them of the terms of the Funding 2 deed of charge by the Funding 2 security trustee or any of its officers, employees or advisers.

RETIREMENT AND REMOVAL

Subject to the appointment of a successor Funding 2 security trustee, the Funding 2 security trustee may retire after giving three months' notice in writing to Funding 2. In order to be eligible to act as Funding 2 security trustee, such successor Funding 2 security trustee must agree to be bound by the terms of the


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Funding 2 deed of charge and must meet the applicable eligibility requirements under the Funding 2 deed of charge, including the requirement that it satisfies the minimum capitalisation and other applicable conditions in regards to trustee eligibility set forth in the United States Investment Company Act of 1940, as amended. If within 60 days of having given notice of its intention to retire, Funding 2 has failed to appoint a replacement Funding 2 security trustee, the outgoing Funding 2 security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the Funding 2 deed of charge, and further provided that such rating agencies confirm that the current ratings of the notes shall not be reduced, qualified or withdrawn as a result of such appointment).

Funding 2 may remove the Funding 2 security trustee at any time provided that it has the consent, which must not be unreasonably withheld or delayed, of each Funding 2 secured creditor to the removal.

In addition, the Funding 2 security trustee may, subject to conditions specified in the Funding 2 deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE FUNDING 2 DEED OF CHARGE

The Funding 2 deed of charge contains a range of provisions regulating the scope of the Funding 2 security trustee's duties and liabilities. These include the following:

o the Funding 2 security trustee will, if reasonably practicable, give prior written notification to the seller of the Funding 2 security trustee's intention to enforce the Funding 2 security (although any failure to so notify will not prejudice the ability of the Funding 2 security trustee to enforce the Funding 2 security);

o the Funding 2 security trustee is not responsible for the adequacy or enforceability of the Funding 2 deed of charge or the security interests created thereby or by any other transaction document;

o the Funding 2 security trustee is not required to exercise its powers under the Funding 2 deed of charge without being directed to do so by the issuing entity or by any other Funding 2 secured creditors;

o the Funding 2 security trustee may rely (without investigation or further inquiry) on documents provided by the mortgages trustee, Funding 2 and the cash manager, the ratings agencies and the advice of consultants and advisers and shall not be liable for any loss or damage arising as a result of such reliance;

o the Funding 2 security trustee is not required to monitor compliance by Funding 2 with the transaction documents or whether a master intercompany loan event of default under the master intercompany loan agreement has occurred (and will be taken not to have knowledge of the occurrence thereof unless notified by a Funding 2 secured creditor in accordance with the Funding 2 deed of charge);

o the Funding 2 security trustee has no duties or responsibilities except those set out in the Funding 2 deed of charge;

o the Funding 2 security trustee will be taken not to have knowledge of the occurrence of a master intercompany loan event of default under the master intercompany loan agreement unless the Funding 2 security trustee has received written notice from a Funding 2 secured creditor stating that a master intercompany loan event of default has occurred and describing that master intercompany loan event of default;


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o      any action taken by the Funding 2 security trustee under the Funding 2 deed of charge or any transaction document binds all of the Funding 2 secured creditors;

o each Funding 2 secured creditor must make its own independent investigations, without reliance on the Funding 2 security trustee, as to the affairs of Funding 2 and whether or not to request that the Funding 2 security trustee take any particular course of action under any transaction document;

o the Funding 2 security trustee in a capacity other than as Funding 2 security trustee can exercise its rights and powers as such as if it were not acting as the Funding 2 security trustee;

o the Funding 2 security trustee and its affiliates may engage in any kind of business with Funding 2 or any of the Funding 2 secured creditors as if it were not the Funding 2 security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Funding 2 secured creditors;

o the Funding 2 security trustee generally has no liability under or in connection with the Funding 2 deed of charge or any other transaction document, whether to a Funding 2 secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the Funding 2 deed of charge out of the property held by it on trust under the Funding 2 deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the Funding 2 security trustee to the extent that it is not satisfied because there is a reduction in the extent of the Funding 2 security trustee's indemnification as a result of its negligence, default, breach of duty or breach of trust; and

o the Funding 2 security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

The Funding 2 security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the Funding 2 security trustee. The Funding 2 security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The Funding 2 security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The Funding 2 security trustee does not guarantee the performance of the master intercompany loan or the payment of principal of or interest on the master intercompany loan.

GOVERNING LAW

The Funding 2 deed of charge is governed by English law.


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                  SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS

The issuing entity will provide security for its obligations under the notes and the other transaction documents to which it is or will be a party by entering into the issuing entity deed of charge with the issuing entity secured creditors.

A summary of the material terms of the issuing entity deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the issuing entity deed of charge. This prospectus forms part of the registration statement and a form of the issuing entity deed of charge has been filed as an exhibit to that registration statement.

The issuing entity deed of charge has six primary functions:

o      it sets out covenants of the issuing entity;

o it creates security interests in favour of the issuing entity security trustee which the issuing entity security trustee then holds on trust for each of the issuing entity secured creditors (including secured creditors that accede to the issuing entity deed of charge in connection with future series and classes of notes);

o it sets out the enforcement procedures relating to a default by the issuing entity of its covenants under the transaction documents (including the appointment of a receiver);

o it sets out the order in which the issuing entity security trustee applies monies standing to the credit of the issuing entity transaction account following the service of a note acceleration notice on the issuing entity;

o it sets out the appointment of the issuing entity security trustee, its powers and responsibilities and the limitations on those responsibilities; and

o it sets out how creditors of the issuing entity can accede to the terms of the issuing entity deed of charge.

COVENANTS OF THE ISSUING ENTITY

The issuing entity deed of charge contains covenants made by the issuing entity in favour of the issuing entity security trustee on trust for the benefit of itself, any receiver of the issuing entity and the issuing entity secured creditors. The main covenants are that the issuing entity will pay all amounts due to each of the issuing entity secured creditors as they become due (subject to applicable deferral provisions) and that it will comply with its other obligations under the transaction documents to which it is or will be a party.

ISSUING ENTITY SECURITY

Under the issuing entity deed of charge, the issuing entity will create the following security interests in favour of the issuing entity security trustee for and on behalf of the issuing entity secured creditors (the ISSUING ENTITY SECURITY), in respect of its obligations under the notes and the other transaction documents to which it is or will be a party:

o an assignment (which is likely to take effect as a floating charge) of all of the issuing entity's right, benefit and interest under the transaction documents to which it is a party from time to time, including the master intercompany loan agreement, the Funding 2 deed of charge, the issuing entity swap agreements, the issuing entity swap guarantees (if any), the paying agent and agent bank


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       agreement, the underwriting agreements, the subscription agreements, the issuing entity corporate services agreement, the issuing entity bank account agreement, the issuing entity cash management agreement and the trust deed;

o a first ranking fixed charge (which is likely to take effect as a floating charge) over all of issuing entity's right, title, interest and benefit in the issuing entity transaction account and any other issuing entity bank account and all amounts standing to the credit of these accounts from time to time;

o a first ranking fixed charge (which is likely to take effect as a floating charge) over all of the issuing entity's right, title, interest and benefit in all authorised investments purchased by or on behalf of the issuing entity (including all monies and income payable under them); and

o a first floating charge over all of the issuing entity's property, assets and undertaking not otherwise secured by any fixed security interest detailed above (but extending over all of the issuing entity's property, assets and undertaking situated in Scotland or the rights to which are governed by Scots law).

NATURE OF SECURITY - FIXED CHARGE

Whether a fixed security interest expressed to be created by the issuing entity deed of charge will be upheld under English law as a fixed security interest rather than floating security will depend, among other things, on whether the issuing entity security trustee has the requisite degree of control over the issuing entity's ability to deal in the relevant assets and the proceeds thereof and, if so, whether such control is exercised by the issuing entity security trustee in practice. However, it is likely that the issuing entity security trustee does not exert sufficient control over the issuing entity transaction account for the charges over such account to take effect as a fixed charge. In addition, any assignment, charge or security granted over an asset which is expressed to be a fixed charge may be characterised a floating charge if the proceeds thereof are paid into a bank account over which the issuing entity security trustee is not deemed to have sufficient control. Such may be the case in respect of the other security expressed above to be fixed security.

Scots law does not recognise any equivalent concept of fixed charges taking effect as floating charges, as described above in relation to English law.

NATURE OF SECURITY - FLOATING CHARGE

Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing the issuing entity to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of the issuing entity's business. Any assets acquired by the issuing entity after the programme date (including assets acquired as a result of the disposition of any other assets of the issuing entity) which are not subject to the fixed charges ,mentioned in this section (including all of the issuing entity's Scottish assets) will also be subject to the floating charge.

The existence of the floating charge will allow the issuing entity security trustee to appoint an administrative receiver of the issuing entity as long as the capital markets exemption is available. The main advantage of the issuing entity security trustee being able to appoint an administrative receiver is that a person entitled to appoint an administrative receiver can prevent the appointment of an administrator of the issuing entity, which allows the issuing entity security trustee to control proceedings in the event the issuing entity's other creditors seek such action. However, see "RISK FACTORS - CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" above relating to the appointment of administrative receivers.


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The interest of the issuing entity secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or administration and the claims of certain preferential creditors on enforcement of the issuing entity security. This means that the expenses of any liquidation or any administration and preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the noteholders. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of (pound)600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

The floating charge created by the issuing entity deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by the issuing entity at the time of crystallisation. Except in relation to the issuing entity's Scottish assets, crystallisation will occur automatically following the occurrence of specific events set out in the issuing entity deed of charge, including, among other events, service of a note acceleration notice to the issuing entity from the note trustee following an event of default under the notes. In relation to the issuing entity's Scottish assets, crystallisation will occur only on the appointment of an administrative receiver or on the commencement of the winding-up of the issuing entity. A crystallised floating charge will rank ahead of the claims of unsecured creditors which are in excess of the prescribed part, but will rank behind the expenses of any liquidation or administration, the claims of preferential creditors (as referred to in this section) and the beneficiaries of the prescribed part on enforcement of the issuing entity security.

ENFORCEMENT

If at any time the issuing entity security become enforceable, the note trustee may (for so long as any notes remain outstanding) instruct the issuing entity security trustee to take such steps as it may think fit to enforce the issuing entity security. The issuing entity security trustee is not bound to take such steps unless it is so directed by the note trustee (for so long as any notes remain outstanding) and indemnified and/or secured to its satisfaction.

The issuing entity security will become enforceable upon the service of a note acceleration notice or, if there are no notes outstanding, following a default in payment of any other secured obligation of the issuing entity, provided that, if the issuing entity security has become enforceable otherwise than by reason of a default in payment of any amount due on the notes, the issuing entity security trustee will not be entitled to dispose of all or part of the assets comprised in the issuing entity security unless either:

o a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the class A notes or, if the class A notes have been fully repaid, the class B notes or, if the class B notes have been fully repaid, the class M notes or, if the class M notes have been fully repaid, the class C notes or, if the class C notes have been fully repaid, the class D notes and all prior ranking amounts due by the issuing entity; or

o the issuing entity security trustee is of the sole opinion that the cashflow expected to be received by the issuing entity will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuing entity, to discharge in full over time all amounts owing in respect of the class A notes or, if the class A notes have been fully repaid, the class B notes or, if the class B notes have been fully repaid, the class M


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       notes or, if the class M notes have been fully repaid, the class C notes or, if the class C notes have been fully repaid, the class D notes and all prior ranking amounts due by the issuing entity.

Each of the issuing entity secured creditors (other than the note trustee acting on behalf of the noteholders and the issuing entity security trustee) will agree under the issuing entity deed of charge that they will not take steps directly against the issuing entity (other than in accordance with the transaction documents) for any amounts owing to them, unless the issuing entity security trustee has become bound to institute such proceedings but has failed to do so within 30 days of becoming so bound and the failure is continuing.

ISSUING ENTITY POST-ENFORCEMENT PRIORITY OF PAYMENTS

The issuing entity deed of charge sets out the priority of distribution as at the programme date by the issuing entity security trustee, following service of a note acceleration notice, of amounts received or recovered by the issuing entity security trustee or a receiver appointed on its behalf. There are two separate payment orders of priority depending on whether the Funding 2 security trustee has served a master intercompany loan acceleration notice. These orders of priority are described in "CASHFLOWS" below.

NEW ISSUING ENTITY SECURED CREDITORS

New issuing entity secured creditors will enter into deeds of accession in relation to the issuing entity deed of charge upon or immediately prior to the issue of a new series or class of notes.

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUING ENTITY SECURITY TRUSTEE

The issuing entity security trustee is appointed to act as trustee on behalf of the issuing entity secured creditors on the terms and conditions of the issuing entity deed of charge. It holds the benefit of the security created by the issuing entity deed of charge on trust for each of the issuing entity secured creditors in accordance with the terms and conditions of the issuing entity deed of charge.

The issuing entity security trustee may concur, or direct the Funding 2 security trustee to concur with any person in making any modifications to the transaction documents only if so directed by the note trustee. The note trustee may give such direction, without the consent or sanction of the noteholders provided that:

o the note trustee is of the opinion that such modification will not be materially prejudicial to the interests of the holders of any series or class of notes; or

o in the sole opinion of the note trustee such modification is necessary to correct a manifest error or an error established as such to the satisfaction of the note trustee or is of a formal, minor or technical nature.

The issuing entity security trustee will be entitled to assume that the exercise of its rights, powers, duties and discretions will not be materially prejudicial to the interests of the noteholders if each of the rating agencies has confirmed that the then current rating by it of the notes would not be reduced, withdrawn or qualified by such exercise.

In addition, the issuing entity security trustee will give its consent to any modifications to any transaction document, that are requested by Funding 2 (or the cash manager on its behalf) or the issuing entity (or the issuing entity cash manager on its behalf), provided that Funding 2 (or the cash manager on its behalf) or the issuing entity (or the issuing entity cash manager on its behalf) certifies to the issuing entity security trustee in writing that such modifications are required in order to accommodate (among other things):

(i) the entry by Funding 2 into new Funding 2 intercompany loan agreements and/or the issue of new notes by new Funding 2 issuing entities and/or the addition of other relevant secured creditors to the transaction documents;


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(ii)   the sale of new types of loans or mortgages to the mortgages trustee;
       (iii) the inclusion of a new Funding beneficiary of the mortgages trust;

(iv) changes to be made to the Funding 1 reserve required amount, the Funding 2 reserve required amount, the Funding 2 liquidity reserve fund required amount and/or the manner in which any Funding 2 reserve funds are funded;

(v) new interest payment dates for any notes to be issued by the issuing entity and/or new notes to be issued by new Funding 2 issuing entities (including modification of the interest periods, the interest rates and basis for the calculation of interest under the master intercompany loan agreement); and/or

(vi) changes to be made to the definitions of asset trigger event and non-asset trigger event,

and provided further that:

o in respect of the matter listed in paragraph (ii), the conditions precedent to the sale of new loans to the mortgages trustee have been satisfied; and

o in respect of the matters listed in paragraphs (i) to (vi), the issuing entity security trustee has received written confirmation from each of the rating agencies then rating the notes that the relevant modifications will not result in a reduction, qualification or withdrawal of the then current ratings of the notes.

ISSUING ENTITY SECURITY TRUSTEE'S FEES AND EXPENSES

The issuing entity will reimburse the issuing entity security trustee for all its costs and expenses properly incurred in acting as issuing entity security trustee. The issuing entity security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the issuing entity security trustee and the issuing entity. The issuing entity has agreed to indemnify the issuing entity security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

o      the transaction documents; or

o the issuing entity security trustee's engagement as issuing entity security trustee,

which it or any of its officers, employees or advisers may suffer as a result of the issuing entity failing to perform any of its obligations.

The issuing entity will not be responsible under the issuing entity deed of charge for any liabilities, losses, damages, costs or expenses resulting from the fraud, negligence or wilful default on the part of the issuing entity security trustee or any of its officers, employees and advisers or breach by them of the terms of the issuing entity deed of charge.

RETIREMENT AND REMOVAL

Subject to the appointment of a successor issuing entity security trustee, the issuing entity security trustee may retire after giving three months' notice in writing to the issuing entity. In order to be eligible to act as issuing entity security trustee, such successor issuing entity security trustee must agree to be bound by the terms of the issuing entity deed of charge and must meet the applicable eligibility requirements under the issuing entity deed of charge, including the requirement that it satisfies the minimum capitalisation and other applicable conditions in regards to trustee eligibility set forth in the United States Investment Company Act of 1940, as amended. If within 60 days of having given notice of its intention to retire, the issuing entity has


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failed to appoint a replacement issuing entity security trustee, the outgoing issuing entity security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the issuing entity deed of charge, and further provided that rating agencies confirm that the current ratings of the notes shall not be reduced, qualified or withdrawn as a result of such appointment).

The issuing entity may remove the issuing entity security trustee at any time providing that it has the consent, which must not be unreasonably withheld or delayed, of each of the issuing entity secured creditors to the removal.

In addition, the issuing entity security trustee may, subject to the conditions specified in the issuing entity deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE ISSUING ENTITY DEED OF CHARGE

The issuing entity deed of charge contains a range of provisions regulating the scope of the issuing entity security trustee's duties and liability. These include the following:

o the issuing entity security trustee will, if reasonably practicable, give prior written notification to the seller of the issuing entity security trustee's intention to enforce the issuing entity security (although any failure to so notify will not prejudice the ability of the issuing entity security trustee to enforce the issuing entity security);

o the issuing entity security trustee is not responsible for the adequacy or enforceability of the issuing entity deed of charge or the security interests created thereby or by any other transaction document;

o the issuing entity security trustee is not required to exercise its powers under the issuing entity deed of charge without being directed or requested to do so by the note trustee or (where there are no outstanding notes) by any other issuing entity secured creditor, provided that each of the other relevant issuing entity secured creditors that ranks ahead of that issuing entity secured creditor (in the issuing entity post-enforcement priority of payments) also consents to that action (and then only to the extent that it is indemnified and/or secured to its satisfaction). The note trustee is not obliged to give such direction or request to the issuing entity security trustee unless it is directed or requested to do so by an extraordinary resolution of any class of the noteholders (which for this purpose means the noteholders of all series of notes constituting that class) or in writing by the holders of at least 25 per cent. of the aggregate principal amount outstanding of any class of the notes then outstanding (which for this purpose means the noteholders of all series of notes constituting that class) (and then only to the extent that it is indemnified and/or secured to its satisfaction) provided that:

       (i) the note trustee will not act at the direction or request of the class B noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders or the action is sanctioned by an extraordinary resolution of the class A noteholders;

       (ii) the note trustee will not act at the direction or request of the class M noteholders unless either so to do would not in its discretion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and the class B noteholders;

       (iii) the note trustee will not act at the direction or request of the class C noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders, the class B noteholders and/or the class M noteholders or the action is


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              sanctioned by extraordinary resolutions of the class A
              noteholders, the class B noteholders and the class M noteholders; and

       (iv) the note trustee will not act at the direction or request of the class D noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders, the class B noteholders, the class M noteholders and/or the class C noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders, the class B noteholders, the class M noteholders and the class C noteholders;

o the issuing entity security trustee may rely (without investigation or further inquiry) on documents provided by the issuing entity, the issuing entity cash manager, the issuing entity swap providers, the agent bank, the paying agents, the registrar, the transfer agent, the issuing entity account bank, the issuing entity corporate services provider, the rating agencies and the advice of consultants and advisers and shall not be liable for any loss or damage arising as a result of such reliance;

o the issuing entity security trustee is not required to monitor compliance by the issuing entity with the transaction documents or whether a note event of default has occurred (and will be taken not to have knowledge of the occurrence thereof unless notified by an issuing entity secured creditor in accordance with the issuing entity deed of charge);

o the issuing entity security trustee may rely (without investigation or further inquiry) on any instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the trust deed and shall not be liable for any loss or damage arising as a result of such reliance;

o the issuing entity security trustee has no duties or responsibilities except those expressly set out in the issuing entity deed of charge or the transaction documents;

o any action taken by the issuing entity security trustee under the issuing entity deed of charge or any of the transaction documents binds all of the issuing entity secured creditors;

o each issuing entity secured creditor must make its own independent investigations, without reliance on the issuing entity security trustee, as to the affairs of issuing entity and whether or not to request that the issuing entity security trustee take any particular course of action under any transaction document;

o the issuing entity security trustee in a capacity other than as issuing entity security trustee can exercise its rights and powers as such as if it were not acting as the issuing entity security trustee;

o the issuing entity security trustee and its affiliates may engage in any kind of business with the issuing entity or any of the issuing entity secured creditors as if it were not the issuing entity security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the issuing entity secured creditors;

o the issuing entity security trustee has no liability under or in connection with the issuing entity deed of charge or any other transaction document, whether to an issuing entity secured creditor or otherwise, (1) other than to the extent to which the liability is able to be satisfied in accordance with the issuing entity deed of charge out of the property held by it on trust under the issuing entity deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the issuing entity security trustee to the extent that it is not satisfied because there is a reduction in the extent of the issuing entity security trustee's indemnification as a result of its negligence, default, breach of duty or breach of trust; and


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o      the issuing entity security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

The issuing entity security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the issuing entity security trustee. The issuing entity security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The issuing entity security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The issuing entity security trustee does not guarantee the success of the notes or the payment of principal or interest on the notes.

TRUST INDENTURE ACT PREVAILS

The issuing entity deed of charge contains a provision that, if any other provision of the issuing entity deed of charge limits, qualifies or conflicts with another provision which is required to be included in the issuing entity deed of charge by, and is not subject to contractual waiver under the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.

GOVERNING LAW

The issuing entity deed of charge will be governed by English law.


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                                    CASHFLOWS

DEFINITION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS

FUNDING 2 AVAILABLE REVENUE RECEIPTS for each Funding 2 interest payment date will be calculated by the cash manager on the day falling four business days prior to such Funding 2 interest payment date and will be an amount equal to the sum of:

o all mortgages trust available revenue receipts distributed or to be distributed to Funding 2 during the then current interest period;

o any amounts paid or to be paid by the seller to Funding 2 during the then current interest period in consideration of the seller acquiring a further interest in the trust property (see "THE MORTGAGES TRUST - ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST" above);

o other net income of Funding 2 including all amounts of interest received on the Funding 2 GIC account, the Funding 2 transaction account and/or authorised investments and amounts received by Funding 2 under the Funding 2 swap agreement (other than any early termination amount received by Funding 2 under the Funding 2 swap agreement), in each case received or to be received during the then current interest period;

o the amounts then standing to the credit of the Funding 2 general reserve ledger, subject to any limits or conditions on the purposes for which the Funding 2 general reserve fund may be utilised;

o if a liquidity reserve fund rating event has occurred and is continuing, and there are no amounts standing to the credit of the Funding 2 general reserve ledger, the amounts then standing to the credit of the Funding 2 liquidity reserve ledger and available to be drawn, to the extent necessary to pay the items in paragraphs (A) to (D), (F), (H), (J) and
       (L) in the Funding 2 pre-enforcement revenue priority of payments;

o if a liquidity reserve fund rating event has occurred but is no longer continuing due to an increase in the seller's rating since the preceding Funding 2 interest payment date, and Funding 2 elects to terminate the Funding 2 liquidity reserve fund, all amounts standing to the credit of the liquidity reserve ledger; and

o any amounts standing to the credit of the Funding 2 liquidity reserve ledger in excess of the Funding 2 liquidity reserve fund required amount as a result of a reduction in the Funding 2 liquidity reserve fund required amount.

Funding 2 available revenue receipts does not include:

o any payment made by the seller and/or Funding 1 to Funding 2 on such Funding 2 interest payment date as described in "THE MORTGAGES TRUST - PAYMENT BY THE SELLER AND/OR FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER A LOAN TRANCHE" above;

o any proceeds of a new loan tranche received by Funding 2 during the then current interest period as described in "THE MASTER INTERCOMPANY LOAN AGREEMENT - THE FACILITY" above and any proceeds of a new Funding 2 intercompany loan received by Funding 2 during the then current interest period as described in "THE MASTER INTERCOMPANY LOAN AGREEMENT - OTHER FUNDING 2 INTERCOMPANY LOAN AGREEMENTS" above.


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Four business days prior to each Funding 2 interest payment date, the cash manager will calculate whether Funding 2 available revenue receipts (as calculated above) will be sufficient to pay items (A) to (D), (F), (H), (J) and
(L) of the Funding 2 pre-enforcement revenue priority of payments.

If the cash manager determines that there is an insufficiency, then Funding 2 shall pay or provide for that insufficiency by (a) first, applying amounts then standing to the credit of the Funding 2 principal ledger (if any) and (b) second, applying any amounts standing to the credit of the Funding 2 cash accumulation ledger after first applying the amounts standing to the credit of the Funding 2 principal ledger (if any) from such ledger, and the cash manager shall make a corresponding entry in the relevant Funding 2 principal deficiency ledger, as described in "CREDIT STRUCTURE - FUNDING 2 PRINCIPAL DEFICIENCY LEDGER" below Funding 2 principal receipts thus applied may not be used to pay interest on any loan tranche if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a loan tranche with a higher rating designation.

If the cash manager determines that there is an excess of Funding 2 available revenue receipts over the amount required to pay the specified items in the Funding 2 pre-enforcement revenue priority of payments, then Funding 2 shall apply such excess to extinguish any balance on the Funding 2 principal deficiency ledger, as described in "CREDIT STRUCTURE - FUNDING 2 PRINCIPAL DEFICIENCY LEDGER" below.

DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS BEFORE MASTER INTERCOMPANY LOAN ACCELERATION

This section sets out the priority of payments of Funding 2 available revenue receipts as at the programme date.

Except for amounts due to third parties (other than parties to the Funding 2 transaction documents) by the issuing entity and/or Funding 2 under item (A) or amounts due to the account bank and/or the issuing entity account bank, which will be paid when due, on each Funding 2 interest payment date prior to the service of a master intercompany loan acceleration notice on Funding 2, the cash manager will apply (i) the Funding 2 available revenue receipts for such date and (ii) if Funding 2 available revenue receipts for such date are insufficient to pay items (A) to (D), (F), (H), (J), and (L) below amounts standing to the credit of the Funding 2 principal ledger and the Funding 2 cash accumulation ledger (in the manner described above), in the following priority (the FUNDING 2 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

(A) without priority among them but in proportion to the respective amounts due, to pay amounts due to:

       o the Funding 2 security trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following interest period to the Funding 2 security trustee under the Funding 2 deed of charge;

       o to pay amounts due to the issuing entity in respect of the issuing entity's obligations specified in items (A) to (C) inclusive of the issuing entity pre-enforcement revenue priority of payments or, as the case may be, items (A) and (B) of the issuing entity post-enforcement priority of payments, as described in "- DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS BEFORE NOTE ACCELERATION" below and "- DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AND ISSUING ENTITY REVENUE RECEIPTS AFTER NOTE ACCELERATION AND MASTER INTERCOMPANY LOAN ACCELERATION" below; and

       o any third party creditors of Funding 2 (other than those referred to later in this priority of payments), which amounts have been incurred without breach by Funding 2 of the transaction documents to which it is a party and to provide for any of these amounts expected to become due and payable in the immediately following interest period by


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              Funding 2 and to pay or discharge any liability of Funding 2 for corporation tax on any chargeable income or gain of Funding 2;

(B) without priority among them but in proportion to the respective amounts due, towards payment of amounts, if any, due and payable by Funding 2 to the account bank under the terms of the bank account agreement to the cash manager under the terms of the cash management agreement and the corporate services provider under the terms of the corporate services agreement;

(C) towards payment of all amounts (if any) due and payable to the Funding 2 swap provider under the Funding 2 swap agreement (including termination payments, but excluding any Funding 2 swap excluded termination amount);

(D) without priority among them, but in proportion to the respective amounts due, towards payment of interest due and payable on the AAA loan tranches;

(E) towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

(F) without priority among them, but in proportion to the respective amounts due, towards payment of interest due and payable on the AA loan tranches;

(G) towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

(H) without priority among them, but in proportion to the respective amounts due, towards payment of interest due and payable on the A loan tranches;

(I) towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

(J) without priority among them, but in proportion to the respective amounts due, towards payment of interest due and payable on the BBB loan tranches;

(K) towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

(L) without priority among them, but in proportion to the respective amounts due, towards payment of interest due and payable on the BB loan tranches;

(M) towards a credit to the BB principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

(N) towards payment of any amounts due to the issuing entity in respect of its obligations (if any) to make a termination payment to an issuing entity swap provider (but excluding any issuing entity swap excluded termination amount);

(O) towards a credit to the Funding 2 general reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 reserve required amount, taking into account any net replenishment of the Funding 2 general reserve fund on that Funding 2 interest payment date from Funding 2 available principal receipts (see item (A) of the relevant Funding 2 pre-enforcement principal priority of payments);

(P) if a liquidity reserve fund rating event has occurred and is continuing, towards a credit to the Funding 2 liquidity reserve ledger to the extent the amount standing to the credit thereof is less than


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       the Funding 2 liquidity reserve fund required amount, taking into account any net replenishment of the Funding 2 liquidity reserve fund on that Funding 2 interest payment date from Funding 2 available principal receipts (see item (B) of the relevant Funding 2 pre-enforcement principal priority of payments);

(Q) without priority among them but in proportion to the respective amounts due, to pay (without double counting):

       o after the occurrence of a Funding 2 swap provider default or a Funding 2 swap provider downgrade termination event, any termination amount due and payable by Funding 2 under the Funding 2 swap agreement;

       o to the issuing entity in respect of its obligations (if any) to pay any issuing entity swap excluded termination amount; and

       o any other amounts due to the issuing entity under the master intercompany loan agreement and not otherwise provided for in this priority of payments;

(R) without priority among them but in proportion to the respective amounts due, towards payment of amounts due to the Funding 2 start-up loan provider under each Funding 2 start-up loan agreement;

(S) towards payment to Funding 2 of an amount equal to 0.01 per cent. of the Funding 2 available revenue receipts;

(T) towards payment to the seller of any deferred consideration due to the seller pursuant to the terms of the mortgage sale agreement (the DEFERRED CONSIDERATION); and

(U)    the balance (if any) to Funding 2.

DEFINITION OF ISSUING ENTITY REVENUE RECEIPTS

ISSUING ENTITY REVENUE RECEIPTS will be calculated by the issuing entity cash manager four business days prior to each quarterly interest payment date and will be an amount equal to the sum of:

o interest to be paid by Funding 2 on the relevant Funding 2 interest payment date in respect of the loan tranches under the master intercompany loan agreement;

o fees to be paid to the issuing entity by Funding 2 on the relevant Funding 2 interest payment date under the terms of the master intercompany loan agreement;

o interest payable on the issuing entity bank accounts and any authorised investments and which will be received on or before the relevant quarterly interest payment date;

o other net income of the issuing entity including amounts received or to be received under the issuing entity swap agreements on or before the relevant quarterly interest payment date (including any amount received by the issuing entity in consideration for entering into a replacement issuing entity swap agreement, but excluding (i) the return or transfer of any excess swap collateral as set out under any of the issuing entity swap agreements and (ii) in respect of each issuing entity swap provider, prior to the designation of an early termination date under the relevant issuing entity swap agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than excess swap collateral) provided by such issuing entity swap provider to the issuing entity pursuant to the relevant issuing entity swap agreement (and any interest or distributions in respect thereof)); and


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o      any additional amount the issuing entity receives from any taxing authority on account of amounts paid to that taxing authority for and on account of tax by an issuing entity swap provider under an issuing entity swap agreement.

On each Funding 2 interest payment date, all Funding 2 available revenue receipts received by the issuing entity in respect of interest paid on a loan tranche and any payment due by the issuing entity to an issuing entity swap provider (excluding any issuing entity swap excluded termination amount) in relation to the corresponding class of notes will be credited to a sub-ledger (in respect of the related series and class of notes) on the ISSUING ENTITY REVENUE LEDGER (being, the ledger on which the issuing entity cash manager records issuing entity revenue receipts (excluding certain fees received under the master intercompany loan agreement) received and paid out of the issuing entity).

DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS BEFORE NOTE ACCELERATION

Prior to the occurrence of a pass-through trigger event, the issuing entity cash manager (on behalf of the issuing entity) shall on each monthly interest payment date apply amounts received by the issuing entity from any relevant issuing entity swap provider in respect of any issuing entity swap relating to any money market notes to pay interest due on those money market notes.

In addition, the issuing entity cash management agreement sets out the priority of distribution by the issuing entity cash manager, prior to the service of a note acceleration notice on the issuing entity, of amounts received by the issuing entity on each quarterly interest payment date. The order of priority will be as described in this section as supplemented by the prospectus supplement related to each series.

Except for amounts due to third parties by the issuing entity under item (B) below or amounts due to the issuing entity account bank under item (C) below, which will be paid when due, on each quarterly interest payment date the issuing entity cash manager will apply issuing entity revenue receipts in the following priority (the ISSUING ENTITY PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

(A) without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

       o the issuing entity security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the issuing entity security trustee under the issuing entity deed of charge;

       o the note trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee under the trust deed; and

       o the agent bank, the paying agents, the registrar and the transfer agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the agent bank, the registrar, the transfer agent and the paying agents under the paying agent and agent bank agreement;

(B) to pay amounts due to any third party creditors of the issuing entity (other than those referred to later in this priority of payments), which amounts have been incurred without breach by the issuing entity of the transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the issuing entity and to pay or discharge any liability of the issuing entity for corporation tax on any chargeable income or gain of the issuing entity;


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(C)    without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

       o the issuing entity cash manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the issuing entity cash manager in the immediately succeeding interest period, under the issuing entity cash management agreement;

       o the issuing entity corporate services provider, together with VAT on those amounts, and to provide for any amounts due, or to become due to the corporate service provider in the immediately succeeding interest period, under the issuing entity corporate services agreement; and

       o the issuing entity account bank, together with VAT on those amounts, and to provide for any amounts due, or to become due to the issuing entity account bank in the immediately succeeding interest period, under the issuing entity bank account agreement;

(D) from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each AAA loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class of notes):

       (i) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class of class A notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

       (ii) to pay interest due and payable (if any) on the related series and class of class A notes on such interest payment date;

(E) from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each AA loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class of notes):

       (iii) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class of class B notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

       (iv) to pay interest due and payable (if any) on the related series and class of class B notes on such interest payment date;

(F) from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each A loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class of notes):

       (i) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class of class M notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;


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       (ii)   to pay interest due and payable (if any) on the related series and class of class M notes on such interest payment date;

(G) from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each BBB loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class of notes):

       (i) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class of class C notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

       (ii) to pay interest due and payable (if any) on the related series and class of class C notes on such interest payment date;

(H) from amounts (excluding principal) received by the issuing entity from Funding 2 in respect of each BB loan tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class of notes):

       (i) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class of class D notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

       (ii) to pay interest due and payable (if any) on the related series and class of class D notes on such interest payment date;

(I) without priority among them but in proportion to the respective amounts due, to pay any issuing entity swap excluded termination payment due to an issuing entity swap provider;

(J)    the balance (if any) to the issuing entity.

Prior to the service of a note acceleration notice on the issuing entity, on each interest payment date, the amounts standing to the credit of any sub-ledger of the issuing entity revenue ledger (in respect of a series and class of notes) may only be applied by the issuing entity cash manager to pay the interest and other amounts due in respect of such series and class of notes including under any corresponding issuing entity swap under the issuing entity pre-enforcement revenue priority of payments, provided that (a) to the extent that on any interest payment date amounts standing to the credit of the issuing entity expense ledger and the issuing entity revenue ledger (excluding amounts standing to the credit of the sub-ledgers for each series and class of notes) are insufficient to pay items (A) to (C) of the issuing entity pre-enforcement revenue priority of payments, then the issuing entity cash manager will, (i) first, apply amounts standing to the credit of the issuing entity expense ledger to meet such shortfall and (ii) second, in no order of priority among them but in proportion to the amount required, apply amounts standing to the credit of the sub-ledgers of the issuing entity revenue ledger in respect of the class D notes of each series on such date to meet such shortfall (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the issuing entity revenue ledger in respect of the class C notes of each series (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the issuing entity revenue ledger in respect of the class M notes of each series (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the issuing entity revenue ledger in respect of the class B notes of each series (until the balance of such sub-ledgers is zero) and then amounts standing to the credit of the sub-ledgers of the issuing entity revenue ledger in respect of the class A notes (until the balance of such sub-ledgers is zero)


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and (b) any amount remaining on any sub-ledger after payment in full of the corresponding series and class of notes may be transferred to the issuing entity expense ledger.

DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS AFTER NOTE ACCELERATION BUT BEFORE MASTER INTERCOMPANY LOAN ACCELERATION

Following the service of a note acceleration notice on the issuing entity, but prior to the service of a master intercompany loan acceleration notice on Funding 2, the issuing entity security trustee will apply issuing entity revenue receipts in the same priority as set out in the issuing entity pre-enforcement revenue priority of payments, except that:

o in addition to the amounts due to the issuing entity security trustee under item (A) of the issuing entity pre-enforcement revenue priority of payments, issuing entity revenue receipts will be applied to pay amounts due to any receiver appointed by the issuing entity security trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the receiver during the following interest period; and

o the issuing entity security trustee will not be required to pay amounts due to any entity which is not an issuing entity secured creditor.

DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS

PAYMENT OF PRINCIPAL RECEIPTS TO FUNDING 2 BY THE MORTGAGES TRUSTEE

On each distribution date mortgages trust available principal receipts will be paid to Funding 2 in the manner and to the extent provided by the mortgages trust principal priority of payments (see "THE MORTGAGES TRUST - MORTGAGES TRUST CALCULATION OF PRINCIPAL RECEIPTS" above) and shall be deposited in the Funding 2 GIC account and credited by the cash manager to the FUNDING 2 PRINCIPAL LEDGER (being a ledger maintained by the cash manager for Funding 2 to record the amount of principal receipts received by Funding 2 from the mortgages trustee).

DEFINITION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS

FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS will be calculated by the cash manager on the day falling four business days prior to each Funding 2 interest payment date and will be an amount equal to the sum of:

o all mortgages trust available principal receipts received by Funding 2 during the then current interest period;

o all other Funding 2 principal receipts standing to the credit of the Funding 2 cash accumulation ledger which are to be applied on the next Funding 2 interest payment date to repay a bullet loan tranche and/or, subject to Rule (1) below, a scheduled amortisation instalment in respect of a scheduled amortisation loan tranche, or to make a payment under items (A) or (B) of the Funding 2 pre-enforcement principal priority of payments and, if such Funding 2 interest payment date occurs on or after a trigger event, the remainder of such receipts standing to the credit of the Funding 2 cash accumulation ledger;

o the amount, if any, to be credited to the Funding 2 principal deficiency ledger pursuant to items (E), (G), (I), (K) and (M) of the Funding 2 pre-enforcement revenue priority of payments on the relevant Funding 2 interest payment date;

o in so far as available for and needed to make a Funding 2 reserve principal payment (see "CREDIT STRUCTURE - FUNDING 2 GENERAL RESERVE FUND" below), the amount that would then be standing to


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       the credit of the Funding 2 general reserve ledger, less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (M) (inclusive) of the Funding 2 pre-enforcement revenue priority of payments, plus any amounts which will be credited to the Funding 2 general reserve ledger under item
       (A) of the relevant Funding 2 pre-enforcement principal priority of payments on the next Funding 2 interest payment date (i.e. occurring at the end of such period of four business days);

o in so far as available for and needed to make a Funding 2 reserve principal payment (see "CREDIT STRUCTURE - FUNDING 2 LIQUIDITY RESERVE FUND" below), the amount that would then be standing to the credit of the Funding 2 liquidity reserve ledger, but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (D) (inclusive) and (F), (H), (J) and
       (L) of the Funding 2 pre-enforcement revenue priority of payments plus any amounts which will be credited to the liquidity reserve ledger under item (B) of the relevant Funding 2 pre-enforcement principal priority of payments on the next Funding 2 interest payment date (i.e. occurring at the end of such period of four business days); and

o any other amount standing to the credit of the Funding 2 principal ledger (without double-counting the amounts described above);

less

o amounts to be applied on the relevant Funding 2 interest payment date to pay items (A) to (D) (inclusive) and (F), (H), (J) and (L) of the Funding 2 pre-enforcement revenue priority of payments.

DUE AND PAYABLE DATES OF LOAN TRANCHES

The repayment of any loan tranche prior to the occurrence of a trigger event, service of a note acceleration notice or service of a master intercompany loan acceleration notice will be made in accordance with the terms of the master intercompany loan agreement. The accompanying prospectus supplement will specify the Funding 2 interest payment dates of the loan tranches related to the series of notes issued.

The following sections set out various priorities of payments for Funding 2 available principal receipts under the following circumstances, and are collectively referred to as the "FUNDING 2 PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS":

o repayment of loan tranches before a trigger event and before master intercompany loan acceleration or acceleration of all notes;

o repayment of loan tranches after a non-asset trigger event but before master intercompany loan acceleration or acceleration of all notes;

o repayment of loan tranches after an asset trigger event but before master intercompany loan acceleration or acceleration of all notes; and

o repayment of loan tranches after acceleration of all notes but before master intercompany loan acceleration.

REPAYMENT OF LOAN TRANCHES BEFORE A TRIGGER EVENT AND BEFORE MASTER INTERCOMPANY LOAN ACCELERATION OR ACCELERATION OF ALL NOTES

On each Funding 2 interest payment date prior to the occurrence of a trigger event or the service on Funding 2 of a master intercompany loan acceleration notice or the service on the issuing entity of a note acceleration notice, the cash manager shall apply Funding 2 available principal receipts in the following priority:


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(A)    to the extent only that monies have been drawn from the Funding 2 general reserve fund to make Funding 2 reserve principal payments, towards a credit to the Funding 2 general reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 reserve required amount;

(B)    if a liquidity reserve fund rating event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 liquidity reserve fund in order to make Funding 2 reserve principal payments or (ii) to the extent that the Funding 2 liquidity reserve fund has not been fully funded, towards a credit to the Funding 2 liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 liquidity reserve fund required amount;

(C) in order of their final repayment dates, beginning with the earliest such date (and, if two or more AAA loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the principal amounts due (if any) on such Funding 2 interest payment date on the AAA loan tranches, in each case subject to Rules (1) and (2) below;

(D) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 interest payment date on the AA loan tranches, in each case subject to Rules (1) and (2) below;

(E) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 interest payment date on the A loan tranches, in each case subject to Rules (1) and (2) below;

(F) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 interest payment date on the BBB loan tranches, in each case subject to Rules (1) and (2) below;

(G) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 interest payment date on the BB loan tranches, in each case subject to Rules (1) and (2) below;

(H) towards a credit to the Funding 2 cash accumulation ledger until the balance is equal to Funding 2's cash accumulation liability (as calculated after any payments are made at item (C) of this priority of payments); and

(I)    the remainder to be credited to the Funding 2 principal ledger.

In the applicable circumstances, the following Rules apply in determining the amounts to be paid under items (C), (D), (E) (F) and (G) of the priority of payments set out above and below:

RULE (1) -REPAYMENT DEFERRALS

(A)    If on a Funding 2 interest payment date:

       (1) there is a debit balance on the BB principal deficiency sub-ledger, the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger, after application of the Funding 2 available revenue receipts on that Funding 2 interest payment date; or

       (2) the adjusted Funding 2 general reserve fund level is less than the Funding 2 general reserve fund threshold; or

       (3) the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust,


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              then until the relevant circumstance as described in
              sub-paragraphs (1), (2) or (3) above has been cured or otherwise ceases to exist, if:

              (a) any AAA loan tranche (whether or not such AAA loan tranche is then due and payable) remains outstanding after making the payments under item (C) of the above priority of payments, then the AA loan tranches will not be entitled to principal repayments under item (D) of the above priority of payments;

              (b) any AAA loan tranche or any AA loan tranche (whether or not such AAA loan tranche or AA loan tranche is then due and payable) remains outstanding after making the payments under items (C) and/or (D) of the above priority of payments, then the A loan tranches will not be entitled to principal repayments under item (E) of the priority of payments set out above;

              (c) any AAA loan tranche, any AA loan tranche or any A loan tranche (whether or not such AAA loan tranche, AA loan tranche or A loan tranche is then due and payable) remains outstanding after making the payments under items (C), and/or (E) of the above priority of payments, then the BBB loan tranches will not be entitled to principal repayments under item (F) of the priority of payments set out above; and/or

              (d) any AAA loan tranche, any AA loan tranche, any A loan tranche or any BBB loan tranche (whether or not such AAA loan tranche, AA loan tranche, A loan tranche or BBB loan tranche is then due and payable) remains outstanding after making the payments under items (C), (D), (E) and/or (F) of the above priority of payments, then the BB loan tranches will not be entitled to principal repayments under item (G) of the priority of payments set out above.

(B)    If on a Funding 2 interest payment date:

       (1) one or more bullet loan tranches are within a cash accumulation period at that time; and

       (2)    either:

              (a)    the quarterly CPR is less than 10 per cent.; or

              (b)    both:

                     (i) the quarterly CPR is equal to or greater than 10 per cent., but less than 15 per cent., and

                     (ii)   the annualised CPR is less than 10 per cent.;

then on or before their step-up dates, the scheduled amortisation loan tranches will be entitled to principal repayments under items (C), (D), (E), (F) and (G) of the priority of payments set out above only to the extent permitted under the scheduled amortisation repayment restrictions (as defined below).

(C)    If on a Funding 2 interest payment date:

       (1) one or more bullet loan tranches and/or scheduled amortisation instalments are within a cash accumulation period at that time;

       (2)    the quarterly CPR is less than 15 per cent.; and

       (3)    there is a cash accumulation shortfall at that time,


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then, on or before their step-up dates, the original pass-through loan tranches will be entitled to principal repayments under items (C), (D) (E), (F) and (G) of the priority of payments above only to the extent permitted under the pass-through repayment restrictions (as defined below).

In this prospectus:

ANNUALISED CPR means the result of:

                                  1-((1-M)^12)

where

M is expressed as a percentage and determined as at the most recent normal calculation date as indicated in the definition of ANTICIPATED CASH ACCUMULATION PERIOD (see "THE MORTGAGES TRUST -- CASH MANAGEMENT OF TRUST PROPERTY - DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 2" above);

BULLET ACCUMULATION LIABILITY means, on any Funding 2 interest payment date prior to any payment under item (C) of the above priority of payments, the aggregate of each relevant accumulation amount at that time of each bullet loan tranche which is within a cash accumulation period;

BULLET ACCUMULATION SHORTFALL means, at any time, the amount that the cash accumulation ledger amount is less than the bullet accumulation liability;

CASH ACCUMULATION LIABILITY means, on any Funding 2 interest payment date prior to any payment under item (C) of the above priority of payments, the sum of:

(1)    the bullet accumulation liability at that time; and

(2) the aggregate of each relevant accumulation amount at that time of each scheduled amortisation instalment which is within a cash accumulation period;

CASH ACCUMULATION SHORTFALL means, at any time, the amount that the cash accumulation ledger amount is less than the cash accumulation liability;

CASH ACCUMULATION LEDGER AMOUNT means, at any time, the amount standing to the credit of the Funding 2 cash accumulation ledger at that time (immediately prior to any drawing to be applied on that Funding 2 interest payment date and prior to any payment under item (H) of the above priority of payments);

PASS-THROUGH REPAYMENT RESTRICTIONS means, at any time on a Funding 2 interest payment date, no amount may be applied in repayment of any original pass-through loan tranche unless:

(1) the sum of the cash accumulation ledger amount and the amount of Funding 2 available principal receipts after the application of items (A) and (B) and before item (C) of the above priority of payments, is greater than or equal to:

(2) the sum of the cash accumulation liability and the aggregate amount of all original pass-through loan tranches which are due and payable as at that time;

SCHEDULED AMORTISATION REPAYMENT RESTRICTIONS means, at any time on a Funding 2 interest payment date:

(1) where there is not a bullet accumulation shortfall at that time, the total amount withdrawn from the Funding 2 cash accumulation ledger on that Funding 2 interest payment date for repayment of the


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       relevant scheduled amortisation instalments shall not exceed the cash accumulation ledger amount less the bullet accumulation liability at that time; and

(2)    where there is a bullet accumulation shortfall at that time:

       (a) no amount may be withdrawn from the Funding 2 cash accumulation ledger on that Funding 2 interest payment date to be applied in repayment of the relevant scheduled amortisation instalments; and

       (b) no amount may be applied in repayment of the relevant scheduled amortisation instalments unless:

              (i) the sum of the cash accumulation ledger amount and the amount of Funding 2 available principal receipts after the application of items (A) and (B) and before item (C) of the above priority of payments, is greater than or equal to

              (v) the sum of the bullet accumulation liability and the aggregate amount of scheduled amortisation instalments which are due and payable as at that time; and

RELEVANT ACCUMULATION AMOUNT means the amount of funds to be accumulated over a cash accumulation period in order to repay a bullet loan tranche or a scheduled amortisation instalment on its scheduled repayment date whether or not actually repaid on that scheduled repayment date.

RULE (2) - REPAYMENT OF PAYABLE PASS-THROUGH LOAN TRANCHES AFTER A STEP-UP DATE

Following the occurrence of the step-up date under a series of loan tranches (THE SERIES LOAN TRANCHE A) and provided that the Funding 2 share of the trust property is greater than zero, the aggregate amount repaid on a Funding 2 interest payment date in relation to loan tranches (other than bullet loan tranches or scheduled amortisation instalments) comprising those series loan tranches under items (C), (D), (E), (F) and (G) of the priority of payments set out above shall be limited to an amount calculated as follows:

Funding 2      Outstanding principal balance of series loan tranche A
Principal  x ------------------------------------------------------------
Funds        Aggregate outstanding principal balance of all loan tranches where FUNDING 2 PRINCIPAL FUNDS means in respect of any Funding 2 interest payment date the sum of:

(A) the aggregate of the following amount for each calculation period which has ended in the period from the previous Funding 2 interest payment date to the most recent normal calculation date, such amount being the product of:

       (1) the Funding 2 share percentage as calculated at the start of the relevant calculation period; and

       (2) the aggregate amount of principal receipts received by the mortgages trustee in the relevant calculation period;

(B) the amount credited to the Funding 2 principal deficiency ledger on the relevant Funding 2 interest payment date; and

(C) the amount, if any, credited to the Funding 2 principal ledger pursuant to item (I) of the above Funding 2 pre-enforcement principal priority of payments on the immediately preceding Funding 2 interest payment date.


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Allocations involving Rule (2)

Where Rule (2) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2). However, if the amount so allocated to one or more loan tranches exceeds the amount permitted under Rule (2) to be paid in respect of those loan tranches (the CAPPED LOAN TRANCHES), the excess shall then be reallocated among any other relevant loan tranches at that level using the method of allocation as applies at that level but without reference to the capped loan tranches in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied at the next level of that priority of payments.

Rules 1 and 2 above are referred to in this prospectus as the "REPAYMENT TESTS".

REPAYMENT OF LOAN TRANCHES AFTER A NON-ASSET TRIGGER EVENT BUT BEFORE MASTER INTERCOMPANY LOAN ACCELERATION OR ACCELERATION OF ALL NOTES

Following the occurrence of a non-asset trigger event (where no asset trigger event has occurred) under the mortgages trust deed but prior to the service on Funding 2 of a master intercompany loan acceleration notice or the service on the issuing entity of a note acceleration notice, the bullet loan tranches and the scheduled amortisation loan tranches will be deemed to be pass-through loan tranches and on each Funding 2 interest payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 general reserve fund to make Funding 2 reserve principal payments, towards a credit to the Funding 2 general reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 reserve required amount;

(B)    if a liquidity reserve fund rating event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 liquidity reserve fund in order to make Funding 2 reserve principal payments or (ii) to the extent that the Funding 2 liquidity reserve fund has not been fully funded, towards a credit to the Funding 2 liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 liquidity reserve fund required amount;

(C) in order of their final repayment dates, beginning with the earliest such date (and if two or more AAA loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

(D) in order of their final repayment dates, beginning with the earliest such date (and if two or more AA loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the AA loan tranches until the AA loan tranches are fully repaid;

(E) in order of their final repayment dates, beginning with the earliest such date (and if two or more A loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the A loan tranches until the A loan tranches are fully repaid;

(F) in order of their final repayment dates, beginning with the earliest such date (and if two or more BBB loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

(G) in order of their final repayment dates, beginning with the earliest such date (and if two or more BB loan tranches have the same final repayment date, in proportion to the respective amounts due) to repay the BB loan tranches until the BB loan tranches are fully repaid.


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REPAYMENT OF LOAN TRANCHES AFTER AN ASSET TRIGGER EVENT BUT BEFORE MASTER
INTERCOMPANY LOAN ACCELERATION NOTICE OR ACCELERATION OF ALL NOTES

Following the occurrence of an asset trigger event (whether or not a non-asset trigger event occurs or has occurred) but prior to the service on Funding 2 of a master intercompany loan acceleration notice or the service on the issuing entity of a note acceleration notice, the bullet loan tranches and the scheduled amortisation loan tranches will be deemed to be pass-through loan tranches and on each Funding 2 interest payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 general reserve fund to make Funding 2 reserve principal payments, towards a credit to the Funding 2 general reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 reserve required amount;

(B)    if a liquidity reserve fund rating event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 liquidity reserve fund in order to make Funding 2 reserve principal payments or (ii) to the extent that the Funding 2 liquidity reserve fund has not been fully funded, towards a credit to the Funding 2 liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 liquidity reserve fund required amount;

(C) without priority among them, but in proportion to the amounts due, to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

(D) without priority among them, but in proportion to the amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

(E) without priority among them, but in proportion to the amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

(F) without priority among them, but in proportion to the amounts due, to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

(G) without priority among them, but in proportion to the amounts due, to repay the BB loan tranches until the BB loan tranches are fully repaid.

REPAYMENT OF LOAN TRANCHES AFTER ACCELERATION OF ALL NOTES BUT BEFORE MASTER INTERCOMPANY LOAN ACCELERATION

If a note acceleration notice is served on the issuing entity, then that will not result in automatic enforcement of the Funding 2 security under the Funding 2 deed of charge. In those circumstances, however, the bullet loan tranches and any scheduled amortisation loan tranches will be deemed to be pass-through loan tranches and on each Funding 2 interest payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 general reserve fund to make Funding 2 reserve principal payments, towards a credit to the Funding 2 general reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 reserve required amount;

(B)    if a liquidity reserve fund rating event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 liquidity reserve fund in order to make Funding 2 reserve principal payments or (ii) to the extent that the Funding 2 liquidity reserve fund has not been fully funded, towards a credit to the Funding 2 liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the Funding 2 liquidity reserve fund required amount;


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(C)    without priority among them, but in proportion to the amounts due, to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

(D) without priority among them, but in proportion to the amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

(E) without priority among them, but in proportion to the amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

(F) without priority among them, but in proportion to the amounts due, to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

(G) without priority among them, but in proportion to the amounts due, to repay the BB loan tranches until the BB loan tranches are fully repaid.

REPAYMENT OF LOAN TRANCHES WHEN FUNDING 2 RECEIVES AN AMOUNT OUTSTANDING UNDER THE MASTER INTERCOMPANY LOAN

If Funding 2 receives a payment from the seller and/or Funding 1 in the circumstances described in "THE MORTGAGES TRUST - PAYMENT BY THE SELLER AND/OR FUNDING 1 TO FUNDING 2 OF THE AMOUNT OUTSTANDING UNDER A LOAN TRANCHE" above or the proceeds of a new loan tranche or new Funding 2 intercompany loan which is to be used to refinance another loan tranche as described in "THE MASTER INTERCOMPANY LOAN AGREEMENT -- THE FACILITY" and "THE MASTER INTERCOMPANY LOAN AGREEMENT - OTHER FUNDING 2 INTERCOMPANY LOAN agreements" above (such payment by the seller and/or Funding 1 or such proceeds being a FULL REPAYMENT AMOUNT), then Funding 2 will not apply the full repayment amount as described in "- DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS" above. Rather, Funding 2 will apply the full repayment amount to repay the relevant loan tranche.

DEFINITION OF ISSUING ENTITY PRINCIPAL RECEIPTS

Prior to the service of a note acceleration notice on the issuing entity, ISSUING ENTITY PRINCIPAL RECEIPTS will be calculated by the issuing entity cash manager four business days prior to each quarterly interest payment date and will be an amount equal to all principal amounts to be repaid by Funding 2 to the issuing entity under the master intercompany loan during the relevant interest period. Following the service of a note acceleration notice on the issuing entity, but prior to the service of a master intercompany loan acceleration notice on Funding 2, ISSUING ENTITY PRINCIPAL RECEIPTS means the sum calculated by the issuing entity security trustee four business days prior to each quarterly interest payment date as the amount to be repaid by Funding 2 to the issuing entity under the master intercompany loan during the relevant interest period and/or the sum otherwise recovered by the issuing entity security trustee (or the receiver appointed on its behalf) representing the principal balance of the notes.

On each Funding 2 interest payment date, all Funding 2 available principal receipts received by the issuing entity from Funding 2 constituting principal repayments on a loan tranche will be credited to a sub-ledger (in respect of the related series and class of notes) to the ISSUING ENTITY PRINCIPAL LEDGER.

DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS BEFORE NOTE ACCELERATION

Prior to the service of a note acceleration notice on the issuing entity, the issuing entity or the issuing entity cash manager on its behalf will apply any issuing entity principal receipts on each quarterly interest payment date to repay the notes in the following manner (the ISSUING ENTITY PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS):


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o      the class A notes: from principal amounts received by the issuing entity from Funding 2 in respect of each AAA loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class A notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class A notes;

o the class B notes: from principal amounts received by the issuing entity from Funding 2 in respect of each AA loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class B notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class B notes;

o the class M notes: from principal amounts received by the issuing entity from Funding 2 in respect of each A loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class M notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class M notes;

o the class C notes: from principal amounts received by the issuing entity from Funding 2 in respect of each BBB loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class C notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class C notes;


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o      the class D notes: from principal amounts received by the issuing entity from Funding 2 in respect of each BB loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class D notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class D notes.

The amounts standing to the credit of any sub-ledger of the issuing entity principal ledger (in respect of a series and class of notes) may only be applied by the issuing entity cash manager to pay the principal amounts due (if any) in respect of such series and class of notes under the issuing entity pre-enforcement principal priority of payments.

DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AFTER NOTE ACCELERATION BUT BEFORE MASTER INTERCOMPANY LOAN ACCELERATION

The issuing entity deed of charge sets out the priority of distribution of issuing entity principal receipts received or recovered by the issuing entity security trustee (or a receiver appointed on its behalf) following the service of a note acceleration notice on the issuing entity but prior to the service of a master intercompany loan acceleration notice on Funding 2. In these circumstances, the issuing entity security trustee will apply issuing entity principal receipts on each quarterly interest payment date to repay the notes in the following manner:

o the class A notes: from principal amounts received by the issuing entity from Funding 2 in respect of each AAA loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class A notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class A notes;

o the class B notes: from principal amounts received by the issuing entity from Funding 2 in respect of each AA loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class B notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class B notes;


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o      the class M notes: from principal amounts received by the issuing entity from Funding 2 in respect of each A loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class M notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class M notes;

o the class C notes: from principal amounts received by the issuing entity from Funding 2 in respect of each BBB loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class C notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class C notes;

o the class D notes: from principal amounts received by the issuing entity from Funding 2 in respect of each BB loan tranche (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class of notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class of class D notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class of class D notes.

The amounts standing to the credit of any sub-ledger of the issuing entity principal ledger (in respect of a series and class of notes) may only be applied by the issuing entity security trustee to pay the principal amounts due (if any) in respect of such series and class of notes under the above issuing entity principal priority of payments.

DISTRIBUTION OF FUNDING 2 PRINCIPAL RECEIPTS AND FUNDING 2 REVENUE RECEIPTS FOLLOWING MASTER INTERCOMPANY LOAN ACCELERATION

The Funding 2 deed of charge sets out the priority of distribution of amounts received or recovered by the Funding 2 security trustee or a receiver appointed on its behalf following the service of a master intercompany loan acceleration notice on Funding 2.


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The Funding 2 security trustee will apply amounts received or recovered following the service of a master intercompany loan acceleration notice on Funding 2 on each Funding 2 interest payment date in accordance with the following priority (the FUNDING 2 POST-ENFORCEMENT PRIORITY OF PAYMENTS):

(A) without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

       o the Funding 2 security trustee and any receiver appointed by the Funding 2 security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the Funding security trustee and the receiver in the following interest period under the Funding 2 deed of charge; and

       o the issuing entity in respect of the issuing entity's obligations specified in items (A) and (B) of the issuing entity post-enforcement priority of payments;

(B) without priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) due by Funding 2 to the account bank under the terms of the bank account agreement, to the cash manager under the terms of the cash management agreement and to the corporate services provider under the terms of the corporate services agreement;

(C) towards payment of amounts (if any) due to the Funding 2 swap provider under the Funding 2 swap agreement (including any termination payment, but excluding any Funding 2 swap excluded termination amount);

(D) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the AAA loan tranches;

(E) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the AA loan tranches;

(F) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the A loan tranches;

(G) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the BBB loan tranches;

(H) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the BB loan tranches;

(I) towards payment of any amounts due to the issuing entity in respect of its obligations (if any) to make a termination payment to an issuing entity swap provider (but excluding any issuing entity swap excluded termination amount);

(J) without priority among them but in proportion to the respective amounts due, to pay (without double counting):

       o amounts due to the issuing entity in respect of its obligations (if any) to pay any issuing entity swap excluded termination amount to an issuing entity swap provider following an issuing entity swap provider default or an issuing entity swap provider downgrade termination event (as appropriate);

       o any other amounts due to the issuing entity under the master intercompany loan agreement and not otherwise provided for earlier in this priority of payments; and


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       o      amounts due to the Funding 2 swap provider in respect of Funding
              2's obligation to pay any termination amount to the Funding 2 swap provider as a result of a Funding 2 swap provider default or a Funding 2 swap provider downgrade termination event;

(K) without priority among them but in proportion to the amounts then due, towards payment of amounts due to the Funding 2 start-up loan provider under each Funding 2 start-up loan agreement; and

(L) towards payment of any deferred consideration due to the seller pursuant to the terms of the mortgage sale agreement.

DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AND ISSUING ENTITY REVENUE RECEIPTS FOLLOWING NOTE ACCELERATION AND MASTER INTERCOMPANY LOAN ACCELERATION

If a master intercompany loan acceleration notice is served on Funding 2, then there will be an automatic enforcement of the issuing entity security under the issuing entity deed of charge. The issuing entity deed of charge sets out the priority of distribution by the issuing entity security trustee, following the service of a note acceleration notice on the issuing entity and the service of a master intercompany loan acceleration notice on Funding 2 (known as the ISSUING ENTITY POST-ENFORCEMENT PRIORITY OF PAYMENTS), of amounts received or recovered by the issuing entity security trustee (or a receiver appointed on its behalf).

On each quarterly interest payment date, the issuing entity security trustee will apply amounts (other than amounts representing (i) any excess swap collateral which shall be returned directly to the relevant issuing entity swap provider and (ii) in respect of each issuing entity swap provider, prior to the designation of an early termination date under the relevant issuing entity swap agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than excess swap collateral) provided by such issuing entity swap provider to the issuing entity pursuant to the relevant issuing entity swap agreement (and any interest or distributions in respect thereof)) received or recovered following enforcement of the issuing entity security as follows:

(A) without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

       o the issuing entity security trustee and any receiver appointed by the issuing entity security trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the issuing entity security trustee and the receiver under the provisions of the issuing entity deed of charge;

       o the note trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due and payable to the note trustee under the provisions of the trust deed; and

       o the agent bank, the paying agents, the registrar and the transfer agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the paying agent and agent bank agreement;

(B) without priority among them, but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to:

       o the issuing entity cash manager under the issuing entity cash management agreement;

       o to the issuing entity corporate services provider under the issuing entity corporate services agreement; and


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       o      to the issuing entity account bank under the issuing entity bank account agreement.

(C) subject to item (D) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class A notes (excluding any termination payment);

(D) without priority among them, but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class A notes and to pay any swap termination payment due to the issuing entity swap provider for each series of class A notes (but excluding any issuing entity swap excluded termination amount) provided that if the amounts available for distribution under this item (D) (on the assumption that no amounts are due and payable under item (C) and no amounts are received from any issuing entity swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (D), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuing entity swap provider in respect of any series of class A notes under item (C) above will be reduced by the amount of the shortfall applicable to that series of class A notes;

(E) subject to item (F) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class B notes (excluding any termination payment);

(F) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class B notes and to pay any swap termination payment due to the issuing entity swap provider for each series of class B notes (but excluding any issuing entity swap excluded termination amount) provided that if the amounts available for distribution under this item (F) (on the assumption that no amounts are due and payable under item (E) and no amounts are received from any issuing entity swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (F), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuing entity swap provider in respect of any series of class B notes under item (E) above will be reduced by the amount of the shortfall applicable to that series of class B notes;

(G) subject to item (H) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class M notes (excluding any termination payment);

(H) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class M notes and to pay any swap termination payment due to the issuing entity swap provider for each series of class M notes (but excluding any issuing entity swap excluded termination amount) provided that if the amounts available for distribution under this item (H) (on the assumption that no amounts are due and payable under item (G) and no amounts are received from any issuing entity swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (H), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuing entity swap provider in respect of any series of class M notes under item (G) above will be reduced by the amount of the shortfall applicable to that series of class M notes;

(I) subject to item (J) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class C notes (excluding any termination payment);

(J) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class C notes and to pay any swap


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       termination payment due to the issuing entity swap provider for each series of class C notes (but excluding any issuing entity swap excluded termination amount) provided that if the amounts available for distribution under this item (J) (on the assumption that no amounts are due and payable under item (I) and no amounts are received from any issuing entity swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (J), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuing entity swap provider in respect of any series of class C notes under item (I) above will be reduced by the amount of the shortfall applicable to that series of class C notes;

(K) subject to item (L) below, without priority among them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class D notes (excluding any termination payment);

(L) without priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class D notes and to pay any swap termination payment due to the issuing entity swap provider for each series of class D notes (but excluding any issuing entity swap excluded termination amount) provided that if the amounts available for distribution under this item (L) (on the assumption that no amounts are due and payable under item (K) and no amounts are received from any issuing entity swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable under this item (L), the shortfall will be divided amongst all such amounts on a pro rata basis and the amount payable by the issuing entity to the issuing entity swap provider in respect of any series of class D notes under item (K) above will be reduced by the amount of the shortfall applicable to that series of class D notes;

(M) without priority among them but in proportion to the respective amounts due, to pay any issuing entity swap excluded termination amount to the issuing entity swap providers; and

(N)    the balance to the issuing entity.

Notwithstanding the above, amounts standing to the credit of any sub-ledger to the issuing entity revenue ledger and/or the issuing entity principal ledger (in respect of a series and class of notes) may only be applied by the issuing entity security trustee to pay the interest, principal and other amounts due in respect of such series and class of notes or any shortfall in the amounts available to pay items (A) to (B) under the issuing entity post-enforcement priority of payments and may not be applied in payment of interest, principal and other amounts due in respect of any other series and class of notes.


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                                CREDIT STRUCTURE

The notes will be obligations of the issuing entity only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are a number of features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

o Funding 2 available revenue receipts are expected to exceed interest and senior fees payable to the issuing entity;

o a shortfall in Funding 2 available revenue receipts may be met from Funding 2's principal receipts;

o a Funding 2 general reserve fund has been established to help meet shortfalls in principal due on the original bullet loan tranches and original scheduled amortisation loan tranches in the circumstances described below;

o the Funding 2 general reserve fund may also be used to help meet any deficit in Funding 2 available revenue receipts available for payment of interest and fees due under the master intercompany loan agreement and to help meet any deficit on the Funding 2 principal deficiency ledger;

o Funding 2 will be obliged to establish a liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least A3 or at least A- by Fitch (unless the relevant rating agency confirms that the current rating of the notes will not be reduced, withdrawn or qualified by the rating downgrade of the seller);

o payments on the class D notes will be subordinated to payments on the class A notes, the class B notes, the class M notes and the class C notes;

o payments on the class C notes will be subordinated to payments on the class A notes, the class B notes and the class M notes;

o payments on the class M notes will be subordinated to payments on the class A notes and the class B notes;

o payments on the class B notes will be subordinated to payments on the class A notes;

o the mortgages trustee GIC account and the Funding 2 GIC account each earn interest at a specified rate; and

o Funding 2 start-up loans may be provided to Funding 2 from time to time to fund the Funding 2 general reserve fund and to meet the costs in connection with the issuance of notes.

Each of these factors is considered more fully in the remainder of this section.

CREDIT SUPPORT FOR THE NOTES PROVIDED BY FUNDING 2 AVAILABLE REVENUE RECEIPTS

It is anticipated that, during the life of the notes issued under the programme, the Funding 2 share of the interest received from borrowers on the loans will, assuming that all of the loans are fully performing, be greater than the sum of interest which Funding 2 is required to pay on the loan tranches outstanding under the master intercompany loan agreement and any new Funding 2 intercompany loan in order to fund (by payment to a swap provider or otherwise) the interest payments due on the relevant notes and the notes of any new Funding 2 issuing entity and the other senior costs and expenses of the structure. In other words, it is anticipated that the Funding 2 available revenue receipts will be sufficient to pay the amounts payable

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under items (A) to (D), (F), (H), (J) and (L) of the Funding 2 pre-enforcement revenue priority of payments assuming all loans are fully performing.

The actual amount of any excess will vary during the life of the notes. Two of the key factors determining the variation are as follows:

o      the interest rate on the loans in the portfolio; and

o      the level of arrears experienced.

On any Funding 2 interest payment date, any excess will be available to meet the payments referred to under items (M) to (T) (inclusive) of the Funding 2 pre-enforcement revenue priority of payments including the payment of any deferred consideration to the seller.

LEVEL OF ARREARS EXPERIENCED

If the level of arrears of interest payments made by the borrowers results in Funding 2 experiencing an income deficit, Funding 2 will be able to use the following amounts to cure that income deficit:

o first, amounts standing to the credit of the Funding 2 general reserve fund, as described in "- FUNDING 2 GENERAL RESERVE FUND" below;

o second, drawings under the Funding 2 liquidity reserve fund, if established, as described in "- FUNDING 2 LIQUIDITY RESERVE FUND" below; and

o third, principal receipts, if any, as described in "- USE OF FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING 2 INCOME deficiency" below.

Any excess of Funding 2 available revenue receipts will be applied on each Funding 2 interest payment date to the extent described in the Funding 2 pre-enforcement revenue priority of payments, including to extinguish amounts standing to the debit of any principal deficiency sub-ledger and to replenish the Funding 2 reserve funds.

USE OF FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING 2 INCOME DEFICIENCY

Four business days prior to each Funding 2 interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding 2 available revenue receipts to pay items (A) to (D), (F), (H), (J) and (L) of the Funding 2 pre-enforcement revenue priority of payments.

If there is a deficit, then Funding 2 shall pay or provide for that deficit by the application of amounts standing to the credit of the Funding 2 principal ledger (plus any amounts standing to the credit of the Funding 2 cash accumulation ledger which is not comprised in Funding 2 available principal receipts), if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency sub-ledger, as described in "- FUNDING 2 PRINCIPAL DEFICIENCY LEDGER" below as well as making a debit in the Funding 2 principal ledger. Any such entry and debit shall be made and taken into account (including as to which priority of payments shall apply) prior to the application of Funding 2 available principal receipts on the relevant Funding 2 interest payment date.

Funding 2 principal receipts may not be used to pay interest on any loan tranche if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a loan tranche with a higher rating designation.

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FUNDING 2 GENERAL RESERVE FUND

A Funding 2 general reserve fund has been established:

o to help meet any income deficit and to help meet any deficit recorded on the Funding 2 principal deficiency ledger; and

o      to make, where necessary, FUNDING 2 RESERVE PRINCIPAL PAYMENTS, being:

       (i)    prior to the occurrence of a trigger event;

              (a) repayments of principal which are then due and payable in respect of the original bullet loan tranches; and

              (b) repayments of principal in respect of original scheduled amortisation loan tranches on their respective final repayment dates only; and

       (ii) on or after the occurrence of a trigger event, repayments of principal in respect of original bullet loan tranches and original scheduled amortisation loan tranches on their respective final repayment dates only, in each case prior to the service of a master intercompany loan acceleration notice on Funding 2.

The Funding 2 general reserve fund will be funded and replenished from:

o Funding 2 available revenue receipts in accordance with item (O) of the Funding 2 pre-enforcement revenue priority of payments up to an amount equal to the Funding 2 reserve required amount (see "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS BEFORE MASTER INTERCOMPANY LOAN ACCELERATION" above);

o Funding 2 available principal receipts to the extent applied in making Funding 2 reserve principal payments; and

o Funding 2 start-up loans provided to Funding 2 from time to time to fund the Funding 2 general reserve fund pursuant to the terms of a Funding 2 start-up loan agreement.

The FUNDING 2 RESERVE REQUIRED AMOUNT as at any date and subject to amendment as described below will be the amount specified as such in the most recent prospectus supplement.

Funding 2 may adjust, at any time, the Funding 2 reserve required amount without the consent of noteholders so long as the Funding 2 security trustee and Funding 2 obtain confirmation from the rating agencies that such adjustments will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes.

A Funding 2 general reserve ledger is maintained by the cash manager to record the balance from time to time of the Funding 2 general reserve fund.

FUNDING 2 PRINCIPAL DEFICIENCY LEDGER

A principal deficiency ledger has been established to record:

o on each calculation date, any principal losses on the loans allocated to Funding 2; and/or

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o      on each Funding 2 interest payment date, any application of amounts standing to the credit of the Funding 2 principal ledger and/or the Funding 2 cash accumulation ledger to meet any deficiency in Funding 2 available revenue receipts (as described in "- USE OF FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING 2 INCOME DEFICIENCY" above); and/or

o the application of Funding 2 available principal receipts which are allocated to fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve fund required amount.

The Funding 2 principal deficiency ledger is split into five sub-ledgers which will correspond to each of the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches, respectively.

Losses on the loans and/or the application of amounts standing to the credit of the Funding 2 principal ledger and/or the Funding 2 cash accumulation ledger, to pay certain senior expenses of Funding 2 and interest and fees due under the master intercompany loan agreement will be recorded as follows:

o first, on the BB principal deficiency sub-ledger until the balance of the BB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all BB loan tranches;

o second, on the BBB principal deficiency sub-ledger until the balance of the BBB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all BBB loan tranches;

o third, on the A principal deficiency sub-ledger until the balance of the A principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all A loan tranches;

o fourth, on the AA principal deficiency sub-ledger until the balance of the AA principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all AA loan tranches; and

o fifth, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event (unless such losses are recorded when (a) the aggregate principal amount outstanding of all BB loan tranches, BBB loan tranches, A loan tranches and AA loan tranches is equal to zero and
       (b) the sum of (i) the amount standing to the credit of the Funding 2 general reserve ledger and (ii) the amount standing to the credit of the Funding 2 revenue ledger together with amounts determined and due to be credited to the Funding 2 revenue ledger prior to the immediately following Funding 2 interest payment date after such debit is made, is greater than the amount necessary to pay the items in paragraphs (A) to
       (E) in the Funding 2 pre-enforcement revenue priority of payments on the immediately following Funding 2 interest payment date after such debit is made).

Losses on the loans and/or the application of amounts standing to the credit of the Funding 2 principal ledger and/or the Funding 2 cash accumulation ledger to pay certain senior expenses of Funding 2 and interest and fees on the master intercompany loan will not be recorded on the Funding 2 principal deficiency ledger on any day to the extent that the Funding 2 share of the trust property together with amounts standing to the credit of the Funding 2 cash accumulation ledger and the Funding 2 principal ledger in aggregate is greater than or equal to the aggregate outstanding principal balance of the loan tranches on that day, after taking account of such losses or the relevant application of principal receipts.

Prior to the service of a master intercompany loan acceleration notice on Funding 2, Funding 2 available revenue receipts will be applied on each Funding 2 interest payment date in the manner and to the extent described in the Funding 2 pre-enforcement revenue priority of payments as follows:

o first, provided that interest due on the AAA loan tranches has been paid, in an amount necessary to reduce to zero the balance on the AAA principal deficiency sub-ledger;

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o      second, provided that interest due on the AA loan tranches has been paid, in an amount necessary to reduce to zero the balance on the AA principal deficiency sub-ledger;

o third, provided that interest due on the A loan tranches has been paid, in an amount to reduce to zero the balance on the A principal deficiency sub-ledger;

o fourth, provided that interest due on the BBB loan tranches has been paid, in an amount necessary to reduce to zero the balance on the BBB principal deficiency sub-ledger; and

o fifth, provided that interest due on the BB loan tranches has been paid, in an amount necessary to reduce to zero the balance on the BB principal deficiency sub-ledger.

See also "- USE OF FUNDING 2 PRINCIPAL RECEIPTS TO PAY FUNDING 2 INCOME DEFICIENCY" above.

ISSUING ENTITY AVAILABLE FUNDS

On each Funding 2 interest payment date in respect of the master intercompany loan agreement, the issuing entity will receive from Funding 2 an amount equal to or less than the amount which it needs to pay out on the corresponding interest payment date in respect of the notes in accordance with the issuing entity pre-enforcement principal priority of payments and the issuing entity pre-enforcement revenue priority of payments. It is not intended that any surplus cash will be accumulated in the issuing entity.

Please see also the description of the issuing entity swaps under "THE SWAP AGREEMENTS" below.

PRIORITY OF PAYMENTS AMONG THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS M NOTES, THE CLASS C NOTES AND THE CLASS D NOTES

Payments of interest on the notes will be prioritised so that interest payments due on the class D notes on any interest payment date will be subordinated to interest payments on the class C notes, the class M notes, the class B notes and the class A notes due on the same interest payment date, interest payments due on the class C notes on any interest payment date will be subordinated to interest payments on the class M notes, the class B notes and the class A notes due on the same interest payment date, interest payments due on the class M notes on any interest payment date will be subordinated to interest payments on the class B notes and the class A notes due on the same interest payment date and interest payments due on the class B notes on any interest payment date will be subordinated to interest payments on the class A notes on the same interest payment date, in each case in accordance with the issuing entity priority of payments.

Any shortfall in payments of interest due on any series of class D notes and/or class C notes and/or class M notes and/or class B notes on any interest payment date in respect of such notes will be deferred until the next interest payment date in respect of such notes and will accrue interest. On that next interest payment date, the amount of interest due on the relevant class of notes will be increased to take account of any deferred interest. If, on that interest payment date, there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final maturity date of the notes, at which point all such deferred amounts (including interest thereon) will become due and payable. However, if there is insufficient money available to the issuing entity to pay interest on the class D notes and/or the class C notes and/or class M notes and/or the class B notes, then you may not receive all interest amounts payable on those classes of notes.

The issuing entity is not able to defer payments of interest due on any interest payment date in respect of the class A notes or (if applicable) the most senior class of notes then outstanding. The failure to pay interest on such notes will be a note event of default.

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The class A notes, the class B notes, the class M notes, the class C notes and the class D notes will be constituted by the trust deed and will share the same security. However, upon enforcement of the issuing entity security or the occurrence of a trigger event, the class A notes of each series will rank in priority to each series of class B notes, each series of class M notes, each series of class C notes and each series of class D notes and the class B notes of each series will rank in priority to each series of class M notes, each series of class C notes and each series of class D notes and the class M notes of each series will rank in priority to each series of class C notes and each series of class D notes and the class C notes of each series will rank in priority to each series of class D notes.

MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING 2 GIC ACCOUNT

All amounts held by the mortgages trustee have been and will continue to be deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. This account is subject to the mortgages trustee guaranteed investment contract under which the mortgages trustee GIC provider has agreed to pay a variable rate of interest on funds in the mortgages trustee GIC account of
0.25 per cent. per annum below LIBOR for three-month sterling deposits.

Amounts held in the collection account will not have the benefit of a guaranteed investment contract but following receipt will be transferred into the mortgages trustee GIC account on a regular basis and in any event in the case of direct debits no later than the next business day after they are deposited in the collection account.

All amounts held by Funding 2 will be deposited in the FUNDING 2 GIC ACCOUNT in the first instance. The Funding 2 GIC account is maintained with the Funding 2 GIC provider. This account is subject to the Funding 2 guaranteed investment contract under which the Funding 2 GIC provider has agreed to pay a variable rate of interest on funds in the Funding 2 GIC account of 0.25 per cent. per annum below LIBOR for three-month sterling deposits.

The mortgages trustee GIC provider and the Funding 2 GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding 2 GIC account respectively. These criteria include a requirement that the short-term, unguaranteed and unsecured ratings of the mortgages trustee GIC provider or the Funding 2 GIC provider, as the case may be, are at least A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1+ by Fitch and P-1 by Moody's, provided that where the relevant deposit amount is less than 20% of the aggregate principal amount outstanding of the notes and any Funding 1 notes, then the short-term unguaranteed and unsecured rating required to be ascribed to the mortgages trustee GIC provider and the Funding 2 GIC provider by Standard & Poor's will be at least A-1, unless (in each case) each rating agency confirms that its then current rating of the notes would not be reduced, withdrawn or qualified as a result of such ratings falling below these minimum ratings. If either the mortgages trustee GIC provider or the Funding 2 GIC provider ceases to satisfy these criteria, then the relevant account may be transferred to another entity which does satisfy these criteria.

FUNDING 2 LIQUIDITY RESERVE FUND

Funding 2 will be required to establish a liquidity reserve fund to the extent of the Funding 2 liquidity reserve fund required amount if, and for as long as, the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the notes will not be reduced, withdrawn or qualified by the ratings downgrade). If, following a subsequent increase in the seller's rating, Funding 2 would no longer be required to maintain the Funding 2 liquidity reserve fund, then Funding 2 at its option may terminate the Funding 2 liquidity reserve fund, and all amounts standing to the credit of the Funding 2 liquidity reserve ledger will then be treated as Funding 2 available revenue receipts for the next

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Funding 2 interest payment date. In addition, following a reduction in the
Funding 2 liquidity reserve fund required amount, amounts standing to the credit of the Funding 2 liquidity reserve ledger in excess of the Funding 2 liquidity reserve fund required amount will then be treated as Funding 2 available revenue receipts for the next Funding 2 interest payment date.

Prior to enforcement of the Funding 2 security, the Funding 2 liquidity reserve fund may be used as part of Funding 2 available revenue receipts available to fund payment of certain senior expenses and interest and fees due under the master intercompany loan agreement. Prior to the service of a master intercompany loan acceleration notice on Funding 2 and taking into account any allocation of principal to meet any deficiency in Funding 2's available revenue receipts, the Funding 2 liquidity reserve fund will also be available to make Funding 2 reserve principal payments.

The Funding 2 liquidity reserve fund, if required to be funded, will be funded initially from Funding 2 available principal receipts or (if insufficient funds are available therefrom) from Funding 2 available revenue receipts in accordance with the Funding 2 pre-enforcement principal priority of payments or Funding 2 pre-enforcement revenue priority of payments, as applicable. The Funding 2 liquidity reserve fund will be deposited in Funding 2's name in the Funding 2 GIC account into which the Funding 2 general reserve fund is also deposited. All interest or income accrued on the amount of the Funding 2 liquidity reserve fund while on deposit in the Funding 2 GIC account will belong to Funding 2. The cash manager will maintain a separate Funding 2 liquidity reserve ledger to record the balance from time to time of the Funding 2 liquidity reserve fund.

The Funding 2 liquidity reserve fund, if required, will be funded and replenished up to and including an amount equal to the Funding 2 liquidity reserve fund required amount on Funding 2 interest payment dates from Funding 2 available revenue receipts at item (P) of the Funding 2 pre-enforcement revenue priority of payments and from Funding 2 available principal receipts at item (B) of the relevant Funding 2 pre-enforcement principal priority of payments.

The FUNDING 2 LIQUIDITY RESERVE FUND REQUIRED AMOUNT is an amount, as of any Funding 2 interest payment date, equal to the excess (if any) of 3% of the aggregate outstanding balance of the notes on that Funding 2 interest payment date (taking into account any principal repayments to be made by the issuing entity on that date) over the aggregate of amounts standing to the credit of the Funding 2 general reserve fund on that Funding 2 interest payment date (taking into account any amount credited to the Funding 2 general reserve ledger on that date).

Following enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 liquidity reserve ledger may be applied in making payments of principal due under the loan tranches.

FUNDING 2 START-UP LOAN AGREEMENTS

The following section contains a summary of the material terms of the Funding 2 start-up loan agreement. The summary does not purport to be complete and is subject to the provisions of the Funding 2 start-up loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL DESCRIPTION

Pursuant to the Funding 2 start-up loan agreement, Halifax plc (acting as the FUNDING 2 START-UP LOAN PROVIDER) has agreed to make available to Funding 2 a start-up loan (each a FUNDING 2 START-UP LOAN) on each relevant closing date. At any time after the programme date, additional Funding 2 start-up loan agreements may be entered into. Each Funding 2 start-up loan will be a subordinated loan advance which will be used for increasing the Funding 2 general reserve fund on the relevant closing date and/or for meeting the costs and expenses incurred by Funding 2 in connection with any purchase price and related sale of loans

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and their related security to the mortgages trustee on the relevant closing date and the fees payable under the master intercompany loan agreement which relate to the costs of issue of the relevant series of notes. The amount of each Funding 2 start-up loan will be described in the applicable prospectus supplement.

Funding 2 may, from time to time, enter into Funding 2 start-up loan agreements with providers other than Halifax subject to (i) such Funding 2 start-up loan agreement being on similar terms to the form of the Funding 2 start-up loan agreement which has been filed as an exhibit to the registration statement of which this prospectus is a part and (ii) such new entity entering into a deed of accession to the Funding 2 deed of charge.

INTEREST

Each Funding 2 start-up loan will bear interest until repaid at a rate which will be described in the applicable prospectus supplement. Any unpaid interest will not fall due but will instead be due on the next following Funding 2 interest payment date on which sufficient funds are available to pay such unpaid amount and pending such payment will itself bear interest. Interest in respect of each Funding 2 start-up loan is payable by Funding 2 on each Funding 2 interest payment date.

REPAYMENT

Funding 2 will repay each Funding 2 start-up loan, but only to the extent that it has Funding 2 available revenue receipts after making higher ranking payments (see further "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS" AND "CASHFLOWS - DISTRIBUTION OF FUNDING 2 PRINCIPAL RECEIPTS AND FUNDING 2 REVENUE RECEIPTS FOLLOWING MASTER INTERCOMPANY LOAN ACCELERATION" above). Amounts due to the Funding 2 start-up loan provider are payable after amounts due on the loan tranches. After Funding 2 has repaid a Funding 2 start-up loan, it will have no further recourse to the Funding 2 start-up loan provider in respect of that Funding 2 start-up loan.

EVENT OF DEFAULT

It will be an event of default under the Funding 2 start-up loan agreement if Funding 2 has available revenue receipts to pay amounts due to the Funding 2 start-up loan provider and it does not pay them.

The occurrence of an event of default under a Funding 2 start-up loan agreement may constitute a master intercompany loan event of default.

ACCELERATION

If notice is given that the security granted by Funding 2 under the Funding 2 deed of charge is to be enforced, then each Funding 2 start-up loan will become immediately due and payable.

GOVERNING LAW

Each Funding 2 start-up loan agreement will be governed by English law.

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                               THE SWAP AGREEMENTS

The following section contains a summary of the material terms of the Funding 2 swap agreement and the issuing entity swap agreements. The summary does not purport to be complete and is subject to the provisions of those swap agreements, forms of which have been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

Funding 2 has entered into the Funding 2 swap agreement with Halifax (as the FUNDING 2 SWAP PROVIDER) and the Funding 2 security trustee. The issuing entity will enter into issuing entity swaps with the issuing entity swap providers and the issuing entity security trustee. In general, the swaps are designed to do the following:

o Funding 2 swap: to hedge against the possible variance between the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans and a LIBOR-based rate for three-month sterling deposits; and

o Issuing entity swaps: to protect the issuing entity against certain interest rate and/or currency risks in respect of amounts received by the issuing entity from Funding 2 under the master intercompany loan agreement and amounts payable by the issuing entity under each series and class of notes.

THE FUNDING 2 SWAP

Some of the loans in the portfolio pay a variable rate of interest for a period of time which may be linked to the mortgages trustee variable base rate, a variable interest rate other than the mortgages trustee variable base rate, such as a rate set by the Bank of England, or the flexible variable rate. Other loans pay a fixed rate of interest for a period of time. However, the interest rate payable by Funding 2 with respect to the loan tranches under the master intercompany loan agreement is calculated by reference to LIBOR for three-month sterling deposits plus or minus a margin. To provide a hedge against the possible variance between:


(1) the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans; and

(2)    a LIBOR-based rate for three-month sterling deposits,

Funding 2, the Funding 2 swap provider and the Funding 2 security trustee will enter into the Funding 2 swap agreement on the programme date and (if necessary) amend and restate the Funding 2 swap agreement on each relevant closing date such that the Funding 2 swap will:

o have a notional amount that is sized to hedge against any potential interest rate mismatches in relation to the notes which remain outstanding; and

o provide for the notional amount to be increased as appropriate to hedge against similar potential interest rate mismatches in relation to any new series and class.

Under the Funding 2 swap, on each calculation date the following amounts will be calculated:

o the amount produced by applying LIBOR for three-month sterling deposits (as determined in respect of the corresponding interest period under the loan tranches) plus a spread for the relevant

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       calculation period to the notional amount of the Funding 2 swap (known as the CALCULATION PERIOD SWAP PROVIDER AMOUNT); and

o      the amount produced by applying a rate equal to the weighted average of:

       (ii) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, HSBC Bank plc, Cheltenham & Gloucester plc, National Westminster Bank Plc, Nationwide Building Society, Northern Rock plc and Woolwich plc (and, where those banks have more than one standard variable rate, the highest of those rates);

       (vi)   the rates of interest payable on the tracker rate loans; and

       (vii)  the rates of interest payable on the fixed rate loans,

       for the relevant calculation period to the notional amount of the Funding 2 swap (known as the CALCULATION PERIOD FUNDING 2 AMOUNT).

On each Funding 2 interest payment date the following amounts will be calculated:

o the sum of each of the calculation period swap provider amounts calculated during the preceding interest period; and

o the sum of each of the calculation period Funding 2 amounts calculated during the preceding interest period.

After these two amounts are calculated in relation to a Funding 2 interest payment date, the following payments will be made on that Funding 2 interest payment date:

o if the first amount is greater than the second amount, then the Funding 2 swap provider will pay the difference to Funding 2;

o if the second amount is greater than the first amount, then Funding 2 will pay the difference to the Funding 2 swap provider; and

o if the two amounts are equal, neither party will make a payment to the other.

If a payment is to be made by the Funding 2 swap provider, that payment will be included in the Funding 2 available revenue receipts and will be applied on the relevant Funding 2 interest payment date according to the relevant priority of payments of Funding 2. If a payment is to be made by Funding 2, it will be made according to the relevant priority of payments of Funding 2.

The notional amount of the Funding 2 swap in respect of a calculation period during an interest period will be an amount in sterling equal to:

o the aggregate principal amount outstanding of the loan tranches under the master intercompany loan agreement during the relevant calculation period, less

o the balance of the Funding 2 principal deficiency ledger attributable to such loan tranches during the relevant calculation period, less

o the amount of the principal receipts in the Funding 2 GIC account attributable to such loan tranches during the relevant calculation period.

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Unless a relevant swap early termination event occurs, the Funding 2 swap will terminate on the date on which the aggregate principal amount outstanding under the master intercompany loan is reduced to zero. In the event that the Funding 2 swap is terminated prior to the service of a master intercompany loan acceleration notice or the latest occurring final repayment date of any loan tranche advanced under the master intercompany loan agreement, Funding 2 shall enter into a replacement Funding 2 swap on terms acceptable to the rating agencies, with the Funding 2 security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding 2, the issuing entity and the Funding 2 security trustee will not cause the then current ratings of the notes to be downgraded, withdrawn or qualified. If Funding 2 is unable to enter into a replacement Funding 2 swap on terms acceptable to the rating agencies, this may affect amounts available to pay interest on the loan tranches under the master intercompany loan agreement.

THE ISSUING ENTITY CURRENCY SWAPS

The loan tranches under the master intercompany loan agreement will be denominated in sterling and interest payable by Funding 2 to the issuing entity under the loan tranches is calculated by reference to LIBOR for three-month sterling deposits plus or minus a margin. However, the issuing entity may (subject to compliance with all applicable legal, regulatory and central bank requirements) issue a series or class of notes in such currency as may be agreed with the relevant dealers and/or underwriters and/or (in the case of any privately placed notes) the relevant noteholders. For example, some of the notes may be denominated in US dollars and will accrue interest at either a LIBOR-based rate for one-month US-dollar deposits, a LIBOR-based rate for three-month US dollar deposits or such other rate specified in the accompanying prospectus supplement. Other notes may be denominated in euro and will accrue interest at either a EURIBOR-based rate for one-month euro deposits, a EURIBOR-based rate for three-month euro deposits or such other rate specified in the accompanying prospectus supplement. To deal with the potential currency mismatch between (i) its receipts and liabilities in respect of the loan tranches and (ii) its receipts and liabilities under the notes, the issuing entity will, pursuant to the terms of the issuing entity swap agreements in respect of each series, swap its receipts and liabilities in respect of the relevant loan tranches on terms that match the issuing entity's obligations under the relevant series of notes.

The currency amount of each issuing entity swap will be the principal amount outstanding under the series of notes to which the relevant issuing entity swap relates. Subject, in the case of the issuing entity's obligations under certain classes of notes, to certain deferral of interest provisions that will apply when payment of interest under the corresponding notes is deferred in accordance with the terms and conditions of such notes and to the extent that the issuing entity makes its corresponding payments to the issuing entity swap providers, the issuing entity swap providers will pay to the issuing entity amounts in the specified currency (for example, US dollars or euro) that are equal to the amounts of interest to be paid on each of the classes of the notes of the relevant series and the issuing entity will pay to the issuing entity swap providers the sterling interest amounts received on the loan tranches corresponding to the classes of notes of the relevant series. In order to allow for the effective currency amount of each issuing entity swap to amortise at the same rate as the relevant series and class of notes, each issuing entity swap agreement will provide that, as and when the notes amortise, a corresponding portion of the currency amount of the relevant issuing entity swap will amortise. Pursuant to each issuing entity swap agreement, any portion of issuing entity swap so amortised will be swapped from sterling into the specified currency at the specified currency exchange rate for such notes.

On the final maturity date of each class of notes or, if earlier, the date on which such notes are redeemed in full (other than pursuant to number 5(F) (Optional Redemption for Implementation of EU Capital Requirements Directive) under "TERMS AND CONDITIONS OF THE US NOTES" below), the relevant issuing entity swap provider will pay to the issuing entity an amount in the specified currency, equal to the principal amount outstanding under the relevant notes, and the issuing entity will pay to the relevant issuing entity swap provider an equivalent amount in sterling, converted by reference to the specified currency exchange rate for such notes. If the issuing entity does not have sufficient principal available pursuant to the issuing

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entity cash management agreement to pay such amount in full on such date and accordingly pays only a part of such amount to the relevant issuing entity swap provider, the relevant issuing entity swap provider will be obliged on such date to pay only the equivalent of such partial amount in the specified currency, in each case converted by reference to the specified currency exchange rate for such notes.

In the event that any issuing entity swap is terminated prior to the service of a note acceleration notice or the final redemption of the relevant series of notes, the issuing entity shall enter into a replacement currency swap in respect of that class and series of notes. Any replacement currency swap must be entered into on terms acceptable to the rating agencies, the issuing entity and the issuing entity security trustee and with a replacement currency swap provider whom the rating agencies have previously confirmed in writing to the issuing entity and the issuing entity security trustee will not cause the then current ratings of the notes of the relevant series to be downgraded, withdrawn or qualified. If the issuing entity is unable to enter into any replacement currency swaps on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the notes.

If an issuing entity swap agreement is terminated and the issuing entity is unable to enter into a replacement swap as described above, then any payments received by the issuing entity from Funding 2 on each Funding 2 interest payment date shall be deposited in the issuing entity transaction account (or such other account opened for this purpose) and applied by the issuing entity to repay the notes on each interest payment date after exchanging at the "spot" rate the relevant proceeds from sterling into the specified currency as required.

RATINGS DOWNGRADE OF SWAP PROVIDERS

Under each of the swap agreements, in the event that the relevant rating(s) of a swap provider, or its respective guarantor, as applicable, is or are, as applicable, downgraded by a rating agency below the rating(s) specified in the relevant swap agreement (in accordance with the requirements of the rating agencies) for such swap provider, and, if applicable, as a result of the downgrade, the then current ratings of the notes, in respect of the Funding 2 swap, or the notes corresponding to the relevant issuing entity swap, in respect of the relevant issuing entity swap, would or may, as applicable, be reduced, withdrawn or qualified, the relevant swap provider will, in accordance with the Funding 2 swap or the relevant issuing entity swap, as applicable, be required to take certain remedial measures which may include (a) providing collateral for its obligations under the relevant swap, (b) arranging for its obligations under the relevant swap to be transferred to an entity with rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), (c) procuring another entity with rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency) to become co-obligor or guarantor, as applicable, in respect of its obligations under the relevant swap or (d) taking such other action as it may agree with the relevant rating agency.

TERMINATION OF THE SWAPS

Any swap agreement may also be terminated in certain other circumstances, including the following, each referred to as a SWAP EARLY TERMINATION EVENT:

o at the option of one party to the swap agreement, if there is a failure by the other party to pay any amounts due under that swap agreement and any applicable grace period has expired;

o in respect of the issuing entity swaps, at the option of the relevant issuing entity swap provider, if a note event of default under the relevant series and class of notes occurs and the note trustee serves a note acceleration notice;

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o      in respect of the Funding 2 swap, at the option of the Funding 2 swap provider, if a master intercompany loan event of default occurs and the Funding 2 security trustee serves a master intercompany loan acceleration notice;

o in respect of the issuing entity swaps, at the option of either party, if a redemption of the relevant series and class of notes occurs pursuant to number 5(F) (Optional Redemption for Implementation of EU Capital Requirements Directive) under "TERMS AND CONDITIONS OF THE US NOTES" below;

o at the option of the issuing entity (in the case of an issuing entity swap) or Funding 2 (in the case of the Funding 2 swap), if certain tax representations by the relevant swap provider prove to have been incorrect or misleading in any material respect;

o at the option of the relevant swap provider, if certain insolvency events occur with respect to the issuing entity (in the case of an issuing entity swap) or Funding 2 (in the case of the Funding 2 swap);

o at the option of the issuing entity (in the case of an issuing entity swap) or Funding 2 (in the case of the Funding 2 swap), upon the occurrence of an insolvency of the relevant swap provider, or its guarantor, or the merger of the relevant swap provider without an assumption of its obligations under the relevant swap agreement, or if a material misrepresentation is made by the swap provider under the relevant swap agreement, or if the relevant swap provider defaults under an over-the-counter derivatives transaction under another agreement between the issuing entity and such swap provider or, if a breach of a provision of the relevant swap agreement by the swap provider is not remedied within the applicable grace period or, if applicable, if the guarantor of the relevant swap provider fails to comply with its obligations under the guarantee;

o at the option of Funding 2, if the Funding 2 swap provider fails to provide the cash manager with the required financial information necessary to complete Funding 2's Exchange Act filings with the SEC as required pursuant to the Funding 2 swap;

o at the option of the issuing entity, if the relevant issuing entity swap providers fail to provide the issuing entity cash manager with the required financial information necessary to complete the issuing entity's Exchange Act filings with the SEC as required pursuant to the relevant issuing entity swap;

o if a change in law results in the obligations of one of the parties becoming illegal;

o at the option of the relevant issuing entity swap provider but subject to obtaining the consent of the issuing entity security trustee (which, if certain conditions are satisfied, will not be withheld), if withholding taxes are imposed on payments made by the issuing entity swap provider under the issuing entity swap due to a change in law; and

o at the option of the issuing entity (in the case of an issuing entity swap) or Funding 2 (in the case of the Funding 2 swap) if the relevant swap provider or its guarantor, as applicable, is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement and described above under "- RATINGS DOWNGRADE OF SWAP PROVIDERS" above.

Upon the occurrence of a swap early termination event, the issuing entity or the relevant issuing entity swap provider may be liable to make a termination payment to the other (in the case of an issuing entity swap) and/or Funding 2 or the Funding 2 swap provider may be liable to make a termination payment to the other (in the case of the Funding 2 swap). This termination payment will be calculated and payable in sterling. The amount of any termination payment will be based on the market value of the terminated swap as determined on the basis of quotations sought from leading dealers as to the cost of entering into a swap with

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the same terms and conditions that would have the effect of preserving the economic equivalent of the respective full payment obligations of the parties (or based upon a good faith determination of total losses and costs (or gains) if an insufficient number of quotations can be obtained or if basing the valuation on quotations would not produce a commercially reasonable result) and will include any unpaid amounts that became due and payable prior to the date of termination. Any such termination payment could be substantial.

If any issuing entity swap is terminated early and a termination payment is due by the issuing entity to an issuing entity swap provider, then, pursuant to its obligations under the master intercompany loan agreement, Funding 2 shall pay to the issuing entity an amount equal to the termination payment due to the relevant issuing entity swap provider less any amount received by the issuing entity under any replacement issuing entity swap agreement. These payments will be made by Funding 2 only after paying interest amounts due on the loan tranches and after providing for any debit balance on the Funding 2 principal deficiency ledger. The issuing entity shall apply amounts received from Funding 2 under the master intercompany loan agreement in accordance with the issuing entity pre-enforcement revenue priority of payments or, as the case may be, the issuing entity post-enforcement priority of payments. The application by the issuing entity of termination payments due to an issuing entity swap provider may affect the funds available to pay amounts due to the noteholders (see further "RISK FACTORS - YOU MAY BE SUBJECT TO RISKS RELATING TO EXCHANGE RATES OR INTEREST RATES ON THE NOTES" above).

If the issuing entity receives a termination payment from an issuing entity swap provider, then the issuing entity shall use those funds towards meeting its costs in effecting currency exchanges at the applicable spot rate of exchange until a replacement issuing entity swap is entered into and/or to acquire a replacement issuing entity swap.

Noteholders will not receive extra amounts (over and above interest and principal payable on the notes) as a result of the issuing entity receiving a termination payment.

TRANSFER OF THE SWAPS

Each swap provider may, subject to certain conditions specified in the relevant swap agreement, including (without limitation) the satisfaction of certain requirements of the rating agencies, transfer its obligations under any of the swaps to another entity.

TAXATION

Neither Funding 2 nor the issuing entity is obliged under any of the swaps to gross up payments made by them if withholding taxes are imposed on payments made under the Funding 2 swap or the issuing entity swaps.

Each swap provider will generally be obliged to gross up payments made by it to Funding 2 or the issuing entity, as appropriate, if withholding taxes are imposed on payments made under the Funding 2 swap or the issuing entity swaps. However, if an issuing entity swap provider is required to gross up a payment under an issuing entity swap due to a change in law, the relevant issuing entity swap provider may, subject to obtaining the consent of the issuing entity security trustee (which, if certain conditions are satisfied, shall be given), terminate the relevant issuing entity swaps.

GOVERNING LAW

The Funding 2 swap agreement and the issuing entity swap agreements will be governed by English law.


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       CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE, FUNDING 1 AND FUNDING 2

The following section contains a summary of the material terms of the cash management agreement. The summary does not purport to be complete and is subject to the provisions of the cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Halifax has been appointed by the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee to provide cash management services in relation to the mortgages trust, Funding 1 and Funding 2.

On the programme date, Funding 2 will appoint Halifax (acting as CASH MANAGER) to provide cash management service to Funding 2. The cash manager already provides cash management services to the mortgages trustee and Funding 1.

CASH MANAGEMENT SERVICES PROVIDED IN RELATION TO THE MORTGAGES TRUST

The cash manager's duties in relation to the mortgages trust include, but are not limited to:

(A) determining the current shares of Funding 1, Funding 2 and the seller in the trust property in accordance with the terms of the mortgages trust deed;

(B)    maintaining the following ledgers on behalf of the mortgages trustee:

       o a ledger designated the Funding 1 share/Funding 2 share/seller share ledger, which records the current shares and share percentage of the seller, Funding 1 and Funding 2 in the trust property;

       o      the losses ledger, which records losses on the loans;

       o the principal ledger, which records principal receipts on the loans received by the mortgages trustee and payments of principal from the mortgages trustee GIC account to Funding 1, Funding 2 and the seller; and

       o the revenue ledger, which records revenue receipts on the loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding 1, Funding 2 and the seller;

(C) distributing the mortgages trust available revenue receipts and the mortgages trustee principal receipts to Funding 1, Funding 2 and the seller in accordance with the terms of the mortgages trust deed; and

(D) providing the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee, the Funding 2 security trustee and the rating agencies with a quarterly report in relation to the trust property.

CASH MANAGEMENT SERVICES PROVIDED TO FUNDING 2

The cash manager's duties in relation to Funding 2 will include, but are not limited to:

(A) four business days before each Funding 2 interest payment date, determining:

       o the amount of Funding 2 available revenue receipts to be applied to pay interest and fees in relation to the loan tranches under the master intercompany loan agreement on the following Funding 2 interest payment date; and

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       o      the amount of Funding 2 available principal receipts to be applied to repay the loan tranches under the master intercompany loan agreement on the following Funding 2 interest payment date;

(B) if required, making drawings under the Funding 2 general reserve fund and/or the Funding 2 liquidity reserve fund; (C) maintaining the following ledgers on behalf of Funding 2:

       o the Funding 2 principal ledger, which records the amount of principal receipts received by Funding 2 on each distribution date;

       o the Funding 2 revenue ledger, which records all amounts (other than principal receipts) received by Funding 2 on each distribution date, together with interest received by Funding 2 on its authorised investments or pursuant to the bank account agreement;

       o the Funding 2 general reserve ledger, which records (i) the amount credited to the Funding 2 general reserve fund from a portion of the proceeds of Funding 2 start-up loans on the relevant closing dates, (ii) other amounts standing to the credit of the Funding 2 general reserve fund (but not exceeding the Funding 2 reserve required amount) and (iii) all deposits and other credits in respect of the Funding 2 general reserve fund;

       o the Funding 2 liquidity reserve ledger, which will record the amounts credited to the Funding 2 liquidity reserve fund from Funding 2 available revenue receipts and from Funding 2 available principal receipts up to the Funding 2 liquidity reserve fund required amount and drawings made under the Funding 2 liquidity reserve fund;

       o the Funding 2 principal deficiency ledger, which records principal deficiencies arising from losses on the loans which have been allocated to the Funding 2 share or the use of the Funding 2 principal receipts to cover certain senior expenses (including interest on the loan tranches and fees due under the master intercompany loan agreement);

       o the master intercompany loan ledger, which records payments of interest and repayments of principal made on each of the loan tranches under the master intercompany loan agreement; and

       o the Funding 2 cash accumulation ledger, which records the amount accumulated by Funding 2 from time to time to pay the amounts due on the bullet loan tranches and the scheduled amortisation instalments;

(D) investing sums standing to the credit of the Funding 2 GIC account in short-term authorised investments as determined by Funding 2, (insofar as permitted by applicable law, including without limitation, the FSMA) the cash manager and the Funding 2 security trustee;

(E)    making withdrawals from the Funding 2 reserve funds as and when required;

(F) applying the Funding 2 available revenue receipts and Funding 2 available principal receipts in accordance with the relevant Funding 2 priority of payments;

(G) providing Funding 2, the issuing entity, the Funding 2 security trustee, the issuing entity security trustee and the rating agencies with a quarterly report in relation to Funding 2; and

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(H)    making all returns and filings in relation to Funding 2 and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them.

For the definitions of Funding 2 available revenue receipts and Funding 2 available principal receipts, see "CASHFLOWS" above.

CASH MANAGEMENT SERVICES PROVIDED TO FUNDING 1

The cash manager is also responsible for providing similar cash management services to Funding 1 as those provided to Funding 2.

PERIODIC AUDIT

The cash manager's external auditors will review the mortgages trustee's, Funding 1's and Funding 2's bank accounts and account activity as part of their periodic audits.

COMPENSATION OF CASH MANAGER

The cash manager is paid a rate of 0.025 per cent. per annum (inclusive of VAT) of the aggregate of the principal amount outstanding of the term advances under the Funding 1 intercompany loan agreements and the loan tranches under the master intercompany loan agreement for the services provided to the mortgages trustee, Funding 2 and Funding 1, which is paid by the mortgages trustee, Funding 1 and Funding 2 in accordance with separate fee letters agreed with the cash manager.

In addition, the cash manager is entitled to be reimbursed for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by (a) the mortgages trustee prior to payment of mortgages trust available revenue receipts to Funding 1 and Funding 2 on each distribution date,
(b) Funding 2 prior to payment of interest due on the loan tranches and (c) Funding 1 prior to payment of interest due on the term advances.

RESIGNATION OF CASH MANAGER

The cash manager may resign only on giving 12 months' written notice to the Funding 1 security trustee, the Funding 2 security trustee, Funding 1, Funding 2 and the mortgages trustee and if (among other things):

o a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the Funding 1 security trustee, the Funding 2 security trustee, the mortgages trustee, Funding 1 and Funding 2; and

o the ratings of the notes and the Funding 1 notes at that time would not be reduced, withdrawn or qualified as a result of that replacement (unless otherwise agreed by an extraordinary resolution of the noteholders of each class and the holders of each class of Funding 1 notes).

TERMINATION OF APPOINTMENT OF CASH MANAGER

Funding 1, Funding 2, the Funding 1 security trustee or the Funding 2 security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

o the cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

o the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the Funding 1 security trustee and/or the Funding 2 security

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       trustee (as the case may be) is materially prejudicial to the Funding 1 secured creditors or the Funding 2 secured creditors (as the case may be) and does not remedy that failure within 20 London business days after the earlier of becoming aware of the failure and receiving a notice from Funding 1 or Funding 2 or the Funding 1 security trustee or the Funding 2 security trustee (as the case may be) given in accordance with the controlling beneficiary deed; or

o      Halifax, while acting as the cash manager, suffers an insolvency event.

If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the loans to or at the direction of the mortgages trustee, Funding 1, Funding 2, the Funding 1 security trustee or the Funding 2 security trustee, as the case may be. The cash management agreement will terminate automatically when Funding 1 and Funding 2 have no further interests in the trust property and the Funding 1 intercompany loans, the master intercompany loan and all other Funding 2 intercompany loans have been repaid or otherwise discharged.

GOVERNING LAW

The cash management agreement is governed by English law.

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CASH MANAGEMENT FOR THE ISSUING ENTITY

The following section contains a summary of the material terms of the issuing entity cash management agreement. The summary does not purport to be complete and is subject to the provisions of the issuing entity cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

On the programme date, the issuing entity will appoint Halifax (acting as ISSUING ENTITY CASH MANAGER) to provide cash management services to the issuing entity.

CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUING ENTITY

The issuing entity cash manager's duties will include, but are not limited to:

(A)    four business days before each interest payment date, determining:

       o the amount of issuing entity revenue receipts to be applied to pay interest on the notes on the following interest payment date and to pay amounts due to other creditors of the issuing entity; and

       o the amount of issuing entity principal receipts to be applied to repay the notes on the following interest payment date;

(B) applying issuing entity revenue receipts and issuing entity principal receipts in accordance with the relevant priority of payments for the issuing entity set out in the issuing entity cash management agreement or, as applicable, the issuing entity deed of charge;

(C)    maintaining the following ledgers on behalf of the issuing entity:

       o the issuing entity revenue ledger, which records issuing entity revenue receipts (excluding certain fees to be paid by Funding 2 on each Funding 2 interest payment date under the terms of the master intercompany loan agreement (other than in respect of any non-subordinated termination payment due by the issuing entity in respect of any issuing entity swap), which will be credited to the issuing entity expense ledger) received and paid out of the issuing entity. The issuing entity revenue ledger will be split into sub-ledgers corresponding to each series and class of notes issued by the issuing entity, and any interest received from Funding 2 in respect of a loan tranche and any payment due by the issuing entity to an issuing entity swap provider (excluding any issuing entity swap excluded termination amount) in relation to the corresponding class of notes will be credited to the relevant corresponding sub-ledger;

       o the issuing entity principal ledger, which records all Funding 2 available principal receipts received by the issuing entity from Funding 2 constituting principal repayments on a loan tranche. All such Funding 2 available principal receipts in relation each loan tranche will be credited to a sub-ledger (in respect of the related series and class of notes);

       o the ISSUING ENTITY EXPENSE LEDGER, which records payments of certain fees received from Funding 2 under the master intercompany loan and payments out in accordance with the issuing entity pre-enforcement revenue priority of payments; and

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       o      the series ledgers, which record payments of interest and
              repayments of principal on each series and class of notes and any payment of fees in respect of any termination payment due by the issuing entity in respect of a corresponding issuing entity swap;

(D) providing the issuing entity, Funding 2, the issuing entity security trustee and the rating agencies with quarterly reports in relation to the issuing entity;

(E) making all returns and filings required to be made by the issuing entity and providing or procuring the provision of company secretarial and administration services to the issuing entity;

(F) arranging payment of all fees to the London Stock Exchange or, as applicable, the FSA; and

(G) if necessary, performing all currency and interest rate conversions (whether it be a conversion from sterling to another specified currency or vice versa, or floating rates of interest to fixed rates of interest or vice versa) free of charge, cost or expense at the relevant exchange rate.

PERIODIC AUDIT

The issuing entity cash manager's external auditors will review the issuing entity bank accounts and account activity as part of their periodic audits.

THE ISSUING ENTITY'S BANK ACCOUNTS

On the programme date, the issuing entity will maintain a sterling bank account in its name with Bank of Scotland acting through its offices at 116 Wellington Street, Leeds LS1 4LT, the right, benefit and interest of which is assigned to the issuing entity security trustee under the issuing entity deed of charge (the ISSUING ENTITY TRANSACTION ACCOUNT and, together with any other accounts of the issuing entity from time to time, the ISSUING ENTITY BANK ACCOUNTS). The issuing entity may, with the prior written consent of the issuing entity security trustee, open additional or replacement bank accounts.

The issuing entity bank accounts may be required to be transferred to an alternative bank if the short-term, unguaranteed and unsecured ratings of the issuing entity account bank falls below A-1+ by Standard & Poor's, F1+ by Fitch or P-1 by Moody's unless each rating agency confirms that its then current rating of the notes would not be reduced, withdrawn or qualified as a result of such ratings falling below these minimum ratings.

COMPENSATION OF ISSUING ENTITY CASH MANAGER

The issuing entity cash manager will be paid a rate of 0.025 per cent. per annum (inclusive of VAT) of the principal amount outstanding of the notes for its services which will be paid quarterly in arrear on each interest payment date.

In addition, the issuing entity cash manager will be entitled to be reimbursed for any expenses or other amounts properly incurred by it in carrying out its duties. The issuing entity cash manager will be paid by the issuing entity prior to amounts due on the notes.

RESIGNATION OF THE ISSUING ENTITY CASH MANAGER

The issuing entity cash manager may resign only on giving 12 months' written notice to the issuing entity security trustee and the issuing entity and if:

o a substitute issuing entity cash manager has been appointed and a new issuing entity cash management agreement is entered into on terms satisfactory to the issuing entity security trustee and the issuing entity; and

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o      the ratings of the notes at that time would not be reduced, withdrawn, or qualified as a result of that replacement.

TERMINATION OF APPOINTMENT OF THE ISSUING ENTITY CASH MANAGER

The issuing entity security trustee may, upon written notice to the issuing entity cash manager, terminate the issuing entity cash manager's rights and obligations immediately if any of the following events occurs:

o the issuing entity cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after the earlier of the issuing entity cash manager becoming aware of the default and receipt by the issuing entity cash manager of written notice from the issuing entity or the issuing entity security trustee, as the case may be;

o the issuing entity cash manager fails to comply with any of its other obligations under the issuing entity cash management agreement which in the opinion of the issuing entity security trustee is materially prejudicial to the issuing entity secured creditors and does not remedy that failure within 20 London business days after the earlier of becoming aware of the failure and receiving a notice from the issuing entity or the issuing entity security trustee; or

o      the issuing entity cash manager suffers an insolvency event.

If the appointment of the issuing entity cash manager is terminated or it resigns, the issuing entity cash manager must deliver its books of account relating to the notes to or at the direction of the issuing entity security trustee. The issuing entity cash management agreement will terminate automatically when the notes have been fully redeemed.

GOVERNING LAW

The issuing entity cash management agreement will be governed by English law.




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                          DESCRIPTION OF THE TRUST DEED

GENERAL

         The principal agreement governing the notes is the trust deed dated on or about the programme date and made between the issuing entity and the note trustee (the TRUST DEED). The trust deed has five primary functions. It:

o      constitutes the notes;

o      sets out the covenants of the issuing entity in relation to the notes;

o sets out the enforcement and post-enforcement procedures relating to the notes;

o contains provisions necessary to comply with the US Trust Indenture Act of 1939, as amended; and

o sets out the appointment, powers and responsibilities of the note trustee.

The following section contains a summary of the material terms of the trust deed. The summary does not purport to be complete and is subject to the provisions of the trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

The trust deed sets out the form of the global notes and the definitive notes. It also sets out the terms and conditions and the conditions for the issue of definitive notes and/or the cancellation of any notes. It stipulates, among other things, that the paying agents, the registrar, the transfer agent and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the paying agent and agent bank agreement.

The trust deed also contains covenants made by the issuing entity in favour of the note trustee and the noteholders. The main covenants are that the issuing entity will (subject to the deferral provisions contained in the terms and conditions of the notes) pay interest and repay principal on each of the notes when due. Covenants are included to ensure that issuing entity remains insolvency-remote and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the notes. See number 3 (Covenants) of "TERMS AND CONDITIONS OF THE US NOTES" below. The issuing entity also covenants that it will (in respect of those notes that are listed) do all things necessary to maintain the listing of the notes on the official list of the UK Listing Authority and to maintain the trading of those notes on the London Stock Exchange's Gilt Edged and Fixed Interest Market. In addition, the issuing entity covenants to keep in place a common depositary, paying agents and an agent bank.

The trust deed provides that the class A noteholders' interests take precedence over the interests of other noteholders for so long as the class A notes are outstanding and thereafter the interests of the class B noteholders take precedence for so long as the class B notes are outstanding and thereafter the interests of the class M noteholders take precedence for so long as the class M notes are outstanding and thereafter the interests of the class C noteholders take precedence for so long as the class C notes are outstanding and thereafter the interests of the class D noteholders take precedence for so long as the class D notes are outstanding. Certain basic terms of each class of notes may not be amended without the consent of the majority of the holders of that class of note and the consent of the majority of the holders of the other classes of affected notes outstanding. This is described further in number 11 (Meetings of noteholders, modifications and waivers of "TERMS AND CONDITIONS OF THE US NOTES" below.

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The trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a co-trustee or any delegate or agent in the execution of any of its duties under the trust deed. The trust deed also sets out the circumstances in which the note trustee may resign or retire.

The trust deed includes certain provisions mandated by the US Trust Indenture Act of 1939, as amended. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuing entity and the rights of the noteholders. Specifically these include, but are not limited to:

(a)    maintenance of a noteholder list by the note trustee;

(b) provision of financial statements and other information by the issuing entity to the note trustee;

(c) ability of noteholders to waive certain past defaults of the issuing entity;

(d) duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

(e) duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

(f) right of the note trustee to resign at any time by notifying the issuing entity in writing and the ability of the issuing entity to remove the note trustee under certain circumstances.

TRUST INDENTURE ACT PREVAILS

The trust deed contains a provision that, if any other provision of the trust deed limits, qualifies or conflicts with another provision which is required to be included in the trust deed by, and is not subject to contractual waiver under the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.

GOVERNING LAW

The trust deed will be governed by English law.



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                         THE NOTES AND THE GLOBAL NOTES

The issuance of each series of notes has been authorised by a resolution of the board of directors of the issuing entity passed on [o] 2006. Each issuance of notes will be constituted by a deed or deeds supplemental to the trust deed between the issuing entity and the note trustee, as trustee for, among others, the holders for the time being of the notes. While the material terms of the notes, the definitive notes and the global notes are described in this prospectus, the statements set out in this section with regard to the notes, the definitive notes and the global notes are subject to the detailed provisions of the trust deed. The trust deed will include the form of the global notes and the form of definitive notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

A paying agent and agent bank agreement between the issuing entity, the note trustee, Citibank, N.A. in London as principal paying agent, the US paying agent, the registrar, the transfer agent and the agent bank, regulate how payments will be made on the notes and how determinations and notifications will be made. The trust deed and the paying agent and agent bank agreement will be dated as of the programme date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

Each class of each series of notes will be represented initially by a global note in registered form without interest coupons attached. The US notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the United States Securities and Exchange Commission. The Reg S notes which are not being offered under this prospectus will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the Securities Act.

The global notes representing the US notes offered under this prospectus and the related prospectus supplement (the US GLOBAL NOTES) will be deposited on behalf of the beneficial owners of the notes with Citibank, N.A. in London, as the custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company - called DTC. On confirmation from the custodian that it holds the global notes, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global notes.

The global notes representing the notes other than those represented by the US global notes (the REG S GLOBAL NOTES) will be deposited on behalf of the beneficial owners of those notes with, and registered in the name of a nominee of, Citibank, N.A., as common depositary for Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG), Euroclear Bank S.A./N.V. (EUROCLEAR) and any alternative clearing system agreed by the issuing entity. On confirmation from the common depositary that it holds the Reg S global notes, Clearstream, Luxembourg and/or Euroclear, as the case may be, will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the Reg S global notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant Reg S global notes.

The amount of notes represented by each global note is evidenced by the register maintained for that purpose by the registrar. Together, the notes represented by the global notes and any outstanding definitive notes will equal the aggregate principal amount of the notes outstanding at any time. However, except as described under "-DEFINITIVE NOTES" below, definitive certificates representing individual notes shall not be issued.

Beneficial owners may hold their interests in the global notes only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or through any alternative clearing system agreed by the issuing entity, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their

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participants) and the records of their participants (with respect to interests of persons other than their participants) or by any alternative clearing system agreed by the issuing entity. By contrast, ownership of definitive notes and direct interests in a global note will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of notes, beneficial owners of notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those notes or to any alternative clearing system agreed by the issuing entity. The issuing entity expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of notes only at the direction of one or more participants to whose account the interests in a global note is credited and only in respect of that portion of the aggregate principal amount of notes as to which that participant or those participants has or have given that direction.

Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed and the paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York, One Canada Square, London, E14 5AL, United Kingdom and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the listing rules made by the UK Listing Authority, the issuing entity will maintain a paying agent in the United Kingdom until the date on which the notes are finally redeemed for as long as any note is outstanding. The issuing entity will endeavour to maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

PAYMENT

Principal and interest payments on the global notes will be made via the paying agents to DTC, Euroclear or Clearstream, Luxembourg (as applicable) or to any alternative clearing system agreed by the issuing entity or their respective nominee, as the registered holder of the global notes. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date.

Payments by DTC, Clearstream, Luxembourg and Euroclear participants, or by any participants of any alternative clearing system agreed by the issuing entity, to the beneficial owners of notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "street name". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant or the participant of such alternative clearing system and not of DTC, Clearstream, Luxembourg, Euroclear, any such alternative clearing system, any paying agent, the note trustee or the issuing entity. Neither the issuing entity, the note trustee nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear or such alternative clearing system relating to payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear or such alternative clearing system relating to those beneficial interests.

CLEARANCE AND SETTLEMENT

DTC

DTC has advised the issuing entity and the underwriters that it intends to follow the following procedures:

DTC will act as securities depository for the US global notes. The US global notes will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

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DTC has advised the issuing entity that it is a:

o      limited-purpose trust company organised under the New York Banking Law;

o      BANKING ORGANISATION within the meaning of the New York Banking Law;

o      member of the Federal Reserve System;

o CLEARING CORPORATION within the meaning of the New York Uniform Commercial Code; and

o CLEARING AGENCY registered under the provisions of Section 17A of the US Securities Exchange Act of 1934, as amended (the EXCHANGE ACT).

DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to the DTC system is also available to others, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. Transfers between participants on the DTC system will occur under DTC rules.

Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the global notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in notes unless use of the book-entry system for the notes described in this section is discontinued.

To facilitate subsequent transfers, all global notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these global notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners, will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

Redemption notices for the US global notes will be sent to DTC. If less than all of those global notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those global notes to be redeemed.

Neither DTC nor Cede & Co. will consent or vote on behalf of the US global notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

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The issuing entity understands that under existing industry practices, when the issuing entity requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the trust deed, DTC generally will give or take that action, or authorise the relevant participants to give or take that action, and those participants would authorise beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

CLEARSTREAM, LUXEMBOURG AND EUROCLEAR

Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars. Transfer between participants on the Clearstream, Luxembourg system and participants of the Euroclear system will occur under their respective rules and operating procedures.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear, under contract with Euroclear Clearance System, Co-operative, a Belgium co-operative corporation (the EUROCLEAR CO-OPERATIVE). All operations are conducted by Euroclear. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not the Euroclear co-operative. The board of the Euroclear co-operative establishes policy for the Euroclear system.

Euroclear participants include banks - including central banks - securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The information in this section concerning DTC and DTC's book-entry system, and the book-entry system of any alternative clearing system agreed by the issuing entity, Clearstream, Luxembourg and Euroclear has

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been obtained from sources that the issuing entity believes to be reliable, but the issuing entity takes no responsibility for the accuracy thereof.

As the holders of book-entry interests, beneficial owners will not have the right under the trust deed to act on solicitations by the issuing entity for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or any alternative clearing system agreed by the issuing entity or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.

No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in the global notes.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

INITIAL SETTLEMENT

The US global notes will be delivered at initial settlement to Citibank, N.A., London branch as custodian for DTC, and the Reg S global notes will be delivered to Citibank, N.A., London branch as common depositary for Clearstream, Luxembourg and Euroclear or any alternative clearing system agreed by the issuing entity. Customary settlement procedures will be followed for participants of each system at initial settlement. Notes will be credited to investors' securities accounts on the settlement date against payment in same-day funds.

SECONDARY TRADING

Secondary market sales of book-entry interests in notes between DTC participants will occur in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg, Euroclear and any alternative clearing system agreed by the issuing entity, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuing entity, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear, any alternative clearing system agreed by the issuing entity or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described herein.

DEFINITIVE NOTES

Beneficial owners of global notes will only be entitled to receive definitive notes (such exchanged global notes, the DEFINITIVE NOTES) under the following limited circumstances:

o as a result of a change in UK law, the issuing entity or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the notes that would not be required if the notes were in definitive form;


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o      in the case of the US global notes, DTC notifies the issuing entity that it is unwilling or unable to hold the US global notes or is unwilling or unable to continue as, or has ceased to be, a clearing agency under the Exchange Act and, in each case, the issuing entity cannot appoint a successor within 90 days; or

o in the case of the Reg S global notes, Clearstream, Luxembourg and Euroclear are closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announce an intention to cease business permanently or do in fact do so and no alternative clearing system satisfactory to note trustee is available.

In no event will definitive notes in bearer form be issued. Any definitive notes will be issued in registered form in minimum denominations as specified in the related prospectus supplement. Any definitive notes will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg, Euroclear and any alternative clearing system agreed by the issuing entity, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg, Euroclear and any alternative clearing system agreed by the issuing entity, from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuing entity, the note trustee and any paying agent shall be entitled to treat the person in whose name any definitive notes are registered as the absolute owner thereof. The paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the notes and other provisions customary for a registered debt security.

Any person receiving definitive notes will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuing entity. No service charge will be made for any registration of transfer or exchange of any definitive notes.




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                      TERMS AND CONDITIONS OF THE US NOTES

The following is a summary of the material terms and conditions of the US notes offered pursuant to this prospectus and the related prospectus supplement, numbered 1 to 17. This summary does not need to be read with the actual terms and conditions of the US notes in order to learn all the material terms and conditions of the US notes. The complete terms and conditions of the US notes are set out in the trust deed, a form of which has been filed as an exhibit to the registration statement, and in the event of a conflict, the terms and conditions of the notes set out in the trust deed will prevail.

References in this section to:


o the "NOTES" mean collectively the class A notes, the class B notes, the class M notes, the class C notes and the class D notes of each series;

o the class A noteholders, the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders shall, in each case and unless specified otherwise, be references to the holders of the notes of all series of the applicable class; and

o the class A notes, the class B notes, the class M notes, the class C notes or the class D notes shall, in each case and unless specified otherwise, be references to the class A notes, the class B notes, the class M notes, the class C notes or the class D notes of all series of the applicable class.


Furthermore, this section, as elsewhere in this prospectus, provides information on the Reg S notes that are not being offered to the public in the United States by this prospectus. This information is provided only to enhance your understanding of the US notes. Each series and class of notes will be the subject of the following documents:

o a trust deed dated the programme date between the note trustee and the issuing entity and a deed or deeds supplemental to the trust deed entered into between the note trustee and the issuing entity from time to time;

o a paying agent and agent bank agreement dated the programme date between the principal paying agent, the agent bank, the other paying agents, the transfer agent, the registrar, the note trustee and the issuing entity;

o an issuing entity deed of charge dated the programme date between the issuing entity security trustee, the note trustee, the issuing entity swap providers, certain other parties and the issuing entity; and

o if applicable to a series and class of notes, an issuing entity swap agreement dated the relevant closing date in respect of such series and class of notes, between the issuing entity swap provider and the issuing entity.

Any reference to the parties to these documents includes any successor to that party validly appointed.

Initially the parties will be as follows:

o      Permanent Master Issuer plc, as the issuing entity;

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o      Citibank, N.A., as principal paying agent, agent bank, registrar and transfer agent;

o The Bank of New York, as Funding 2 security trustee, issuing entity security trustee and note trustee; and

o      Halifax plc as Funding 2 swap provider.


Noteholders can view drafts of those documents at the registered office of the issuing entity and the specified office of any of the paying agents after the programme date.

There is no English law that prohibits US residents from holding notes solely because of their residence outside the UK.

There are no UK governmental laws or regulations other than in relation to withholding tax, as described under "UNITED KINGDOM TAXATION - WITHHOLDING TAX" below, that restrict payments made to non-UK resident noteholders.


1.       FORM, DENOMINATION, REGISTER, TITLE AND TRANSFERS

The US notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

The US notes are in global registered form, without coupons attached.

Transfers and exchanges of beneficial interests in notes represented by global note certificates are made in accordance with the rules and procedures of DTC, Euroclear and/ or Clearstream, Luxembourg, as applicable.

Global note certificates will be exchanged for individual note certificates in definitive registered form only under certain limited circumstances. If individual note certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global note certificates and in registered form only.

The registrar will maintain a register in respect of the US notes in accordance with the provisions of the paying agent and agent bank agreement. References in this section to a HOLDER of a US note means the person in whose name such US note is for the time being registered in the register (or, in the case of a joint holding, the first named thereof) and NOTEHOLDER shall be construed accordingly. A NOTE CERTIFICATE will be issued to each noteholder in respect of its registered holding. Each note certificate will be numbered serially with an identifying number that will be recorded in the register.

The holder of each US note shall (except as otherwise required by law) be treated as the absolute owner of such US note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such note certificate) and no person shall be liable for so treating such holder.

Subject to the provisions below, a US note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the specified offices of the registrar or any transfer agent specified in the paying agent and agent bank agreement, together with such evidence as the registrar or (as the case may be) such transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a US note may only be transferred in the minimum denominations specified in the applicable prospectus supplement. Where

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not all the US notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the US notes will be issued to the transferor.

Within five commercial business days of such surrender of a note certificate, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the US notes transferred to each relevant holder at its specified office or (as the case may be) the specified office of any transfer agent or (at the request and risk of any such relevant holder) by uninsured first class mail (and by airmail if the holder is overseas) to the address specified for the purpose by such relevant holder. In this paragraph, COMMERCIAL BUSINESS DAY means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city where the registrar or (as the case may be) the relevant transfer agent has its specified office.

The transfer of a US note will be effected without charge by the registrar but against such indemnity as the registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the US notes.

All transfers of US notes and entries on the register are subject to the detailed regulations concerning the transfer of US notes scheduled to the paying agent and agent bank agreement. The issuing entity may change the regulations with the prior written approval of the note trustee and the registrar. A copy of the current regulations will be mailed (free of charge) by the registrar to any noteholder who requests in writing a copy of such regulations.

2.       STATUS, SECURITY AND PRIORITY

The notes of each series and class are direct, secured and unconditional obligations of the issuing entity.

Subject to the provisions of NUMBERS 4 and 5 and subject to the conditions and priorities set out under "CASHFLOWS" above:

o the class A notes of each series will rank without preference or priority among themselves and with the class A notes of each other series, but in priority to the class B notes, the class M notes, the class C notes and the class D notes of any series;

o the class B notes of each series will rank without preference or priority among themselves and with the class B notes of each other series, but in priority to the class M notes, the class C notes and the class D notes of any series;

o the class M notes of each series will rank without any preference or priority among themselves and with the class M notes of each other series, but in priority to the class C notes and the class D notes of any series; and

o the class C notes of each series will rank without any preference or priority among themselves and with the class C notes of each other series, but in priority to the class D notes of any series; and

o the class D notes of each series will rank without preference or priority among themselves and with the class D notes of each other series.

The note trustee is required to have regard to the interests of all classes of noteholders equally. However, except where the transaction documents expressly provide otherwise, if there are any class A notes of any series outstanding and if there is or may be a conflict between the interests of the class A noteholders and the

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interests of the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or the class D noteholders in each case, of that series or any other series, then the note trustee will have regard to the interests of the class A noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding and there are any class B notes of any series outstanding and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class M noteholders and/or the class C noteholders and/or the class D noteholders in each case, of that series or any other series, then the note trustee will have regard to the interests of the class B noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding and no class B notes outstanding and there are any class M notes of any series outstanding and if there is or may be a conflict between the interests of the class M noteholders and the interests of the class C noteholders and/or the class D noteholders in each case, of that series or any other series, then the note trustee will have regard to the interests of the class M noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding, no class B notes outstanding and no class M notes outstanding and there are class C notes of any series outstanding, and if there is or may be a conflict between the interests of the class C noteholders and the interests of the class D noteholders in each case, of that series or any other series, then the note trustee will have regard to the interests of the class C noteholders only.

Except in certain limited circumstances described in NUMBER 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders in each case, of any series. As described in NUMBER 11 there are provisions limiting the power of the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class A noteholders. Likewise, except in the limited circumstances described in NUMBER 11, there is no limitation on the power of class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class M noteholders, the class C noteholders and the class D noteholders in each case, of any series. As described in NUMBER 11 there are provisions limiting the power of the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class B noteholders. Likewise, except in the limited circumstances described in NUMBER 11, there is no limitation on the power of class M noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders and the class D noteholders of any series. As described in NUMBER 11 there are provisions limiting the power of the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class M noteholders. Likewise, except in the limited circumstances described in number 11, there is no limitation on the power of class C noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class D noteholders. As described in number 11 there are provisions limiting the power of the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class C noteholders.

The note trustee is entitled to assume (without further investigation or inquiry) that any exercise by it of any right, power, trust, authority, discretion or duty under or in relation to the transaction documents will not be materially prejudicial to the interests of the noteholders if the rating agencies have confirmed that the then current ratings of the notes will not be reduced, withdrawn or qualified by that exercise.

The security for the payment of amounts due under the notes is created by the issuing entity deed of charge. The issuing entity security trustee will hold such security for itself and on behalf of the issuing entity secured creditors (which definition includes the note trustee and the noteholders).

3.       COVENANTS

If any note is outstanding, the issuing entity will not, unless it is provided in or permitted by the terms and conditions of the notes or the terms of the transaction documents to which the issuing entity is party or by the written consent of the note trustee:

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o      create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets (including any uncalled capital) or its undertakings, present or future except where the same is given in connection with the issue of a series;

o sell, assign, transfer, lease or otherwise dispose of, or deal with, or grant any option or present or future right to acquire all or any of its properties, assets or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do any of the foregoing;

o permit any other person other than itself and the issuing entity security trustee (as to itself and on behalf of the issuing entity secured creditors) to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

o have an interest in any bank account other than its bank accounts maintained pursuant to the transaction documents;

o carry on any business other than as described in this prospectus (as revised, supplemented and/or amended from time to time) relating to the issue of the notes and the related activities described herein or as contemplated in the transaction documents relating to the issue of the notes;

o incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person, except where the same is incurred or given or the issuing entity becomes so obligated in connection with the issue of a series;

o consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

o waive or consent to the modification or waiver of any of the obligations relating to the issuing entity security;

o      have any employees, premises or subsidiaries;

o pay any dividend or make any other distributions to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the issuing entity deed of charge;

o      purchase or otherwise acquire any notes; or

o engage in any activities in the United States (directly or through agents), or derive any income from United States sources as determined under United States income tax principles, or hold any property if doing so would cause it to be engaged in a trade or business within the United States as determined under United States income tax principles.

4.       INTEREST

(A)      Interest on fixed rate notes

Each fixed rate note bears interest on its principal amount outstanding from (and including) the interest commencement date at the rate(s) per annum equal to the rate(s) of interest payable, subject as provided in the terms and conditions, in arrear on the interest payment date(s) in each year specified for such note in the applicable prospectus supplement up to (and including) the final maturity date.

If interest is required to be calculated in respect of any fixed rate note for a period other than an interest period, such interest shall be calculated by applying the rate of interest specified for such note in the

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applicable prospectus supplement to the principal amount outstanding on such note, multiplying such sum by the applicable day count fraction and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

"DAY COUNT FRACTION" means, in respect of the calculation of an amount of interest in respect of a fixed rate note:

(i) if "Actual/Actual (ICMA)" is specified for such note in the applicable prospectus supplement:

       (a) in the case of notes where the number of days in the relevant period from (and including) the most recent interest payment date for such notes (or, if none, the interest commencement date) to (but excluding) the relevant interest payment date (the "ACCRUAL PERIOD") is equal to or shorter than the determination period during which the accrual period ends, the number of days in such accrual period divided by; the product of:

              (1)    the number of days in such determination period; and

              (2) the number of determination dates (as specified in the applicable prospectus supplement) that would occur in one calendar year; or

       (b) in the case of notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

              (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

              (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

(ii) if "30/360" is specified for such note in the applicable prospectus supplement, the number of days in the period from (and including) the most recent interest payment date for such note (or, if none, the interest commencement date) to (but excluding) the relevant interest payment date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.

(B)    Interest on floating rate notes

(i)    Interest payment dates

       Each floating rate note bears interest on its principal amount outstanding from (and including) the interest commencement date and such interest will be payable in arrear on the interest payment date(s) in each year specified for such note in the applicable prospectus supplement. Such interest will be payable in respect of each interest period.

       If a business day convention is specified for a floating rate note in the applicable prospectus supplement and (x) if there is no numerically corresponding day in the calendar month in which an interest payment date should occur or (y) if any interest payment date would

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       otherwise fall on a day that is not a business day, then, if the business day convention specified is:

       (a) the "following business day convention", the interest payment date for such note shall be postponed to the next day which is a business day; or

       (b) the "modified following business day convention", the interest payment date for such note shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month, in which event such interest payment date shall be brought forward to the immediately preceding business day; or

       (c) the "preceding business day convention", the interest payment date for such note shall be brought forward to the immediately preceding business day.

(ii)   Rate of interest

       The rate of interest payable from time to time in respect of a floating rate note will be determined in the manner specified in the applicable prospectus supplement.

       (a)    ISDA Determination for floating rate notes

              Where "ISDA Determination" is specified for such note in the applicable prospectus supplement as the manner in which the rate of interest is to be determined, the rate of interest for each interest period will be the relevant ISDA rate plus or minus (as indicated for such note in the applicable prospectus supplement) the margin (if any). For the purposes of this subparagraph (a), ISDA RATE for an interest period means a rate equal to the floating rate that would be determined by the agent bank or other person specified in the applicable prospectus supplement under an interest rate swap transaction if the agent bank or that other person were acting as calculation agent for that swap transaction under the terms of an agreement incorporating the ISDA definitions and under which:

              (1) the floating rate option is as specified for such note in the applicable prospectus supplement;

              (2)    the designated maturity is the period specified for such
                     note in the applicable prospectus supplement; and

              (3) the relevant reset date is either (i) if the applicable floating rate option is based on LIBOR or EURIBOR for a currency, the first day of that interest period or (ii) in any other case, as specified for such note in the applicable prospectus supplement.

              For the purposes of this sub-paragraph (a), FLOATING RATE, CALCULATION AGENT, FLOATING RATE OPTION, DESIGNATED MATURITY and RESET DATE have the meanings given to those terms in the ISDA definitions.

              ISDA DEFINITIONS means the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Associations, Inc. and as amended and updated as at the closing date for the first series of notes.

       (b)    Screen rate determination for floating rate notes

              Where SCREEN RATE DETERMINATION is specified for a floating rate note in the applicable prospectus supplement as the manner in which the rate of interest for such note is to be determined, the rate of interest for each interest period will, subject as provided below, be either:

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              (1)    the offered quotation (if there is only one quotation on
                     the relevant screen page); or

              (2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

              (expressed as a percentage rate per annum) for the reference rate which appears or appear, as the case may be, on the relevant screen page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the interest determination date in question plus or minus the margin (if any), all as determined by the agent bank. If five or more of such offered quotations are available on the relevant screen page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the agent bank for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

       If the reference rate from time to time in respect of a floating rate note is specified for such note in the applicable prospectus supplement as being other than LIBOR or EURIBOR, the rate of interest in respect of such note will be determined as provided for such note in the applicable prospectus supplement.

(iii)  Minimum rate of interest and/or maximum rate of interest

       If the applicable prospectus supplement specifies a minimum rate of interest for a floating rate note for any interest period, then, in the event that the rate of interest for such note in respect of such interest period determined in accordance with the provisions of paragraph (ii) above is less than such minimum rate of interest, the rate of interest for such note for such interest period shall be such minimum rate of interest.

       If the applicable prospectus supplement specifies a maximum rate of interest for such note for any interest period, then, in the event that the rate of interest for such note in respect of such interest period determined in accordance with the provisions of paragraph (ii) above is greater than such maximum rate of interest, the rate of interest for such note for such interest period shall be such maximum rate of interest.

(iv)   Determination of rate of interest and calculation of interest amounts

       The agent bank will at or as soon as practicable after each time at which the rate of interest is to be determined, determine the rate of interest for the relevant interest period.

       The agent bank will calculate the amount of interest payable on the floating rate notes in respect of each specified denomination (each an INTEREST AMOUNT) for the relevant interest period. Each interest amount shall be calculated by applying the rate of interest to the principal amount outstanding of each note, multiplying such sum by the applicable day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

       DAY COUNT FRACTION means, in respect of the calculation of an amount of interest for a floating rate note in accordance with this paragraph (iv) for any interest period:

       (a)    if "Actual/365" or "Actual/Actual (ISDA)" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (a) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (b) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365);

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       (b)    if "Actual/365 (Fixed)" is specified for such note in the
              applicable prospectus supplement, the actual number of days in the interest period divided by 365;

       (c) if "Actual/365 (Sterling)" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 365 or, in the case of an interest payment date falling in a leap year, 366;

       (d) if "Actual/360" is specified for such note in the applicable prospectus supplement, the actual number of days in the interest period divided by 360;

       (e) if "30/360", "360/360" or "Bond Basis" is specified for such note in the applicable prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (a) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (b) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

       (f) if "30E/360" or "Eurobond Basis" is specified for such note in the applicable prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, without regard to the date of the first day or last day of the interest period unless, in the case of the final interest period, the final maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)    Notification of rate of interest and interest amounts

       The agent bank will cause the rate of interest and each interest amount for each interest period and the relevant interest payment date to be notified to the note trustee, the issuing entity security trustee, the issuing entity cash manager, the paying agents, the registrar and to any stock exchange or other relevant competent authority or quotation system on which the relevant floating rate notes are for the time being listed, quoted and/or traded or by which they have been admitted to listing and to be published in accordance with NUMBER 14 as soon as possible after their determination but in no event later than the fourth business day thereafter. Each interest amount and interest payment date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the interest period. Any such amendment or alternative arrangements will be promptly notified to the note trustee and each stock exchange or other relevant authority on which the relevant floating rate notes are for the time being listed or by which they have been admitted to listing and to noteholders in accordance with NUMBER 14.

(vi)   Determination or calculation by note trustee

       If for any reason at any relevant time after the relevant closing date, the agent bank or, as the case may be, the calculation agent defaults in its obligation to determine the rate of interest for a floating rate note or the agent bank defaults in its obligation to calculate any interest amount for such note in accordance with sub-paragraph (ii)(a) or (b) above or as otherwise specified in the applicable note supplement, as the case may be, and in each case in accordance with paragraph (iv) above, the note trustee shall determine the rate of interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing

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       provisions of this NUMBER 4, but subject always to any minimum rate of interest or maximum rate of interest specified for such note in the applicable note supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the note trustee shall calculate the interest amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the agent bank or the calculation agent, as the case may be.

(vii)  Certificates to be final

       All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions set out in this NUMBER 4(B), whether by the agent bank or the calculation agent or the note trustee shall (in the absence of wilful default, bad faith or manifest error) be binding on the issuing entity, the issuing entity cash manager, the principal paying agent, the calculation agent, the other paying agents, the note trustee and all noteholders and (in the absence of wilful default or bad faith) no liability to the issuing entity or the noteholders shall attach to the agent bank or the calculation agent or the note trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(C)    Accrual of interest

Interest (if any) will cease to accrue on each note (or, in the case of the redemption of part only of a note, that part only of such note) on the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused in which event, interest will continue to accrue as provided in the trust deed.

(D)    Deferred interest

To the extent that the funds available to the issuing entity, subject to and in accordance with the relevant issuing entity priority of payments, to pay interest on any series and class of notes (other than any series and class of notes if then the most senior class of notes then outstanding) on an interest payment date (after discharging the issuing entity's liabilities of a higher priority) are insufficient to pay the full amount of such interest, payment of the shortfall attributable to such series and class of notes (DEFERRED INTEREST), will not then fall due but will instead be deferred until the first interest payment date for such notes thereafter on which sufficient funds are available (after allowing for the issuing entity's liabilities of a higher priority and subject to and in accordance with the relevant issuing entity priority of payments) to fund the payment of such deferred interest to the extent of such available funds.

Such deferred interest will accrue interest (ADDITIONAL INTEREST) at the rate of interest applicable from time to time to the applicable series and class of notes and payment of any additional interest will also be deferred until the first interest payment date for such notes thereafter on which funds are available (after allowing for the issuing entity's liabilities of a higher priority subject to and in accordance with the relevant issuing entity priority of payments) to the issuing entity to pay such additional interest to the extent of such available funds.

Amounts of deferred interest and additional interest shall not be deferred beyond the final maturity date of the applicable series and class of notes, when such amounts will become due and payable.

Payments of interest due on an interest payment date in respect of the most senior class of notes of any series then outstanding will not be deferred. In the event of the delivery of an note acceleration notice (as described in NUMBER
9), the amount of interest in respect of such notes that was due but not paid on such interest payment date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

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5.       REDEMPTION, PURCHASE AND CANCELLATION

(A)      Final redemption

If the US notes have not previously been redeemed in full as described in this NUMBER 5, the issuing entity will redeem each series and class of notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of such series and class of notes.

Subject to NUMBER 9, the issuing entity may not redeem the US notes in whole or in part prior to their final maturity date except as set out in NUMBERS 5(B),
(D), (E) or (F).

(B)      Mandatory redemption of the notes in part

On each interest payment date, other than an interest payment date on which a series and class of notes are to be redeemed under NUMBERS 5(A), (D), (E) or
(F), the issuing entity shall repay principal in respect of such notes in an amount equal to the amount (if any) repaid on the corresponding Funding 2 interest payment date in respect of the related loan tranche and pursuant to the master intercompany loan agreement converted, where the specified currency for such notes is not sterling, into the specified currency at the specified currency exchange rate.

To the extent that there are insufficient funds available to the issuing entity to repay the amount due to be paid on such interest payment date, the issuing entity will be required to repay the shortfall, to the extent that the issuing entity receives funds therefor (and subject to the terms of the issuing entity deed of charge and the issuing entity cash management agreement) on subsequent interest payment dates in respect of such notes.

(C) Note principal payments and principal amount outstanding

Two business days prior to each interest payment date (the NOTE DETERMINATION
DATE), the issuing entity will determine (or cause the agent bank to determine) the following:

o the amount of each principal payment payable on each US note of each series and class, called the NOTE PRINCIPAL PAYMENT;

o the principal amount outstanding of each US note of that series and class on the note determination date which is the specified denomination of each US note of that series and class as at the closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

o the fraction, or pool factor, obtained by dividing the principal amount outstanding of each US note by the specified denomination of each note of that series and class as at the closing date.

The issuing entity will notify the amounts and dates determined to the agent bank, paying agents, note trustee, the issuing entity security trustee, the registrar and each stock exchange on which the notes are listed and the issuing entity shall also publish such amounts and dates in accordance with NUMBER 14 by no later than the business day after the relevant interest payment date.

If the issuing entity fails to make, or cause the agent bank to make, a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this paragraph (C) in the manner the note trustee in its discretion considers fair and reasonable in the circumstances, having regard to paragraph (C) above, and each of these determinations or calculations will be deemed to have been made by the issuing entity. If this happens, the agent bank and the noteholders and the issuing entity will be bound by the determinations made.

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(D)      Optional Redemption in Full of a Series

Provided that a note acceleration notice has not been served, the issuing entity may, by giving not less than 30 and not more than 60 days' prior written notice to the note trustee and the noteholders, redeem a series and class of notes at the aggregate redemption amount together with any accrued interest on the following dates:

o the date specified as the STEP-UP DATE for such notes in the applicable prospectus supplement and on any interest payment date for such notes thereafter. This gives the issuing entity the option to redeem a series and class of notes on or after the step-up date for interest for that series and class of notes; and

o any such interest payment date for such notes on which the aggregate principal amount outstanding of such notes and all other classes of notes of the same series is less than 10 per cent. of the aggregate principal amount outstanding of such series of notes as at the relevant closing date on which such notes were issued.

The issuing entity may only redeem the notes as described above if the issuing entity has prior to the date of such notice provided to the note trustee a certificate signed by two directors of the issuing entity to the effect that (1) the issuing entity will have funds available to make the required payment of principal and interest due in respect of the notes on the relevant interest payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuing entity deed of charge and the issuing entity cash management agreement and (2) the repayment tests will be satisfied following the making of such redemptions.

(E)      Optional redemption for tax and other reasons

Provided that no note acceleration notice has been served, if the issuing entity satisfies the note trustee that on the next interest payment date for a series and class of notes either:

(i) the issuing entity would by virtue of a change in the law or regulations of the United Kingdom or any other jurisdiction (or the application or interpretation thereof) be required to withhold or deduct from amounts due on a series and class of notes, any amount for or on account of any present or future taxes or duties or governmental charges (other than where the relevant holder or beneficial owner has some connection with the relevant jurisdiction other than holding the US notes); or

(ii) Funding 2 would be required to withhold or deduct from amounts due in respect of the loan tranche under the master intercompany loan agreement which was funded by such notes, any amount for or on account of any present or future taxes or duties or governmental charges; and

(iii) such obligation of the issuing entity or Funding 2, as the case may be, cannot be avoided by the issuing entity or Funding 2, as the case may be, taking reasonable measures available to the issuing entity or Funding 2, as the case may be, then the issuing entity will use reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction approved by the note trustee in order to avoid such a situation, provided that the issuing entity will not be permitted to do so unless (among other things) the issuing entity security trustee is satisfied that the substitution would not require registration of any new security under US securities laws or would materially increase the disclosure requirements under US law or the costs of issuance.

If the issuing entity is unable to arrange a substitution as described above, then the issuing entity may, by giving not less than 30 and not more than 60 days' prior notice to the note trustee and the noteholders,

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redeem all (but not some only) of such notes at their redemption amount together with any accrued interest on the next following interest payment date in respect of such notes, provided that, prior to giving any such notice, the issuing entity shall deliver to the note trustee (1) a certificate signed by two directors of the issuing entity stating that the circumstances referred to in
(i) or (ii) and (iii) above prevail and setting out details of such circumstances and (2) an opinion in form and substance satisfactory to the note trustee of independent legal advisers of recognised standing to the effect that the issuing entity has or will become obliged to deduct or withhold such amounts as a result of such change or amendment. The note trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in (i) or (ii) and (iii) above, in which event they shall be conclusive and binding on the noteholders. The issuing entity may only redeem the notes as described above if the issuing entity has prior to the date of such notice provided to the note trustee a certificate to the effect (1) that the issuing entity will have funds available to make the required payment of principal and interest due in respect of the notes on the relevant interest payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuing entity deed of charge and the issuing entity cash management agreement and (2) the repayment tests will be satisfied following the making of such redemptions.

In addition to the foregoing, if at any time it becomes unlawful for the issuing entity to make, fund or allow to remain outstanding a loan tranche under the master intercompany loan agreement, then the issuing entity may require Funding 2 to prepay the relevant loan tranche on a Funding 2 interest payment date subject to and in accordance with the provisions of the master intercompany loan agreement to the extent necessary to cure such illegality and the issuing entity may redeem all (but not some only) of the relevant notes at their redemption amount together with any accrued interest upon giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior written notice to the issuing entity security trustee, the note trustee, the relevant issuing entity swap provider(s) and the noteholders in accordance with NUMBER 14, provided that, prior to giving any notice, the issuing entity must have provided to the note trustee a certificate signed by two directors of the issuing entity to the effect that it will have the funds, not subject to the interest of any other person, required to redeem the relevant notes as provided above and any amount to be paid in priority to or equally with the relevant notes. Such monies received by the issuing entity from Funding 2 shall be used to prepay the relevant notes in full, together with any accrued interest, on the equivalent interest payment date.

(F) Optional Redemption for Implementation of EU Capital Requirements Directive

(i)    If:

       (a) the Basel II Framework (as described in the document titled "Basel II The International Convergence of Capital Measurement and Capital Standards: A Revised Framework" published in June 2004 by the Basel Committee on Banking Supervision) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practices or by any other regulation (including pursuant to implementation in the United Kingdom of the EU Capital Requirements Directive);

       (b) a note acceleration notice has not been served on the relevant interest payment date for the exercise of the purchase option or redemption option, as the case may be;

       (c) the issuing entity has given not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law) prior written notice to the note trustee, the counterparties under the issuing entity swap agreements and the noteholders, in accordance with NUMBER 14 of the exercise of the purchase option or redemption option, as the case may be;

       (d) prior to giving any such notice, the issuing entity shall have provided to the note trustee a certificate signed by two directors of the issuing entity to the effect that the issuing entity

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              will have sufficient funds to purchase or redeem, as the case may be, the called notes in accordance with this NUMBER 5(F) and to pay any amounts under the issuing entity pre-enforcement revenue priority of payments required to be paid in priority to or equally with payments on the notes on the relevant interest payment date; and

       (e) the FSA has approved the exercise of the purchase option or redemption option (as defined below), as the case may be, if such approval is required by rule of law, recommendation or best practice or by any applicable regulator, then:

       (y) the issuing entity has the right (the PURCHASE OPTION) to require holders of all but not some only of the class B notes and/or the class M notes and/or the class C notes and/or the class D notes (collectively, the CALLED NOTES) to transfer the called notes to the issuing entity on any interest payment date (prior to 31 December 2010 or such later date as may be permitted by the FSA) falling on or after the interest payment date specified in the applicable prospectus supplement (if any) for a price equal to the aggregate redemption amount, together with any accrued interest on the called notes, or

       (z) the issuing entity may redeem (the REDEMPTION OPTION) the called notes on any interest payment date (prior to 31 December 2010 or such later date as may be permitted by the FSA) falling on or after the interest payment date specified in the applicable prospectus supplement (if any) at the aggregate redemption amount, together with any accrued interest on the called notes.

(ii) The called notes transferred to the issuing entity pursuant to the purchase option shall, subject as provided in (iii) below, remain outstanding until the date on which they would otherwise be redeemed or cancelled in accordance with the terms and conditions.

(iii) The note trustee shall concur in, execute and do all such deeds, instruments, acts and things, and shall consent to any amendment, modification or waiver of the provisions of the transaction documents to which it is a party, which may be necessary or desirable to permit and give effect to the exercise of the purchase option and the transfer of the called notes to the issuing entity, including any waiver of convents of the issuing entity and any suspension or termination of the rights of the holders of the called notes from (and including) the interest payment date specified for the exercise of the purchase option, for as long as the called notes have been transferred to the issuing entity, other than the right to receive the price payable for such transfer.

(iv) Each holder of called notes shall be deemed to have authorised and instructed DTC, Euroclear, or, as the case may be Clearstream, Luxembourg to effect the transfer of its called notes on the relevant interest payment date to the issuing entity, in accordance with the rules for the time being of DTC, Euroclear, or, as the case may be, Clearstream, Luxembourg.

(v)

(G)    Redemption amounts

For the purposes of this NUMBER 5, REDEMPTION AMOUNT means, in respect of any series and class of notes, the amount specified in relation to such notes in the applicable prospectus supplement or, if not specified:

(i) in respect of each note (other than a zero coupon note), the principal amount outstanding of such note; and

(ii) in respect of each zero coupon note, an amount calculated in accordance with the following formula:

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       redemption amount = RP x (1 + AY) y

       where:

       RP   = the reference price (as specified in the applicable prospectus supplement);

       AY   = the accrual yield expressed as a decimal (as specified in the applicable prospectus supplement); and

       y    = a fraction, the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the first closing date of the applicable series and class of notes to (but excluding) the date fixed for redemption or, as the case may be, the date upon which such note becomes due and payable and the denominator of which is 360.

If the amount payable in respect of any zero coupon note upon redemption of such zero coupon note pursuant to NUMBER 5(A), (B), (D), (E) or (F) above or upon its becoming due and repayable as provided in NUMBER 9 is improperly withheld or refused, the amount due and repayable in respect of such note shall be the amount calculated as provided in paragraph (b) above as though the reference therein to the date fixed for the redemption or, as the case may be, the date upon which such note becomes due and payable were replaced by reference to the date which is the earlier of:

(i)    the date on which all amounts due in respect of such note have been paid;
       and

(ii) the date on which the full amount of the moneys payable in respect of such note has been received by the principal paying agent or the note trustee or the registrar and notice to that effect has been given to the noteholders in accordance with NUMBER 14.

6.       PAYMENTS

Payments of principal and interest in respect of the notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the RECORD DATE. Payments shall be made by wire transfer of immediately available funds, if such registered holder shall have provided wiring instructions no less than five business days prior to the record date, or otherwise by check mailed to the address of such registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global note certificates to the any paying agent.

All payments on the US notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

If the due date for payment of any amount on the US notes is not a payment business day, noteholders will not be entitled to payment of the amount due in that place until the next payment business day and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

If a paying agent makes a partial payment on a US note, the registrar will endorse on that US global note certificate a statement indicating the amount and date of that payment.

If payment of principal of a US note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

The issuing entity can, at any time, vary or terminate the appointment of any paying agent and can appoint successor or additional paying agents, registrar or transfer agent. If the issuing entity does this, the issuing entity must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar.

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The issuing entity will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with NUMBER 14.

Subject as described earlier in relation to the deferral of interest, if payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

7.       PRESCRIPTION

Claims against the issuing entity for payment of interest and principal on redemption will become void if the relevant note certificates are not surrendered for payment within the time limit for payment. That time limit is ten years from the due date of such notes. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which such funds have been received and notice to that effect has been given to the noteholder, in accordance with NUMBER 14, that it has received the relevant payment.

8.       TAXATION

Payments of interest and principal will be made without making any withholding or deduction for or on account of any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for or on account of tax is made, the relevant paying agent or the issuing entity will account to the relevant authority for the amount so withheld or deducted. Neither the issuing entity nor any paying agent are required to make any additional payments to noteholders for such withholding or deduction.

9.       EVENTS OF DEFAULT

An event of default under the provisions of the notes will constitute a NOTE EVENT OF DEFAULT as described below.

(A)      Class A Noteholders

The note trustee in its absolute discretion may serve a note acceleration notice on the issuing entity, the issuing entity security trustee and the Funding 2 security trustee of a class A note event of default (as defined below) in respect of the class A notes of any series, and shall give such notice if it is indemnified and/or secured to its satisfaction and it is:

o requested to do so in writing by the holders of at least one quarter of the aggregate principal amount outstanding of the class A notes (which, for this purpose and the purpose of any extraordinary resolution referred to in this NUMBER 9(A), means the class A notes of all series constituted by the trust deed); or

o directed to do so by an extraordinary resolution passed at a meeting of the noteholders of the class A notes.

If any of the following events occurs and is continuing it is called a CLASS A NOTE EVENT OF DEFAULT:

o the issuing entity fails to pay for a period of three business days any amount of principal of the class A notes of any series when such payment ought to have been paid in accordance with the conditions or the issuing entity fails to pay for a period of three business days any amount of interest on the class A notes of any series when such payment ought to have been paid in accordance with the conditions; or

o the issuing entity fails to perform or observe any of its other obligations under the class A notes of any series, the trust deed, the issuing entity deed of charge or any other transaction document, and (except where the note trustee certifies that, in its sole opinion, such failure is incapable of

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       remedy, in which case no notice will be required) it remains unremedied for 20 days after the note trustee has given notice of it to the issuing entity requiring the same to be remedied, and the note trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the holders of the class A notes of such series; or

o except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuing entity ceases or threatens to cease carrying on all or a substantial part of its business or the issuing entity is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or become unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

o an order is made or an effective resolution is passed for the winding up of the issuing entity except for the purposes of or pursuant to an amalgamation, restructuring or merger previously approved by the note trustee in writing or by an extraordinary resolution (as defined in the trust deed) of the holders of the class A notes; or

o proceedings are otherwise initiated against the issuing entity under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for an administration or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of a petition for an administration order) such proceedings are not, in the sole opinion of the note trustee, being disputed in good faith with a reasonable prospect of success, or an administration order being granted or the appointment of an administrator takes effect or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to the issuing entity or in relation to the whole or any substantial part of the undertaking or assets of the issuing entity, or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of the issuing entity, or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the issuing entity and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days, or the issuing entity initiating or consenting to the foregoing proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws or making a conveyance or assignment for the benefit of creditors of the issuing entity generally or a composition or similar arrangement with the creditors or takes steps with a view to obtaining a moratorium in respect of its indebtedness, including without limitation, the filing of documents with the court; or

o if a master intercompany loan acceleration notice is served in respect of the master intercompany loan agreement while the class A notes of any series are outstanding.

(B)      Class B Noteholders

The terms described in this NUMBER 9(B) will have no effect so long as any class A notes of any series are outstanding. Subject thereto, for so long as any class B notes of any series are outstanding, the note trustee may, in its absolute discretion, serve a note acceleration notice on the issuing entity, the issuing entity security trustee and the Funding 2 security trustee of a class B note event of default (as defined below) in respect of the class B notes, and shall give such notice if it is indemnified and/or secured to its satisfaction and it is:

o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding the class B notes (which, for this purpose and the purpose of any

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       extraordinary resolution referred to in this NUMBER 9(B), means the class
       B notes of all series constituted by the trust deed); or

o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class B notes.

If any of the following events occurs and is continuing it is called a CLASS B NOTE EVENT OF DEFAULT:

o the issuing entity fails to pay a period of three business days any amount of principal of the class B notes of any series when such payment ought to have been paid in accordance with the conditions or the issuing entity fails to pay for a period of three business days any amount of interest on the class B notes of any series when such payment ought to have been paid in accordance with the conditions; or

o the occurrence of any of the events in NUMBER 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class B notes and class B noteholders.

(C)      Class M Noteholders

The terms described in this NUMBER 9(C) will have no effect so long as any class A notes or class B notes of any series are outstanding. Subject thereto, for so long as any class M notes of any series are outstanding, the note trustee may, in its absolute discretion, serve a note acceleration notice on the issuing entity, the issuing entity security trustee and the Funding 2 security trustee of a class M note event of default (as defined below) in respect of the class M notes, and shall give such notice if it is indemnified and/or secured to its satisfaction and it is:

o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class M notes (which, for this purpose and the purposes of any extraordinary resolution referred to in this NUMBER 9(C), means the class M notes of all series constituted by the trust deed); or

o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class M notes.

If any of the following events occurs and is continuing it is called a CLASS M NOTE EVENT OF DEFAULT:

o the issuing entity fails to pay a period of three business days any amount of principal of the class M notes of any series when such payment ought to have been paid in accordance with the conditions or the issuing entity fails to pay for a period of three business days any amount of interest on the class M notes of any series when such payment ought to have been paid in accordance with the conditions; or

o the occurrence of any of the events in NUMBER 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class M notes and class M noteholders.

(D)      Class C Noteholders

The terms described in this NUMBER 9(D) will have no effect so long as any class A notes, class B notes or class M notes of any series are outstanding. Subject thereto, for so long as any class C notes of any series are outstanding, the note trustee may, in its absolute discretion, serve a note acceleration notice on the issuing entity, the issuing entity security trustee and the Funding 2 security trustee of a class C note event of default

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(as defined below) in respect of the class C notes, and shall give such notice if it is indemnified and/or secured to its satisfaction and it is:

o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class C notes (which, for this purpose and the purpose of any extraordinary resolution referred to in this NUMBER 9(D), means the class C notes of all series constituted by the trust deed); or

o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class C notes.

If any of the following events occurs and is continuing it is called a CLASS C NOTE EVENT OF DEFAULT:

o the issuing entity fails to pay a period of three business days any amount of principal of the class C notes of any series when such payment ought to have been paid in accordance with the conditions or the issuing entity fails to pay for a period of three business days any amount of interest on the class C notes of any series when such payment ought to have been paid in accordance with the conditions; or

o the occurrence of any of the events in NUMBER 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class C notes and class C noteholders.

(E)      Class D Noteholders

The terms described in this NUMBER 9(E) will have no effect so long as any class A notes, class B notes, class M notes or class C notes of any series are outstanding. Subject thereto, for so long as any class D notes of any series are outstanding, the note trustee may, in its absolute discretion, serve a note acceleration notice on the issuing entity, the issuing entity security trustee and the Funding 2 security trustee of a class D note event of default (as defined below) in respect of the class D notes, and shall give such notice if it is indemnified and/or secured to its satisfaction and it is:

o requested to do so in writing by the holders of not less than 25 per cent. in aggregate principal amount outstanding of the class D notes (which, for this purpose and the purpose of any extraordinary resolution referred to in this NUMBER 9(E), means the class D notes of all series constituted by the trust deed); or

o directed to do so by an extraordinary resolution passed at a meeting of the holders of the class D notes.

If any of the following events occurs and is continuing it is called a CLASS D NOTE EVENT OF DEFAULT:

o the issuing entity fails to pay a period of three business days any amount of principal of the class D notes of any series when such payment ought to have been paid in accordance with the conditions or the issuing entity fails to pay for a period of three business days any amount of interest on the class D notes of any series when such payment ought to have been paid in accordance with the conditions; or

o the occurrence of any of the events in NUMBER 9(A) above but so that any reference to class A notes and class A noteholders shall be read as references to class D notes and class D noteholders.

A NOTE ACCELERATION NOTICE is a written notice from the note trustee to the issuing entity security trustee, the Funding 2 security trustee and to the issuing entity pursuant to this NUMBER 9 declaring the notes to be

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immediately due. When it is given, the notes of all series and classes will become immediately due at their principal amount outstanding together with accrued and unpaid interest (or, in the case of a zero coupon note, at its redemption amount calculated in accordance with NUMBER 5(G)) without further action, notice or formality.

10.      ENFORCEMENT OF NOTES

The note trustee may, at its discretion and without notice at any time and from time to time, take such steps and institute such proceedings against the issuing entity or any other person as it may think fit to enforce the provisions of the notes or the trust deed (including the terms and conditions of the notes) or any of the other transaction documents to which it is a party and may, at its discretion, at any time after the issuing entity security has become enforceable (including after the service of an note acceleration notice in accordance with number 9), instruct the issuing entity security trustee to take such steps as it may think fit to enforce the issuing entity security. The note trustee shall not be bound to take steps or institute such proceedings or give such instructions unless:

o (subject in all cases to restrictions contained in the trust deed to protect the interests of any higher ranking class of noteholders) it shall have been so directed by an extraordinary resolution (as described in NUMBER 11) of the class A noteholders, the class B noteholders, the class M noteholders, the class C noteholders or the class D noteholders (which for this purpose means the holders of any series of the class A notes, the class B notes, the class M notes, the class C notes or the class D notes (as applicable)) or so requested in writing by the holders of at least one quarter in aggregate principal amount outstanding of the class A notes, the class B notes, the class M notes, the class C notes or the class D notes (as applicable) of all series; and

o      it shall have been indemnified and/or secured to its satisfaction.

The issuing entity security trustee shall not, and shall not be bound to, take such steps or take any such other action unless it is so directed by the note trustee and indemnified and/or secured to its satisfaction.

Amounts available for distribution after enforcement of the issuing entity security shall be distributed in accordance with the terms of the issuing entity deed of charge.

No noteholder may institute any proceedings against the issuing entity to enforce its rights under or in respect of the notes, the trust deed or the issuing entity deed of charge unless (1) the note trustee or the issuing entity security trustee, as applicable, has become bound to institute proceedings and has failed to do so within 30 days of becoming so bound and (2) such failure is continuing; provided that no noteholder will be entitled to commence proceedings for the winding up or administration of the issuing entity. Notwithstanding the foregoing and notwithstanding any other provision of the trust deed, the right of any noteholder to receive payment of principal and interest on its notes on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of that noteholder.

In the event that:

o the issuing entity security is enforced and the issuing entity security trustee determines that (a) the proceeds of such enforcement, after distribution of such proceeds to the persons entitled thereto ranking in priority to the notes under the issuing entity deed of charge and to the noteholders (to the extent entitled thereto) are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the notes and any claims ranking equally with such claims (b) such proceeds of enforcement have been so distributed in accordance with the terms of the issuing entity deed of charge and (c) there are no further assets available to pay principal and interest and other amounts whatsoever due in respect of the notes; or

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o      within 20 days following the final maturity date of the latest maturing note, the issuing entity security trustee certifies that there is no further amount outstanding under the master intercompany loan agreement,

then, the note trustee is required to transfer or (as the case may be) procure transfer of all (but not some only) of the notes, for a nominal amount, to the post enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders). The option is granted to acquire all of the notes plus accrued interest on the notes. This is called the POST ENFORCEMENT CALL OPTION. Immediately upon such transfer, no such former noteholder shall have any further interest in the notes. Each of the noteholders acknowledges that the note trustee has the authority and the power to bind the noteholders in accordance with the terms and conditions set out in the post-enforcement call option agreement and each noteholder, by subscribing for or purchasing notes, agrees to be so bound.

11.      MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

(1)      MEETINGS OF NOTEHOLDERS

The trust deed contains provisions for convening meetings of noteholders of any series and class to consider any matter affecting their interests, including the sanctioning by extraordinary resolution of a modification of any provision of the terms and conditions of the notes or the provisions of any of the transaction documents.

In respect of the class A notes, the trust deed provides that subject to NUMBER 11(2):

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of one class only shall be deemed to have been duly passed if passed at a meeting of the holders of the class A notes of that class;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of any two or more classes but does not give rise to a conflict of interest between the holders of any such two or more classes of class A notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more classes of class A notes;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class A notes of any two or more classes and gives or may give rise to a conflict of interest between the holders of any such classes of class A notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more classes of class A notes, it shall be passed at a separate meeting of the holders of each such classes of class A notes.

In respect of the class B notes, the trust deed provides that (subject to NUMBER 11(2):

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of one class only shall be deemed to have been duly passed if passed at a meeting of the holders of the class B notes of that class;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of any two or more classes but does not give rise to a conflict of interest between the holders of any such two or more classes of class B notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more classes of class B notes;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class B notes of any two or more classes and gives or may give rise to a conflict of interest

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       between the holders of any such classes of class B notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more classes of class B notes, it shall be passed at a separate meeting of the holders of each such classes of class B notes.

In respect of the class M notes, the trust deed provides that subject to NUMBER 11(2):

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of one class only shall be deemed to have been duly passed if passed at a meeting of the holders of the class M notes of that class;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of any two or more classes but does not give rise to a conflict of interest between the holders of any such two or more classes of class M notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more classes of class M notes;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class M notes of any two or more classes and gives or may give rise to a conflict of interest between the holders of any such classes of class M notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more classes of class M notes, it shall be passed at a separate meeting of the holders of each such classes of class M notes.

In respect of the class C notes, the trust deed provides that subject to NUMBER 11(2):

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of one class only shall be deemed to have been duly passed if passed at a meeting of the holders of the class C notes of that class;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of any two or more classes but does not give rise to a conflict of interest between the holders of any such two or more classes of class C notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more classes of class C notes;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class C notes of any two or more classes and gives or may give rise to a conflict of interest between the holders of any such classes of class C notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more classes of class C notes, it shall be passed at a separate meeting of the holders of each such classes of class C notes.

In respect of the class D notes, the trust deed provides that (subject to NUMBER 11(2):

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of one class only shall be deemed to have been duly passed if passed at a meeting of the holders of the class D notes of that class;

o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of any two or more classes but does not give rise to a conflict of interest between the holders of any such classes of class D notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more classes of class D notes;

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o      a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of any two or more classes and gives or may give rise to a conflict of interest between the holders of any such classes of class D notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more classes of class D notes, it shall be passed at a separate meeting of the holders of each such classes of class D notes.

The quorum for any meeting of the noteholders of any series and class of notes or of any class of notes of more than one series convened to consider a resolution (except for the purpose of passing an extraordinary resolution or a programme resolution) will be one or more persons holding or representing not less than one-twentieth of the aggregate principal amount outstanding of such series and class of notes or such class of notes of more than one series or, at any adjourned meeting, one or more persons being or representing noteholders of such series and class of notes or such class of notes of more than one series, whatever the total principal amount of the outstanding notes so represented. A RESOLUTION means a resolution (excluding an extraordinary resolution or a programme resolution) passed at a meeting of noteholders duly convened and held in accordance with the provisions of the trust deed by a simple majority of the persons voting thereat upon a show of hands or if a poll is duly demanded by a simple majority of the votes cast on such poll.

Subject as provided in the following paragraph, the quorum for a meeting of the noteholders of any series and class of notes or of any class of notes of more than one series convened to consider an extraordinary resolution will be one or more persons holding or representing not less than half of the aggregate principal amount outstanding of such series and class of notes or such class of notes of more than one series of notes or, at any adjourned meeting, one or more persons being or representing noteholders of such series and class of notes or such class of notes of more than one series, whatever the total principal amount of the outstanding notes so represented.

Certain terms (as more fully set out in the trust deed) including the alteration of the amount, rate or timing of payments on a series and class of notes, the currency of payment, the issuing entity priority of payments or the quorum or majority required in relation to any resolution (a BASIC TERMS MODIFICATION), require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the aggregate principal amount outstanding of the relevant series and class of notes or of the class of notes of more than one series of notes or, at any adjourned meeting, at least one quarter of the aggregate principal amount outstanding of such series and class of notes or of the class of notes of more than one series of notes.

An EXTRAORDINARY RESOLUTION means a resolution passed at a meeting of the noteholders of a particular class, series or series and class duly convened and held in accordance with the provisions of the trust deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll. A resolution signed by or on behalf of all the noteholders of the relevant series and class or of the relevant class of more than one series of notes who for the time being are entitled to receive notice of a meeting under the trust deed shall for all purposes be as valid and effective as an extraordinary resolution passed at a meeting of holders of such series and class or of the relevant class of more than one series of notes.

Subject as provided in NUMBER 11(3):

o an extraordinary resolution of the class A noteholders of any series shall be binding on all class B noteholders, all class M noteholders, all class C noteholders and all class D noteholders in each case, of that series or of any other series;

o no exraordinary resolution of the class B noteholders of any series shall take effect while the class A notes of that series or of any other series remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders of

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       any series (as applicable) and subject to this provision and to NUMBER
       11(3), an extraordinary resolution of the class B noteholders of any series will be binding on the class M noteholders, the class C noteholders and the class D noteholders in each case, of that or any other series irrespective of the effect upon them..

o no extraordinary resolution of the class M noteholders of any series shall take effect while the class A notes or class B notes in each case, of that series or of any other series remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and an extraordinary resolution of the class B noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders and/or the class B noteholders of any series (as applicable) and subject to this provision and to NUMBER 11(3), an extraordinary resolution of the class M noteholders of any series will be binding on the class C noteholders and the class D noteholders in each case, of that or of any other series irrespective of the effect upon them..

o no extraordinary resolution of the class C noteholders of any series shall take effect while the class A notes, class B notes or class M notes in each case, of that series or of any other series remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders and an extraordinary resolution of the class M noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders, the class B noteholders and the class M noteholders of any series (as applicable) and subject to this provision and to NUMBER 11(3), an extraordinary resolution of the class C noteholders of any series will be binding on the class D noteholders of that or any other series irrespective of the effect upon them..

o no extraordinary resolution of the class D noteholders of any series shall take effect while the class A notes, class B notes, class M notes or class C notes in each case, of that series or of any other series remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders and an extraordinary resolution of the class C noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders, the class B noteholders, the class M noteholders and/or the class C noteholders of any series (as applicable).

(2)      PROGRAMME RESOLUTION

Notwithstanding the provisions set out in NUMBER 11(1), any extraordinary resolution of the noteholders of any class of notes of any series to direct the note trustee to take any enforcement action pursuant set out in NUMBERS 9 and 10 (a PROGRAMME RESOLUTION) shall only be capable of being passed at a single meeting of the noteholders of all series of such class of notes. The quorum at any such meeting for passing a programme resolution shall be one or more persons holding or representing more than half of the aggregate principal amount outstanding of the notes of such class or, at any adjourned and reconvened meeting, one or more persons being or representing noteholders of such class of notes, whatever the aggregate principal amount outstanding of such class of notes so held or represented by them.

(3)      APPROVAL OF MODIFICATIONS AND WAIVERS BY NOTEHOLDERS

No extraordinary resolution of the noteholders of any one or more series of class A notes to sanction a modification of, or any waiver or authorisation of any breach or proposed breach of, any of the provisions of the transaction documents or the terms and conditions of the notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders, an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be

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materially prejudicial to the respective interests of the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders of any series.

No extraordinary resolution of the noteholders of any one or more series of class B notes to sanction a modification of, or any waiver or authorisation of any breach or proposed breach of, any of the provisions of the transaction documents or the terms and conditions of the notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class M noteholders, an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class M noteholders, the class C noteholders and the class D noteholders of any series.

No extraordinary resolution of the noteholders of any one or more series of class M notes to sanction a modification of, or any waiver or authorisation of any breach or proposed breach of, any of the provisions of the transaction documents or the terms and conditions of the notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class C noteholders and the class D noteholders of any series.

No extraordinary resolution of the noteholders of any one or more series of class C notes to sanction a modification of, or any waiver or authorisation of any breach or proposed breach of, any of the provisions of the transaction documents or the terms and conditions of such notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class D noteholders of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class D noteholders of any series.

(4)      MODIFICATIONS AND WAIVERS BY THE NOTE TRUSTEE

The note trustee, may, without the consent of the noteholders, (1) other than in relation to a matter which is the subject of a basic terms modification, agree to any modification of, or to the waiver or authorisation of any breach or proposed breach of, the terms and conditions of any series and class of notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders of any series and class of notes or (2) determine that any note event of default shall not be treated as such, provided that it is not in the opinion of the note trustee materially prejudicial to the interest of the noteholders of the most senior class of notes then outstanding or (3) agree to any modification of any of the terms and conditions of any series and class of notes or any of the transaction documents which, in the sole opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error or an error established as such to the satisfaction of the note trustee or is to comply with the mandatory provisions of law or (4) agree to any modification of any of the terms and conditions of any series and class of notes or any transaction documents as expressly provided for in such transaction documents.

For the avoidance of doubt, the note trustee shall be entitled to assume, without further investigation or inquiry, that such modification, waiver, determination or authorisation will not be materially prejudicial to the interests of the noteholders or any class or series thereof if each of the rating agencies rating the relevant series and/or class of notes has confirmed in writing that the then current ratings of the applicable series and class of notes would not be reduced, withdrawn or qualified by such modification waiver, determination or authorisation.

Any of these modifications, authorisations, determinations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with NUMBER 14 as soon as practicable thereafter.

Where the note trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of a class, series or series and class thereof it shall have regard to the interests of such noteholders as a class. In particular, the note trustee shall not have regard to, or be liable for, the

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consequences of such exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, the note trustee shall not be entitled to require, and no noteholder shall be entitled to claim, from the issuing entity or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12. INDEMNIFICATION OF THE NOTE TRUSTEE AND THE ISSUING ENTITY SECURITY TRUSTEE

The trust deed and the issuing entity deed of charge set out certain provisions for the benefit of the note trustee and the issuing entity security trustee. The following is a summary of such provisions and is subject to the more detailed provisions of the trust deed and the issuing entity deed of charge.

The note trustee and the issuing entity security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions, among others, relieving them from taking enforcement proceedings unless indemnified to their satisfaction. The note trustee and the issuing entity security trustee are also entitled to be paid their costs and expenses in priority to any interest payments to noteholders.

The note trustee and the issuing entity security trustee and their related companies are entitled to enter into business transactions with the issuing entity, Halifax plc or related companies of either of them and to act as note trustee or as security trustee for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the issuing entity security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

The note trustee and the issuing entity security trustee will not be responsible for any loss or liability suffered as a result of any assets in the issuing entity security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee or the issuing entity security trustee, as applicable.

Furthermore, the note trustee and the issuing entity security trustee will be relieved of liability for making searches or other inquiries in relation to the assets comprising the issuing entity security. The note trustee and the issuing entity security trustee do not have any responsibility in relation to the legality and the enforceability of the trust arrangements and the related issuing entity security. Neither the note trustee nor the issuing entity security trustee will be obliged to take any action that might result in its incurring personal liabilities. Neither the note trustee nor the issuing entity security trustee is obliged to monitor or investigate the performance of any other person under the issuing entity related documents or the documents relating to the master intercompany loan and the mortgages trust and is entitled to assume, until it has actual knowledge to the contrary, that all such persons are properly performing their duties, unless it receives express notice to the contrary.

Neither the note trustee nor the issuing entity security trustee will be responsible for any deficiency that may arise because it is liable to tax in respect of the proceeds of any security.

Similar provisions in respect of the indemnification of the Funding 2 security trustee are set out in the transaction documents.

13.      REPLACEMENT OF NOTES

If individual note certificates are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the registrar's, the paying agent's and the issuing entity's reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated note certificates before replacements will be issued.

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If a global note certificate is lost, stolen, mutilated, defaced or destroyed, the issuing entity will deliver a replacement global note certificate to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global note certificate. A replacement will only be made upon payment of the expenses for a replacement and compliance with the registrar's, the paying agents' and the master issuer's reasonable requests as to evidence and indemnity.

14.      NOTICE TO NOTEHOLDERS

Any notice to noteholders shall be validly given if such notice is:

(i) sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the register; and

(ii)   published in The Financial Times; and

(iii) for so long as amounts are outstanding on the US notes, in a daily newspaper of general circulation in New York (which is expected to be The New York Times);

or, if any of such newspapers set out above shall cease to be published or timely publication therein shall not be practicable, in a leading English language daily newspaper having general circulation in the United Kingdom or the United States (as applicable) provided that if, at any time, the issuing entity procures that the information concerned in such notice shall be published on the relevant screen, publication in the newspapers set out above or such other newspaper or newspapers shall not be required with respect to such information.

Any notices so published shall be deemed to have been given on the fourth day after the date of posting, or as the case may be, on the date of such publication or, if published more than once on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which (or on the relevant screen on which) publication is required.

While the notes are represented by global note certificates, any notice to noteholders will be validly given if such notice is provided in accordance with the previous paragraphs of this NUMBER 14 or (at the option of the issuing entity) if delivered to DTC (in the case of the US notes) or Euroclear and/or Clearstream, Luxembourg (in the case of the Reg S notes). Any notice delivered to the DTC and/or Euroclear and/or Clearstream, Luxembourg will be deemed to be given on the day of such delivery.

The note trustee shall be at liberty to sanction some other method of giving notice to noteholders or any series or class or category of them having regard to market practice then prevailing and to the requirements of the stock exchanges on which the notes are then listed and provided that notice of such other method is given to the noteholders in such manner as the note trustee shall require.

15.      FURTHER ISSUES

The issuing entity shall (subject to, among other conditions, obtaining written confirmation from each rating agency that the then current ratings of the notes outstanding at that time will not be withdrawn, reduced or qualified because of the new issue) be at liberty from time to time, without the consent of the noteholders, to create and issue further notes.

16.      RATING AGENCIES

If:

(a) a confirmation of rating or other response by a rating agency is a condition to any action or step under any transaction document; and

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(b)    a written request for such confirmation or response is delivered to each rating agency by the issuing entity (copied to the note trustee and/or the issuing entity security trustee and/or the Funding 2 security trustee, as applicable) and either one or more rating agency (each a NON-RESPONSIVE RATING AGENCY) indicates that it does not consider such confirmation or response necessary in the circumstances or within 30 days of delivery of such request elicits no confirmation or response and/or such request elicits no statement by such rating agency that such confirmation or response could not be given; and

(c) at least one rating agency gives such a confirmation or response based on the same facts,

then such condition shall be deemed to be modified with respect to the facts set out in the request referred to in (b) so that there shall be no requirement for the confirmation or response from the non-responsive rating agency.

The note trustee and/or the issuing entity security trustee and/or the Funding 2 security trustee, as applicable, shall be entitled to treat as conclusive a certificate by any director, officer or employee of the issuing entity, Funding 2, the seller, any investment bank or financial adviser acting in relation to the notes as to any matter referred to in (b) in the absence of manifest error or the note trustee and/or the issuing entity security trustee and/or the Funding 2 security trustee, as applicable, having facts contradicting such certificates specifically drawn to his attention and the note trustee and/or the issuing entity security trustee and/or the Funding 2 security trustee, as applicable, shall not be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused as a result.

17.      GOVERNING LAW

The transaction documents and the notes will be governed by English law, unless specifically stated to the contrary. Certain provisions in the transaction documents relating to property situated in Scotland are governed by Scots law. Unless specifically stated to the contrary (i) the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the transaction documents and the notes and (ii) the parties to the transaction documents irrevocably submit to the nonexclusive jurisdiction of the courts of England.




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                       MATERIAL LEGAL ASPECTS OF THE LOANS

The following discussion is a summary of the material legal aspects of English and Scottish residential property loans and mortgages. It is not an exhaustive analysis of the relevant law.

ENGLISH LOANS

GENERAL

There are two parties to a mortgage. The first party is the mortgagor, who is the borrower and homeowner. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each English loan will be secured by a mortgage which has a first ranking priority over all other mortgages secured on the property and over all unsecured creditors of the borrower. Borrowers may create a subsequent mortgage or other secured interest over the relevant property without the consent of the seller, though such other mortgage or interest will rank below the seller's mortgage in priority.

NATURE OF PROPERTY AS SECURITY

There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold land.

REGISTERED TITLE

Title to registered land is registered at the Land Registry. Each parcel of land is given a unique title number. Prior to 13 October 2003 title to the land was established by a land certificate or (in the case of land which is subject to a mortgage or charge) charge certificate containing official copies of the entries on the register relating to that land, however, pursuant to the Land Registration Act 2002 which came into force on 13 October 2003 the provision of land certificates and charge certificates has now been abolished. Title to land is now established by reference to entries on the registers held by the Land Registry.

There are four classes of registered title. The most common is title absolute. A person registered with title absolute owns the land free from all interests other than those entered on the register and those classified as unregistered interests which override first registration and unregistered interests which override registered dispositions.

Title information documents provided by the Land Registry will reveal the present owner of the land, together with any legal charges and other interests affecting the land. However, the Land Registration Act 2002 provides that some interests in the land will bind the land even though they are not capable of registration at the Land Registry such as unregistered interests which override first registration and unregistered interests which override registered dispositions. The title information documents will also contain a plan indicating the location of the land. However, this plan is not conclusive as to matters such as the location of boundaries.

UNREGISTERED TITLE

All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events, which includes the granting of a first legal mortgage. However, a small proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be registered at the Central Land Charges Registry in order to be effective against a subsequent purchaser of the land.


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TAKING SECURITY OVER LAND

Where land is registered, a mortgagee must register its mortgage at the Land Registry in order to secure priority over any subsequent mortgagee. Prior to registration, the mortgage will take effect only as an equitable mortgage or charge. Priority of mortgages over registered land is governed by the date of registration of the mortgage rather than date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register his mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of another interest which is received by the Land Registry during this priority period.

In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the property. Without the title deeds to the property, the borrower is unable to establish the necessary chain of ownership, and is therefore effectively prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land is governed first by the possession of title deeds, and in relation to subsequent mortgages by the registration of a land charge.

THE SELLER AS MORTGAGEE

The sale of the English mortgages by the seller to the mortgages trustee will take effect in equity only. The mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES" above.

ENFORCEMENT OF MORTGAGES

If a borrower defaults under a loan, the English mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assigns would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained in the English mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assigns may enforce its mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

o      The mortgagee may lease the property to third parties.

o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the owner of the property. The remedy is, because of procedural constraints, rarely used.

o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a property sold pursuant to a mortgagee's power of sale becomes the owner of the property.

A court order under section 126 of the CCA is necessary to enforce a land mortgage in certain circumstances as described under "RISK FACTORS--IF THE SELLER'S INTERPRETATION OF CERTAIN TECHNICAL RULES UNDER THE CCA WERE HELD TO BE INCORRECT BY A COURT OR THE OMBUDSMAN OR WAS CHALLENGED BY A SIGNIFICANT NUMBER OF BORROWERS, OR BORROWERS EXERCISE RIGHTS OF SET-OFF INSOFAR AS AVAILABLE UNDER THE CCA, THERE COULD BE MATERIAL DISRUPTION IN THE INCOME FROM THE MORTGAGES TRUST" above.


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SCOTTISH LOANS

GENERAL

A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the 1970
ACT). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over its property (and is generally the only party to execute the standard security). The second party is the grantee of the standard security, who is the lender and is called the heritable creditor. Each Scottish loan will be secured by a standard security which has a first ranking priority over all other standard securities secured on the property and over all unsecured creditors of the borrower. Borrowers may create a subsequent standard security over the relevant property without the consent of the seller. Upon intimation to the seller (in its capacity as trustee for the mortgages trustee pursuant to the relevant Scottish declaration of trust) of any subsequent standard security the prior ranking of the seller's standard security shall be restricted to security for advances made prior to such intimation and advances made subsequent to such intimation which the seller or the mortgages trustee is obliged to advance, and interest and expenses in respect thereof.

The 1970 Act automatically imports a statutory set of STANDARD CONDITIONS into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to redemption and enforcement, and in particular the notice and other procedures that are required to be carried out prior to the exercise of the heritable creditor's rights on a default by the borrower.

NATURE OF PROPERTY AS SECURITY

While title to all land in Scotland is registered there are currently two possible forms of registration, namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER

This system of registration was established by the Land Registration (Scotland) Act 1979 and now applies to the whole of Scotland. Any sale of land (including a long leasehold interest in land) the title to which has not been registered in the Land Register or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) trigger its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Register, those classified as overriding interests and any other interests implied by law.

The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location and extent of the land. While this plan is not in all circumstances conclusive as to the extent of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless the statutory indemnity in respect of such amendments has been expressly excluded in the land certificate itself.


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SASINE REGISTER

Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register is recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by their date of registration rather than their date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

The sale of the Scottish mortgages by the seller to the mortgages trustee has been given effect by a number of declarations of trust by the seller (and any further sale of Scottish mortgages in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgages has been or will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land Register or Sasine Register. The consequences of this are explained in "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE NOTES" above.

ENFORCEMENT OF MORTGAGES

If a borrower defaults under a Scottish loan, the Scottish mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assignees would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assignees may enforce its standard security in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):

o The heritable creditor may enter into possession of the property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

o The heritable creditor may grant a lease of the property of up to seven years (or longer with the courts' permission) to third parties.

o The heritable creditor may sell the property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property.

o The heritable creditor may, in the event that a sale cannot be achieved, foreclose on the property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. However, this remedy is rarely used.


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In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

A court order under section 126 of the CCA is necessary to enforce a standard security in certain circumstances as described under "RISK FACTORS--IF THE SELLER'S INTERPRETATION OF CERTAIN TECHNICAL RULES UNDER THE CCA WERE HELD TO BE INCORRECT BY A COURT OR THE OMBUDSMAN OR WAS CHALLENGED BY A SIGNIFICANT NUMBER OF BORROWERS, OR BORROWERS EXERCISE RIGHTS OF SET-OFF INSOFAR AS AVAILABLE UNDER THE CCA, THERE COULD BE MATERIAL DISRUPTION IN THE INCOME FROM THE MORTGAGES TRUST" above.

BORROWER'S RIGHT OF REDEMPTION

Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years, subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.


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                             UNITED KINGDOM TAXATION

The following applies only to persons who are the beneficial owners of notes and is a summary of the issuing entity's understanding of current law and practice in the United Kingdom relating only to United Kingdom withholding tax treatment of payments of principal and interest in respect of notes. It does not deal with any other United Kingdom taxation implications of acquiring, holding or disposing of notes. Prospective noteholders who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice.


PAYMENT OF INTEREST ON THE NOTES

Payments of interest on the notes may be made without deduction of or withholding on account of United Kingdom income tax provided that the notes are and continue to be listed on a "recognised stock exchange" within the meaning of section 841 of the Income and Corporation Taxes Act 1988 (the ACT). The London Stock Exchange is a recognised stock exchange. Under HM Revenue and Customs published practice, securities will be treated as listed on the London Stock Exchange if they are admitted to the Official List by the United Kingdom Listing Authority and admitted to trading by the London Stock Exchange. Provided, therefore, that the notes are and remain so listed, interest on the notes will be payable without withholding or deduction on account of United Kingdom tax.

Interest on the notes may also be paid without withholding or deduction on account of United Kingdom tax where interest on the notes is paid to a person who belongs in the United Kingdom for United Kingdom tax purposes and, at the time the payment is made, the issuing entity reasonably believes (and any person by or through whom interest on the notes is paid reasonably believes) that the beneficial owner is within the charge to United Kingdom corporation tax as regards the payment of interest; provided that HM Revenue and Customs has not given a direction (in circumstances where it has reasonable grounds to believe that the above exemption is not available in respect of such payment of interest at the time the payment is made) that the interest should be paid under deduction of tax.

Interest on the notes may also be paid without withholding or deduction on account of United Kingdom tax where the maturity of the notes is less than 365 days.

In other cases, an amount must generally be withheld from payments of interest on the notes on account of United Kingdom income tax at the lower rate (currently 20%). However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to interest paid to a noteholder, HM Revenue and Customs can issue a notice to the issuing entity to pay interest to the noteholder without deduction of tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).

Noteholders may wish to note that in certain circumstances, HM Revenue and Customs has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to or receives interest for the benefit of a noteholder. HM Revenue and Customs also has power, in certain circumstances, to obtain information from any person in the United Kingdom who pays amounts payable on the redemption of notes which are deeply discounted securities for the purposes of the Income Tax (Trading and Other Income) Act 2005 to, or receives such amounts for the benefit of, another person. Previously, HM Revenue and Customs published practice was that it would not exercise its power to require this information where such amounts were paid on or before 5 April 2006. HM Revenue and Customs have indicated informally that they will continue to apply this concession beyond 5 April 2006 but, as of the date of this prospectus, have not provided details as to when the concession will cease to apply. Such information may include the name and address of the beneficial owner of the amount payable on redemption. Any information obtained may, in certain circumstances, be


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exchanged by HM Revenue and Customs with the tax authorities of the jurisdiction in which the noteholder is resident for tax purposes.

EU SAVINGS DIRECTIVE

Under EC Council Directive 2003/48/EC on the taxation of savings income (the EU SAVINGS DIRECTIVE), a Member State is required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have agreed to adopt similar measures (a withholding system in the case of Switzerland).

For additional disclosure in relation to the EU Savings Directive in relation to Jersey, see "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS" below.


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                      UNITED STATES FEDERAL INCOME TAXATION

GENERAL

The following section discusses the material US federal income tax consequences of the purchase, ownership and disposition of the US notes, subject to the qualifications set forth in the applicable prospectus supplement. In general, the discussion assumes that a holder acquires the US notes at original issuance and holds the US notes as capital assets. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including, without limitation, the following: (i) financial institutions; (ii) insurance companies; (iii) dealers or traders in stocks, securities, notional principal contracts or currencies; (iv) tax-exempt entities; (v) regulated investment companies; (vi) persons that will hold the US notes as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for US federal income tax purposes; (vii) persons that own (or are deemed to own) 10 per cent. or more of the voting shares of the issuing entity; (viii) persons who hold US notes through partnerships or other pass-through entities; and (ix) persons that have a "functional currency" other than the US dollar. In addition, this discussion does not address alternative minimum tax consequences, nor does it describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government. In addition, please consult the applicable prospectus supplement in the event the US notes are denominated in a currency other than the US dollar.

This discussion is based on the US Internal Revenue Code of 1986, as amended (the CODE), US Treasury regulations and judicial and administrative interpretations thereof, in each case as in effect or available on the effective date of the registration statement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the tax consequences described below.

Allen & Overy LLP, US federal income tax advisers to the issuing entity (US TAX COUNSEL), has prepared and reviewed the statements under "UNITED STATES FEDERAL INCOME TAXATION". As described under "TAX STATUS OF THE ISSUING ENTITY, FUNDING 2, MORTGAGES TRUSTEE AND MORTGAGES TRUST" below, US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding 2 and the issuing entity will not be subject to US federal income tax as a result of their contemplated activities. As described further under "- CHARACTERISATION OF THE US NOTES" below, US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the US notes, the class A, class B and class M notes, when issued, will be treated as debt for US federal income tax purposes and the class C notes should be treated as debt for US federal income tax purposes

An opinion of US tax counsel is not binding on the US Internal Revenue Service (the IRS) or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section and there can be no assurance that the IRS or courts will agree with the conclusions expressed herein. ACCORDINGLY, INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE PERSONAL US FEDERAL INCOME TAX CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE US NOTES, INCLUDING THE POSSIBLE APPLICATION OF STATE, LOCAL, NON-US OR OTHER TAX LAWS, AND OTHER US TAX ISSUES AFFECTING THE TRANSACTION.

As used in this section, the term UNITED STATES HOLDER means a beneficial owner of US notes that is for US federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) or partnership, created or organised in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) any estate the income of which is subject to US federal income tax regardless of the source of its income; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust. If a partnership holds US notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the


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partnership. Partners of partnerships holding US notes are encouraged to consult their own tax advisers regarding the personal tax consequences to them. A NON-UNITED STATES HOLDER is a beneficial owner of US notes that is not a United States holder.

TAX STATUS OF THE ISSUING ENTITY, FUNDING 2, MORTGAGES TRUSTEE AND MORTGAGES
TRUST

Under the transaction documents, each of the issuing entity, Funding 2 and the mortgages trustee acting in its capacity as trustee of the mortgages trust covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuing entity, Funding 2 or the mortgages trustee acting in its capacity as trustee of the mortgages trust will be subject to US federal income tax. See "UNITED STATES FEDERAL INCOME TAXATION
- GENERAL" for further information regarding this opinion. No election will be made to treat the issuing entity, Funding 2 or the mortgages trustee or any of their assets as a REMIC (a type of securitisation vehicle having a special tax status under the Code).

CHARACTERISATION OF THE US NOTES

Although there is no authority regarding the treatment of instruments that are substantially similar to the US notes, it is the opinion of US tax counsel that the class A, class B and class M notes will be treated as debt for US federal income tax purposes and the class C notes should be treated as debt for US federal income tax purposes (see "- ALTERNATIVE CHARACTERISATION OF THE US NOTES" below and see "UNITED STATES FEDERAL INCOME TAXATION - GENERAL" above for further information regarding this opinion). The issuing entity intends to treat the US notes as indebtedness of the issuing entity for all purposes, including US tax purposes.

The US notes will not be qualifying real property loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c) or 860G(a)(3) of the Code, respectively.

TAXATION OF UNITED STATES HOLDERS OF THE US NOTES

QUALIFIED STATED INTEREST AND ORIGINAL ISSUE DISCOUNT

The issuing entity intends to treat interest on the US notes as "QUALIFIED STATED INTEREST" under US Treasury regulations relating to original issue discount (hereafter the OID REGULATIONS). As a consequence, discount on the US notes arising from an issuance at less than par will only be required to be accrued under the OID regulations if such discount exceeds a statutorily defined de minimis amount. Qualified stated interest, which generally must be unconditionally payable at least annually, is taxed under a holder's normal method of accounting as ordinary interest income. De minimis original issue discount (OID) is included in income on a pro rata basis as principal payments are made on the US notes.

It is possible that interest on the US notes that are class B notes, class M notes or class C notes could be treated as OID because such interest is subject to deferral in certain limited circumstances. A United States holder of an offered note issued with OID must include OID in income over the term of such offered note under a constant yield method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Moreover, the legislative history to the provisions provides that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortise premium. Here, prepayment of the loans is not expected to alter the scheduled principal payments on the US notes that are class B notes, class M notes or class C notes and accordingly, the issuing entity intends to assume that such


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US notes will have their principal repaid according to the schedule for purposes of accruing any OID. No representation is made that the loans will pay on the basis of such prepayment assumption or in accordance with any other prepayment scenario.

In general, United States holders who report income for US federal income tax purposes under the accrual method are required to accrue OID on short-term obligations on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). A United States holder who is an individual or other cash method holder is not required to accrue such OID unless such holder elects to do so. If such an election is not made, any gain recognised by such holder on the sale, exchange or maturity of such short term obligations will be ordinary income to the extent of the holder's rateable share of OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of the sale, exchange or maturity.

As an alternative to the above treatments, United States holders may elect to include in gross income all interest with respect to the US notes, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortisable bond premium or acquisition premium, using the constant yield method described above.

Interest income on the US notes will be treated as foreign source income for US federal income tax purposes, which may be relevant in calculating a United States holder's foreign tax credit limitation for US federal income tax purposes. The limitation on foreign taxes eligible for the US foreign tax credit is calculated separately with respect to specific classes of income. The foreign tax credit rules are complex, and United States holders are encouraged to consult their own tax advisers regarding the availability of a foreign tax credit and the application of the limitation in their particular circumstances.

SALES AND RETIREMENT

In general, a United States holder of a US note will have a basis in such US note equal to the cost of the US note to such holder, and reduced by any payments thereon other than payments of qualified stated interest. Upon a sale or exchange of the US note, a United States holder will generally recognise gain or loss equal to the difference between the amount realised (less any accrued interest, which would be taxable as such) and the holder's tax basis in the US note. Such gain or loss will be long-term capital gain or loss if the United States holder has held the US note for more than one year at the time of disposition. PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE TREATMENT OF CAPITAL GAINS (WHICH MAY BE TAXED AT LOWER RATES THAN ORDINARY INCOME FOR TAXPAYERS WHO ARE INDIVIDUALS, TRUSTS OR ESTATES THAT HOLD THE US NOTES FOR MORE THAN ONE YEAR) AND CAPITAL LOSSES (THE DEDUCTIBILITY OF WHICH IS SUBJECT TO LIMITATIONS) FOR THEM AS A CONSEQUENCE OF AN INVESTMENT IN THE NOTES.

TAXATION OF NON-UNITED STATES HOLDERS OF THE US NOTES

Subject to the backup withholding rules discussed below, a Non-United States holder generally should not be subject to US federal income or withholding tax on any payments on a US note and gain from the sale, redemption or other disposition of a US note unless: (i) that payment and/or gain is effectively connected with the conduct by that Non-United States holder of a trade or business in the United States; (ii) in the case of any gain realised on the sale or exchange of an offered note by an individual Non-United States holder, that holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement and certain other conditions are met; or
(iii) the Non-United States holder is subject to tax pursuant to provisions of the Code applicable to certain expatriates. NON-UNITED STATES HOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE US FEDERAL INCOME AND OTHER TAX CONSEQUENCES TO THEM OF OWNING US NOTES.


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ALTERNATIVE CHARACTERISATION OF THE US NOTES

The proper characterisation of the arrangement involving the issuing entity and the holders of the US notes is not clear because there is no authority on transactions comparable to that contemplated herein. The issuing entity intends to treat the US notes as debt for all US federal income tax purposes. Prospective investors are encouraged to consult their own tax advisers regarding the personal tax consequences with respect to the potential impact of an alternative characterisation of the US notes for US federal income tax purposes. See "RISK FACTORS - RISKS RELATED TO ALTERNATIVE CHARACTERISATION OF THE NOTES AS AN EQUITY INTEREST IN THE ISSUING ENTITY FOR US FEDERAL INCOME TAX PURPOSES" above.

One possible alternative characterisation is that the IRS could assert that the class C notes or any other class of notes should be treated as equity in the issuing entity for US federal income tax purposes because the issuing entity may not have substantial equity. If the class C notes or any other class of notes were treated as equity, United States holders of such notes would be treated as owning equity in a passive foreign investment company (PFIC) which, depending on the level of ownership of such United States holders and certain other factors, might also constitute an interest in a controlled foreign corporation (CFC) for such United States holder. A note that is treated as an equity interest in a PFIC or CFC rather than a debt instrument for US federal income tax purposes would have certain timing and character consequences to a United States holders and could require certain elections and disclosures that would need to be made shortly after acquisition to avoid potentially adverse US tax consequences.

If a United States holder were treated as owning an equity interest in a PFIC, unless a United States holder makes a QEF ELECTION or MARK TO MARKET ELECTION, a United States holder will be subject to a special tax regime (i) in respect of gains realised on the sale or other disposition of the relevant notes, and (ii) in respect of distributions on the relevant notes held for more than one taxable year to the extent those distributions constitute "EXCESS DISTRIBUTIONS". Although not free from doubt, the PFIC rules should not apply to gain realised in respect of any notes disposed of during the same taxable year in which such notes are acquired. An excess distribution generally includes dividends or other distributions received from a PFIC in any taxable year to the extent the amount of such distributions exceeds 125 per cent. of the average distributions for the three preceding years (or, if shorter, the investor's holding period). Because the US notes pay interest at a floating rate, it is possible that a US holder will receive "EXCESS DISTRIBUTIONS" as a result of fluctuations in the rate of USD-LIBOR over the term of US notes. In general, under the PFIC rules, a United States holder will be required to allocate such excess distributions and any gain realised on a sale of its notes to each day during the United States holder's holding period for the notes, and will be taxable at the highest rate of taxation applicable to the notes for the year to which the excess distribution or gain is allocable (without regard to the United States holder's other items of income and loss for such taxable year) (the DEFERRED TAX). The deferred tax (other than the tax on amounts allocable to the year of disposition or receipt of the distribution) will then be increased by an interest charge computed by reference to the rate generally applicable to underpayments of tax (which interest charge generally will be a non-deductible interest expense for individual taxpayers). The issuing entity does not intend to provide information that would enable a holder of a note to make a QEF election, and the mark to market election will only be available during any period in which the notes are traded on a qualifying exchange or market. The issuing entity encourages persons considering the purchase or ownership of 10 per cent., or more of any class of notes (or combination of classes) that is treated as equity for US federal income tax purposes to consult their own tax advisors regarding the personal US tax consequences resulting from such an acquisition under the special rules applicable to CFCs under the Code.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Backup withholding and information reporting requirements may apply to certain payments on the US notes and proceeds of the sale or redemption of the US notes to United States holders. The issuing entity, its agent, a broker, or any paying agent, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if the United States holder fails to furnish the United States holder's


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

taxpayer identification number (usually on IRS Form W-9), to certify that such United States holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain United States holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements. Non-United States holders may be required to comply with applicable certification procedures (usually on IRS Form W-8BEN) to establish that they are not United States holders in order to avoid the application of such information reporting requirements and backup withholding.

Payments of principal or interest made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a US note generally will not be subject to backup withholding. However, if such custodian, nominee or other agent is (i) a United States person (as defined in section 7701(a)(30) of the Code), (ii) a controlled foreign corporation (as defined in section 957(a) of the Code), (iii) a foreign person 50 per cent. or more of whose gross income is effectively connected with a US trade or business for a specified three-year period, or (iv) a foreign partnership if (A) at any time during its tax year, one or more of its partners are United States persons (as defined in applicable Treasury regulations) who in the aggregate hold more than 50 per cent. of the income or capital interest in the partnership or (B) at any time during its taxable year, it is engaged in a US trade or business (each of (i) through (iv), a US CONNECTED HOLDER), such custodian, nominee or other agent may be subject to certain information reporting requirements with respect to such payment unless it has in its records documentary evidence that the beneficial owner is not a United States holder and certain conditions are met or the beneficial owner otherwise establishes an exemption. Principal and interest paid by the US office of a custodian, nominee or agent will be subject to both backup withholding and information reporting unless the beneficial owner certifies its non-US status under penalties of perjury or otherwise establishes an exemption. Payments of proceeds on the sale of an offered note made to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a US Connected Holder, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States holder and certain conditions are met or the beneficial owner otherwise establishes an exemption. Payments of proceeds on the sale of an offered note made to or through the US office of a broker will be subject to backup withholding and information reporting unless the beneficial owner certifies, under penalties of perjury, that it is not a US holder or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the United States holder's US federal income tax liability, provided that the required information is furnished to the IRS. HOLDERS OF US NOTES ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS AS TO THEIR QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.


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              MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS

TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST

It is the opinion of Mourant du Feu & Jeune, Jersey (Channel Islands) tax counsel to the issuing entity, that the mortgages trustee is resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20 per cent. in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.

EU SAVINGS DIRECTIVE

As part of an agreement reached in connection with the EU Savings Directive on the taxation of savings income in the form of interest payments, in line with steps taken by other relevant third countries, Jersey introduced, with effect from 1 July 2005, a retention tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU Member State by a paying agent established in Jersey. The retention tax system applies for a transitional period prior to the implementation of a system of automatic communication to EU Member States of information regarding such payments. During this transitional period, such an individual beneficial owner resident in an EU Member State will be entitled to request a paying agent not to retain tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU Member State in which the beneficial owner is resident.


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                              ERISA CONSIDERATIONS

The US notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on EMPLOYEE BENEFIT PLANS (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, ERISA PLANS) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" above and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the US notes.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the PLANS)) and certain persons (referred to as PARTIES IN INTEREST or DISQUALIFIED PERSONS) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The seller, the issuing entity, the servicer, the mortgages trustee, Funding 2 or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the US notes is acquired or held by a Plan with respect to which the issuing entity, the servicer, the mortgages trustee, Funding 2 or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (PTCE) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a QUALIFIED PROFESSIONAL ASSET MANAGER), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). In addition, newly enacted legislation which became effective on August 17 (the PENSION PROTECTION ACT OF
2006) provides a new statutory exemption for prohibited transactions between a plan and a person that is a party in interest (other than a fiduciary or an affiliate that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the plan, provided that there is adequate consideration for the transaction. Prospective investors should consult with their advisors regarding the Pension Protection Act of 2006 and this statutory exemption. There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving any such notes.

Each purchaser and subsequent transferee of any US note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not a Plan or an entity whose underlying assets include the assets of any Plan


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or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R.
Section 2510.3-101 (the PLAN ASSET REGULATION), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an EQUITY INTEREST of an entity that is neither a PUBLICLY-OFFERED SECURITY nor a security issued by an investment company registered under the United States Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in debt form may be considered an EQUITY INTEREST if it has SUBSTANTIAL EQUITY FEATURES. If the issuing entity were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the US notes, such plan assets would include an undivided interest in the assets held by the issuing entity and transactions by the issuing entity would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. The Plan Asset Regulation provides, however, that if equity participation in any entity by "Benefit Plan Investors" is not significant, then the "look-through" rule will not apply to such entity. The term "Benefit Plan Investors" is defined in the Plan Asset Regulation to include (1) any employee benefit plan (as defined in Section 3(3) or ERISA), subject to Title I of ERISA,
(2) any plan described in Section 4975(e)(1) of the Code, and (3) any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity. Equity participation by Benefit Plan Investors in any entity is significant if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity (excluding the value of any interests held by certain persons, other than Benefit Plan Investors) exercising control over the assets of the entity or providing investment advice to the entity for a fee or any affiliates of such persons is held by Benefit Plan Investors. The look-through rule will not apply to the underlying assets of the issuing entity if less than 25% of the value of any class of its equity interests are held by Benefit Plan Investors. Several rules apply in calculating this percentage under the Plan Asset Regulation as amended by the Pension Protection Act of 2006. First, a proportionate rule applies to investments by one entity in another entity. Under this rule, if more than 25% of an investor's equity interests are held by Benefit Plan Investors, only a proportionate amount of its investment counts towards the 25% threshold (but if less than 25% of an investor's equity interests are held by Benefit Plan Investors, none of the investor's investment counts). Second, an entity must determine whether the 25% threshold has been reached each time an investor acquires an equity interest in the entity. The Department of Labor has taken the position in this regard that a redemption of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests). Third, for this purpose, the value of any equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded.

There is little pertinent authority in this area and securities may change character from debt to equity over time due to changing circumstances. Fiduciaries of Plans considering the purchase of notes should consult their counsel in this regard. As noted above, it is expected that the Class A notes, the Class B notes and the Class M notes, when issued, will be treated as debt for US federal income tax purposes and, thus, will not constitute "equity interests". Although there is less certainty that the Class C notes will be treated as debt for US federal income tax purposes, no measures will be taken to restrict investment in the Class C notes by Benefit Plan Investors.


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

Any insurance company proposing to purchase any of the US notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (12 July 1995), the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the Insurance Company General Account Regulations, 65 Fed. Reg. No. 3 (5 January 2000) (codified at 29 C.F.R. pt. 2550) that became generally applicable on 5 July 2001.

Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the US notes should determine whether, under the documents and instruments governing the Plan, an investment in such notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio and liquidity needs in view of the Plan's benefit obligations. Any Plan proposing to invest in such notes (including any governmental plan) should consult with its counsel to confirm that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

The sale of any US notes to a Plan is in no respect a representation by the seller, the issuing entity, the servicer, the mortgages trustee, Funding 2 or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.


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

              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

The issuing entity is a UK public limited company incorporated with limited liability in England and Wales. Any final and conclusive judgment of any United States federal or state court having jurisdiction recognised by England or Wales in respect of an obligation of the issuing entity in respect of the notes which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuing entity in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in that United States federal or state court, as applicable, unless:

o the proceedings in that United States federal or state court, as applicable, involved a denial of the principles of natural or substantial justice;

o      the judgment is contrary to the public policy of England or Wales;

o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

o the judgment is of a public nature (for example, a penal or revenue judgment);

o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the United States federal or state court, as applicable;

o enforcement would breach section 5 of the Protection of Trading Interests Act 1980; or

o enforcement proceedings are not instituted within six years after the date of the judgment.

A judgment by a court may be given in some cases only in sterling. The issuing entity expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering.

All of the directors and executive officers of the issuing entity reside outside the United States. Substantially all or a substantial portion of the assets of all or many of those persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon those persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Based on the restrictions referred to in this section, there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.


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                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

None of the notes will constitute "MORTGAGE RELATED SECURITIES" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

No representation is made as to the proper characterisation of the notes for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute legal investments or are subject to investment, capital or other restrictions.


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

                                  LEGAL MATTERS

An opinion with respect to English law regarding the notes, including matters relating to the validity of the issuance of the notes, will be provided to the issuing entity, the note trustee and the underwriters by Allen & Overy LLP. An opinion with respect to United States law regarding the notes, including matters of United States federal income tax law with respect to the US notes, will be provided to the issuing entity, the note trustee and the underwriters by Allen & Overy LLP. Opinions with respect to United States law will be provided to the underwriters by Sidley Austin.

Certain matters of Jersey (Channel Islands) law regarding the mortgages trustee will be opined upon for the mortgages trustee by Mourant du Feu & Jeune.


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

                                  UNDERWRITING

UNITED STATES

A prospectus supplement will be prepared for each series of US notes which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which each class or sub-class of such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the issuing entity or the method by which the price at which the underwriters will sell those US notes will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between any underwriter and the issuing entity and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilise the market for the US notes so offered. US notes may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The seller and the issuing entity will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The selling commissions and management and underwriting fees that the issuing entity has agreed to pay to the underwriters will be paid to the underwriters on behalf of the issuing entity by Funding 2 from part of the proceeds of the relevant Funding 2 start-up loan.

In the event that an underwriter fails to purchase the offered notes allocated to it in accordance with the terms of the underwriting agreement, the underwriting agreement provides that in certain circumstances the underwriting agreement may be terminated.

The underwriting agreement is subject to a number of restrictions and may be terminated by the underwriters in certain circumstances prior to payment to the issuing entity.

After the initial offering, the underwriters may change the public offering price and any other selling terms.

The underwriters or their affiliates may engage in over-allotment transactions (also known as short sales), stabilising transactions, syndicate covering transactions and penalty bids for the US notes under Regulation M under the Exchange Act.

o Over-allotment transactions involve sales by an underwriter in excess of the total offering size, which creates what is known as a naked short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

o Stabilising transactions permit bids to purchase the US notes so long as the stabilising bids do not exceed a specified maximum.

o Short covering transactions involve purchases of the US notes in the open market after the distribution has been completed in order to cover naked short positions.

o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.


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

Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the US notes or preventing or retarding a decline in the market price of the US notes. As a result, these transactions may cause the prices of the US notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuing entity nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

The US notes will be registered under the Securities Act. Any underwriters of the US notes that are not US registered broker dealers will agree that they will offer and sell the US notes within the United States through US registered broker-dealers.

The US notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus and related prospectus supplement via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus and related prospectus supplement in that format.

The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

UNITED KINGDOM

Each underwriter will represent and agree that:

o      in relation to any US notes which have a maturity of less than one year,
       (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any US notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the US notes would otherwise constitute a contravention of Section 19 of the FSMA by the issuing entity;

o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any US notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such US notes in, from or otherwise involving the United Kingdom.

NORWAY

Each underwriter will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Kingdom of Norway any US notes other than to persons who are registered with the Oslo Stock Exchange as professional investors.

REPUBLIC OF ITALY

The offering of the US notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) and/or the Bank of Italy pursuant to Italian securities legislation and, accordingly, no US notes may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the US notes be distributed in the Republic of Italy, except:


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

(a) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July 1998, as amended; or

(b) in circumstances which are exempt from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998 (the FINANCIAL SERVICES ACT) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended.

Any offer, sale or delivery of the US notes or distribution of copies of this prospectus or any other document relating to the US notes in the Republic of Italy under (a) or (b) above must be:

(i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1 September 1993 (the BANKING ACT), as amended;

(ii) in compliance with Article 129 of the Banking Act and the Bank of Italy's implementation guidelines pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, among other things, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

(iii)  in compliance with any other applicable laws and regulations.

SWEDEN

Each underwriter will confirm and agree that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy US notes or distribute any draft or definite document in relation to any such offer, invitation or sale except in circumstances that will not result in a requirement to prepare a prospectus or an offer to the public pursuant to the provisions of the Swedish Financial Instruments Trading Act (lag (1991:980) om handel med finansiella instrument).

THE NETHERLANDS

The underwriters will represent and agree that they have not and will not, directly or indirectly, offer or sell any US notes (including rights representing an interest in any global note) to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands (DUTCH RESIDENTS) other than to the following entities (hereinafter referred to as PROFESSIONAL MARKET PARTIES or PMPS within the meaning of the Exemption Regulation pursuant to the Dutch Act on the Supervision of the Credit System 1992 (Vrijstellingsregeling Wtk 1992)) provided they acquire the US notes for their own account or that of another PMP:

(c) anyone who is subject to supervision of the Dutch Central Bank, the Dutch Authority for the Financial Markets or a supervisory authority from another member state and who is authorised to be active on the financial markets;

(d) anyone who otherwise performs a regulated activity on the financial markets;

(e) the State of the Netherlands, the Dutch Central Bank, a central government body, a central bank, Dutch regional and local governments and comparable foreign decentralised government bodies, international treaty organisations and supranational organisations;

(f) a company or entity which, according to its last annual (consolidated) accounts, meets at least two of the following three criteria: an average number of employees during the financial year of at least 250, a total balance sheet of at least EUR 43,000,000 and an annual net turnover of at least EUR 50,000,000;


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

(g) a company or entity with its statutory seat in the Netherlands other than a company as referred to in (d) above, which has requested the Dutch Authority for the Financial Markets to be treated as a professional market party;

(h) a natural person, living in the Netherlands, who has requested the Dutch Authority for the Financial Markets to be treated as a professional market party, and who meets at least two of the following three criteria: the person has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten per quarter over the previous four quarters; the size of the securities portfolio is at least EUR 500,000 and the person works or has worked for at least one year in the financial sector in a professional position which requires knowledge of securities investment;

(i)    a company or entity whose only purpose is investing in securities;

(j) a company or entity whose purpose is to acquire assets and issue asset backed securities;

(k) an enterprise or entity with total assets of at least EUR 500,000,000 (or the equivalent thereof in another currency) as per the balance sheet as of the year end preceding the obtaining of the repayable funds;

(l) an enterprise, entity or individual with net assets of at least EUR 10,000,000 (or the equivalent thereof in another currency) as of the year end preceding the obtaining of the repayable funds who has been active in the financial markets on average twice a month over a period of at least two consecutive years preceding the obtaining of the repayable funds;

(m)    a subsidiary of any of the persons or entities referred to under (a) to
       (i) above, provided such subsidiaries are subject to consolidated supervision; and

(n) an enterprise or entity which has a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise, or which issues securities that have a rating from a rating agency that, in the opinion of the Dutch Central Bank, has sufficient expertise.

As set forth in a legend on the US notes, the US notes during their entire life may not be sold to Dutch Residents other than to PMPs.

HONG KONG

Each underwriter will represent and agree that:

(o) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any US notes other than (i) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(p) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the US notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to US notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance.


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

JAPAN

The US notes have not been and will not be registered under the Securities and Exchange Law of Japan (the SECURITIES AND EXCHANGE LAW). Each underwriter will represent, warrant and agree that it has not offered or sold and will not offer or sell any US notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

PEOPLE'S REPUBLIC OF CHINA

Each underwriter will represent and agree that neither it nor any of its affiliates has offered or sold or will offer or sell any of the US notes in the People's Republic of China (excluding Hong Kong, Macau and Taiwan, the PRC) as part of the initial distribution of the US notes.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC to any person to whom it is unlawful to make the offer or solicitation in the PRC.

The issuing entity does not represent that this prospectus may be lawfully distributed, or that any US notes may be lawfully offered, in compliance with any applicable registration or other requirements in the PRC, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the issuing entity which would permit a public offering of any US notes or distribution of this document in the PRC. Accordingly, the US notes are not being offered or sold within the PRC by means of this prospectus or any other document. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations.

SINGAPORE

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the SFA). Accordingly, the US notes may not be offered or sold or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any US notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the US notes are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the US notes under
Section 275 of the SFA except:


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(i)    to an institutional investor under Section 274 of the SFA, or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA;

(ii)   where no consideration is given for the transfer; or

(iii)  by operation of law.

GENERAL

The underwriters will represent and agree that they have complied and will comply with all applicable securities laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver US notes or possess them or distribute the prospectus or any other offering material and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of US notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuing entity shall have no responsibility for them. Furthermore, the underwriters will represent and agree that they have not and will not directly or indirectly offer, sell or deliver any notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of US notes by it will be made on the same terms.

Neither the issuing entity nor the underwriters represent that US notes may at any time lawfully be sold in compliance with any application, registration or other requirements in any jurisdiction (other than as described above), or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

The underwriters will agree that they will, unless prohibited by applicable law, furnish to each person to whom they offer or sell notes a copy of the prospectus and a related prospectus supplement, in each case as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of notes to which the prospectus relates.


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                             REPORTS TO NOTEHOLDERS

Pursuant to the cash management agreement, the cash manager on behalf of Funding 2 will prepare and file with the SEC periodic reports on Form 8-K, annual reports on Form 10-K and monthly reports on Form 10-D that will contain the information required by Item 1121 of Regulation AB. Such reports will be filed with the SEC under the Funding 2's central index key (CIK) number, 0001375880. The monthly reports will contain information on the portfolio, the notes, the master intercompany loan, the Funding 2 cash accumulation ledger, Funding 2 reserve funds, the Funding 2 principal deficiency ledger and the occurrence of any material events. The financial information contained in these reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. These monthly and annual reports will be sent by the cash manager on behalf of Funding 2 to Cede & Co. and Citivic, as applicable, as the registered holder of the notes, unless and until individual note certificates are issued. No reports will be sent to beneficial owners of the notes by the cash manager. Cede & Co. and Citivic, as applicable, may make such reports available to beneficial owners upon request in accordance with their rules.

The annual reports of assessment of compliance, attestation reports and statements of compliance referred to in "THE SERVICING AGREEMENT--SERVICER COMPLIANCE" above will be filed as exhibits to Funding 2's annual report on Form 10-K.

Pursuant to the servicing agreement, the servicer will provide to beneficial owners of the notes on a monthly basis a report containing information about the loans in the mortgages trust if they have furnished the servicer with the beneficial ownership certification described in the servicing agreement.


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                              CERTAIN RELATIONSHIPS

There are no business relationships, agreements, arrangements, transactions or understandings that are entered into outside the ordinary course of business or are on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the issuance of the notes, between the sponsor, Funding 2 or the issuing entity on the one hand and the servicer, the note trustee, the Funding 2 security trustee, the issuing entity security trustee, the mortgages trustee, the seller, the Funding 2 swap provider, any issuing entity swap provider, Funding 1 or any affiliates of such parties, that currently exist or that existed during the past two years and that would be material to the notes.

Pursuant to the transaction documents, there are numerous relationships involving or relating to the notes or the portfolio between the sponsor (who is also the seller, the servicer, the cash manager and the issuing entity cash manager), Funding 2 or the issuing entity on the one hand and the servicer (see "THE SERVICING AGREEMENT" above), the note trustee, the Funding 2 security trustee and the issuing entity security trustee (see "DESCRIPTION OF THE TRUST DEED", "SECURITY FOR FUNDING 2'S OBLIGATIONS - APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE FUNDING 2 SECURITY TRUSTEE" and "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS - APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUING ENTITY SECURITY TRUSTEE" above), the mortgages trustee (see "THE MORTGAGES TRUST DEED" above), the seller (see "SALE OF THE LOANS AND THEIR RELATED SECURITY" above), the Funding 2 swap provider (see "THE SWAP AGREEMENTS -- THE FUNDING 2 SWAP" above), each issuing entity swap provider (see "THE SWAP AGREEMENTS -- THE ISSUING ENTITY CURRENCY SWAPS" above), Funding 1 (see "THE MORTGAGES TRUST" above) or any affiliates of such parties (Bank of Scotland, an affiliate of Halifax, is the account bank and the issuing entity account bank: see "THE MASTER INTERCOMPANY LOAN AGREEMENT -- FUNDING 2'S BANK ACCOUNTS" above and "CASH MANAGEMENT FOR ISSUING ENTITY -- THE ISSUING ENTITY'S BANK ACCOUNTS" above), that currently exists or that existed during the past two years and that would be material to the notes. The material terms of these relationships are disclosed in the sections referred to above. See "SUMMARY OF PROSPECTUS -- FEES" above for a summary of fee amounts relating to certain of the foregoing relationships.


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                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Funding 2 to "incorporate by reference" the information filed with the SEC by Funding 2, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the issuing entity and the offered notes. This means that Funding 2 can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by Funding 2 with the SEC that relates to the issuing entity for any series of offered notes will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of offered notes include an insurer's financial statements, a financial guaranty insurance policy, computational materials, collateral term sheets, the related transaction documents and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the issuing entity. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

Funding 2 will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of offered notes, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to +44 20 7398 6300 or in writing to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London, EC3A 6AP, United Kingdom,
Attention: The Directors.


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                    WHERE INVESTORS CAN FIND MORE INFORMATION

Funding 2 has filed a registration statement for the US notes with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes additional information.

Funding 2 will file, or cause to be filed, with the SEC all required periodic and special SEC reports and other information about the US notes, the issuing entity and the mortgages trust, including annual reports on Form 10-K, periodic reports on Form 10-D and periodic reports on Form 8-K. Such reports will be filed with the SEC under the central index key (CIK) number 0001375880 and will be signed by Funding 2.

Currently, Funding 2's annual reports on Form 10-K, current reports on Form 10-D, periodic reports on Form 8-K, amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act and the periodic reports of the issuing entity cash manager and the servicer are not made available on the website of any transaction party, although the seller intends to make such reports available in this manner in the future. Currently, such reports may be obtained from the note trustee in electronic or paper format free of charge upon request or from the Bloomberg financial information service.

Investors may read and copy any materials filed by the issuing entity with the SEC at the SEC's Public Reference Room at 100 F Street, NW., Washington, DC 20549. Investors should call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. SEC filings, including by Funding 2, are also available to the public on the SEC's internet site at http://www.sec.gov.


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

                         LISTING AND GENERAL INFORMATION

AUTHORISATION

The issue of each series of notes from time to time has been authorised by resolution of the board of directors of the issuing entity passed on 25 September 2006.

LISTING OF NOTES

Application has been made to the FSA in its capacity as competent authority under the FSMA (the UK LISTING AUTHORITY) for the notes issued during the period of 12 months from the date of this prospectus (other than any notes which are unlisted or listed on any other exchange) to be admitted to the official list (the OFFICIAL LIST) maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange for each such class of the notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Income Market. Admission to the Official List together with admission to the London Stock Exchange's Gilt Edged and Fixed Interest Market (being a regulated market for the purposes of the Investment Services Directive (93/22/EEC)) constitute official listing on the London Stock Exchange.

It is expected that each series and class of notes which is to be admitted to the Official List and to trading on the London Stock Exchange's Gilt Edged and Fixed Income Market will be admitted separately, as and when issued, subject only to the issue of a global note or notes initially representing the notes of each series and class and to making the final terms relating to the notes available to the public in accordance with the EU Directive 2003/71/EC (the PROSPECTUS DIRECTIVE) and associated UK and EU implementing legislation.

This prospectus has been prepared in compliance with the prospectus rules made under Part VI of the FSMA.

The issuing entity accepts responsibility for the information contained in this prospectus. To the best of the knowledge of the issuing entity (who has taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuing entity accepts responsibility accordingly.

CLEARING AND SETTLEMENT

Transactions in respect of the US notes will normally be effected for settlement in US dollars and for delivery on the third working day after the date of the transaction. Prior to listing, however, dealings will be permitted by the London Stock Exchange in accordance with its rules.

It is expected that the US notes will be accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear. The appropriate CUSIP numbers, common codes and ISINs for each series and class of notes will be specified in the applicable prospectus supplement.

LITIGATION

Currently, none of the issuing entity, Funding 2, Holdings, the post-enforcement call option holder, PECOH Holdings or the mortgages trustee is or has been involved in the previous 12 months (or, in the case of the issuing entity, since 1 September 2006 (being the date of its incorporation)) in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuing entity is aware) which may have, or have had in the recent past, a significant effects on the issuing entity, Funding 2, Holdings, the post-enforcement call option holder, PECOH Holdings or the mortgages trustees financial position of profitability.


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

There are currently no legal or arbitration proceedings pending (or known by Halifax to be contemplated by governmental authorities) against Halifax or in which any property of Halifax is the subject, that is material to holders of the notes.

ACCOUNTS

No statutory or non-statutory accounts within the meaning of the Companies Act 1985 in respect of any financial year of the issuing entity have been prepared. So long as the notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market, the most recently published audited annual accounts of the issuing entity from time to time shall be available at the specified office of the principal paying agent in London. The issuing entity does not publish interim accounts.

Since the date of its incorporation, the issuing entity has not entered into any contracts or arrangements not being in the ordinary course of business.

SIGNIFICANT OR MATERIAL CHANGE

Since 1 September 2006 (the date of incorporation of the issuing entity), 1 June 2005 (the date of incorporation of PECOH Holdings), 17 May 2002 (the date of incorporation of Funding 2), 9 August 2001 (the date of incorporation of Holdings and the post-enforcement call option holder) and 13 May 2002 (the date of incorporation of the mortgages trustee), there has been (1) no material adverse change in the financial position or prospects of the issuing entity, PECOH Holdings, Funding 2, Holdings, the post-enforcement call option holder or the mortgages trustee and (2) no significant change in the financial or trading position of the issuing entity, PECOH Holdings, Funding 2, Holdings, the post-enforcement call option holder or the mortgages trustee.

DOCUMENTS AVAILABLE

From the date of this prospectus and for so long as any series and class of notes issued by the issuing entity is listed on the London Stock Exchange's Gilt Edged and Fixed Interest Market, copies of the following documents may, when published, be inspected at the registered office of the issuing entity and from the specified office of the principal paying agent during usual business hours, on any weekday (public holidays excepted):

(A) the memorandum and articles of association of each of the issuing entity, Funding 2, Holdings, the mortgages trustee, the post-enforcement call option holder and PECOH Holdings;

(B)    a copy of the prospectus and the related prospectus supplement;

(C) any future offering circulars, prospectuses, prospectus supplements, information memoranda and supplement including prospectus supplements (as applicable) (save that a prospectus supplement relating to an unlisted series and class of notes will be available for inspection only by the underwriters or dealers, as applicable, as specified in the prospectus supplement or, upon proof satisfactory to the principal paying agent or the registrar, as the case may be, as to the identity of the holder of any note to which the prospectus supplement relates) to the prospectus and any other documents incorporated therein or therein by reference;

(D)    each of the following documents:

       o      the bank account agreement;

       o      the cash management agreement;


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       o      the controlling beneficiary deed;

       o      each deed of accession to the Funding 2 deed of charge;

       o      each deed of accession to the issuing entity deed of charge;

       o      the corporate services agreement;

       o      the Funding 2 deed of charge;

       o      the Funding 2 guaranteed investment contract;

       o      the Funding 2 swap agreement;

       o      the issuing entity deed of charge;

       o      the master definitions and construction schedule;

       o      the master intercompany loan agreement;

       o      the issuing entity bank account agreement;

       o      the issuing entity cash management agreement;

       o      the issuing entity corporate services agreement;

       o      the issuing entity master definitions and constructions schedule;

       o      each issuing entity swap agreement;

       o      the mortgage sale agreement;

       o      the mortgages trust deed;

       o      the mortgages trustee corporate services agreement;

       o      the mortgages trustee guaranteed investment contract;

       o the post-enforcement call option holder corporate services agreement;

       o      the paying agent and agent bank agreement;

       o      the post-enforcement call option agreement;

       o      the programme agreement;

       o      each Scottish declaration of trust;

       o      the seller trust property assignment agreement;

       o      the servicing agreement;

       o      each Funding 2 start-up loan agreement;


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

       o      each subscription agreement;

       o      the trust deed;

       o      each underwriting agreement; and

       o any other deeds of accession or supplemental deeds relating to any such documents.

The issuing entity confirms that the assets backing the issue of notes, taken together with the other arrangements to be entered into by the issuing entity on the programme date and on each relevant closing date (including those described in CREDIT STRUCTURE above), have characteristics that demonstrate capacity to produce funds to service any payments due and payable on the notes. However, investors are advised that this confirmation is based on the information available to the issuing entity on the date of this prospectus and may be affected by the future performance of such assets backing the issue of the notes. Consequently, investors are advised to review carefully any disclosure in this prospectus and the accompanying prospectus supplement together with any amendments and supplements thereto.



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                                    GLOSSARY

Principal terms used in this prospectus are defined as follows:



$, US$, US DOLLARS AND DOLLARS          the lawful currency for the time being of the United States of America

(EURO), EURO AND EURO                   the single currency introduced at the third stage of European Economic and
                                        Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time

 (POUND), POUNDS AND STERLING           the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland

AAA LOAN TRANCHES                       the loan tranches made by the issuing entity to Funding 2 under the master intercompany loan agreement from the proceeds of issue of any series of class A notes

AA LOAN TRANCHES                        the loan tranches made by the issuing entity to Funding 2 under the master intercompany loan agreement from the proceeds of issue of any series of class B notes

A LOAN TRANCHES                         the loan tranches made by the issuing entity to Funding 2 under the master intercompany loan agreement from the proceeds of issue of any series of class M notes

AAA PRINCIPAL DEFICIENCY SUB-LEDGER     a sub-ledger on the Funding 2 principal deficiency ledger which specifically records any principal deficiency in respect of any AAA loan tranches

AA PRINCIPAL DEFICIENCY SUB-LEDGER      a sub-ledger on the Funding 2 principal deficiency ledger which specifically records any principal deficiency in respect of any AA loan tranches

A PRINCIPAL DEFICIENCY SUB-LEDGER       a sub-ledger on the Funding 2 principal deficiency ledger which specifically records any principal deficiency in respect of any A loan tranches

ACCOUNT BANK                            Bank of Scotland

ACCRUED INTEREST                        in respect of a given date, the interest which has accrued from the last interest payment date up to that date, but which is not currently payable

ADJUSTED FUNDING 1 GENERAL RESERVE      the sum of:
FUND LEVEL
                                        (b)    the amount standing to the credit of the Funding 1 general reserve fund; and

                                        (d)    the amount (if any) to be credited in accordance with item (B) of the relevant Funding 1 pre-enforcement principal priority of payments.

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ADJUSTED FUNDING 2 GENERAL RESERVE      the sum of:
FUND LEVEL
                                        (a)   the amount standing to the credit of the Funding 2 general reserve fund; and

                                        (b)    the amount (if any) then to be credited in accordance with item (A) of the relevant Funding 2 pre-enforcement principal priority of payments

AGENT BANK                              Citibank, N.A.]

ANNUALISED CPR                          the result of the calculation 1-((1-M)^12)

                                        where M is expressed as a percentage and determined as at the most recent normal calculation date as indicated in the definition of "anticipated cash accumulation period" (see "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST
                                        PROPERTY - DISTRIBUTION OF PRINCIPAL RECEIPTS TO FUNDING 2" above)

ANTICIPATED CASH ACCUMULATION PERIOD    the anticipated number of months required by Funding 2 to accumulate sufficient principal receipts to pay the relevant accumulation amount, as described further in "THE
                                        MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - DISTRIBUTION OF PRINCIPAL
                                        RECEIPTS TO FUNDING 2" above

ARREARS OF INTEREST                     in respect of a given date,  interest and  expenses  which are due and payable and remain unpaid on that date

ASSET TRIGGER EVENT                     an asset trigger event will occur when an amount is debited to the principal deficiency sub-ledger in relation to the class A notes of any Funding 1 issuing entity or to the AAA principal deficiency sub-ledger of Funding 2, unless such debit is made when (a) (i) in the case of principal deficiency sub-ledger in relation to the class A notes of a Funding 1 issuing entity, the aggregate principal amount outstanding of each of the term AA advances, the term A advances and the term
                                        BBB advances is equal to zero or (ii) in the case of the AAA principal deficiency sub-ledger of Funding 2, the aggregate principal amount outstanding of each of the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches is equal to zero; and (b) (i) in the case of principal deficiency sub-ledger in relation to the class A notes of a Funding 1 issuing entity, the sum of the amount standing to the credit of Funding 1 general reserve ledger and the Funding 1 revenue ledger together with amounts determined and due to be credited to the Funding 1 revenue ledger prior to the immediately following Funding 1 interest payment date after such debit is made, is greater than the amount necessary to eliminate the debit balance on the principal deficiency ledger in relation to the class A notes and pay amounts ranking in priority to such item under the Funding 1 pre-enforcement revenue priority of payments on the immediately following Funding 1 interest payment date after

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

                                        such debit is made or (ii) in the case of the AAA principal deficiency sub-ledger of Funding 2, the sum of the amount standing to the credit of Funding
                                        2 general reserve ledger and the Funding 2 revenue ledger together with amounts determined and due to be credited to the Funding 2 revenue ledger prior to the immediately following Funding 2 interest payment date after such debit is made, is greater than the amount necessary to pay the items in paragraphs (A) to (E)
                                        of the Funding 2 pre-enforcement revenue priority of payments on the immediately following Funding 2 interest payment date after such debit is made.

AUTHORISED INVESTMENTS                  means:

                                        o      sterling gilt-edged securities; and

                                        o      sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) provided that in all cases such investments have a maturity date of 90 days or less and mature on or before the next following quarterly interest payment date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made (being an authorised person under the FSMA) are rated at least equal to either A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch or their equivalents by three other internationally recognised rating agencies or which are otherwise acceptable to the rating agencies (if they are notified in advance) to maintain the then current ratings of the notes

BANK ACCOUNT AGREEMENT                  the agreement entered into on the initial closing date, as amended from time to time, between (among others) the account bank, the mortgages trustee, Funding 1 and Funding 2, which governs (among other things) the operation of the mortgages trustee GIC account, the Funding 2 GIC account and the Funding 2 transaction account

BANK OF SCOTLAND                        The Governor and Company of the Bank of Scotland established by an Act of the
                                        Parliament of Scotland in 1695, acting through its offices at 116 Wellington
                                        Street, Leeds LS1 4LT

BASEL II FRAMEWORK                      the regulatory capital framework described in the Basel Committee on Banking
                                        Supervision's publication, Basel II: The International Convergence of Capital
                                        Measurement and Capital Standards: a Revised Framework

BASIC TERMS MODIFICATION                the modification of (certain) terms and conditions of the notes, including altering the amount, rate or timing of payments on the notes, the currency of payment, the issuing entity priority of payments or the quorum or majority required in relation to any resolution

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BBB LOAN TRANCHES                       the loan tranches made by the issuing entity to Funding 2 under the master intercompany loan agreement from the proceeds of issue of any series of class C notes

BB LOAN TRANCHES                        the loan tranches made by the issuing entity to Funding 2 under the master intercompany loan agreement from the proceeds of issue of any series of class D notes

BBB PRINCIPAL DEFICIENCY SUB-LEDGER     a sub-ledger on the Funding 2 principal deficiency ledger which specifically records any principal deficiency in respect of any BBB loan tranches

BB PRINCIPAL DEFICIENCY SUB-LEDGER      a sub-ledger on the Funding 2 principal deficiency ledger which specifically records any principal deficiency in respect of any BB loan tranches


BENEFICIARIES                           Funding 1, Funding 2 and the seller as beneficiaries of the mortgages trust

BOOKING FEE                             a fee payable by the borrower in respect of applications for certain types of loans

BORROWER                                in relation to a loan, the individual or individuals specified as such in the relevant mortgage together with the individual or individuals (if any) from time to time assuming an obligation to repay such loan or any part of it

BULLET ACCUMULATION LIABILITY           means on any Funding 2 interest payment date prior to any payment under item (C)
                                        of the priority of payments described in "CASHFLOWS - DISTRIBUTION OF FUNDING 2
                                        AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF LOAN TRANCHES BEFORE A TRIGGER EVENT
                                        AND BEFORE MASTER INTERCOMPANY LOAN ACCELERATION OR ACCELERATION OF ALL NOTES"
                                        above the aggregate of each relevant accumulation amount at that time of each bullet loan tranche which is within a cash accumulation period

BULLET ACCUMULATION SHORTFALL           means at any time that the amount that the cash accumulation ledger amount is less than the bullet accumulation liability

BULLET LOAN TRANCHE                     any loan tranche which is scheduled to be repaid in full in one instalment on one Funding 2 interest payment date, namely those loan tranches designated as a
                                        'bullet loan tranches' in the accompanying prospectus supplement

                                        The bullet loan tranches will be deemed to be pass-through loan tranches if a pass-through trigger event occurs

BULLET REDEMPTION DATE                  the bullet redemption date for any series and class of bullet redemption notes will be the interest payment date specified as such for such series and class of notes in the prospectus supplement, subject to the terms and conditions of the notes

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BULLET REDEMPTION NOTES                 any series and class of notes which is scheduled to be repaid in full on one interest payment date. Bullet redemption notes will be deemed to be pass-through notes in certain circumstances

BULLET REPAYMENT DATE                   the Funding 2 interest payment date specified as such for such loan tranche in the applicable loan tranche supplement

BULLET TERM ADVANCE                     any term advance which is scheduled to be repaid in full on one Funding 1 interest payment date, namely those term advances of any Funding 1 issuing entity designated as a bullet term advance.

                                        The bullet term advances made by Financing will be deemed to be pass-through term advances if:

                                        o      a trigger event occurs;

                                        o      the Funding 1 issuing entity security is enforced; or

                                        o      the Funding 1 security is enforced

BUSINESS DAY                            a day that is a London business day, a New York business day and a TARGET business day

CALCULATION DATE                        the first day of each month or, if not a London business day, the next succeeding London business day or any other day on which Funding 1 and/or
                                        Funding 2 acquires a further interest in the trust property and/or the mortgages trustee acquires new loans from the seller

CALCULATION PERIOD

                                        the period from (and including) one calculation date, to (but excluding) the next calculation date and in respect of the first calculation date following the programme date, the period from (and including) the programme date to (but excluding) the first calculation date following the programme date

CALENDAR YEAR                           a year  from  the  beginning  of 1  January  to the  end of 31 December

CAPITALISED                             means, in respect of a fee or other amount, added to the principal balance of a loan

CAPITALISED INTEREST                    if a borrower takes a payment holiday (as permitted under the terms of the loan), then the outstanding principal balance of the loan will increase by the amount of interest that would have been paid on the relevant loan if not for such payment holiday

CASH ACCUMULATION ADVANCE               a bullet loan tranche or scheduled amortisation instalment which is within a cash accumulation period

CASH ACCUMULATION LEDGER AMOUNT         means at any time the amount standing to the credit of the Funding 2 cash accumulation ledger at that time immediately prior to any drawing to be applied on that Funding 2 interest payment date and prior to any payment under item (H)
                                        of the

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

                                        priority of payments described in "CASHFLOWS - DISTRIBUTION OF FUNDING 2
                                        AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF LOAN TRANCHES BEFORE A TRIGGER EVENT
                                        AND BEFORE MASTER INTERCOMPANY LOAN ACCELERATION OR ACCELERATION OF ALL NOTES"
                                        above

CASH ACCUMULATION LIABILITY             means on any Funding 2 interest payment date prior to any payment under item (C)
                                        of the priority of payments described in "CASHFLOWS - DISTRIBUTION OF FUNDING 2
                                        AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF LOAN TRANCHES BEFORE A TRIGGER EVENT
                                        AND BEFORE MASTER INTERCOMPANY LOAN ACCELERATION OR ACCELERATION OF ALL NOTES"
                                        above, the sum of:

                                        o      the bullet accumulation liability at that time; and

                                        o      the aggregate of each relevant accumulation amount at that time of each scheduled amortisation instalment which is within a cash accumulation period

CASH ACCUMULATION PERIOD                the period beginning on the earlier of:

                                        o      the commencement of the anticipated cash accumulation period relating to the relevant accumulation amount; and

                                        o      unless otherwise specified in the accompanying prospectus supplement, in respect of an original bullet loan tranche, six months prior to the scheduled repayment date of that original bullet loan tranche and, in respect of an original scheduled amortisation instalment, three months prior to the scheduled repayment date of that original scheduled amortisation instalment,

                                        and ending when Funding 2 has fully repaid that original bullet loan tranche or scheduled amortisation instalment, as applicable

CASH ACCUMULATION SHORTFALL             means at anytime, the amount that the cash accumulation ledger amount being less than the cash accumulation liability

CASH MANAGEMENT AGREEMENT               the cash management agreement entered into on the initial closing date, as amended from time to time, between the cash manager, the mortgages trustee,
                                        Funding 1, Funding 2 and the Funding security trustees, as described further in
                                        "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE, FUNDING 1 AND FUNDING 2" above

CASH MANAGER                            Halifax acting, pursuant to the cash management agreement, as agent for the mortgages trustee, Funding 2 and the Funding 2 security trustee, among others, to manage all cash transactions and maintain certain ledgers on behalf of the mortgages trustee, Funding 2 and the Funding 2 security trustee (among others)

CCA                                     the Consumer Credit Act 1974, as amended

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CASHBACK                                the agreement by the seller to pay an amount to the relevant borrower on the completion of the relevant loan

CLASS                                   any of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes

CLASS A NOTEHOLDERS                     the holders of the class A notes

CLASS A NOTES                           the notes of a series designated as such in the applicable prospectus supplement

CLASS B NOTEHOLDERS                     the holders of the class B notes

CLASS B NOTES                           the notes of a series designated as such in the applicable prospectus supplement

CLASS C NOTEHOLDERS                     the holders of the class C notes

CLASS C NOTES                           the notes of a series designated as such in the applicable prospectus supplement

CLASS D NOTEHOLDERS                     the holders of the class D notes

CLASS D NOTES                           the notes of a series designated as such in the applicable prospectus supplement

CLASS M NOTEHOLDERS                     the holders of the class M notes

CLASS M NOTES                           the notes of a series designated as such in the applicable prospectus supplement

CLEARING AGENCY                         an agency registered under the provisions of section 17A of the United States
                                        Securities Exchange Act of 1934, as amended

CLEARING CORPORATION                    a corporation within the meaning of the New York Uniform Commercial Code

CLEARSTREAM, LUXEMBOURG                 Clearstream Banking, societe anonyme

CML                                     Council of Mortgage Lenders

CODE                                    United States Internal Revenue Code of 1986, as amended

COLLECTION ACCOUNT                      the collection account in the name of the servicer which is from time to time used for the purpose of collecting, directly or indirectly, monies due in respect of the loans and/or the related security forming part of the trust property

COMMON DEPOSITARY                       Citibank, N.A.

CONTROLLING BENEFICIARY DEED            the controlling beneficiary deed entered into on the programme date, as amended from time to time, between (amongst others) Funding 1, Funding 2, the Funding security trustees, the note

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                                        trustee and the seller

CONTROLLING DIRECTIONS                  has the meaning given under "THE MORTGAGES TRUST - THE CONTROLLING BENEFICIARY
                                        DEED" above

CORE TERMS                              the terms which define the main subject matter of the contract

CORPORATE SERVICES AGREEMENT            an agreement entered into on the initial closing date, as amended from time to time, between (among others) Holdings, Funding 1, Funding 2, Halifax, the corporate services provider, the share trustee and the Funding 2 security trustee which governs the provision of corporate services by the corporate services provider to Funding 1, Funding 2 and Holdings

CORPORATE SERVICES PROVIDER             in respect of Funding 1, Funding 2, Holdings, the post-enforcement call option holder and PECOH Holdings, means Structured Finance Management Limited or such other person or persons for the time being acting as corporate services provider to (i) Funding 1, Funding 2 and Holdings under the corporate services agreement and (ii) the post-enforcement call option holder and PECOH Holdings under the post-enforcement call option holder corporate services agreement

CURRENT SELLER SHARE                    the amount of trust property beneficially owned by the seller from time to time, calculated in accordance with the mortgages trust deed

CRYSTALLISE                             when a floating charge becomes a fixed charge

DELAYED CASHBACK                        in relation to any loan, the agreement by the seller to pay an amount to the relevant borrower after a specified period of time following completion of the relevant loan

DETACHED                                a house not joined to another house

DETERMINATION DATE                      in respect of a series and class of notes, the date(s) specified as such in the applicable prospectus supplement

DILIGENCE                               the process (under Scots law) by which a creditor attaches the property of a debtor to implement or secure a court decree or judgment

DISTRIBUTION DATE                       the date which is two London business days after each calculation date, being the date that the mortgages trustee will distribute principal and revenue receipts to Funding 1, Funding 2 and the seller

DTC                                     The Depository Trust Company

DTI                                     the UK Department of Trade and Industry

EARLY REPAYMENT FEE                     any fee which a borrower is required to pay in the event that he or she is in default or his or her loan becomes repayable for any other mandatory reason or he or she repays all or any part of the

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                                        relevant loan before a specified date

ENGLISH LOAN                            a loan secured by an English mortgage

ENGLISH MORTGAGE                        a mortgage secured over a property in England or Wales

ENGLISH MORTGAGE CONDITIONS             the mortgage conditions applicable to English loans

ENTERPRISE ACT                          the Enterprise Act 2002

ERISA                                   the US Employee Retirement Income Security Act of 1974, as amended

EURIBOR                                 the Euro-Zone Interbank offered rate, and in the case of the US notes the
                                        Euro-Zone Interbank offered rate as determined by the agent bank in accordance with the paying agent and agent bank agreement


EUROCLEAR                               Euroclear Bank S.A./N.V.

EXCESS SWAP COLLATERAL                  an amount equal to the value of the collateral (or the applicable part of any collateral) provided by an issuing entity swap provider to the issuing entity in respect of that issuing entity swap provider's obligations to transfer collateral to the issuing entity under the relevant issuing entity swap agreement which is in excess of that issuing entity swap provider's liability under the relevant issuing entity swap agreement as at the date of termination of the relevant issuing entity swap agreement or which it is otherwise entitled to have returned to it under the terms of the relevant issuing entity swap agreement

EXCHANGE ACT                            The United States Exchange Act of 1934, as amended

FINAL MATURITY DATE                     in respect of a series and class of notes means the interest payment date falling in the month indicated for such class in the prospectus supplement

FINAL REPAYMENT DATE                    in relation to a loan tranche, the date specified as such in the related loan tranche supplement and prospectus supplement

FITCH                                   Fitch Ratings Ltd. and any successor to its ratings business

FIXED RATE NOTE                         a note, the interest basis of which is specified in the applicable prospectus supplement as being fixed rate

FIXED SECURITY                          a form of security which means that the chargor is not allowed to deal with the assets subject to the charge without the consent of the chargee

FLEXIBLE LOAN                           a type of loan product that typically incorporates features that give the borrower options to, among other things, make further drawings on the loan account and/or to overpay or underpay

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                                        interest and principal in a given month

FLOATING CHARGE                         a form of charge which is not attached to specific assets but which "floats"
                                        over a class of them and which allows the chargor to deal with those assets in the every day course of its business, up until the point that the floating security is enforced, at which point it crystallises into a fixed security

FLOATING RATE NOTE                      a note, the interest basis of which is specified in the applicable prospectus supplement as being floating rate

FSA                                     the Financial Services Authority

FSMA                                    the Financial Services and Markets Act 2000, as amended

FUNDING 1                               Permanent Funding (No. 1) Limited

FUNDING 1 AVAILABLE REVENUE RECEIPTS    the amount calculated by the cash manager four business days before each Funding
                                        1 interest payment date, which is calculated in a similar manner to Funding 2 available revenue receipts

FUNDING 1 CASH ACCUMULATION LEDGER      a ledger maintained by the cash manager to record the amount accumulated by
                                        Funding 1 from time to time to pay Funding 1's relevant accumulation amounts

FUNDING 1 DEED OF CHARGE                the deed of charge entered into on the initial closing date, as amended from time to time

FUNDING 1 GENERAL RESERVE FUND          at any time the amount standing to the credit of the Funding 1 general reserve ledger

FUNDING 1 GENERAL RESERVE FUND          the lesser of:
THRESHOLD
                                        (c)    the Funding 1 reserve required amount; and

                                        (e)    the highest amount which the adjusted Funding 1 general reserve fund level has been at since the first Funding 1 interest payment date upon which interest is due and payable in respect of term advances made upon or about the closing date relating to the then most recent issue of
                                               Funding 1 notes

FUNDING 1 GENERAL RESERVE LEDGER        the ledger maintained by the cash manager to record the amount credited to the
                                        Funding 1 general reserve fund from proceeds of any start-up loan made to
                                        Funding 1, and other withdrawals and deposits in respect of the Funding 1 general reserve fund

FUNDING 1 GIC ACCOUNT                   the account in the name of Funding 1 held at the account bank and maintained subject to the terms of (among others) the bank account agreement and the
                                        Funding 1 deed of charge, or such additional or replacement bank account as may for the time being be in place

FUNDING 1 INTERCOMPANY LOAN AGREEMENT   each intercompany loan agreement entered into or to be entered

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                                        into by Funding 1, the relevant Funding 1 issuing entity and the Funding 1 security trustee

FUNDING 1 INTERCOMPANY LOAN             the loan made available to Funding 1 pursuant to each Funding 1 intercompany loan agreement

FUNDING 1 INTEREST PAYMENT DATE         the 10th day of March, June, September and December in each year and in the case of certain Funding 1 notes, the 10th day of each consecutive month

FUNDING 1 INTEREST PERIOD               the period from (and including) the applicable Funding 1 interest payment date to (but excluding) the next following applicable interest payment date

FUNDING 1 ISSUING ENTITIES              each of Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC,
                                        Permanent Financing (No. 3) PLC, Permanent Financing (No. 4) PLC, Permanent
                                        Financing (No. 5) PLC, Permanent Financing (No. 6) PLC, Permanent Financing (No.
                                        7) PLC, Permanent Financing (No. 8) PLC, Permanent Financing (No. 9) PLC so long as each such entity has notes outstanding and any other issuing entities issuing notes and entering into intercompany loan arrangements with Funding 1 from time to time

FUNDING 1 ISSUING ENTITIES SECURITY     The Bank of New York
TRUSTEE

FUNDING 1 NOTES                         notes issued by Funding 1 issuing entities, the proceeds of which were advanced to Funding 1 pursuant to the Funding 1 intercompany loan agreements

FUNDING 1 NOTEHOLDERS                   the holders of the Funding 1 notes

FUNDING 1 NOTE TRUSTEES                 The Bank of New York

FUNDING 1 PRE-ENFORCEMENT REVENUE       the order in which, prior to enforcement of the security granted by Funding 1
PRIORITY OF PAYMENTS                    under the Funding 1 deed of charge, the cash manager will apply available revenue receipts of Funding 1 on each Funding 1 interest payment date

FUNDING 1 PRINCIPAL DEFICIENCY LEDGER   the ledger of such name maintained by the case manager, comprising various sub-ledgers and which records any deficiency of principal (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding
                                        1 available revenue receipts) in respect of payments due under a Funding 1 intercompany loan

FUNDING 1 RESERVE REQUIRED AMOUNT       An amount equal to (pound)545,000,000

FUNDING 1 REVENUE LEDGER                a ledger maintained by the cash manager to record all amounts received by
                                        Funding 1 from the mortgages trustee on each distribution date (other than principal receipts) together with interest received by Funding 1 on its authorised investments or

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                                        pursuant to the bank account agreement

FUNDING 1 SECURED CREDITORS             any entity (other than Funding 1) which is a party to the Funding 1 deed of charge and any other entity that accedes to the terms of the Funding 1 deed of charge from time to time

FUNDING 1 SECURITY TRUSTEE              The Bank of New York

FUNDING 1 SHARE                         the Funding 1 share of the trust property from time to time, as calculated on each calculation date

FUNDING 1 SHARE PERCENTAGE              the Funding 1 share percentage of the trust property from time to time as calculated on each calculation date

FUNDING 1 SWAP                          the swap documented under the Funding 1 swap agreement which enables Funding 1 to hedge against possible variance between the mortgages trustee variable base rate payable on the fixed rate loans and the rates of interest payable on tracker rate loans and a LIBOR-based rate for three-month sterling deposits

FUNDING 1 TRANSACTION DOCUMENTS         all documents relating, directly or indirectly, to the Funding 1 notes

FUNDING 2                               Permanent Funding (No. 2) Limited

FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS  has the meaning given to it under "CASHFLOWS - DISTRIBUTION OF FUNDING 2
                                        AVAILABLE PRINCIPAL RECEIPTS" above

FUNDING 2 AVAILABLE REVENUE RECEIPTS    has the meaning given to it under "CASHFLOWS - DEFINITION OF FUNDING 2 AVAILABLE
                                        REVENUE RECEIPTS" above

FUNDING 2 CASH ACCUMULATION LEDGER      a ledger maintained by the cash manager to record the amount accumulated by
                                        Funding 2 from time to time to pay the relevant accumulation amounts

FUNDING 2 DEED OF CHARGE                the deed of charge entered into on the programme date between Funding 2, the
                                        Funding 2 security trustee and the Funding 2 secured creditors on such date, as amended from time to time, including any deeds of accession or supplements thereto in connection with the issuance of a series

FUNDING 2 GENERAL RESERVE LEDGER        ledger maintained by the cash manager to record the amount credited to the
                                        Funding 2 general reserve fund from the proceeds of a portion of each Funding 2 start-up loan, and other withdrawals and deposits in respect of the Funding 2 general reserve fund

FUNDING 2 GENERAL RESERVE FUND          at any time the amount standing to the credit of the Funding 2 general reserve ledger at that time, which may be used in certain circumstances by Funding 2 to meet any deficit in revenue or to repay amounts of principal, as described further in "CREDIT STRUCTURE - FUNDING 2 GENERAL RESERVE FUND" above

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FUNDING 2 GENERAL RESERVE FUND          the lesser of:
THRESHOLD


                                        (f)    the Funding 2 reserve required amount; and

                                        (g)    the highest amount which the adjusted Funding 2 general reserve fund level has been at since the first Funding 2 interest payment date upon which interest is due and payable in respect of loan tranches made upon the relevant closing date relating to the most recent issue of notes

FUNDING 2 GIC ACCOUNT                   the account in the name of Funding 2 maintained with the account bank pursuant to the terms of the bank account agreement and the Funding 2 guaranteed investment contract or such additional or replacement account as may for the time being be in place

FUNDING 2 GIC PROVIDER                  Bank of Scotland

FUNDING 2 GUARANTEED INVESTMENT         the guaranteed investment contract entered into on the programme date between
CONTRACT                                Funding 2 and the Funding 2 GIC provider under which the Funding 2 GIC provider agrees to pay Funding 2 a guaranteed rate of interest on the balance of the
                                        Funding 2 GIC account, as described further in "CREDIT STRUCTURE - MORTGAGES
                                        TRUSTEE GIC ACCOUNT/FUNDING 2 GIC ACCOUNT" above

FUNDING 2 INTERCOMPANY LOAN             the loan made available to Funding 2 pursuant to each Funding 2 intercompany loan agreement, and includes (where the context requires) the master intercompany loan

FUNDING 2 INTERCOMPANY LOAN AGREEMENT   each intercompany loan agreement to be entered into by Funding 2, the relevant
                                        Funding 2 issuing entity and the Funding 2 security trustee, and includes (where the context requires) the master intercompany loan agreement

FUNDING 2 INTEREST PAYMENT DATE         in respect of a loan tranche the quarterly date specified in the loan tranche supplement for payment of interest and/or principal subject to the appropriate
                                        Business Day Convention, if any, specified in relation to a loan tranche in the applicable loan tranche supplement

FUNDING 2 ISSUING ENTITIES              (as the context may require) Permanent Master Issuer plc and/or any other issuing entities issuing notes and entering into intercompany loan agreements with Funding 2 from time to time

FUNDING 2 LIQUIDITY RESERVE FUND        a liquidity reserve fund established on the occurrence of certain ratings downgrades of the seller to meet interest and principal shortfalls (in limited circumstances) on the loan tranches

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FUNDING 2 LIQUIDITY RESERVE FUND        on any Funding 2 interest payment date, an amount equal to the excess (if any)
REQUIRED AMOUNT                         of 3 per cent. of the aggregate outstanding balance of the notes on that
                                        Funding 2 interest payment date (taking into account any principal repayments to be made by the issuing entity on that date) over the aggregate of amounts standing to the credit of the Funding 2 general reserve fund on that Funding 2 interest payment date (taking into account any amount credited to the Funding 2 general reserve ledger on that date)

FUNDING 2 LIQUIDITY RESERVE LEDGER      a ledger maintained by the cash manager to record the withdrawals and deposits in respect of the Funding 2 liquidity reserve fund


FUNDING 2 LIQUIDITY RESERVE PRINCIPAL   (i)    prior to the occurrence of a trigger event;
PAYMENT
                                               (a)    repayments of principal which are then due and payable in respect of the original bullet loan tranches; and

                                               (b)    repayments of principal in respect of original scheduled
                                                      amortisation loan tranches on their respective final repayment dates only; and

                                        (ii)   on or after the occurrence of a trigger event, repayments of principal in respect of original bullet loan tranches and original scheduled amortisation loan tranches on their respective final repayment dates only


FUNDING 2 POST-ENFORCEMENT PRIORITY     the order in which, following service of a master intercompany loan acceleration
OF PAYMENTS                             notice, the Funding 2 security trustee will apply the amounts received following service of a master intercompany loan acceleration notice, as set out in
                                        "CASHFLOWS - DISTRIBUTION OF FUNDING 2 PRINCIPAL RECEIPTS AND FUNDING 2 REVENUE
                                        RECEIPTS FOLLOWING MASTER INTERCOMPANY LOAN ACCELERATION" above

FUNDING 2 PRE-ENFORCEMENT PRINCIPAL     the order in which, prior to service of a master intercompany loan acceleration
PRIORITY OF PAYMENTS                    notice, the cash manager will apply the Funding 2 available principal receipts as set out in "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL
                                        RECEIPTS" above

FUNDING 2 PRE-ENFORCEMENT REVENUE       the order in which, before a master intercompany loan acceleration, the cash
PRIORITY OF PAYMENTS                    manager will apply the Funding 2 available revenue receipts as set out in
                                        "CASHFLOWS - DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS BEFORE MASTER
                                        INTERCOMPANY LOAN acceleration" above

FUNDING 2 PRINCIPAL DEFICIENCY LEDGER   the ledger of such name maintained by the cash manager, comprising on the programme date five sub-ledgers, the AAA

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                                        principal deficiency sub-ledger, the AA principal deficiency sub-ledger, the A principal deficiency sub-ledger, the BBB principal deficiency sub-ledger and the
                                        BB principal deficiency sub-ledger and which records any deficiency of principal
                                        (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding 2 available revenue receipts or to fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve fund required amount) in respect of payments due under the master intercompany loan agreement

FUNDING 2 PRINCIPAL LEDGER              a ledger maintained by the cash manager to record the amount of principal receipts received by Funding 2 from the mortgages trustee on each distribution date

FUNDING 2 PRINCIPAL RECEIPTS            the principal receipts paid by the mortgages trustee to Funding 2 on each distribution date

FUNDING 2 PRIORITY OF PAYMENTS          as the context requires, any of the Funding 2 pre-enforcement revenue priority of payments, the Funding 2 pre-enforcement principal priority of payments or the
                                        Funding 2 post-enforcement priority of payments

FUNDING 2 RESERVE FUNDS                 the Funding 2 general reserve fund and the Funding 2 liquidity reserve fund

FUNDING 2 RESERVE PRINCIPAL PAYMENT     (i)    prior to the occurrence of a trigger event;

                                               (a)    repayments of principal which are then due and payable in respect of the original bullet loan tranches; and

                                               (b)    repayments of principal in respect of original scheduled
                                                      amortisation loan tranches on their respective final repayment dates only;
                                                      and

                                        (ii)   on or after the occurrence of a trigger event, repayments of principal in respect of original bullet loan tranches and original scheduled amortisation loan tranches on their respective final repayment dates only

FUNDING 2 RESERVE REQUIRED AMOUNT       the amount specified in the most recent prospectus supplement

FUNDING 2 REVENUE LEDGER                Funding 2 from the mortgages trustee on each distribution date other than principal receipts, together with interest received by Funding 2 on its authorised investments or pursuant to the bank account agreement

FUNDING 2 SECURED CREDITORS             the Funding 2 security trustee, the Funding 2 swap provider, the cash manager, the account bank, the seller, the corporate services provider, each Funding 2 start-up loan provider, the Funding 2 GIC Provider, the issuing entity and any other entity that accedes to the terms of the Funding 2 deed of charge from time to time

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FUNDING 2 SECURITY                      the security created under the Funding 2 deed of charge

FUNDING 2 SECURITY TRUSTEE              The Bank of New York

FUNDING 2 SHARE                         the Funding 2 share of the trust property from time to time, as calculated on each calculation date

FUNDING 2 SHARE PERCENTAGE              the Funding 2 share percentage of the trust property from time to time as calculated on each calculation date

FUNDING 2 START-UP LOAN AGREEMENTS      the Funding 2 start-up loan agreement entered into on the programme date and any other Funding 2 start-up loan agreement entered into in connection with the issuance of a series

FUNDING 2 START-UP LOAN PROVIDER        Halifax plc, in its capacities as provider of each Funding 2 start-up loan and/or any other entity that provides a Funding 2 start-up loan to Funding 2 in the future

FUNDING 2 START-UP LOANS                each loan made by a Funding 2 start-up loan provider under a Funding 2 start-up loan agreement in connection with the issuance of a series

FUNDING 2 SWAP                          the swap documented under the Funding 2 swap agreement which enables Funding 2 to hedge against the possible variance between the mortgages trustee variable base rate payable on the variable rate loans, the fixed rates of interest payable on the fixed rate loans and the rates of interest payable on the tracker rate loans and a LIBOR-based rate for three-month sterling deposits, as described further in "THE SWAP AGREEMENTS - THE FUNDING 2 SWAP" above

FUNDING 2 SWAP AGREEMENT                the ISDA master agreement and schedule thereto entered into on the programme date between Funding 2, the Funding 2 swap provider and the Funding 2 security trustee and any confirmation documented thereunder from time to time between
                                        Funding 2, the Funding 2 swap provider and the Funding 2 security trustee (as each of the same may be amended, restated, novated or supplemented from time to time)

FUNDING 2 SWAP EXCLUDED TERMINATION     in relation to the Funding 2 swap agreement an amount equal to:
AMOUNT
                                        (a)    the amount of any termination payment due and payable to the Funding 2 swap provider as a result of a Funding 2 swap provider default or following a Funding 2 swap provider downgrade termination event;

                                        less

                                        (b)    the amount, if any, received by Funding 2 from a replacement swap provider upon entry by Funding 2 into an agreement with such replacement swap provider to replace the Funding 2 swap agreement which has

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                                               terminated as a result of such Funding 2 swap provider default or following the occurrence of such Funding 2 swap provider downgrade termination event

FUNDING 2 SWAP PROVIDER                 Halifax, pursuant to the Funding 2 swap agreement

FUNDING 2 SWAP PROVIDER DEFAULT

                                        the occurrence of an event of default (as defined in the Funding 2 swap agreement) where the Funding 2 swap provider is the defaulting party (as defined in the Funding 2 swap agreement)

FUNDING 2 SWAP PROVIDER DOWNGRADE       the occurrence of an additional termination event following the failure by the
TERMINATION EVENT                       Funding 2 swap provider to comply with the requirements of the ratings downgrade provisions set out in the Funding 2 swap agreement

FUNDING 2 TRANSACTION ACCOUNT           the account in the name of Funding 2 maintained with the account bank pursuant to the bank account agreement or such additional or replacement account as may for the time being be in place

FUNDING 2 TRANSACTION DOCUMENTS         the documents listed in paragraph (D) in "LISTING AND GENERAL INFORMATION" above and any additional documents entered into in connection therewith

FUNDING BENEFICIARY                     Funding 1 or Funding 2 (as the case may be)

FUNDING SECURITY TRUSTEES               the Funding 1 security trustee and the Funding 2 security trustee

FURTHER ADVANCE                         an advance made following a request from an existing borrower for a further amount to be lent to him or her under his or her mortgage, where Halifax has a discretion as to whether to accept that request

GLOBAL NOTES                            the notes in global form

HALIFAX                                 Halifax plc (see "HALIFAX PLC" above)

HALIFAX FLEXIBLE VARIABLE RATE          the variable rate applicable to flexible loans

HIGH LOAN-TO-VALUE FEE OR HIGH LTV FEE  a fee incurred by a borrower as a result of taking out a loan with an LTV ratio in excess of a certain percentage specified in the offer

HOLDINGS                                Permanent Holdings Limited

HVR 1                                   the variable mortgage rate set by the seller which applies to certain loans beneficially owned by the seller on the seller's residential mortgage book

HVR 2                                   the second variable base rate that was made available to borrowers between 1
                                        March 2001 and 31 January 2002

IN ARREARS                              in respect of a mortgage account, occurs when one or more monthly payments in respect of a mortgage account have become

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                                        due and unpaid by a borrower

INDUSTRY CPR                            a constant repayment rate which is calculated by dividing the amount of scheduled and unscheduled repayments of mortgages made by building societies in a quarter by the quarterly balance of mortgages outstanding for building societies in the United Kingdom

INITIAL CLOSING DATE                    14 June 2002

INITIAL LOANSb                          the loans sold by the seller to the mortgages trustee on the initial closing date pursuant to the terms of the mortgage sale agreement

INSOLVENCY ACT                          the Insolvency Act 1986 (as amended)

INSOLVENCY EVENT                        in respect of the seller, the servicer, the cash manager or the issuing entity cash manager (each, for the purposes of this definition, a RELEVANT ENTITY)
                                        means:

                                        (a)    an order is made or an effective resolution passed for the winding up of the relevant entity;

                                        (b)    the relevant entity ceases or threatens to cease to carry on its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(i)(a), (b), (c)
                                               or (d) of the Insolvency Act or becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amounts of its liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent; or

                                        (c)    proceedings (including, but not limited to, presentation of an application for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) are initiated against the relevant entity under any applicable liquidation, administration reorganisation (other than a reorganisation where the relevant entity is solvent) or other similar laws, save where such proceedings are being contested in good faith; or an administrative or other receiver, administrator or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the relevant entity or the appointment of an administrator takes effect; or a distress, execution or diligence or other process is enforced upon the whole or any substantial part of the undertaking or assets of the relevant entity and in any of the foregoing cases it is not discharged within 15 London business days; or if the relevant entity initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency,

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                                               reorganisation or other similar
                                               laws or makes a conveyance or assignment for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness

INTEREST COMMENCEMENT DATE              (a)    in relation to a series and class of notes, the relevant closing date of such notes or such other date as may be specified as such in the applicable prospectus supplement; and

                                        (b)    in respect of a loan tranche, the relevant closing date of the related series and class of notes or such other date as may be specified as such in the applicable loan tranche supplement INTEREST PAYMENT DATE in respect of a series and class of notes (other than money market notes), the quarterly interest payment dates and (in the case of the money market notes) the monthly interest payment dates, subject (in each case) to the terms and conditions of the notes

INTEREST PERIOD                         (a)    in relation to a series and class of notes (i) with respect to the first interest payment date, the period from (and including) the applicable interest commencement date to (but excluding) such first interest payment date, and (ii) thereafter, with respect to each interest payment date, the period from and including the preceding interest payment date to (but excluding) that interest payment date;

                                        (b)    in respect of a loan tranche, (i) with respect to the first Funding 2 interest payment date, the period from (and including) the applicable interest commencement date to (but excluding) such first Funding 2 interest payment date, and (ii) thereafter, the period from and including the preceding Funding 2 interest payment date to (but excluding) that
                                               Funding 2 interest payment date; and

                                        (c)    in respect of Funding 1, the period from (and including) a Funding 1 interest payment date (or, in respect of the first interest period, the relevant closing date) to (but excluding) the next following (or first)
                                               Funding 1 interest payment date

INVESTMENT PLAN                         in respect of an interest-only loan, a repayment mechanism selected by the borrower and intended to provide sufficient funds to redeem the full principal of a loan at maturity

ISA                                     an individual savings account within the Individual Savings Account Regulations
                                        1998 (as amended) and which shelters investments in the account from income tax and capital gains tax

ISSUING ENTITY                          Permanent Master Issuer PLC

ISSUING ENTITIES                        the issuing entity, the Funding 1 issuing entities and other

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                                        Funding 2 issuing entities (if applicable)

ISSUING ENTITY ACCOUNT BANK             Bank of Scotland

ISSUING ENTITY BANK ACCOUNTS            the issuing entity transaction account and any other account opened and maintained by the issuing entity from time to time with the issuing entity account bank pursuant to the transaction documents

ISSUING ENTITY BANK ACCOUNT AGREEMENT   the agreement to be entered into on the programme date between the issuing entity account bank, the issuing entity, the issuing entity cash manager and the issuing entity security trustee (as the same may be amended, restated, supplemented, replaced and/or novated from time to time) which governs the operation of issuing entity bank accounts

ISSUING ENTITY CASH MANAGEMENT          the issuing entity cash management agreement to be entered into on the programme
AGREEMENT                               date between the issuing entity cash manager, the issuing entity and the issuing entity security trustee (as the same may be amended, restated, novated, replaced or supplemented from time to time), as described further in "CASH MANAGEMENT FOR
                                        THE ISSUING ENTITY" above

ISSUING ENTITY CASH MANAGER             Halifax acting, pursuant to the issuing entity cash management agreement, as agent for the issuing entity and the issuing entity security trustee to manage all cash transactions and maintain certain ledgers on behalf of the issuing entity

ISSUING ENTITY CORPORATE SERVICES       an agreement to be entered into on the programme date between Holdings, the
AGREEMENT                               issuing entity, Halifax, the issuing entity corporate services provider, the share trustee, the note trustee and the issuing entity security trustee, which governs the provision of corporate services by the issuing entity corporate services provider to the issuing entity (as amended, restated, supplemented, replaced and/or novated from time to time)

ISSUING ENTITY CORPORATE SERVICES       means Structured Finance Management Limited or such other person or persons for
PROVIDER                                the time being acting as corporate services provider to the issuing entity under the issuing entity corporate services agreement

ISSUING ENTITY DEED OF CHARGE           the deed of charge entered into on the programme date between, among others, the issuing entity and the issuing entity security trustee, under which the issuing entity charges the issuing entity security in favour of the issuing entity security trustee for the benefit of the issuing entity secured creditors, as described further in "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS" above

ISSUING ENTITY EXPENSE LEDGER           a ledger which records payments of fees received from Funding 2 under the master intercompany loan agreement

ISSUING ENTITY POST-ENFORCEMENT         the order in which, following enforcement of the issuing entity security, the
PRIORITY OF PAYMENTS                    issuing entity security trustee will apply the

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                                        amounts received following enforcement of the issuing entity security, as set out in "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS" and "CASHFLOWS -
                                        DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AND ISSUING ENTITY REVENUE
                                        RECEIPTS FOLLOWING NOTE ACCELERATION AND MASTER INTERCOMPANY LOAN ACCELERATION"
                                        above

ISSUING ENTITY PRE-ENFORCEMENT          the order in which, prior to enforcement of the issuing entity security, the
PRINCIPAL PRIORITY OF PAYMENTS          issuing entity cash manager will apply the issuing entity principal receipts on each interest payment date, as set out in "CASHFLOWS - DISTRIBUTION OF ISSUING
                                        ENTITY PRINCIPAL RECEIPTS BEFORE NOTE ACCELERATION" above

ISSUING ENTITY PRE-ENFORCEMENT REVENUE  the order in which, prior to enforcement of the issuing entity security, the
PRIORITY OF PAYMENTS                    issuing entity cash manager will apply the issuing entity revenue receipts on each interest payment date, as set out in "CASHFLOWS - DISTRIBUTION OF ISSUING
                                        ENTITY REVENUE RECEIPTS BEFORE NOTE ACCELERATION" above

ISSUING ENTITY PRINCIPAL LEDGER         a ledger maintained by the issuing entity cash manager to record all Funding 2 available principal receipts received by the issuing entity from Funding 2 constituting principal repayments on a loan tranche

ISSUING ENTITY PRINCIPAL RECEIPTS       has the meaning given to it under "CASHFLOWS - DEFINITION OF ISSUING ENTITY
                                        PRINCIPAL RECEIPTS" above

ISSUING ENTITY PRIORITY OF PAYMENTS     the issuing entity pre-enforcement revenue priority of payments, the issuing entity pre-enforcement principal priority of payments or the issuing entity post-enforcement priority of payments, as the case may be

ISSUING ENTITY REVENUE LEDGER           a ledger maintained by the issuing entity cash manager to record issuing entity revenue receipts (excluding any fees to be paid by Funding 2 on each Funding 2 interest payment date under the terms of the master intercompany loan agreement which will be credited to the issuing entity expense ledger) received and paid out by the issuing entity

ISSUING ENTITY REVENUE RECEIPTS         an amount equal to the sum of:

                                        (a)    interest paid by Funding 2 on the relevant Funding 2 interest payment date in respect of the loan tranches under the master intercompany loan agreement;

                                        (b)    fees to be paid by Funding 2 on the relevant Funding 2 interest payment date under the terms of the master intercompany loan agreement;

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                                        (c)    interest payable on issuing entity bank accounts and authorised investments which will be received on or before the relevant interest payment date;

                                        (d)    other net income of issuing entity including amounts received or to be received under the issuing entity swap agreements on or before the relevant interest payment date (including any amounts received by issuing entity in consideration of it entering into a replacement issuing entity swap agreement but excluding (i) the return or transfer of any excess swap collateral as set out under any of the issuing entity swap agreements and (ii) in respect of each issuing entity swap provider, prior to the designation of an early termination date under the relevant issuing entity swap agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than excess swap collateral) provided by such issuing entity swap provider to issuing entity pursuant to the relevant issuing entity swap agreement (and any interest or distributions in respect thereof)); and

                                        (e)    any additional amount the issuing entity receives from any taxing authority on account of amounts paid to that taxing authority for and on account of tax by an issuing entity swap provider under an issuing entity swap agreement

ISSUING ENTITY SECURED CREDITORS        the issuing entity security trustee, noteholders, the issuing entity swap providers, the note trustee, the issuing entity account bank, the paying agents, the registrar, the transfer agent, the agent bank, the issuing entity corporate services provider, the issuing entity cash manager and any new issuing entity secured creditor who accedes to the issuing entity deed of charge from time to time under a deed of accession or a supplemental deed

ISSUING ENTITY SECURITY                 security created by the issuing entity pursuant to the issuing entity deed of charge in favour of the issuing entity secured creditors

ISSUING ENTITY SECURITY TRUSTEE         The Bank of New York

ISSUING ENTITY SWAP AGREEMENTS          in respect of a series and class of notes, the ISDA Master Agreement, schedules and confirmations relating to the relevant issuing entity swaps to be entered into on or before the relevant closing date in respect of such series between the issuing entity, the relevant issuing entity swap provider and the issuing entity security trustee (as amended, restated, supplemented, replaced and/or novated from time to time)

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ISSUING ENTITY SWAP EXCLUDED            in relation to an issuing entity swap agreement an amount equal to:
TERMINATION AMOUNT

                                        (a)    the amount of any termination payment due and payable to the relevant issuing entity swap provider as a result of an issuing entity swap provider default or following an issuing entity swap provider downgrade termination event, less

                                        (b)    the amount, if any, received by issuing entity from a replacement swap provider upon entry by issuing entity into an agreement with such replacement swap provider to replace such issuing entity swap agreement which has been terminated as a result of such issuing entity swap provider default or following the occurrence of such issuing entity swap provider downgrade termination event

ISSUING ENTITY SWAP PROVIDER            in respect of a series and class of notes, any swap  provider identified in the relevant prospectus supplement

ISSUING ENTITY SWAP PROVIDER DEFAULT    the occurrence of an event of default (as defined in the relevant issuing entity swap agreement) where the relevant issuing entity swap provider is the defaulting party (as defined in the relevant issuing entity swap agreement)

ISSUING ENTITY SWAP PROVIDER DOWNGRADE  the occurrence of an additional termination event following the failure by any
TERMINATION EVENT                       of the issuing entity swap providers to comply with the requirements of the ratings downgrade provisions set out in the relevant issuing entity swap agreement

ISSUING ENTITY SWAPS                    the issuing entity currency swaps entered into by the issuing entity from time to time which enable the issuing entity to receive and pay amounts under the master intercompany loan agreement in sterling and receive and pay amounts under notes of a series (other than sterling-denominated notes) in the specified currency, as identified in the relevant prospectus supplement

ISSUING ENTITY TRANSACTION ACCOUNT      the day to day bank account of the issuing entity, held with the issuing entity account bank as at the programme date pursuant to the terms of the issuing entity bank account agreement

LENDING CRITERIA                        the criteria applicable to the granting of an offer of a mortgage to a borrower, as may be amended from time to time and as further described in "THE LOANS -
                                        UNDERWRITING - LENDING CRITERIA" above

LIBOR                                   the London Interbank Offered Rate for deposits in the relevant currency, and in the case of the US notes, the London Interbank Offered Rate for deposits in the relevant currency as determined by the agent bank in accordance with the paying agent and agent bank agreement:

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LIQUIDITY RESERVE FUND RATING EVENT     the seller's long-term, unsecured, unsubordinated and unguaranteed debt obligations are rated below A3 by Moody's or A- by Fitch (unless the relevant rating agency confirms that its then current ratings of the notes will not be reduced, withdrawn or qualified as a consequence of such rating of the seller)

LOAN                                    each loan referenced by its loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies
                                        (including all further advances) due or owing with respect to that loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

LOAN TRANCHES                           the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches, being the advances made by the issuing entity to Funding 2 pursuant to the master intercompany loan agreement, each being funded from proceeds received by the issuing entity from the issue of a series and class of notes

LOAN TRANCHE SUPPLEMENT                 in relation to any loan tranche, the document between, amongst others, Funding 2 and the issuing entity recording the principal terms of such loan tranche

LONDON BUSINESS DAY                     a day (other than a Saturday or Sunday) on which banks are generally open for business in London

LONDON STOCK EXCHANGE                   the London Stock Exchange plc

LOSS AMOUNT                             the amount of any costs, expenses, losses or other claims suffered or incurred by, as applicable, the mortgages trustee and/or Funding 1 and/or Funding 2 in connection with any recovery of interest on the loans to which the seller, the mortgages trustee, Funding 1 or Funding 2 was not entitled or could not enforce as a result of any determination by any court or other competent authority or any ombudsman in respect of any loan and its related security that:

                                        o      any term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair;
                                               or

                                        o      the interest payable under any loan is to be set by reference to the
                                               Halifax variable base rate (and not that of the seller's successors or assigns or those deriving title from them); or

                                        o      the variable margin above the Bank of England repo rate under any tracker rate loan must be set by the seller; or

                                        o      the interest payable under any loan is to be set by

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                                               reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate

LOSSES                                  the realised losses experienced on the loans in the portfolio

LOSSES LEDGER                           the ledger of such name created and maintained by the cash manager pursuant to the cash management agreement to record the losses on the portfolio

LTV RATIO OR LOAN-TO-VALUE RATIO        the ratio of the outstanding balance of a loan to the value of the mortgaged property securing that loan

LTV TEST                                a test which assigns a credit enhancement value to each loan in the portfolio based on its current loan-to-value ratio and the amount of mortgage indemnity cover on that loan. The weighted average credit enhancement value for the portfolio is then determined

MASTER INTERCOMPANY LOAN                the loan made available to Funding 2 pursuant to the master intercompany loan agreement

MASTER DEFINITIONS AND CONSTRUCTION     together, the amended and restated master definitions and construction schedule
SCHEDULE                                and the master definitions and construction schedule signed on the programme date, as amended from time to time, containing definitions used in the global transaction documents

MASTER INTERCOMPANY LOAN ACCELERATION   an acceleration notice served by the Funding 2 security trustee on Funding 2
NOTICE                                  following a master intercompany loan event of default

MASTER INTERCOMPANY LOAN AGREEMENT      the master intercompany loan agreement entered into on the programme date between Funding 2, the issuing entity and the Funding 2 security trustee

MASTER INTERCOMPANY LOAN EVENT OF       an event of default under the master intercompany loan agreement
DEFAULT

MASTER INTERCOMPANY LOAN LEDGER         a ledger maintained by the cash manager on behalf of Funding 2 to record payments of interest and repayments of principal received on each of the loan tranches under the master intercompany loan agreement

MCOB                                    the FSA Mortgages: Conduct of Business Sourcebook

MIG POLICIES                            mortgage indemnity guarantee policies

MINIMUM SELLER SHARE                    an amount included in the current seller share which is calculated in accordance with the mortgages trust deed as further described under "THE MORTGAGES TRUST"
                                        above

MOODY'S                                 Moody's Investors Service Limited and any successor to its

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                                        ratings business

MONTHLY INTEREST PAYMENT DATE           means, in respect of any money market notes, each monthly date specified in the relevant prospectus supplement for the payment of interest and/or principal until the occurrence of a pass-through trigger event and, following such occurrence, the quarterly interest payment dates as specified in the relevant prospectus supplement for payment of interest and/or principal subject, in each case, to the appropriate Business Day Convention, if any, specified in the relevant prospectus supplement

MONEY MARKET NOTES                      has the meaning given to it under "SUMMARY OF THE NOTES - MONEY MARKET NOTES"
                                        above

MORTGAGE                                the legal charge or standard security securing a loan

MORTGAGE ACCOUNT                        all loans secured on the same property will be incorporated in the same mortgage account

MORTGAGE CONDITIONS                     the terms and conditions applicable to the loans as contained in the seller's
                                        MORTGAGE CONDITIONS booklets for England and Wales or Scotland applicable from time to time

MORTGAGE RELATED SECURITIES             as defined in the US Secondary Mortgage Markets Enhancement Act 1984, as amended

MORTGAGE SALE AGREEMENT                 the mortgage sale agreement entered into on the initial closing date, as amended from time to time, among the seller, the mortgages trustee, Funding 1, Funding 2 and the Funding security trustees in relation to the sale of loans to the mortgages trustee from time to time, as further described in "SALE OF THE LOANS
                                        AND THEIR RELATED SECURITY" above

MORTGAGE TERMS                          all the terms and conditions applicable to a loan, including without limitation the applicable mortgage conditions and offer conditions

MORTGAGES TRUST                         the bare trust of the trust property held by the mortgages trustee as to both capital and income on trust absolutely for Funding 1 (as to the Funding 1 share of the trust property), Funding 2 (as to the Funding 2 share of the trust property) and the seller (as to the seller share of the trust property), so that each has an undivided beneficial interest in the trust property

MORTGAGES TRUST AVAILABLE PRINCIPAL     the amount standing to the credit of the principal ledger on the relevant
RECEIPTS                                calculation date

MORTGAGES TRUST AVAILABLE REVENUE       an amount equal to:
RECEIPTS
                                        (a)    revenue receipts on the loans (but excluding principal receipts);

                                        (b)    plus interest payable to the mortgages trustee on the

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                                               mortgages trustee GIC account;

                                        (c)    less third party amounts

                                        as described further in "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY
                                        - REVENUE RECEIPTS" above

MORTGAGES TRUST DEED                    the mortgages trust deed dated 13 June 2002, as amended from time to time, between (among others) the mortgages trustee, Funding 1, Funding 2 and the seller as further described in "THE MORTGAGES TRUST" above

MORTGAGES TRUSTEE                       Permanent Mortgages Trustee Limited

MORTGAGES TRUSTEE CORPORATE SERVICES    the agreement entered into on the initial closing date between the mortgages
AGREEMENT                               trustee corporate services provider, the mortgages trustee, the Funding 1 security trustee and the Funding 2 security trustee, which governs the provision of corporate services by the corporate services provider to the mortgages trustee

MORTGAGES TRUSTEE CORPORATE SERVICES    SFM Offshore Limited or such other person or persons for the time being acting
PROVIDER                                as corporate services provider to the mortgages trustee under the mortgages trustee corporate services agreement

MORTGAGES TRUSTEE GIC ACCOUNT           the account in the name of the mortgages trustee maintained with the account bank pursuant to the terms of the bank account agreement and the mortgages trustee guaranteed investment contract or such additional or replacement account as may for the time being be in place

MORTGAGES TRUSTEE GIC PROVIDER          Bank of Scotland

MORTGAGES TRUSTEE GUARANTEED            the guaranteed investment contract entered into on the initial closing date
INVESTMENT CONTRACT                     between the mortgages trustee and the mortgages trustee GIC provider under which the mortgages trustee GIC provider agrees to pay the mortgages trustee a guaranteed rate of interest on the balance of the mortgages trustee GIC account
                                        (as the same may be amended, restated, varied or supplemented from time to time), as described further in "CREDIT STRUCTURE - MORTGAGES TRUSTEE GIC
                                        ACCOUNT/FUNDING 2 GIC ACCOUNT" above

MORTGAGES TRUSTEE VARIABLE BASE RATE    the variable base rates which apply to the variable rate loans in the portfolio as set, other than in limited circumstances, by the servicer, as described further in "THE SERVICING AGREEMENT" above

NEW LOANS                               loans which the seller may sell, from time to time after the programme date, to the mortgages trustee pursuant to the terms of the mortgage sale agreement

NEW YORK BUSINESS DAY                   a day (other than a Saturday or a Sunday) on which banks are generally open in the city of New York

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NON-ASSET TRIGGER EVENT                 the occurrence of any of the following on a calculation date:

                                        (a)    an insolvency event occurs in relation to the seller on or before that calculation date;

                                        (b)    the seller's role as servicer under the servicing agreement is terminated and a new servicer is not appointed within 30 days;

                                        (c)    as at the calculation date immediately preceding the relevant calculation date, the current seller share is less than the minimum seller share and this is not remedied by the relevant calculation date; or

                                        (d)    as at the calculation date immediately preceding the relevant calculation date, the aggregate outstanding principal balance of loans comprising the trust property is less than the required loan balance amount specified in the most recent prospectus supplement and this is not remedied by the relevant calculation date.

NORMAL CALCULATION DATE                 the first day (or, if not a London business day, the next succeeding London business day) of each month

NOTE ACCELERATION NOTICE                an acceleration notice served by the note trustee in relation to the enforcement of the issuing entity security following a note event of default

NOTE EVENT OF DEFAULT                   an event of default under the provisions of number 9 under "TERMS AND CONDITIONS
                                        OF THE US NOTES" above

NOTE PRINCIPAL PAYMENT                  the amount of each principal payment payable on each note

NOTE TRUSTEE                            The Bank of New York

NOTEHOLDERS                             the holders of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes of any series

NOTES                                   includes all of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes of any series

OFFER CONDITIONS                        the terms and conditions applicable to a specific loan as set out in the relevant offer letter to the borrower

OFT                                     Office of Fair Trading

ORIGINAL BULLET LOAN TRANCHE            a loan tranche which at any time has been a bullet loan tranche (even if such bullet loan tranche has subsequently become a pass-through loan tranche)

ORIGINAL PASS-THROUGH LOAN TRANCHE      a loan tranche which at the time it was advanced was a pass-through loan tranche

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ORIGINAL SCHEDULED AMORTISATION         that part of a loan tranche which at any time has been a scheduled amortisation
INSTALMENT                              instalment (even if that part of that loan tranche has subsequently become a pass-through loan tranche)

ORIGINAL SCHEDULED AMORTISATION LOAN    a loan tranche which at any time has been a scheduled amortisation loan tranche
TRANCHE                                 (even if such loan tranche has subsequently become a pass-through loan tranche)

OUTSTANDING AMOUNT                      following enforcement of a loan, the amount outstanding on the payment of that loan after deducting money received under the applicable mortgage indemnity guarantee policy

OVERPAYMENT                             a payment made by a borrower in an amount greater than the monthly payment then due on the loan

PASS-THROUGH LOAN TRANCHE               a loan tranche which has no scheduled repayment date other than the final repayment date, namely those loan tranches designated as 'pass-through' loan tranches in the relevant prospectus supplement

PASS-THROUGH NOTES                      any series and class of notes which has no specified redemption dates other than the final maturity date. In addition, on the occurrence of a pass-through trigger event or the step-up date (if any) in relation to any series and class of bullet redemption notes or scheduled redemption notes, such notes will be deemed to be pass-through notes

PASS-THROUGH REPAYMENT RESTRICTIONS     has the meaning given to it under "CASHFLOWS - DISTRIBUTION OF FUNDING 2
                                        AVAILABLE PRINCIPAL RECEIPTS - RULE (1) - REPAYMENT DEFERRALS" above

PASS-THROUGH TRIGGER EVENT              any of the following events:

                                        (h)    the occurrence of a trigger event;

                                        (j)    the service of a note acceleration notice by the note trustee on the issuing entity; or

                                        (k)    the service of a master intercompany loan acceleration notice by the
                                               Funding 2 security trustee on Funding 2

PAYING AGENT AND AGENT BANK AGREEMENT   the agreement to be entered into on the programme date which sets out the appointment of the paying agents, the registrar, the transfer agent and the agent bank for the notes (as amended, restated, supplemented, replaced and/or novated from time to time)

PAYING AGENTS                           the principal paying agent and the US paying agent

PAYMENT HOLIDAY                         a period during which a borrower may suspend payments under a loan without penalty

PECOH HOLDINGS                          Permanent PECOH Holdings Limited

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PERMITTED REDEMPTION DATES              in respect of a series and class of notes, the interest payment date specified in the prospectus supplement on which those notes may be redeemed by the issuing entity, subject to the terms and conditions of the notes

PORTFOLIO                               at any time the loans and their related security sold to the mortgages trustee and held by the mortgages trustee on trust for the beneficiaries

POST-ENFORCEMENT CALL OPTION            the call option granted to Permanent PECOH Limited in respect of the notes under the post-enforcement call option agreement

POST-ENFORCEMENT CALL OPTION AGREEMENT  the agreement to be entered into on the relevant closing date under which the note trustee agrees on behalf of the holders of the notes, that following enforcement of the issuing entity security, the post-enforcement call option holder may call for the notes (as amended, restated, supplemented, replaced and/or novated from time to time)

POST-ENFORCEMENT CALL OPTION HOLDER     Permanent PECOH Limited

POST-ENFORCEMENT CALL OPTION HOLDER     an agreement entered into between (among others) the post-enforcement call
CORPORATE SERVICES AGREEMENT            option holder, PECOH Holdings, the corporate services provider, the share trustee, Funding 1, Funding 2, the Funding 1 security trustee and the Funding 2 security trustee, as amended from time to time, which governs the provision of corporate services by the corporate services provider to the post-enforcement call option holder and PECOH Holdings

PRINCIPAL DEFICIENCY SUB-LEDGER         the AAA principal deficiency sub-ledger, the AA principal deficiency sub-ledger, the A principal deficiency sub-ledger, the BBB principal deficiency sub-ledger or the BB principal deficiency sub-ledger, as the case may be

PRINCIPAL LEDGER                        the ledger of such name maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record principal receipts on the loans and payments of principal from the mortgages trustee GIC account to Funding 1, Funding 2 and the seller on each distribution date.
                                        Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

PRINCIPAL PAYING AGENT                  Citibank, N.A.

PRINCIPAL RECEIPTS                      all principal amounts received from borrowers in respect of the loans or otherwise paid or recovered in respect of the loans and their related security representing monthly repayments of principal, prepayments of principal, redemption proceeds and amounts recovered on enforcement representing principal and prepayments on the loans made by borrowers (but excluding

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                                        principal received or treated as received in respect of a loan subsequent to the completion of enforcement procedures and certain early repayment fees)

PRODUCT SWITCH                          a variation to the financial terms and conditions of a loan other than:

                                        (l)    any variation agreed with a borrower to control or manage arrears on the loan;

                                        (m)    any variation to the interest rate as a result of borrowers switching to
                                               HVR 2;

                                        (n)    any variation in the maturity date of the loan unless, while any Funding
                                               1 intercompany loan is outstanding, it is extended beyond June 2040 and/or while any loan tranche under the master intercompany loan is outstanding, it is extended beyond the date specified in the accompanying prospectus supplement;

                                        (o)    any variation imposed by statute;

                                        (p)    any variation of the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the portfolio in any 3-month period; or

                                        (q)    any variation in the frequency with which the interest payable in respect of the loan is charged

PROGRAMME AGREEMENT                     the agreement entered into on or about the programme date, as amended from time to time, between, amongst others, the issuing entity, Funding 2 and the dealers named therein (or deemed named therein)

PROGRAMME DATE                          [o] 2006

PURPOSE-BUILT                           in respect of a residential dwelling, built or made for such a residential purpose (as opposed to converted)

QUARTERLY CPR                           on any date means the average of the three most recent CPRs, where CPR is, on any calculation date, the annualised principal repayment rate of all the loans comprised in the trust property during the previous calculation period calculated as follows:

                                        1 - ((1 - R) ^ 12)

                                        where R equals the result (expressed as a percentage) of the total principal receipts received during the period of one month ending on that calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the first day of that period

QUARTERLY INTEREST PAYMENT DATE         means, in respect of a series and class of notes (other than money

                                                          308


                                        market notes), each quarterly date specified in the relevant prospectus supplement for the payment of interest and/or principal subject to the appropriate Business Day Convention, if any, specified in the relevant prospectus supplement

RATING                                  rating assigned by the rating agencies to the notes

RATING AGENCIES                         each of Moody's, Standard & Poor's and Fitch and any further or replacement rating agency appointed by the issuing entity with the approval of the note trustee to give a credit rating to the notes of any series

REASONABLE, PRUDENT MORTGAGE LENDER     a reasonably prudent prime residential mortgage lender lending to borrowers in
                                        England, Wales and Scotland who generally satisfy the lending criteria of traditional sources of residential mortgage capital

RECEIVER                                a receiver appointed by the issuing entity security trustee or the Funding 2 security trustee (as applicable) pursuant to the issuing entity deed of charge or the Funding 2 deed of charge (as applicable)

REDEMPTION AMOUNT                       has the meaning given to it in number 5(G) under the "TERMS AND CONDITIONS OF
                                        THE US NOTES" above

REGISTRAR                               Citibank, N.A.

REGULATED MORTGAGE CONTRACT             has the meaning given to it under "RISK FACTORS - FAILURE BY THE SELLER OR ANY
                                        SERVICER TO HOLD RELEVANT AUTHORISATIONS AND PERMISSIONS UNDER FSMA IN RELATION
                                        TO REGULATED MORTGAGE CONTRACTS MAY HAVE AN ADVERSE EFFECT ON ENFORCEABILITY OF
                                        MORTGAGE CONTRACTS" above

REINSTATEMENT                           in relation to a property that has been damaged, repairing or rebuilding that property to the condition that it was in prior to the occurrence of the damage

RELATED SECURITY                        in relation to a loan, the security for the repayment of that loan including the relevant mortgage and all other matters applicable thereto acquired as part of the portfolio sold to the mortgages trustee

RELEVANT ACCUMULATION AMOUNT            the amount of funds to be accumulated over a cash accumulation period in order to repay a bullet loan tranche or a scheduled amortisation instalment on its scheduled repayment date whether or not actually repaid on that scheduled repayment date

RELEVANT CLOSING DATE                   in respect of a series and class of notes, the closing date specified in the relevant prospectus supplement

                                                          309




RELEVANT SHARE CALCULATION DATE         the calculation date at the start of the most recently completed calculation period

REPAYMENT TESTS                         Rules 1 and 2 under "CASHFLOWS--DISTRIBUTION OF FUNDING 2 AVAILABLE PRINCIPAL
                                        RECEIPTS" above

REVENUE LEDGER                          the ledger(s) of such name created and maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record revenue receipts on the loans and interest from the mortgages trustee GIC account and payments of revenue receipts from the mortgages trustee GIC account to Funding 1, Funding 2 and the seller on each distribution date. The revenue ledger and the principal ledger together reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

REVENUE RECEIPTS                        amounts received by the mortgages trustee in the mortgages trustee GIC account in respect of the loans other than principal receipts

SALE DATE                               the date on which any new loans are sold to the mortgages trustee in accordance with clause 4 of the mortgage sale agreement

SCHEDULED AMORTISATION INSTALMENT       in respect of each loan tranche that is a scheduled amortisation loan tranche and in respect of the corresponding series and class of scheduled redemption notes, the instalment amounts specified as applying to such loan tranche and related series and class of notes in the prospectus supplement

SCHEDULED AMORTISATION LOAN TRANCHE     any loan tranche that is scheduled to be repaid in more than one instalment on more than one Funding 2 interest payment date, namely those loan tranches designated as a "scheduled amortisation" loan tranches in the relevant prospectus supplement

SCHEDULED AMORTISATION REPAYMENT        has the meaning given to it under "CASHFLOWS - DISTRIBUTION OF FUNDING 2
RESTRICTIONS                            AVAILABLE PRINCIPAL RECEIPTS - RULE 1 - REPAYMENT DEFERRALS" above

SCHEDULED AMORTISATION TERM ADVANCE     any term advance that is scheduled to be repaid in instalments on more than one
                                        Funding 1 interest payment date, namely those term advances of any Funding 1 issuing entity designated as a "scheduled amortisation" term advance

SCHEDULED REDEMPTION DATES              in respect of a series and class of notes, the interest payment date, if any, specified in the prospectus supplement, for the payment of principal, subject to the terms and conditions of the notes

SCHEDULED REDEMPTION NOTES              any series and class of notes scheduled to be repaid in full in two or more instalments on scheduled redemption dates. Scheduled

                                                          310


                                        redemption notes will be deemed to be pass-through notes in certain circumstances

SCHEDULED REPAYMENT DATES               in respect of a loan tranche, the Funding 2 interest payment date(s) specified in the prospectus supplement, for the repayment of principal

SCOTTISH DECLARATIONS OF TRUST          the declarations of trust granted and to be granted by the seller in favour of the mortgages trustee pursuant to the mortgage sale agreement transferring the beneficial interest in Scottish loans to the mortgages trustee

SCOTTISH LOAN                           a loan secured by a Scottish mortgage

SCOTTISH MORTGAGE                       a mortgage secured over a property in Scotland

SCOTTISH MORTGAGE CONDITIONS            the mortgage conditions applicable to Scottish loans

SEC                                     The United States Securities and Exchange Commission

SECURITIES ACT                          United States Securities Act of 1933, as amended

SELLER                                  Halifax

SELLER'S POLICY                         the originating, underwriting, administration, arrears and enforcement policy applied by the seller from time to time to loans and their related security owned solely by the seller

SELLER RATING DOWNGRADE                 means the seller's long-term, unsecured, unsubordinated and unguaranteed debt obligations are rated below A3 by Moody's or A- by Fitch (unless the relevant rating agency confirms that its then current ratings of the notes will not be reduced, withdrawn or qualified as a consequence of such rating of the seller)

SELLER SHARE                            the seller share of the trust property from time to time as calculated on each calculation date

SELLER SHARE PERCENTAGE                 the seller share percentage of the trust property from time to time as calculated on each calculation date

SEMI-DETACHED                           a house joined to another house on one side only

SERIES LEDGERS                          ledgers maintained by the issuing entity cash manager to record payments of interest and repayments of principal on each series and class of notes

SERVICER                                Halifax or such other person as may from time to time be appointed as servicer of the portfolio pursuant to the servicing agreement

SERVICING AGREEMENT                     the agreement entered into on the initial closing date (as amended, restated, supplemented, replaced and/or novated from time to time) between the servicer, the mortgages trustee, the seller, the Funding security trustees, Funding 1 and
                                        Funding 2

                                                           311



                                        under which the servicer agrees to administer the loans and their related security comprised in the portfolio, as described further in "THE SERVICING
                                        AGREEMENT" above

SHORTFALL
                                        (d)    in the case of Funding 2, the deficiency of Funding 2 available revenue receipts on a Funding 2 interest payment date over the amounts due by
                                               Funding 2 under the Funding 2 pre-enforcement revenue priority of payments; and

                                        (i)    in the case of Funding 1, the deficiency of Funding 1 available revenue receipts on a Funding 1 interest payment date over the amounts due by
                                               Funding 1 under the Funding 1 pre-enforcement revenue priority of payments

SPONSOR                                 Halifax

STANDARD & POOR'S OR S&P                Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
                                        and any successor to its ratings business

ST ANDREW'S INSURANCE                   St Andrew's Insurance plc, a non-life insurance company incorporated on 15
                                        September 2003, whose office is at St Andrew's House, Portsmouth Road, Esher,
                                        Surrey

STEP-UP DATE                            (i) in relation to a loan tranche, the Funding 2 interest payment date on which the interest rate on the relevant loan tranche under the master intercompany loan agreement increases by a pre-determined amount, (ii) in relation to the notes, the interest payment date on which the interest rate on the relevant notes increases by a pre-determined amount as specified in the applicable prospectus supplement and (iii) in relation to the Funding 1 notes, the Funding
                                        1 interest payment date on which the interest rate on the relevant Funding 1 notes increases by a pre-determined amount

SUB-CLASS                               any sub-class of a series and class of notes

SUBSCRIPTION AGREEMENT                  an agreement supplemental to the programme agreement in or substantially in the form set out in the programme agreement or such other form as may be agreed between the issuing entity and the dealers

SWAP EARLY TERMINATION EVENT            a circumstance in which a swap agreement can be terminated prior to its scheduled termination date

SWAP AGREEMENTS                         the Funding 2 swap agreement and the issuing entity swap agreements and a SWAP
                                        AGREEMENT means any one of them

SWAP PROVIDERS                          the Funding 2 swap provider and the issuing entity swap

                                                          312


                                        providers and a SWAP PROVIDER means any one of them

TARGET BUSINESS DAY                     a day on which the Trans-European Automated Real-time Gross settlement Express
                                        Transfer (TARGET) System is open

TERM ADVANCE                            the term AAA advances, the term AA advances, the term A advances and the term
                                        BBB advances being advances made by a Funding 1 issuing entity pursuant to the
                                        Funding 1 intercompany loan agreement, each being funded from proceeds received by the relevant Funding 1 issuing entity from the issuance of Funding 1 notes

TERM A ADVANCE                          any term advance made by a Funding issuing entity to Funding 1 and designated a term A advance

TERM AA ADVANCE                         any term advance made by a Funding issuing entity to Funding 1 and designated a term AA advance

TERM AAA ADVANCE                        any term advance made by a Funding issuing entity to Funding 1 and designated a term AAA advance

TERM BBB ADVANCE                        any term advance made by a Funding issuing entity to Funding 1 and designated a term BBB advance

TERRACED                                a house in a row of houses built in one block in a uniform style

THIRD PARTY AMOUNTS                     includes:

                                        (a)    amounts under a direct debit which are repaid to the bank making the payment if such bank is unable to recoup that amount itself from its customer's account;

                                        (b)    payments by borrowers of any fees and other charges which are due to the seller; or

                                        (c)    recoveries in respect of amounts deducted from loans as described in paragraphs (1) to (4) in "THE MORTGAGES TRUST - FUNDING 2 SHARE OF TRUST
                                               PROPERTY" above, which shall belong to and be paid to Funding 1 and/or
                                               Funding 2 and/or the seller as described therein

TRACKER RATE                            the rate of interest applicable to a tracker rate loan (before applying any cap or minimum rate)

TRACKER RATE LOAN                       a loan where interest is linked to a variable interest rate other than the variable base rates. The rate on tracker rate loans is currently set at a margin by reference to rates set by the Bank of England

TRANSACTION DOCUMENTS                   the Funding 1 transaction documents and the Funding 2 transaction documents

TRANSFER AGENT                          Citibank, N.A.

                                                          313




TRIGGER EVENT                           an asset trigger event and/or a non-asset trigger event

TRUST DEED                              the principal agreement to be entered into on the programme date governing the notes, as further described in "DESCRIPTION OF THE TRUST DEED" above

TRUST PROPERTY                          includes:

                                        (a)    the sum of (pound)100 settled by SFM Offshore Limited on trust on the date of the mortgages trust deed;

                                        (b)    the portfolio of loans and their related security sold to the mortgages trustee by the seller at their relevant sale dates;

                                        (c)    any new loans and their related security sold to the mortgages trustee by the seller after the programme date;

                                        (d)    any increase in the outstanding principal balance of a loan due to a borrower taking payment holidays or making underpayments under a loan or a borrower making a drawing under any flexible loan;

                                        (e)    any interest and principal paid by borrowers on their loans;

                                        (f)    any other amounts received under the loans and related security
                                               (excluding third party amounts);

                                        (g)    rights under the insurance policies that are assigned to the mortgages trustee or which the mortgages trustee has the benefit of; and

                                        (h)    amounts on deposit and interest earned on such amounts in the mortgages trustee GIC account;

                                        less

                                        (i)    any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "THE
                                               MORTGAGES TRUST - FUNDING 2 SHARE OF TRUST PROPERTY" above; and

                                        (j)    distributions of principal made from time to time to the beneficiaries of the mortgages trust

UK LISTING AUTHORITY                    the FSA in its capacity as competent authority under Part VI of the FSMA

UNDERPAYMENT                            a payment made by a borrower in an amount less than the monthly payment then due on the loan being a sum not exceeding the aggregate of any previous overpayments, other than in relation to flexible loans where an UNDERPAYMENT has the meaning given to it in "THE LOANS - CHARACTERISTICS OF THE

                                                          314


                                        LOANS - FLEXIBLE LOANS" above

UNDERWRITERS                            the underwriters for the US notes specified in the prospectus supplement relating to any series and class of notes offered thereunder

UNDERWRITING AGREEMENT                  the agreement relating to the sale of any series or class of US notes among the issuing entity and the underwriters designated therein

UNITED STATES HOLDER                    a beneficial owner of US notes who is for US federal income tax purposes:

                                        (a)    a citizen or resident of the United States;

                                        (b)    a corporation (or other entity treated as a corporation) or partnership created or organised in or under the laws of the United States or any state thereof (including the District of Columbia);

                                        (c)    any estate, the income of which is subject to US federal income tax regardless of the source of its income; or

                                        (d)    any trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust; and (ii) one or more US persons have the authority to control all substantial decisions of the trust

US NOTES                                each series and class of notes which are registered with the SEC under the
                                        Securities Act

US PAYING AGENT                         Citibank, N.A.

UTCCR                                   the Unfair Terms in Consumer Contracts Regulations 1999 as amended together with
                                        (insofar as applicable) the Unfair Terms in Consumer Contracts Regulations 1994

VALUATION                               a methodology for determining the value of a property which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE
                                        SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER" above)

VALUATION FEE                           a fee incurred by borrowers as a result of the seller or servicer obtaining a valuation of the property

VARIABLE BASE RATES                     HVR 1, HVR 2 or the mortgages trustee variable base rate, as applicable

VARIABLE MORTGAGE RATE                  the rate of interest which determines the amount of interest payable each month on a variable rate loan

VARIABLE RATE LOAN                      a loan where the interest rate payable by the borrower varies in accordance with a specified variable mortgage rate

                                                          315



VAT                                     value added tax

WITHHOLDING TAX                         a tax levied under UK law, as further described in "UNITED KINGDOM TAXATION -
                                        PAYMENT OF INTEREST ON THE NOTES" above


                            INDEX OF PRINCIPAL TERMS


$..............................................................................9
(pound)........................................................................9
(euro).........................................................................9
1970 Act.....................................................................248
1999 Regulations..............................................................66
accrual period...............................................................223
Act..........................................................................251
annualised CPR...............................................................177
anticipated cash accumulation period....................................135, 177 asset trigger event...........................................................27
Banking Act..................................................................267
banking organisation.........................................................214
Basel II Framework............................................................73
basic terms modification.....................................................240
bullet accumulation liability................................................177 bullet accumulation shortfall................................................177 bullet loan tranche......................................................35, 148
bullet redemption notes.......................................................24
calculation agent............................................................224
calculation date.........................................................33, 129
calculation period...........................................................129
calculation period Funding 2 amount..........................................198 calculation period swap provider amount......................................198 capitalised interest.........................................................143
capped loan tranches.........................................................179
cash accumulation advance....................................................135
cash accumulation ledger amount..............................................177 cash accumulation liability..................................................177
cash accumulation loan tranches..............................................135 cash accumulation period.....................................................136
cash accumulation requirement................................................137
cash accumulation shortfall..................................................177
cash manager..................................................................18
cashback......................................................................96
CCA 2006......................................................................62
CFC..........................................................................256
class A note event of default................................................233 class B note event of default................................................235 class C note event of default................................................236 class D note event of default................................................236 class M note event of default................................................235 clearing agency..............................................................214
clearing corporation.........................................................214
Clearstream, Luxembourg......................................................212
CML...........................................................................64
CML Code......................................................................64
Code.........................................................................253
collection account............................................................33
controlling beneficiary deed.................................................144
Controlling direction........................................................144
core terms...................................................................66
day count fraction.....................................................223, 225
DDR..........................................................................93
deferred consideration......................................................169
deferred tax................................................................256
definitive notes............................................................216
depositor.....................................................................9
designated maturity.........................................................224
disqualified persons........................................................259
distribution date.......................................................33, 130
dollars.......................................................................9
Dutch residents.............................................................267
employee benefit plans......................................................259
equity interest.............................................................260
ERISA.......................................................................259
ERISA Plans.................................................................259
EU Savings Directive........................................................252
euro..........................................................................9
Euro..........................................................................9
Euroclear...................................................................212
Euroclear co-operative......................................................215
Exchange Act................................................................214
extraordinary resolution....................................................240
Financial Services Act......................................................267
flexible draw capacity......................................................133
flexible loans...............................................................98
floating charge.............................................................152
floating rate...............................................................224
floating rate option........................................................224
FSA...........................................................................1
FSMA.........................................................................63
full repayment amount.......................................................181
Funding 1.................................................................9, 17
Funding 1 share.............................................................132
Funding 1 share percentage..................................................132
Funding 2..............................................................1, 9, 17
Funding 2 available principal receipts......................................173
Funding 2 available revenue receipts....................................27, 166
Funding 2 cash accumulation ledger..........................................137
Funding 2 general reserve fund...............................................27
Funding 2 GIC account.......................................................194
Funding 2 liquidity reserve fund.............................................27
Funding 2 liquidity reserve fund required amount............................195
Funding 2 liquidity reserve principal payments..............................195
Funding 2 pre-enforcement revenue priority of payments......................167
Funding 2 principal funds...................................................178
Funding 2 principal ledger..................................................173
Funding 2 principal receipts.................................................27
Funding 2 reserve principal payments........................................191
Funding 2 reserve required amount...........................................191
Funding 2 security..........................................................151
Funding 2 share.............................................................130
Funding 2 share percentage..................................................130
Funding 2 start-up loan.....................................................195

Funding 2 start-up loan provider.............................................195
Funding 2 swap provider..................................................18, 197
Funding beneficiaries.........................................................45
Funding beneficiary..........................................................144
Funding security trustee.....................................................144
Funding security trustees.....................................................45
Halifax.......................................................................78
Halifax plc...................................................................16
HBOS..........................................................................78
HBOSTS........................................................................79
Holdings..................................................................15, 81
HPP...........................................................................93
HVR 1.........................................................................94
HVR 2.........................................................................94
IFRS..........................................................................69
in arrears...................................................................110
Insolvency Act................................................................71
interest amount..............................................................225
IRS......................................................................69, 253
ISDA definitions.............................................................224
ISDA rate....................................................................224
issuing entity................................................................17
issuing entity bank accounts.................................................208 issuing entity cash manager..............................................18, 207 issuing entity expense ledger................................................207 issuing entity post-enforcement priority of payments.........................186 issuing entity pre-enforcement principal priority of payments................182 issuing entity pre-enforcement revenue priority of payments..................170 issuing entity principal ledger..............................................182 issuing entity principal receipts............................................181 issuing entity revenue ledger................................................170
Issuing entity revenue receipts..............................................169 issuing entity transaction account...........................................208 issuing entity we..............................................................9
landlord.....................................................................100
London Stock Exchange..........................................................1
loss amount..................................................................134
mark to market election......................................................256
master intercompany loan event of default...............................142, 149
MCOB..........................................................................64
minimum seller share.........................................................132
Money market notes............................................................25
monthly CPR..................................................................137
Mortgage Conditions..........................................................305
mortgages trust...............................................................16
Mortgages trust available principal receipts.................................139 mortgages trustee..........................................................1, 17
mortgages trustee GIC account.................................................33
N(M)..........................................................................63
new Funding beneficiary.......................................................45
new GAAP......................................................................69
non-asset trigger event..................................................28, 138
non-responsive rating agency.................................................245
Non-United States holder.....................................................254
normal calculation date......................................................129
note principal payment.......................................................228
notes.........................................................................10
Official List................................................................275
OFT...........................................................................61
OID..........................................................................254
OID regulations..............................................................254
parties in interest..........................................................259
pass-through loan tranche................................................35, 148
pass-through repayment restrictions..........................................177
PECOH Holdings................................................................16
PFIC.........................................................................256
Plan Asset Regulation........................................................260
Plans........................................................................259
PMPs.........................................................................267
portfolio.....................................................................11
post enforcement call option.................................................238 pounds.........................................................................9
PRC..........................................................................269
previous Funding 1 issuing entities............................................9 product period................................................................94
professional market parties..................................................267 programme.....................................................................27
programme date................................................................27
programme resolution.........................................................241
prospectus.....................................................................9
Prospectus Directive.........................................................275
prospectus supplement..........................................................9
PTCE.........................................................................259
publicly-offered security....................................................260
QEF election.................................................................256
qualified professional asset manager.........................................259 record date..................................................................232
Reg S global notes...........................................................212
regulated mortgage contract...................................................63
related security..............................................................11
relevant accumulation amount............................................135, 178 relevant calculation date....................................................130 relevant entity..............................................................297
relevant share calculation date..............................................130 repayment requirement........................................................137
resale share.................................................................100
reset date...................................................................224
resolution...................................................................240
Royal & Sun Alliance.........................................................106
RTB disposal period..........................................................100
sale date....................................................................120
scheduled amortisation instalment.......................................137, 148 scheduled amortisation instalments............................................35 scheduled amortisation loan tranche......................................35, 148 scheduled repayment date.....................................................135 scheduled repayment dates.....................................................35
SEC............................................................................9
Securities Act................................................................10

Securities and Exchange Law..................................................269
seller.................................................................9, 11, 17
servicer......................................................................17
servicer termination event..............................................115, 116
SFA..........................................................................269
sponsor.......................................................................17
start-up loan provider........................................................18
step-up date.................................................................229
sterling.......................................................................9
substantial equity features..................................................260
swap agreement...............................................................314
swap early termination event.................................................200 swap provider................................................................315
the series loan tranche A....................................................178
third party amounts..........................................................133
TMPP.........................................................................106
trigger event............................................................28, 138
trust deed...................................................................210
trust property................................................................11
UK Listing Authority......................................................1, 275
Unfair Practices Directive....................................................67
United States holder.........................................................253
us.............................................................................9
US Connected Holder..........................................................257
US dollars.....................................................................9
US global notes..............................................................212
US notes......................................................................10
US tax counsel...............................................................253
US$............................................................................9
UTCCR.........................................................................66
variable base rate............................................................94
VAT..........................................................................135
WAFF.........................................................................120
WALS.........................................................................120
you............................................................................9
zero coupon notes.............................................................24
.................................................................................

             ISSUING ENTITY                                DEPOSITOR
     Permanent Master Issuer PLC               Permanent Funding (No. 2) Limited
 35 GREAT ST. HELEN'S LONDON EC3A 6AP                   BLACKWELL HOUSE
                                                        GUILDHALL YARD
                                                        LONDON EC2V 5AE


                                    SERVICER
                                  Halifax plc
                                  TRINITY ROAD
                                    HALIFAX
                                 WEST YORKSHIRE
                                    HX1 2RG


   AGENT BANK, PRINCIPAL PAYING                         US PAYING AGENT
AGENT, REGISTRAR AND TRANSFER AGENT                      Citibank, N.A.
         Citibank, N.A.                                   14TH FLOOR
        Citigroup Centre                             388 GREENWICH STREET
         Canada Square                             NEW YORK, NEW YORK 10013
         Canary Wharf
        London E14 5LB


                                  NOTE TRUSTEE
                              The Bank of New York
                               ONE CANADA SQUARE
                                LONDON E14 5AL


                 FUNDING 2 AND ISSUING ENTITY SECURITY TRUSTEE
                              The Bank of New York
                               ONE CANADA SQUARE
                                LONDON E14 5AL


      LEGAL ADVISERS TO                    LEGAL ADVISERS TO THE ISSUING ENTITY
      THE UNDERWRITERS                               AND THE SERVICER
AS TO ENGLISH LAW AND US LAW                  AS TO ENGLISH LAW AND US LAW
       Sidley Austin                                Allen & Overy LLP
     WOOLGATE EXCHANGE                               ONE NEW CHANGE
    25 BASINGHALL STREET                             LONDON EC4M 9QQ
      LONDON EC2V 5HA

      AS TO SCOTS LAW                               AS TO SCOTS LAW
      Tods Murray LLP                             Shepherd + Wedderburn
      EDINBURGH QUAY                                 SALTIRE COURT
    133 FOUNTAINBRIDGE                             20 CASTLE TERRACE
     EDINBURGH EH3 9AG                               EDINBURGH EH1 2ET

 LEGAL ADVISERS TO THE MORTGAGES          LEGAL ADVISERS TO THE NOTE TRUSTEE AND
          TRUSTEE                           THE FUNDING 2 AND ISSUING ENTITY
    AS TO JERSEY LAW                                SECURITY TRUSTEE
   Mourant du Feu & Jeune                       AS TO ENGLISH LAW AND US LAW
    22 GRENVILLE STREET                              Clifford Chance
 ST. HELIER, JERSEY JE4 8PX                        10 UPPER BANK STREET
                                                      LONDON E14 5JJ

                    AUDITORS OF ISSUING ENTITY AND FUNDING 2
                                 KPMG Audit plc
                               8 SALISBURY SQUARE
                                LONDON EC4Y 8BB

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Following are the estimated expenses(1) (expressed in US dollars based on an exchange rate of US$1.00=GB(pound)0.5311), other than underwriting discounts and commissions, to be incurred in connection with the offering and distribution of the securities being registered under this registration statement:

Securities and Exchange Commission registration fee..............       $642,000
Printing and engraving expenses..................................       $150,000
Legal fees and expenses..........................................     $2,100,000
Accounting fees and expenses.....................................       $190,000
Trustee's fees and expenses......................................       $110,000
Rating agency fees...............................................     $1,200,000
Miscellaneous....................................................       $100,000
Total............................................................     $4,492,000
                                                                     ===========

--------------------
(1) All amounts except the SEC registration fee are estimates.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

PERMANENT FUNDING (NO. 2) LIMITED ("FUNDING 2")

    Subject to the provisions of the United Kingdom Companies Act 1985, the laws which govern the organization of Funding 2 provide for every director or other officer or auditor of Funding 2 to be indemnified out of the assets of Funding 2 against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding 2.


ITEM 16.    EXHIBITS

EXHIBIT NO.  DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------

1.1          Form of Underwriting Agreement
3.1.1        Memorandum and Articles of Association of Permanent Master Issuer plc
3.1.2        Memorandum and Articles of Association of Permanent Funding (No. 2) Limited
4.1.1        Form of Master Intercompany Loan Agreement
4.1.2        Form of Loan Tranche Supplement (included as Schedule 3 in Exhibit 4.1.1)
4.2.1        Form of Mortgages Trust Deed
4.2.2        Form of Controlling Beneficiary Deed
4.3.1        Form of Amended and Restated Mortgage Sale Agreement
4.3.2        Form of Scottish Declaration and Trust (included as Schedule 15 in Exhibit
             4.3.1)
4.4.1        Form of Issuer Deed of Charge
4.4.2        Form of Deed of Accession to Issuer Deed of Charge (included as
             Schedule 2 in Exhibit 4.4.1)
4.5.1        Form of Funding 2 Deed of Charge
4.5.2        Form of Deed of Accession to Funding 2 Deed of Charge (included as Schedule
             2 in Exhibit 4.5.1)
4.6.1        Form of Trust Deed
4.6.2        Form of Terms and Conditions of the Notes (included as Schedule 3 to
             Exhibit 4.6.1)

4.7          Form of Paying Agent and Agent Bank Agreement
4.8          Form of Amended and Restated Cash Management Agreement
4.9          Form of Issuer Cash Management Agreement
4.10         Form of Servicing Agreement
4.11         Form of Post-Enforcement Call Option Agreement
4.12         Form of Bank Account Agreement
4.13         Form of Issuer Bank Account Agreement
4.14         Form of Seller Mortgages Trust Assignment Agreement
5.1          Form of Opinion of Allen & Overy LLP as to legality
8.1          Form of Opinion of Allen & Overy LLP as to U.S. tax matters
8.2          Form of Opinion of Allen & Overy LLP as to U.K. tax matters
10.1         Form of Funding 2 Guaranteed Investment Contract
10.2         Form of Funding 2 Swap Agreement
10.3         Form of Master Issuer Dollar Currency Swap Agreement
10.4         Form of Master Issuer Euro Currency Swap Agreement
10.5         Form of Funding 2 Start-up Loan Agreement
10.6         Form of Amended and Restated Master Definitions and Construction Schedule
10.7         Form of Issuer Definitions and Construction Schedule
10.8         Form of Corporate Services Agreement
10.9         Form of Issuer Corporate Services Agreement
10.10        Form of Amended and Restated Mortgages Trustee GIC
23.1         Consent of Allen & Overy LLP (included in Exhibits 5.1, 8.1 and 8.2)
25.1         Statement of Eligibility of Trustee (Form T-1)


ITEM 17.    UNDERTAKINGS

     A.   As to Rule 415: The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               Provided, however, that:

               (A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

               (B) Provided further, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to
               Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for the purpose of determining liability under the Securities Act to any purchaser:

               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

                  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                    (ii) Any free writing prospectus relating to the offering
                         prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                    (iii) The portion of any other free writing prospectus
                         relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                    (iv) Any other communication that is an offer in the
                         offering made by the undersigned registrant to the purchaser.

     B. As to filings incorporating subsequent Exchange Act documents by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing, if any, of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D.   As to Rule 430A: The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
          Section 305(b)(2) of the Act.

     F.   As to Regulation AB:

          The undersigned registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulations S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

          (3) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                 SIGNATURES OF PERMANENT FUNDING (NO. 2) LIMITED

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on September 21, 2006.
..


PERMANENT FUNDING (NO. 2) LIMITED
By: /s/ Claudia Wallace
    ------------------------------------
Name:          SFM Directors Limited by its
               authorized person

               Claudia Wallace for and on
               its behalf

Title:         Director

       Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated below.

PERMANENT FUNDING (NO. 2) LIMITED

SIGNATURE                           TITLE                          DATE
----------------------------------  -----------------------------  ------------

By: /s/ Claudia Wallace
    -------------------------------
Name:     SFM Directors Limited by
          its authorized person

          Claudia Wallace Director
          for and on its behalf




By: /s/ Jonathan Keighley
    -------------------------------
Name:     SFM Directors (No. 2)
          Limited by its authorized
          person

          Jonathan Keighley Director
          for and on its behalf



By: /s/ David Balai
          ____________________      Director
Name:    David Balai
                                    (Principal financial officer, Principal
                                    executive officer and Principal
                                    accounting officer)

                    SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                        PERMANENT FUNDING (NO. 2) LIMITED

      Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Funding (No. 2) Limited, has signed this registration statement or amendment thereto in New York, New York on September 21, 2006.


By:  /s/ Donald J. Puglisi
     ----------------------------------------------------

Name:   Donald J. Puglisi
        -------------------------------------------------

Office: Authorized Representative in the United States
        -------------------------------------------------